As filed with the Securities and Exchange Commission on January 20, 2005

Registration No. 333-121416

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Pre-effective

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

V.I. TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	11-3238476
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John R. Barr

President and Chief Executive Officer

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

William T. Whelan, Esq.	Samuel K. Ackerman, M.D.	Adam Salassi, Esq.
Megan N. Gates, Esq.	Panacos Pharmaceuticals, Inc.	Christian E. Plaza, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	209 Perry Parkway	Darren K. DeStefano, Esq.
	Gaithersburg, Maryland 20877	Cooley Godward LLP
One Financial Center	(240) 631-1395	One Freedom Square
Boston, MA 02111		11951 Freedom Drive
(617) 542-6000		Reston, VA 20190
(703) 456-8000

Approximate Date of Commencement of Proposed Sale to the Public:    As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Panacos Pharmaceuticals, Inc. with and into the Registrant as described in the Agreement and Plan of Merger dated as of June 2, 2004, as amended.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[PRELIMINARY DRAFT DATED JANUARY 20, 2005, SUBJECT TO COMPLETION]

The information in this Joint Proxy Statement - Prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Joint Proxy Statement - Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

V.I. Technologies, Inc.	Panacos Pharmaceuticals, Inc.
134 Coolidge Avenue	209 Perry Parkway
Watertown, Massachusetts 02472	Gaithersburg, MD 20877
(617) 926-1551	(240) 631-1395

REVISED MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of V.I. Technologies, Inc., or VITEX, and Panacos Pharmaceuticals, Inc., or Panacos, have agreed to a merger of VITEX and Panacos. We believe the combined company will be able to create substantially more stockholder value than could be achieved by the companies individually. We entered into amendments to the merger agreement relating to the merger on November 5, 2004, November 28, 2004 and December 8, 2004, and this document describes the terms of the merger agreement as amended. Please disregard the description of the merger agreement included in the Joint Proxy Statement - Prospectus dated July 13, 2004, because this document supercedes the July 13 document.

If the merger is completed, at the effective time of the merger, holders of Panacos common and preferred stock will receive 6.75275 shares of VITEX common stock for each share of Panacos stock then held by them. VITEX stockholders will continue to own their existing shares after the merger. VITEX common stock is currently listed on the Nasdaq National Market under the symbol “VITX.”

The shares of VITEX common stock to be issued to Panacos stockholders at the effective time of the merger will represent approximately 80% of the outstanding shares of VITEX common stock after the merger, and VITEX shares held by VITEX stockholders before the merger will represent approximately 20% of the outstanding VITEX shares at the effective time of the merger. These percentages are based on shares outstanding at January 20, 2005.

We are asking stockholders of VITEX to approve the merger agreement, the merger, the issuance of shares of VITEX common stock and related matters, the adoption of a supplemental equity compensation plan, and an increase in the number of authorized shares of VITEX common stock.

We are also asking stockholders of VITEX to approve the terms of a financing agreement with a group of investors led by Great Point Partners, LLC, under which VITEX will receive up to $20 million in order to finance the business of the combined company through the sale of VITEX common stock and warrants in a private transaction.

Lastly, we are asking stockholders of VITEX to approve a reverse stock split, as required by the terms of the Great Point Partners, LLC financing.

We are asking stockholders of Panacos to approve the merger agreement and the merger. We cannot complete the merger unless stockholders of both companies approve it.

This Joint Proxy Statement - Prospectus provides you with detailed information concerning VITEX, Panacos, the merger, the private placement and the reverse split of VITEX common stock. Please give all of the information contained in the Joint Proxy Statement - Prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled “Risk Factors” beginning on page I-19 of this Joint Proxy Statement - Prospectus.

The dates, times and places of the meetings are:

For VITEX stockholders:

                    , 2005

10:00 a.m., Eastern Time

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

For Panacos stockholders:

                    , 2005

10:00 a.m., Eastern Time

Cooley Godward LLP

11951 Freedom Drive

Reston, Virginia 20190

/s/ JOHN R. BARR	/s/ SAMUEL K. ACKERMAN, M.D.
John R. Barr	Samuel K. Ackerman, M.D.
President and Chief Executive Officer	Chairman and Interim Chief Executive Officer
V.I. Technologies, Inc.	Panacos Pharmaceuticals, Inc.

Joint Proxy Statement - Prospectus dated                     , 2005 and to be mailed on or around                     , 2005.

This Joint Proxy Statement - Prospectus is accompanied by a copy of VITEX’s Annual Report on Form 10-K for its fiscal year ended December 27, 2003, as amended, and by its Quarterly Report on Form 10-Q for its fiscal quarter ended September 25, 2004.

In addition to these documents, VITEX has incorporated by reference into this Joint Proxy Statement - Prospectus other important information about VITEX from documents filed with the SEC that are not included in or delivered with this Joint Proxy Statement - Prospectus. VITEX will provide you with copies of this information, free of charge, upon request to:

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attention: John R. Barr

Telephone: (617) 926-1551

In order to receive timely delivery of the documents before the VITEX special meeting, you should make your request no later than                     , 2005.

Please also see “Where You Can Find More Information” on page VIII-1.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the VITEX stock to be issued under this Joint Proxy Statement - Prospectus or determined if this Joint Proxy Statement - Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, Massachusetts 02472

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF V.I. TECHNOLOGIES, INC.

TO BE HELD ON                     , 2005

To the Stockholders of V.I. Technologies, Inc.:

A special meeting of V.I. Technologies, Inc., or VITEX, will be held on                     , 2005, at 10:00 a.m., Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, as amended as of November 5, 2004, November 28, 2004 and December 8, 2004, by and among VITEX, Panacos Pharmaceuticals, Inc., and certain stockholders of Panacos; the merger; and the related issuance of an aggregate of approximately 227,500,000 shares of VITEX Common Stock, as described in the attached Joint Proxy Statement - Prospectus;

2.	To adopt the Supplemental Equity Compensation Plan as described in the attached Joint Proxy Statement - Prospectus;

3.	To approve an amendment to VITEX’s Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 shares to 550,000,000 shares, which represents an additional 475,000,000 shares, as described in the attached Joint Proxy Statement - Prospectus;

4.	To approve the Securities Purchase Agreement, dated as of December 9, 2004, by and among VITEX and the purchasers identified on the signature pages thereto, and the related issuance of an aggregate of $20,000,000 worth of shares of common stock and warrants to purchase shares of common stock, as described in the attached Joint Proxy Statement - Prospectus;

5.	To approve an amendment to VITEX’s Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio within the range of 1:5 to 1:20, as required by the terms of the Securities Purchase Agreement and at such ratio to be determined by the Board of Directors of VITEX, as described in the attached Joint Proxy Statement - Prospectus; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record on                     , 2005 may vote at the meeting. Only stockholders or their proxy holders and VITEX guests may attend the meeting. A list of stockholders entitled to vote will be kept at the offices of VITEX, 134 Coolidge Avenue, Watertown, Massachusetts for ten days before the meeting.

If Item 1, the merger, or Item 4, the private placement, do not receive the necessary votes for approval, only Item 5, the reverse stock split, will be implemented by VITEX, if approved by the stockholders.

Your vote is important. You are urged to attend the special meeting in person, but if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed, or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We encourage you to vote electronically if you have that option.

/s/ JOHN R. BARR
John R. Barr
President

, 2005

Panacos Pharmaceuticals, Inc.

209 Perry Parkway

Gaithersburg, Maryland 20877

(240) 631-1395

NOTICE OF SPECIAL MEETING OF PANACOS PHARMACEUTICALS, INC.

TO BE HELD ON                     , 2005

To the Stockholders of Panacos Pharmaceuticals, Inc.:

A special meeting of stockholders of Panacos Pharmaceuticals, Inc. will be held on                     , 2005, at 10:00 a.m., Eastern Time, at the offices of Cooley Godward LLP, 11951 Freedom Drive, Reston, Virginia, for the following purposes:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 2, 2004, as amended as of November 5, 2004, November 28, 2004 and December 8, 2004, among Panacos, V.I. Technologies, Inc. and certain stockholders of Panacos, and the merger, as described in the attached Joint Proxy Statement - Prospectus; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Holders of record of Panacos common stock and of Panacos preferred stock at the close of business on                     , 2005 will be entitled to vote at the Panacos meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at Panacos Pharmaceuticals, Inc., 209 Perry Parkway, Gaithersburg, MD 20877, for ten days before the meeting.

Please do not send any certificates for your stock at this time.

/s/ DONALD A. ZELM
Donald A. Zelm
Secretary

, 2005

Your vote is important. Whether or not you plan to attend the Panacos meeting, please complete, date and return your proxy in the enclosed envelope promptly.

i

DESCRIPTION OF VITEX CAPITAL STOCK	V-5
Authorized Capital Stock	V-5
VITEX Common Stock	V-5
VITEX Preferred Stock	V-5
Stock Purchase Warrants	V-6
Anti-Takeover Measures	V-6
Transfer Agent	V-7
Nasdaq National Market Listing	V-7
TRADEMARK MATTERS	V-7
LEGAL MATTERS	V-7
EXPERTS	V-7
CHAPTER SIX—VITEX SPECIAL MEETING PROPOSALS	VI-1

ITEM 1—VITEX MERGER PROPOSAL	VI-1
ITEM 2—ADOPTION OF SUPPLEMENTAL EQUITY COMPENSATION PLAN	VI-1
Approval of Supplemental Equity Compensation Plan	VI-1
General	VI-1
Federal Income Tax Consequences Relating to New Plan Options	VI-2
Votes Required to Approve the Adoption of the New Plan	VI-2
ITEM 3—AMENDMENT OF VITEX’S CERTIFICATE OF INCORPORATION	VI-3
Votes Required to Approve the Amendment of VITEX’s Certificate of Incorporation	VI-3
ITEM 4—SECURITIES PURCHASE AGREEMENT	VI-4
ITEM 5—VITEX’S REVERSE STOCK SPLIT	VI-4
General	VI-4
Purpose	VI-4
Nasdaq Requirements for Listing on the Nasdaq National Market	VI-4
Potential Increased Investor Interest	VI-5
There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of VITEX’s common stock.	VI-5
Principal Effects of the Reverse Stock Split	VI-6
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates	VI-6
Fractional Shares	VI-7
Accounting Matters	VI-7
Potential Anti-Takeover Effect	VI-7
No Dissenter’s Rights	VI-8
Federal Income Tax Consequences of the Reverse Stock Split	VI-8
Vote Required; Recommendation of Board of Directors	VI-8
CHAPTER SEVEN—PANACOS SPECIAL MEETING PROPOSAL	VII-1

ITEM 1—PANACOS MERGER PROPOSAL	VII-1
CHAPTER EIGHT—ADDITIONAL INFORMATION FOR STOCKHOLDERS	VIII-1

FUTURE STOCKHOLDER PROPOSALS	VIII-1
WHERE YOU CAN FIND MORE INFORMATION	VIII-1

INDEX TO FINANCIAL STATEMENTS	VIII-3

AUDITED FINANCIAL STATEMENTS	F-1

INDEX TO PANACOS AUDITED FINANCIAL STATEMENTS	F-2

INDEX TO PANACOS UNAUDITED 2004 THIRD QUARTER FINANCIAL STATEMENTS	F-19

CHAPTER ONE—THE MERGER AND THE FINANCING

QUESTIONS AND ANSWERS ABOUT THE AMENDED MERGER AGREEMENT,

THE FINANCING AND THE STOCKHOLDER MEETINGS

Q: When and where are the stockholder meetings?

A: The VITEX meeting will take place on                     , 2005 at 10:00 a.m., Eastern Time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in Boston, Massachusetts. The address of the meeting is on page II-1.

The Panacos meeting will take place on                     , 2005 at 10:00 a.m., Eastern Time, at the offices of Cooley Godward LLP in Reston, Virginia. The address of the meeting is on page II-1.

Q: How many shares of VITEX common stock will the Panacos stockholders receive in the merger?

A: Panacos stockholders will receive 6.75275 shares of VITEX Common Stock for each share of Panacos stock held by them at the effective time of the merger for an aggregate of approximately 227,500,000 shares of VITEX common stock.

Q: Why was the merger agreement amended to provide for that number of shares to be issued to Panacos stockholders?

A: The Boards of Directors of both VITEX and Panacos carefully considered developments in the businesses of each company since the merger agreement was signed in determining to amend the merger agreement. As announced on November 23, 2004, VITEX has temporarily suspended enrollment in the ongoing Phase III surgical study for the INACTINE™ pathogen inactivation system for red blood cells. The decision to suspend enrollment was made following the appearance in the blood of antibodies, or proteins that appear in response to foreign material in the body, also known as an immune response, relating to INACTINE™-treated red cells in one patient in the study during ongoing testing to determine whether the subjects enrolled in the trial had experienced an immune response. Although no clinical consequences of the immune response are apparent based on review of available data, additional patients will not be enrolled pending full evaluation. VITEX has notified the FDA that it has suspended enrollment in the study and that it intends to continue discussions with the FDA regarding conditions under which the trial might be continued while the Company is completing its review of all relevant data. The future development plan for VITEX’s INACTINE™-treated red cell program has become highly uncertain since the date of the merger agreement.

In addition, on November 23, 2004, Panacos announced positive preliminary results from a proof-of-principle Phase I/II clinical trial, a clinical trial designed to test whether a drug reduces the concentration of HIV in patients’ blood when administered to HIV-infected patients, of its lead HIV drug candidate, PA-457. A reduction in the level of virus in the blood, known as the viral load, of up to approximately 0.7 log10 or 80%, was seen in patients receiving the higher dose levels. PA-457 is the first in a new class of oral HIV drugs discovered by Panacos scientists that inhibit the last stage of the virus life cycle, virus maturation. It is designed to combat drug resistance, which occurs in up to two-thirds of treated HIV patients and is the leading cause of HIV treatment failure. Panacos recently initiated a multiple dose Phase IIa study in HIV-infected patients. Institutional Review Board (IRB) and other approvals have been received and the study is open for enrollment. An IRB is a committee established by an institution conducting clinical trials to review clinical research plans that have been proposed to be conducted at the site. The IRB typically reviews the design of clinical studies and all relevant materials to be shared with subjects to ensure that there is adequate protection for the safety of participants in the study. Panacos plans to complete dosing of all patients and report preliminary data during the first half of 2005. The study is being performed at several sites in the United States and is designed to demonstrate the antiviral potency of PA-457 following once-daily oral dosing of PA-457 for 10 days in HIV-infected patients who are not taking other drugs that reduce the concentration of HIV in the blood, known as antiretroviral drugs.

In light of these developments, the Boards of Directors of VITEX and Panacos determined that it was appropriate to amend the terms of the merger agreement to more accurately reflect the relative valuations of the two companies.

Q: What are the terms of the Securities Purchase Agreement?

A: Under the Securities Purchase Agreement, VITEX will issue $20,000,000 worth of shares of its common stock, at a per share price equal to the lower of (i) $0.20 per share and (ii) a 10-day average of the stock price prior to closing, and warrants to purchase 0.45 times the number of shares of its common stock issued in the financing, exercisable for a five-year period from the date of issuance at a price of $0.24 per share, to a group of investors led by Great Point Partners, LLC, including Ampersand and A.M. Pappas, existing investors in VITEX and Panacos. The closing of the financing is conditioned on the closing of the merger between VITEX and Panacos and on the implementation of a reverse stock split on the terms described herein.

Q: How do I vote?

A: You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxy holders if a proposal comes up for a vote at the special meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	if you are a VITEX stockholder, to approve the VITEX merger proposal and the merger agreement, to approve the adoption of the Supplemental Equity Compensation Plan (sometimes referred to herein as the New Plan), to approve the amendment of VITEX’s certificate of incorporation, to approve the Securities Purchase Agreement, to approve the reverse stock split, and to approve any proposal by the VITEX Board to adjourn the meeting;

•	if you are a Panacos stockholder, to approve the adoption of the merger agreement and the merger, and to approve any proposal by the Panacos Board to adjourn the meeting; and

•	according to the best judgment of the proxy holders if a proposal comes up for a vote at the special meeting that is not on the proxy card.

If you are a stockholder of record of VITEX, you may also vote by telephone at the toll-free number 1-800-PROXIES or by the Internet at www.voteproxy.com. If you are a beneficial owner of VITEX, you may be able to vote electronically as well, if your proxy card or voting instruction form so indicates. See the instructions on your proxy card or voting instruction form. You are strongly encouraged to vote electronically if you are given that option.

Q.: If I voted on the merger agreement before it was amended, based on the proxy statement dated July 13, 2004, do I need to vote again?

A. YES. The Company may not use any of the votes that were submitted based on the proxy statement dated July 13, 2004, because of the subsequent revisions to the terms of the merger and the additional matters which we are asking you to vote on at this meeting. Accordingly, please return a new proxy card, or vote again by telephone or by Internet, if you have that option, even if you previously submitted a vote on the merger agreement before it was amended.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy or proxy card to your company’s Secretary before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company’s Secretary at the address under “The Companies” on page I-4. If you voted by the Internet or telephone, you can submit a later vote using those same methods.

Q: If my VITEX shares are held in “street name” by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote them on the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares.

If you are a VITEX stockholder and do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at the VITEX meeting and vote in favor of the merger.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send Panacos stockholders written instructions for exchanging their stock certificates. VITEX stockholders will keep their existing certificates.

Q: What happens to my future dividends?

A: We expect no changes in VITEX’s or Panacos’ dividend policies before the merger. The payment of dividends by VITEX in the future will depend on business conditions, VITEX’s financial condition and earnings, and other factors. Neither VITEX nor Panacos has paid dividends in the past and VITEX does not anticipate paying dividends to stockholders in the foreseeable future.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as possible. We hope to complete the merger by February 15, 2005.

Q: Who do I call if I have questions about the meetings or the merger?

A: VITEX stockholders may call VITEX Investor Relations at (617) 926-1551. Panacos stockholders may call Mr. Donald Zelm, Chief Financial Officer of Panacos, at (240) 631-1395 x 215.

Q. How many authorized but unissued shares of VITEX common stock will exist after the closings of the merger, the financing, and the other matters to be voted on at the matters to be voted on at the meeting?

A. Following the closing of the merger, the financing, and the reverse stock split, and the increase in the authorized shares of VITEX common stock from 75,000,000 to 550,000,000, we anticipate that there will be approximately 474,000,000 shares of authorized but unissued shares of VITEX common stock, assuming a reverse stock split in the ratio of 1:5, or approximately 531,000,000 shares of authorized but unissued shares of VITEX common stock, assuming a reverse stock split in the ratio of 1:20.

SUMMARY

This summary highlights selected information from this Joint Proxy Statement - Prospectus and may not contain all of the information that is important to you. To understand the merger and the financing fully and for a more complete description of the legal terms of the merger and the financing, you should read this document and the documents we have referred you to carefully. See “Chapter Eight—Additional Information for Stockholders—Where You Can Find More Information.”

The Companies

V.I. Technologies, Inc. (see Chapter Three)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

VITEX’s principal business is the development of novel anti-infective technologies. VITEX has designed its proprietary INACTINETM Pathogen Reduction System for red cells to inactivate a wide range of viruses, bacteria, parasites and lymphocytes from red blood cells. The INACTINETM system has also demonstrated in research studies high efficiency in removing prion proteins, a substance found in the body which in an abnormal form is thought to cause certain diseases, including mad cow and related diseases.

Panacos Pharmaceuticals, Inc. (see Chapter Four)

209 Perry Parkway

Gaithersburg, Maryland 20877

(240) 631-1395

Panacos’ principal business involves the discovery and development of small molecule, orally available drugs for the treatment of HIV and other major human viral diseases. Panacos’ proprietary discovery technologies focus on novel targets in the virus life cycle, including virus fusion and virus maturation, the first and last steps of viral infection. Panacos recently initiated Phase II clinical testing of PA-457, the first in a new class of oral HIV drugs that inhibit virus maturation, a new drug target discovered by Panacos.

Reasons for the Merger

We believe the merger combines complementary technologies and scientific and product development expertise into a single company focused on products for serious infections. As a result, we believe the merger will create substantial long-term value for the stockholders of both companies. Of course, these benefits depend on our ability to obtain the necessary approvals for the merger, to complete the financing with Great Point Partners, LLC, to integrate the businesses of VITEX and Panacos successfully after the merger, and on other uncertainties described starting on page I-19.

To review the reasons for the merger in greater detail, see pages I-34 through I-48.

Reasons for the Amendments to the Merger Agreement

On June 3, 2004, VITEX announced the signing of the definitive merger agreement with Panacos. Under the terms of that agreement, VITEX would issue 25 million shares of its common stock at closing and an additional 20 million shares upon reaching certain clinical milestones — 5 million shares upon achieving the clinical endpoints in the Phase 1b study of PA-457 and 15 million shares upon successful completion of a Phase 2a study. The number of shares to be issued by VITEX could be increased to ensure that Panacos shareholders received a minimum of $30 million in value with the issuance of the first 30 million shares. Upon successful completion of a Phase 2a study, Panacos shareholders would own approximately 45% of the combined company, before the effect of any shares issued in any financing.

On November 8, 2004, VITEX announced an amendment to the terms of the merger agreement with Panacos. Under the terms of the first amendment, VITEX would issue approximately 54.5 million shares at closing and an additional 30.5 million shares upon the successful completion of the Phase 2a study. As a result of the first amendment to the merger agreement, Panacos shareholders would own approximately 60% of the combined company following completion of a successful Phase 2a trial and before the effect of any shares issued in any financing. Prior to the first amendment, VITEX had announced that during ongoing discussions with the FDA, and as a result of the antibody response observed in the Phase III chronic study that was halted in November 2003, the FDA was likely to require additional clinical trials prior to licensing the INACTINE pathogen reduction system for red blood cells for use in acute transfusions. The FDA also had indicated that VITEX would need to develop a control system to ensure that recipients of a transfusion of INACTINE red cells did not receive a subsequent transfusion of INACTINE red cells. These requirements would likely lead to an increase in the investment required to commercialize the INACTINE system and likely delay the commercial launch of the product. In addition, since June 3, 2004, PA-457 had made continued progress in the clinic. The promising results of PA-457, including earlier than anticipated data on reduction in viral concentrations in the blood of HIV infected patients, combined with the potential for delay in the clinical development program for the INACTINE system, higher uncertainty of approval for an acute only indication for the INACTINE system, the likely need for more significant investment in the INACTINE program and potential for delays in commercialization of the INACTINE system resulted in a change in the relative value of the two companies as indicated in the adjusted terms.

On November 29, 2004, VITEX announced a second amendment to the merger with Panacos. Under the second amendment, VITEX agreed to issue 227 million shares of VITEX common stock at the closing. As a result of the second amendment to the merger agreement, Panacos shareholders would own approximately 80.6% of the combined company before the effect of shares issued in any financing. Prior to the second amendment, VITEX had announced that it had temporarily suspended enrollment in its Phase III surgical study for the INACTINE pathogen reduction system for red blood cells following identification of an immune response to INACTINE-treated red cells in one patient in the study. VITEX had also announced that the timing and conditions, if any, under which the FDA might allow VITEX to resume the Phase III trial continued to be uncertain. VITEX had previously disclosed the likely need for supplemental clinical trials, development of a control system and other FDA concerns that had been expressed in licensing the system for use in acute transfusions. In addition, since the date of the first amendment to the merger agreement, Panacos announced the successful completion of a Phase I/II study of PA-457 which essentially provided proof of principle for the drug that was initially anticipated to be accomplished in the Phase 2a study. Again, developments in the clinical results and regulatory status of the two companies’ respective products prompted the parties to further review the relative value of the two companies in the merger and to make further adjustments in the consideration payable by VITEX to the Panacos shareholders.

The merger agreement was further amended on December 8, 2004, without any adjustment to the consideration provisions, as described in Chapter One - The Merger and the Financing of this Joint Proxy Statement - Prospectus.

Recommendations to Stockholders

To VITEX Stockholders:

The VITEX Board believes that the terms of the merger, as amended, are fair to you and in your best interest and recommends that you vote FOR the approval of the amended merger agreement and the merger, the adoption of a stock plan and the related amendments to VITEX’s certificate of incorporation. The VITEX Board received an opinion from its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as to the fairness from a financial point of view of the consideration to be paid in the merger to the holders of VITEX common stock as of December 15, 2004. In addition, the VITEX Board recommends a vote in favor of the terms of the Securities Purchase Agreement, dated as of December 9, 2004, as described below.

To Panacos Stockholders:

The Panacos Board believes that the merger is fair to you and in your best interest and recommends that you vote FOR the approval of the merger agreement and the merger.

Principal Risks Relating to the Merger

There are risks relating to the merger, including the following material risks:

•	We may not be able to integrate the businesses of VITEX and Panacos successfully;

•	If we are unable to integrate the businesses successfully, that could result in delays in our clinical trial programs,

•	We are required to issue a significant number of shares to Panacos stockholders, and the value of those shares is not fixed and may decline, and

•	Key scientific and management personnel may leave following the merger.

We encourage you to read the section entitled Risk Factors, starting on page I-19, for a description of risks relating to the merger, the combined company’s businesses, and the VITEX common stock.

The Merger

The merger agreement is attached as Annex A to this Joint Proxy Statement - Prospectus, and the amendments to the merger agreement are attached as Annexes B - D to this Joint Proxy Statement - Prospectus. We encourage you to read the merger agreement and the amendments as they are the legal documents that govern the merger.

What Panacos Stockholders Will Receive (see page I-79).

At the effective time of the merger, Panacos stockholders will receive an aggregate of approximately 227,500,000 shares of VITEX common stock, or slightly over 80% of the outstanding shares of VITEX common stock after giving effect to the merger. Under the revised merger agreement, the exchange ratio for each share of Panacos common or preferred stock is 6.75275 shares of VITEX common stock.

VITEX will not issue any fractional shares. Panacos stockholders will receive a check in the amount of the fractional share amount multiplied by the average closing price of a share of VITEX common stock for the five (5) most recent trading days prior to the effective time, as reported on the Nasdaq National Market.

Example:

•	If you currently own 500 shares of Panacos common and/or preferred stock, then at the effective time of the merger, based upon the exchange ratio, you would receive 3,376 shares of VITEX common stock and a check for the sale proceeds for 0.375 of one share of VITEX common stock, rounded to the nearest one cent. The value of the stock that you will receive will fluctuate as the price of VITEX common stock changes prior to the merger.

•	On January 14, 2005, the closing price of VITEX common stock on the Nasdaq National Market was $1.13. Applying the exchange ratio to the VITEX closing price on that date, each holder of Panacos common stock and/or preferred stock would be entitled to receive VITEX common stock with a market value of approximately $7.63 for each share of Panacos common and preferred stock. However, the market price for VITEX common stock is likely to change between now and the effective time of the merger. You are urged to obtain current price quotes for VITEX common stock.

Comparative Per Share Market Price Information.

VITEX common stock is currently listed on the Nasdaq National Market. On December 7, 2004, the last full trading day before VITEX entered into the third amendment to the merger agreement, VITEX common stock closed at $0.66. On November 26, 2004, the last full trading day before VITEX announced the second amendment to the merger agreement, VITEX common stock closed at $0.67. On November 4, 2004, the last full trading day before VITEX announced the first amendment to the merger agreement, VITEX common stock closed at $0.79. On June 2, 2004, the last full trading day before VITEX issued a press release announcing the merger agreement, the closing price of VITEX Common Stock as reported on the Nasdaq National Market was $1.08 per share.

Listing of VITEX Common Stock.

The shares of VITEX common stock to be issued in the merger will be listed on the Nasdaq National Market under the symbol “VITX”. However, as described below under Risk Factors, VITEX has received notice from Nasdaq that it is not currently in compliance with Nasdaq’s minimum stockholders’ equity requirement or Nasdaq’s minimum bid price requirement, both of which are requirements for continued listing on Nasdaq. VITEX is required to complete the merger with Panacos or the financing by February 17, 2005, and demonstrate to Nasdaq its compliance with the stockholders’ equity requirement prior to the filing of its next periodic report, in order to avoid delisting. We intend to request an extension of this deadline from Nasdaq until March     , 2005 in order to allow us to complete the merger and financing contemplated by this Joint Proxy Statement-Prospectus, although there can be no assurance that Nasdaq will grant our request.

Securities Purchase Agreement.

On December 10, 2004, VITEX announced that it had entered into a Securities Purchase Agreement with Great Point Partners, LLC, Ampersand Ventures, A.M. Pappas & Associates, LLC, and other investors. Ampersand is an existing investor in VITEX and Panacos, and A.M. Pappas is an existing investor in Panacos. Under the terms of the Securities Purchase Agreement, Great Point and affiliated investors will purchase $15 million in VITEX common stock and warrants to purchase common stock, and Ampersand, A.M. Pappas and certain other investors will purchase $5 million in VITEX common stock and warrants to purchase common stock, subject to closing conditions as described elsewhere in this Joint Proxy Statement - Prospectus, for a total of $20 million. The completion of the merger is one of these conditions to the closing of the financing.

Ownership of VITEX After the Merger and the Financing.

VITEX will issue approximately 227,500,000 shares of VITEX common stock to Panacos stockholders at the effective time of the merger. The shares of VITEX common stock to be issued to Panacos stockholders at the effective time of the merger will represent slightly over 80% of the outstanding VITEX common stock after the merger. This information is based on the number of VITEX and Panacos shares outstanding on January 14, 2005 and does not take into account the shares of common stock of VITEX or Panacos issued after that date.

Upon the closing of the merger, on which the closing of the Securities Purchase Agreement is conditioned, VITEX will issue $20,000,000 worth of shares of its common stock, at a per share price equal to the lower of (i) $0.20 per share and (ii) a 10-day average of the stock price prior to closing, and warrants to purchase 0.45 times the number of shares of its common stock issued in the financing, to the investors in the financing. If the closing of the Securities Purchase Agreement had occurred on January 19, 2005, based on the 10-day average of the VITEX common stock price prior to that date, which was $1.13, we would still have issued 100,000,000 shares in the financing, or 26% of the outstanding shares.

The shares of VITEX common stock to be issued to Panacos stockholders at the effective time of the merger will represent approximately 80% of the outstanding shares of VITEX common stock after the merger, and VITEX shares held by VITEX stockholders before the merger will represent approximately 20% of the outstanding VITEX shares at the effective time of the merger. Following the closings of both the merger and the financing, current Panacos stockholders will own approximately 60% of the combined company and current VITEX stockholders will own approximately 14%. These percentages are based on shares outstanding at January 14, 2005.

Stockholder Vote Required to Approve the Merger and the Financing.

For VITEX stockholders: Approval of the merger and related issuance of common stock requires the vote of a majority of the outstanding shares of VITEX common stock voting as a single class. Approval of the Securities Purchase Agreement requires a majority of the total votes cast on the proposal.

For Panacos stockholders: Approval of the merger requires a majority of the total votes represented by the outstanding shares of Panacos common stock and Panacos preferred stock, voting as a single class. Approval also requires the affirmative vote of the holders of at least two-thirds of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, voting together as a single class.

As noted below under “Voting Agreement Relating to the Merger,” holders of an aggregate of 64.2% of the outstanding Panacos common stock, assuming the conversion of preferred stock, have signed a voting agreement relating to the merger. In addition, holders of an aggregate of 68.6% of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, taken together as a single class, have signed the voting agreement relating to the merger. Accordingly, Panacos stockholder approval of the merger is assured. Ampersand, which owns approximately 17% of the issued and outstanding VITEX common stock, was asked to sign the voting agreement relating to the merger because it is also a primary stockholder of Panacos. As a result, shares representing approximately 17% of the outstanding VITEX common stock have agreed to vote in favor of the merger. However, this is not sufficient to ensure the VITEX stockholder approval of the merger.

Escrow Arrangements.

At the effective time of the merger, fifteen percent (15%) of the aggregate number of shares of VITEX common stock to be issued to Panacos stockholders at the effective time will be placed into an escrow account to satisfy the indemnification obligations of those stockholders relating to representations and warranties made in the merger agreement.

Voting Agreement Relating to the Merger

Each Panacos stockholder who will receive ten percent (10%) or more of the shares of VITEX common stock to be issued in the merger will enter into a voting agreement with VITEX, under which the stockholder has agreed to vote his, her or its shares of Panacos common or preferred stock:

•	in favor of the adoption of the merger agreement and approval of the merger,
•	in favor of the other transactions contemplated by the merger agreement,

•	in favor of other matters relating to the consummation of the merger, and

•	against any merger, liquidation or sale or transfer of any material assets of Panacos, other than the merger with VITEX.

Holders of an aggregate of 60.3% of the outstanding Panacos common stock (assuming the conversion of preferred stock) are parties to the merger agreement. Holders of an aggregate of 64.2% of the outstanding Panacos common stock (assuming the conversion of preferred stock) and holders of an aggregate of 68.6% of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, taken together as a single class, have signed voting agreements. One of the Panacos stockholders that is a party to the merger agreement and that has signed a voting agreement with respect to the merger, Ampersand Ventures, is also a stockholder of VITEX. Ampersand’s interests in VITEX and Panacos are described below under “Interest of Officers and Directors in the Merger.” A.M. Pappas, also a party to the merger agreement and a party to the voting agreement with respect to the merger, owns approximately 27% of the Panacos common stock on an as-converted to common stock basis. A.M. Pappas’ interests in Panacos are described below under “Interest of Officers and Directors in the Merger.” A third stockholder of Panacos, New England Partners L.P., is also a party to the voting agreement with respect to the merger, but is not a party to the merger agreement.

Appraisal Rights.

The holders of VITEX common stock do not have any right to an appraisal of the value of their shares in connection with the merger or the financing. The holders of Panacos common stock do have a right to an appraisal of the value of their shares in connection with the merger if they do not vote for the merger and if they follow certain procedures outlined on page I-85.

Board of Directors and Management of VITEX and Related Matters After the Merger and the Financing (see page III-3).

Following the merger, the board of directors of VITEX will consist of nine members, including six of the current VITEX directors plus Dr. Herbert H. Hooper and Mr. Eric W. Linsley, nominees of Panacos, and a director to be nominated by the investors in the $20 million financing. Dr. Hooper and Mr. Linsley are currently directors of Panacos. In addition, Dr. Samuel K. Ackerman, currently the Interim Chief Executive Officer and Chairman of the Board of Directors of Panacos, and Chairman of VITEX’s Board of Directors, will serve as the Chief Executive Officer of VITEX following the merger.

Interest of Officers and Directors in the Merger.

When you consider the recommendations of the Panacos Board and VITEX Board that Panacos and VITEX stockholders vote in favor of the merger, you should be aware that a number of Panacos officers and directors and some VITEX directors may have interests in the merger that may be in addition to yours (see page I-77).

As of January 14, 2005, all executive officers and directors of VITEX, together with their affiliates, own as a group approximately 18% of the shares of VITEX common stock entitled to vote at the VITEX special meeting. A vote of a majority of the total votes represented by the outstanding shares of VITEX common stock is required to approve the merger.

As of January 14, 2005, all executive officers and directors of Panacos, together with their affiliates, own as a group approximately 14.6% of the shares of Panacos common stock, 97.0% of the Panacos Series B Preferred Stock, 54.6% of the Panacos Series C Preferred Stock and 61.3% of all stock (assuming conversion of all preferred stock to common stock) entitled to vote at the Panacos special meeting. A vote of the majority of the total votes represented by the outstanding shares of Panacos common stock and Panacos preferred stock is required to approve the merger. Approval also requires the affirmative vote of the holders of at least two-thirds of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, voting together as a single class.

Entities affiliated with the venture capital firm Ampersand Ventures own approximately 33% of all Panacos common stock (assuming conversion of all preferred stock to common stock), and approximately 17% of VITEX common stock as of January 14, 2005. In addition, entities affiliated with Ampersand Ventures have agreed to purchase $3,000,000 of the shares being sold in the financing. Following completion of the financing and the merger, those entities will own approximately 26% of VITEX common stock. Under the merger agreement, VITEX has agreed to cause Dr. Herbert H. Hooper, a General Partner of Ampersand and a current director of Panacos, to be appointed to the VITEX Board.

Entities affiliated with the venture capital firm A.M. Pappas & Associates own approximately 27% of all Panacos common stock (assuming conversion of all preferred stock to common stock) as of January 14, 2005. In addition, entities affiliated with A.M. Pappas have agreed to purchase $125,000 of the shares being sold in the financing. Following completion of the financing and the merger, those entities will own approximately 16% of VITEX common stock. Under the merger agreement, VITEX has agreed to cause Mr. Eric W. Linsley, a Partner of A.M. Pappas and a current director of Panacos, to be appointed to the VITEX Board.

Dr. Samuel K. Ackerman, currently Chairman of the Board of VITEX, beneficially owns 443,343 shares of VITEX common stock. Under the merger agreement, VITEX has agreed to cause Dr. Ackerman, currently Chairman and Interim Chief Executive Officer of Panacos, to become Chief Executive Officer of the combined company. Dr. Ackerman currently holds options to purchase 786,644 shares of Panacos common stock, of which 556,201 would be assumed by VITEX in the merger as described below (assuming a March 1, 2005 closing date).

Treatment of Options and Warrants (see page I-79).

All options to purchase Panacos common stock and warrants to purchase Panacos preferred stock outstanding at the effective time will be assumed by VITEX and converted into an option or warrant, as the case may be, to purchase VITEX common stock, based on the exchange ratio. In addition, former holders of options to purchase Panacos common stock will be entitled to accelerated vesting of some such assumed options at the effective time.

Accounting Treatment of the Merger.

The merger will be treated by VITEX as a reverse merger under the purchase method of accounting in accordance with generally accepted accounting principles. For accounting purposes, Panacos is considered to be acquiring VITEX in this transaction. Therefore, the aggregate consideration paid in connection with the merger, together with the direct costs of acquisition, will be allocated to VITEX’s tangible and intangible assets and liabilities based on their fair market values. The assets and liabilities and results of operations of VITEX will be consolidated into the results of operations of Panacos as of the effective date of the merger.

Material U.S. Federal Income Tax Consequences of the Merger (see page I-62).

The merger has been structured as a “tax-free reorganization” for federal income tax purposes. Accordingly, holders of Panacos stock generally will not recognize any gain or loss for federal income tax purposes on the exchange of their Panacos stock for VITEX common stock in the merger, except for: (i) any gain or loss recognized in connection with the receipt of cash instead of a fractional share of VITEX common stock, (ii) gain or loss recognized upon the return of VITEX common stock to VITEX under the escrow agreement, and (iii) income recognized upon the receipt of additional shares after the effective time of the merger. The companies themselves, as well as holders of VITEX stock, will not recognize gain or loss as a result of the merger. It is a condition to the obligations of Panacos and VITEX to complete the merger that each receive a legal opinion from its outside counsel that the merger will be a tax-free reorganization for federal income tax purposes.

The federal income tax consequences described above may not apply to all holders of Panacos stock. Your tax consequences will depend upon your personal situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

The transaction may result in a limitation on the utilization of each company’s loss carryforwards that exist prior to the transaction. Internal Revenue Code Section 382 provides a limit on the use of a company’s loss carryforwards if the company undergoes a change in ownership. A change in ownership for this purpose is defined generally as a more than fifty percent change in a company’s stock ownership over a three-year period ending with the date of the change.

Conditions to the Completion of the Merger (see page I-82).

The completion of the merger depends upon meeting a number of conditions, including the following:

•	declaration by the Securities and Exchange Commission, or the SEC, of the effectiveness of the Registration Statement of which this Joint Proxy Statement - Prospectus is a part;

•	approval of the stockholders of VITEX and Panacos;

•	absence of any law or court order prohibiting the merger;

•	receipt of opinions of VITEX’s and Panacos’ counsel that the merger will qualify as a tax-free reorganization;

•	accuracy as of closing of the representations and warranties made by the other party;

•	filing of a Notification Form for Listing of Additional Shares with Nasdaq and the payment of applicable fees by VITEX;

•	VITEX’s entry into a definitive agreement with respect to the provision of at least $20 million in financing to the combined company after the merger, which condition has been satisfied by the execution of the Securities Purchase Agreement;

•	VITEX’s Board having no greater than nine members as of the effective time of the merger;

•	approval by the VITEX stockholders of the transactions contemplated by the Securities Purchase Agreement; and

•	agreement on an operating plan for the combined company by the parties to the merger agreement.

In addition, VITEX’s obligation to complete the merger is subject to, among other things:

•	receipt of agreements executed by affiliates of Panacos regarding compliance with securities laws;

•	absence of a material adverse effect on Panacos during the period from June 2, 2004 until the closing of the merger;

•	receipt of a fairness opinion dated as of the closing date that the merger consideration is fair to VITEX’s stockholders from a financial point of view; and

•	receipt of all required consents to the transfer of all material agreements of Panacos.

Under the terms of the merger agreement, any of these conditions, other than those that are required by the rules of the SEC, such as the requirement that the Registration Statement be declared effective; by Delaware law, such as the requirement that the approval of the stockholders of VITEX and Panacos to the merger be obtained; or by the Securities Purchase Agreement, such as the requirement that the financing have been approved by the stockholders of VITEX and Panacos, could be waived by the parties to the merger agreement. That waiver would be required to be mutual in the event of a condition that applies to both parties’ obligations to complete the merger.

Regulatory Approvals.

Neither VITEX nor Panacos is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, except for the filing of a certificate of merger with the office of the Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 registering the merger shares and of this Joint Proxy Statement - Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Termination of the Merger Agreement (see page I-83).

The merger agreement may be terminated by mutual written consent of VITEX and Panacos.

In addition, the merger agreement may be terminated by either VITEX or Panacos if:

(1) the merger has not been completed by February 15, 2005;

(2) VITEX or Panacos stockholders fail to approve the merger at a duly held meeting, provided the party terminating may not be the party whose conduct was responsible for the failure to receive such vote;

(3) there is a permanent legal prohibition to closing the merger;

(4) the Board of Directors of a party shall have withheld, withdrawn or modified in any way adverse to the other party its recommendation in favor of the merger;

(5) upon the breach of any covenant or agreement in the merger agreement by the other party which is not cured as provided for in the agreement;

(6) Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party’s acquisition proposal or in respect of an alternative acquisition transaction;

(7) if there shall have occurred any material adverse change with respect to the other party;

(8) if any representation or warranty on the part of the other party proves to have been untrue on June 2, 2004, if such failure is reasonably likely to have a material adverse effect on the other party; or

(9) in the event that there has been commenced against VITEX any action, arbitration, investigation, litigation or suit (i) involving any challenge to, or seeking damages or other relief in connection with, the merger or (ii) that may have the effect of preventing or delaying the merger.

Termination Fees (see page I-84)

Panacos must pay VITEX a termination fee of $1.25 million in cash, plus up to $100,000 in expenses, if the merger agreement is terminated because

•	Panacos’ stockholders do not vote in favor of the merger;

•	Panacos’ Board of Directors shall have withheld, withdrawn or modified in any way adverse to VITEX its recommendation in favor of the merger;

•	Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party’s acquisition proposal or in respect of an alternative acquisition transaction; or

•	Panacos breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement (but only in the event of a termination for a breach of a material covenant or agreement).

VITEX must pay Panacos a termination fee of $1.25 million in cash, plus up to $100,000 in expenses, if the merger agreement is terminated by Panacos because

•	VITEX’s Board of Directors shall have withheld, withdrawn or modified in any way adverse to Panacos its recommendation in favor of the merger; or

•	VITEX breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement (but only in the event of a termination for a breach of a material covenant or agreement).

In addition, VITEX will pay Panacos up to $625,000 in expenses if the merger agreement is terminated because VITEX’s stockholders do not vote in favor of the merger, or if VITEX’s financial advisor does not give a bring-down fairness opinion at the time of the closing of the merger, and VITEX does not waive receipt of that opinion as a condition to the closing.

Opinion of VITEX’s Financial Advisor (see page I-50).

In deciding to approve the merger, the VITEX Board considered the opinion of its financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. that as of December 15, 2004, the consideration to be paid by VITEX to the Panacos stockholders in connection with the merger is fair to VITEX from a financial point of view. This opinion is attached to this Proxy Statement - Prospectus as Annex E.

Other VITEX Special Meeting Matters

At the VITEX meeting, VITEX is also asking its stockholders to:

•	adopt a supplemental equity compensation plan, under which equity compensation grants can be made to the former Panacos employees who become employees of VITEX;

•	approve a certificate of incorporation amendment to increase the number of authorized shares of common stock from 75,000,000 to 550,000,000;

•	approve the Securities Purchase Agreement, dated as of December 9, 2004, by and among VITEX and the purchasers identified on the signature pages thereto, and the related issuance of $20,000,000 worth of shares of VITEX’s common stock, at a per share price equal to the lower of (i) $0.20 per share and (ii) a 10-day average of the stock price prior to closing, and warrants to purchase 0.45 times the number of shares of VITEX’s common stock issued in the financing;

•	approve a certificate of incorporation amendment to effect a reverse stock split of our common stock, at a ratio within the range of 1:5 to 1:20, such ratio to be determined in the discretion of the Board of Directors of VITEX; and

•	conduct other business if properly presented.

Approval of the Securities Purchase Agreement is a condition to completion of the merger. Approval of the merger is a condition to the closing of the financing and approval of the supplemental equity compensation plan and certificate of incorporation amendment to increase the authorized shares. Further, the approval by VITEX stockholders of the reverse stock split is a condition to the completion of the financing, which in turn is a condition to the completion of the merger. Finally, approval by VITEX stockholders of the increase in the number of authorized shares of VITEX common stock is a condition to both the merger and the financing, because unless the number of authorized shares of VITEX common stock is increased, VITEX will not have sufficient shares available to complete either of those transactions.

The VITEX Board recommends that you vote FOR the adoption of the supplemental equity compensation plan, the Securities Purchase Agreement, and the certificate of incorporation amendments.

Other Panacos Special Meeting Matters

At the Panacos meeting, Panacos is also asking its stockholders to conduct other business if properly presented.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

How We Prepared the Financial Statements

We are providing the following information to aid you in your analysis of the financial aspects of the merger and the new financing. We derived this information from the audited consolidated financial statements of VITEX for the fiscal year ended December 27, 2003 and from the audited financial statements of Panacos for the year ended December 31, 2003. Additionally, we derived information from the unaudited consolidated financial statements of VITEX for the fiscal nine months ended September 25, 2004 and from the unaudited financial statements of Panacos for the nine months ended September 30, 2004. The information is only a summary and you should read it together with our historical financial statements and related notes contained elsewhere in this Joint Proxy Statement - Prospectus. See “Chapter Eight—Additional Information for Stockholders.”

Accounting Treatment

The pro forma condensed combined consolidated statements of operations and pro forma condensed combined consolidated balance sheet were prepared by combining the historical amounts of each company in addition to pro forma adjustments due to the merger and new financing and excludes the pro forma effects of the proposed reverse stock split which is a condition to the financing. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined consolidated financial information as being indicative of the historical results that we would have had or the future results that we will experience after the merger. See “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” on page I-67.

Merger and Financing Related Expenses

We estimate that merger and financing related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $3.0 million (for VITEX and Panacos in aggregate) for the merger and $1.6 million for the financing. See notes 2 and 4 on pages I-73 – I-75.

Periods Covered

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004 gives effect to VITEX’s merger with Panacos and the new financing as if the transaction had occurred on that date. The pro forma condensed combined consolidated balance sheet is based on the historical balance sheet of VITEX as of September 25, 2004 and the historical balance sheet of Panacos as of September 30, 2004. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 give effect to VITEX’s merger with Panacos as if it had occurred on January 1, 2003 (the first day of year 2003 for Panacos). The pro forma condensed combined consolidated statement of operations for the nine months ended September 30, 2004 is based on historical results of operations of VITEX for the fiscal nine months ended September 25, 2004 and the historical results of operations of Panacos for the nine months ended September 30, 2004. The pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003 is based on historical results of operations of VITEX for the fiscal year ended December 27, 2003 and the historical results of operations of Panacos for the year ended December 31, 2003.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Selected Historical and Pro Forma Financial Data of VITEX

The following selected historical financial data as of and for each of the fiscal years in the five-year period ended December 27, 2003 has been derived from VITEX’s audited consolidated financial statements. The following selected historical financial data as of and for the fiscal nine months ended September 25, 2004 and September 27, 2003 has been derived from VITEX’s unaudited condensed consolidated financial statements. This information is only a summary and you should read it together with VITEX’s historical financial statements and related notes contained elsewhere in this Joint Proxy Statement - Prospectus. See “Chapter Eight—Additional Information for Stockholders—Where Can You Find More Information.”

	Nine Months Ended		Years Ended
(In thousands, except for per share data)	Sept 25 2004	Sept 27 2003	2003	2002	2001	2000	1999
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues	$450	$314	$716	$4,225	$26,892	$40,710	$39,723
Loss from operations	$(10,909)	$(19,335)	$(22,126)	$(20,440)	$(23,555)	$(15,245)	$(40,946)
Net loss	$(10,988)	$(19,619)	$(22,353)	$(20,040)	$(23,420)	$(14,981)	$(37,329)
Basic and diluted net loss per share	$(0.21)	$(0.64)	$(0.67)	$(0.88)	$(1.05)	$(0.75)	$(2.78)
Weighted average shares used in per share calculations	51,855	30,559	33,360	22,752	22,316	19,860	13,405

CONSOLIDATED BALANCE SHEET DATA (as of period end)
Cash and cash equivalents	$6,626	$4,920	$4,258	$6,659	$21,359	$7,768	$26,886
Total assets	$14,355	$18,116	$17,279	$22,761	$43,230	$63,729	$78,098
Long-term obligations, less current portion	$1,198	$2,494	$2,181	$954	$4,491	$4,791	$7,701
Stockholders equity	$9,438	$11,327	$12,245	$12,859	$32,788	$45,157	$55,385

Note: For presentation purposes, the fiscal years ended December 27, 2003, December 28, 2002, December 29, 2001, December 30, 2000 and January 1, 2000 are presented as fiscal years 2003, 2002, 2001, 2000 and 1999, respectively.

Selected Historical Financial Data of Panacos

The following selected historical financial data in the four-year period ended December 31, 2003 has been derived from Panacos’ audited financial statements. The following selected historical financial data as of and for the nine months ended September 30, 2004 and 2003 has been derived from Panacos’ unaudited condensed financial statements. This information is only a summary and you should read it together with Panacos’ historical financial statements and related notes contained elsewhere in this Joint Proxy Statement - Prospectus.

(In thousands, except for per share data)	Nine Months Ended September 30		Years Ended
	2004	2003	2003	2002	2001	2000
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues	$834	$638	$1,078	$926	$575	$212
Loss from operations	$(7,460)	$(2,909)	$(4,331)	$(4,496)	$(2,268)	$(1,287)
Net loss	$(7,546)	$(2,987)	$(4,508)	$(4,461)	$(2,185)	$(1,268)

CONSOLIDATED BALANCE SHEET DATA (as of period end)
Cash and cash equivalents	$9,102	$495	$477	$1,707	$954	$2,846
Total assets	$10,475	$1,215	$1,217	$2,434	$1,464	$2,936
Long-term obligations, less current portion	$113	$264	$226	$377	$36	$—
Stockholders deficit	$(21,546)	$(10,776)	$(13,040)	$(7,801)	$(2,682)	$(233)

Note: Panacos recorded no financial activity from September 29, 1999 (date of inception) through December 31, 1999.

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data of VITEX and Panacos

The following selected unaudited pro forma condensed combined consolidated financial data has been derived from and should be read with the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements and related notes on page I-67 through page I-76. This information is based on the historical balance sheets and related historical statements of operations of VITEX and Panacos giving effect to both the proposed merger and new financing and excludes the pro forma effects of the proposed reverse stock split which is a condition to the financing. The proposed merger will be accounted for under the purchase method of accounting as if the merger had been completed on January 1, 2003 (the first day of 2003 for Panacos) for income statement purposes and on September 30, 2004 for balance sheet purposes. For accounting purposes, Panacos is considered to be acquiring VITEX in this transaction. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of VITEX, while the historical results of Panacos are reflected in the results of the combined company. The unaudited pro forma condensed combined financial data is based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The new financing will be accounted for as if the transaction took place on September 30, 2004 for balance sheet purposes. This information is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the selected unaudited pro forma combined condensed consolidated financial data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
(In thousands, except for per share data)
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:
Revenues	$1,284	$1,794
Loss from operations	$19,711	$28,408
Net loss	$19,877	$28,812
Basic and diluted net loss per share	$(0.05)	$(0.08)
Weighted average common shares used in computing per share data	379,300	360,805

PRO FORMA CONDENSED COMBINED BALANCE SHEET DATA (as of period end):
Cash and cash equivalents	$35,728
Total assets	$59,755
Long-term obligations, less current portion	$624
Stockholders’ equity	$50,435

Comparative Per Share Data

We are providing the following comparative per share information to aid you in your analysis of the financial aspects of the merger and the new financing. You should read this information in conjunction with the historical financial statements and pro forma combined condensed consolidated financial statements of VITEX and Panacos and the related notes that are included elsewhere in this Joint Proxy Statement - Prospectus. The pro forma combined per share data presented below reflects the purchase method of accounting. For accounting purposes, Panacos is considered to be acquiring VITEX in this transaction. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of VITEX, while the historical results of Panacos are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The pro forma per share data is not necessarily indicative of the results that would have occurred, your financial interest in such results, or the future results that will occur after the merger. VITEX has a fiscal year ending on December 27, 2003, the Saturday closest to December 31, and Panacos has a fiscal year ending December 31, 2003. VITEX had a fiscal nine months ending on September 25, 2004; Panacos’ nine months ended September 30, 2004.

VITEX will issue approximately 227.5 million shares of VITEX common stock to Panacos shareholders in exchange for their outstanding Panacos common and preferred stock upon the close of the merger plus 100 million common shares assumed to be issued under the financing. At November 29, 2004, the approximately 227.5 million shares of VITEX common stock to be issued as a percentage of outstanding Panacos preferred and common stock yielded a ratio of 6.75275. This exchange ratio is used in calculating the Combined Panacos Equivalent Per Share data below for the purpose of providing the information in this Joint Proxy Statement - Prospectus. The final exchange ratio will be determined on the date of the close of the merger as the approximately 227.5 million shares of VITEX common stock to be issued as a percentage of the then outstanding Panacos common and preferred stock.

The historical book value per share is computed by dividing total stockholders’ equity by the number of common shares outstanding at the end of the period. The pro forma per share net loss is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma combined book value per share is computed by dividing total pro forma stockholders’ equity by the pro forma number of common shares outstanding at the end of the period. The Panacos equivalent pro forma combined per share amounts are calculated by multiplying the VITEX pro forma combined per share amounts by an assumed common stock exchange ratio of 6.75275.

	Fiscal Year Ended December 27, 2003	Nine Months Ended September 25, 2004
VITEX- Historical per share
Basic and diluted net loss per common share	$(0.67)	$(0.21)
Book value per common share	$0.27	$0.17

	Fiscal Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Panacos- Historical per share
Basic and diluted net loss per common share	$(8.81)	$(5.89)
Book value per common share	$(20.08)	$(10.02)

	Fiscal Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Pro Forma- Combined VITEX per share
Basic and diluted net loss per common share	$(0.08)	$(0.05)
Book value per common share		$0.13

	Fiscal Year Ended December 31, 2003	Nine Months Ended September 30, 2004
Pro Forma- Combined Panacos equivalent per share
Basic and diluted net loss per common share	$(0.54)	$(0.35)
Book value per common share		$0.89

RISK FACTORS

You should consider the following risk factors in determining how to vote at your stockholders’ meeting.

This Joint Proxy Statement - Prospectus contains forward-looking statements. These statements relate to future events or the future financial performance of VITEX and Panacos. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms and other comparable terminology. These statements only reflect management’s expectations and estimates. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined below. The risks described below are the risks that we believe to be the most significant to the merger, the business of the combined company, and the VITEX common stock at this time. These factors may cause our actual results to differ materially from any forward-looking statements. We are not undertaking any obligations to update any forward-looking statements contained in this Joint Proxy Statement - Prospectus to reflect any future events or developments.

The following factors should be considered carefully by the Panacos Stockholders and VITEX stockholders in evaluating whether to adopt the merger agreement and approve the merger. These factors should be considered in conjunction with any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein. See “Where You Can Find More Information” on Page VIII-1.

RISKS RELATING TO THE MERGER

The ability of VITEX and Panacos to successfully integrate their businesses is uncertain.

After the merger, VITEX and Panacos, each of which previously operated independently, will have to integrate their operations. The integration will require efforts from each company, including the coordination of their general and administrative functions. For example, integration of administrative functions includes coordinating employee benefits, payroll, financial reporting, purchasing and disclosure functions. Delays in successfully integrating and managing employee benefits could lead to dissatisfaction and employee turnover. Problems in integrating purchasing and financial reporting could result in control issues, including unplanned costs. Diversion of management attention could result in delays in clinical programs. The combination of VITEX’s and Panacos’ organizations may result in greater competition for resources and elimination of research and development programs that might otherwise be successfully completed. VITEX management may have their attention diverted while trying to integrate the two companies, one of which is located in Watertown, Massachusetts and one of which is located in Gaithersburg, Maryland. Such diversion of management’s attention or difficulties in the transition process could have an adverse impact on VITEX. VITEX will have approximately 23 employees and Panacos will have approximately 21 employees at the time the merger is closed. Virtually all of the employees in the merged company will work at either the Watertown, MA or the Gaithersburg, MD facility. The majority of VITEX personnel are scientists, clinical and regulatory professionals, engineers and individuals who process blood for experimental and clinical use. Panacos is principally engaged in the development of innovative drugs to treat HIV and other serious viral diseases. The Panacos workforce consists largely of scientists, clinical and regulatory professionals. The companies share a focus in innovative anti-infective technologies including extensive knowledge of how to kill or inactivate viruses and other agents such as bacteria that can cause disease in humans. The management team of the combined company has experience in attracting and retaining the technical personnel that will represent the majority of employees in the combined company. However, no assurance can be given that the combined company will succeed in its efforts to integrate the VITEX and Panacos operations successfully. The transition period is expected to be largely complete within three months following the closing of the merger.

Failure to integrate the companies’ operations successfully could result in delays in the companies’ clinical trial programs.

VITEX and Panacos have entered into the merger agreement with the expectation that the merger will result in beneficial synergies, including:

•	Improved ability to raise new capital through access to new classes of investors focused on public companies engaged in anti-infective drug development;

•	Shared expertise in developing innovative anti-infective technologies and the potential for technology collaboration;

•	A broader pipeline of products;

•	Greater ability to attract commercial partners;

•	Larger combined commercial opportunities; and

•	A broader portfolio of patents and trademarks.

Achieving these anticipated synergies and the potential benefits underlying the two companies’ reasons for the merger will depend on a number of factors, some of which include:

•	retention of scientific staff;

•	significant litigation, if any, adverse to Panacos and VITEX, including, particularly, product liability litigation and patent and trademark litigation; and

•	the ability of the combined company to continue development of VITEX and Panacos product candidates.

Patent litigation is costly, highly uncertain and can require a significant amount of management time and the time of key technical staff to prosecute or defend. An adverse patent ruling could affect the ability of the company to successfully develop a product and affect the return on investment with the earlier introduction of competitive products should patent protection be ruled invalid or unenforceable. Litigation associated with a clinical trial could adversely affect the progress of the trial, consume significant resources in defending the claim and negatively affect the successful commercialization of the product. The consideration to be paid in the merger is based on the expectation of continued clinical and commercial development of the combined company’s products, and the associated protection provided by related intellectual property rights. In addition, significant litigation could impact the ability of the merged company to raise capital to fund the clinical development programs due to the associated cost and uncertainty.

Even if the two companies are able to integrate their operations, there can be no assurance that these anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations and financial condition of the combined company.

The value of the shares of VITEX common stock to be received is not fixed and may decline from its current value.

The number of shares of VITEX common stock to be issued in the merger is fixed and each stockholder of Panacos will receive a fixed number of shares of VITEX common stock in exchange for their Panacos common stock and preferred stock in the merger. However, because VITEX common stock is publicly traded, the value of a share of VITEX common stock may change on a daily basis. Therefore, the value of the shares of VITEX common stock each Panacos stockholder is to receive in the merger may decline from the value as of the date of the Joint Proxy Statement - Prospectus. Consequently, at the time of your stockholders’ meeting, you will not know the exact value of the VITEX common stock Panacos stockholders will receive when the merger is completed.

VITEX’s and Panacos’ directors and executive officers have interests that are or in addition to those of other shareholders, which may influence them to support the merger.

The directors and executive officers of VITEX and Panacos participate in arrangements that provide them with interests in the merger that are in addition to yours. For example, VITEX has agreed that, as of the closing of the merger, it will cause Dr. Ackerman, the Chairman of the Board and Interim Chief Executive Officer of Panacos and the Chairman of the Board of VITEX, to become the Chief Executive Officer of the surviving company. VITEX has also agreed that Dr. Herbert H. Hooper, a General Partner of Ampersand and a current director of Panacos, and Mr. Eric W. Linsley, a Partner with A.M. Pappas and also a current director of Panacos, will be appointed to the surviving company’s Board of Directors. Further, as a result of the merger, options to purchase an aggregate of 1,923,353 shares of Panacos common stock that are held by officers and directors of Panacos will immediately vest. The exercise prices of these options range from $0.112 to $0.38 per share of Panacos common stock, with a weighted average exercise price of approximately $0.15 per share. In accordance with the terms of the merger agreement, these options will convert into options to purchase an aggregate of 12,987,921 shares of VITEX common stock and will have exercise prices ranging from $0.017 to $0.056 per share, with a weighted average exercise price of $0.022 per share, immediately following the consummation of the merger. As a result, you should consider whether these directors and executive officers could be more likely to support approval of the merger than if they did not hold these interests.

VITEX has been notified by Nasdaq that it is not in compliance with continued listing standards, which may result in a delisting of the common stock if VITEX cannot regain compliance.

On September 2, 2004, VITEX reported that it had received a notice from the Nasdaq Stock Market, Inc. that the bid price of its common stock had closed below $1.00 per share for the previous 30 consecutive trading days and that, in accordance with Nasdaq rules, VITEX would be provided 180 calendar days to regain compliance with the minimum bid price requirement under the rules for continued listing. VITEX has until February 28, 2005 to regain compliance with the minimum bid price requirement. In the event that at any time before February 28, 2005, the bid price of VITEX common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq staff will notify VITEX that it has achieved compliance with the rule. However, VITEX cannot assure you that it will be able to achieve compliance with this requirement. In addition, on November 10, 2004, VITEX reported that it had received a notice from the Nasdaq Stock Market, Inc. that its stockholders’ equity as of September 25, 2004 had fallen below the Nasdaq requirement for continued listing of $10,000,000. VITEX’s stockholders’ equity as of September 25, 2004 was $9,438,000. Nasdaq noted that it is reviewing VITEX’s eligibility for continued listing on The Nasdaq National Market and, to facilitate this review, requested that VITEX provide Nasdaq with its plan to achieve and sustain compliance with all listing requirements. VITEX submitted its plan to regain compliance on November 19, 2004. As a condition to the closing of the financing with Great Point Partners, LLC, VITEX has agreed, subject to stockholder approval, to effect a reverse stock split generally on the terms described in this Joint Proxy Statement - Prospectus. VITEX anticipates that the reverse split will result in the per share price of VITEX common stock exceeding $1.00 per share immediately following the split, but there can be no assurance that the price will close above $1.00 per share for the time required to be in compliance with the Nasdaq stock price requirement. On December 9, 2004, Nasdaq notified VITEX that, on the basis of the plan submitted on November 19, 2004, it was granting VITEX an extension of time until February 17, 2005 to regain compliance with the stockholders’ equity requirement for continued listing, and until February 28, 2004 to regain compliance with the stock price requirement. VITEX believes that the merger and financing transactions contemplated in this document will be sufficient to meet that requirement. We intend to request an extension of this deadline from Nasdaq until March     , 2005 in order to allow us to complete the merger and financing contemplated by this Joint Proxy Statement- Prospectus, although there can be no assurance that Nasdaq will grant our request.

Following the merger, the combined company may be required to qualify for listing on Nasdaq under Nasdaq’s initial listing criteria, and we cannot assure you that Nasdaq will accept the combined company’s application.

Under applicable Nasdaq listing requirements, as a result of the ownership structure of the combined company after the merger, the combined company may be required to apply for listing to Nasdaq under Nasdaq’s initial listing criteria. Under Nasdaq rules governing reverse mergers, under certain circumstances, a surviving company resulting from the merger of a private company and a Nasdaq-listed public company may be required to apply for a new listing if Nasdaq determines that the combination results in a change in control of the listed company. Factors that Nasdaq will consider when determining whether a combination results in a change in control of the listed company include changes in management, board of directors, voting power, ownership and financial structure of the listed company as well as the similarity in the nature of the businesses of the combining companies and the relative size of the listed company and the private company. Following the closing of the merger, and without giving effect to any financing, Panacos shareholders will own approximately 80.6% of the combined company, which alone could lead Nasdaq to conclude that VITEX has undergone a change in control. While VITEX currently believes that, following the merger, the combined company will qualify for initial listing under those criteria, it cannot assure you that Nasdaq will accept the combined company’s listing. If VITEX were required to apply for initial listing of its securities on the Nasdaq National Market as of January 20, 2005, it would not meet the minimum bid price per share requirement for initial listings of $5.00. If Nasdaq did not accept the listing application, the combined company would be required to apply for listing of its Common Stock on another market, which could have an adverse effect on the trading volume and liquidity of the Common Stock.

RISKS RELATING TO VITEX AND PANACOS AS A COMBINED COMPANY

Risks Related to the Business of the Combined Entity

VITEX and Panacos have historically incurred operating losses and these losses will continue after the merger.

VITEX and Panacos have each historically incurred substantial operating losses due to their research and development activities and expect these losses to continue after the merger for the foreseeable future. As of September 25, 2004, VITEX had an accumulated deficit of approximately $162.2 million and as of September 30, 2004, Panacos had an accumulated deficit of approximately $20.6 million. VITEX’s fiscal year 2002 net losses were $20.0 million, fiscal year 2003 net losses were $22.4 million, and fiscal year 2004 net losses through September 25, 2004 were $11.0 million. Panacos’ fiscal year 2002 net losses were $4.5 million, fiscal year 2003 net losses were $4.5 million, and fiscal year 2004 net losses through September 30, 2004 were $7.5 million. VITEX’s fiscal year 2002 operating losses were $20.4 million, its fiscal year 2003 operating losses were $22.1 million, and its fiscal year 2004 operating losses through September 25, 2004 were $10.9 million. Panacos’ fiscal year 2002 operating losses were $4.5 million, its fiscal year 2003 operating losses were $4.3 million and fiscal year 2004 operating losses through September 30, 2004 were $7.5 million. VITEX currently expects to continue research and development activities. If the merger is completed, the combined company will expend significant amounts on the research and development programs previously undertaken by Panacos, including those relating to PA-457. The INACTINE™ red blood cell Phase III clinical trial program for acute indications, though enrollment is currently temporarily suspended, and the PA-457 clinical trial program are being conducted in various geographic locations, and clinical studies may occur in other geographic markets. In addition, following completion of the merger, and prior to the end of 2005, PA-457 is expected to progress to late stage Phase II trials. In parallel to the clinical development activities, the combined company would increase expenditures for pre-commercial activities, such as planning for, and preliminary investments in, the scale-up of manufacturing of the drug, and marketing and distribution of the drug both in the U.S. and internationally. The combined company would also plan to evaluate marketing partnerships for distribution as well as to fund a portion of the late stage clinical development of the drug. These activities will take time and expense, both to identify the best partners and reach agreement on terms, and to negotiate and sign definitive agreements. VITEX will actively seek new financing from time to time to provide financial support for new activities. However, at this time VITEX is not able to assess the probability of success in its fundraising efforts or the terms, if any, under which it may secure financial support from strategic partners. It is expected that VITEX will continue to incur operating losses for the foreseeable future.

The combined company will need additional capital in the future, but its access to such capital is uncertain.

VITEX’s current resources are insufficient to fund all of its and, following the merger, the combined company’s, commercialization efforts. As of January 17, 2005, VITEX had cash on hand of approximately $2.2 million, and Panacos had cash on hand of approximately $4.7 million. As described elsewhere in this Proxy Statement-Prospectus, VITEX has recently entered into definitive agreements with respect to $20 million in financing, the closing of which is to occur upon closing of the merger. At present, after its recent restructuring, VITEX is consuming approximately $1.0 million in cash per month and expects this spending rate to continue into early 2005. Following the merger, including Panacos’ cash spending rate of approximately $1.5 million in cash per month, the combined company expects to spend approximately $2.5 million in cash per month. VITEX believes that its present cash resources will be adequate to meet its requirements through the first quarter of 2005. VITEX’s capital needs beyond fiscal 2004 will depend on many factors, including its research and development activities, the scope of its clinical trial program, the completion of the merger with Panacos, the timing of regulatory approval for its products under development and the successful commercialization of its products. VITEX’s needs may also depend on the magnitude and scope of these activities, the progress and the level of success in its clinical trials, the costs of preparing, filing, prosecuting, maintaining and enforcing patent claims and other intellectual property rights, competing technological and market developments, changes in or terminations of existing collaboration and licensing arrangements, the establishment of collaboration and licensing arrangements and the cost of manufacturing scale-up and development of marketing activities, if undertaken by the combined company. Other than the financing described in this document which is contingent on the merger, VITEX does not have committed external sources of funding. Should the merger not close, VITEX may not be able to obtain additional funds on acceptable terms, if at all. If adequate funds are not available, the combined company may be required to:

•	delay, reduce the scope of or eliminate one or more of its development programs;

•	obtain funds through arrangements with collaboration partners or others that may require it to relinquish rights to technologies, product candidates or products that it would otherwise seek to develop or commercialize itself;

•	license rights to technologies, product candidates or products on terms that are less favorable to it than might otherwise be available; or

•	seek a buyer for all or a portion of its business, or wind down its operations and liquidate its assets.

If VITEX raises additional funds by issuing additional stock, further dilution to its stockholders may result, and new investors could have rights superior to existing stockholders. If funding is insufficient at any time in the future, VITEX may be unable to develop or commercialize its products, take advantage of business opportunities or respond to competitive pressures.

The success of the combined company will depend on the products and systems which it is and will be developing, including the INACTINE system, but may be unable to commercialize due to numerous factors, including regulatory requirements on both the combined company and its customers.

The success of the combined company’s business will depend on its successful development and commercialization of its products and systems, including products based on the INACTINE™ system. Successful commercialization of the combined company’s products and systems under development depends, in significant part, on its ability to:

•	complete their development in a timely fashion;

•	demonstrate their safety and efficacy in clinical trials;

•	obtain and maintain patents or other proprietary protections;

•	obtain required regulatory approvals;

•	implement efficient, commercial-scale manufacturing processes;

•	obtain approval for reimbursement under health care systems; and

•	establish and maintain development, sales, marketing, and distribution collaborations.

VITEX’s pathogen inactivation system for red blood cells is currently the only product being developed by VITEX, and together with Panacos’ product candidate PA-457, will be the only two clinical stage products of the combined company when the merger closes. The INACTINE system under development and has not been approved by the Food and Drug Administration for marketing in the United States or by regulatory authorities in other countries. The process of obtaining regulatory approvals is generally lengthy, expensive and uncertain. Satisfaction of pre-market approval or other regulatory requirements of the FDA, or similar requirements of non-United States regulatory agencies, typically takes several years, depending upon the type, complexity, novelty and intended purpose of the product. The regulatory process includes pre-clinical (animal) studies and clinical (human) trials of each product to establish its safety and efficacy. During fiscal years 2003 and 2002, VITEX spent approximately $18.5 million and $20.4 million on research and development, respectively.

The combined company must provide the FDA and foreign regulatory authorities with pre-clinical and clinical data that demonstrate its products are safe and effective before they can be approved for commercial sale. On November 23, 2004, VITEX announced that it had temporarily suspended enrollment in its Phase III surgical, or acute, study for its lead product candidate, the INACTINE™ red cell system, following identification of an immune response to INACTINE-treated red cells in one patient in the study during ongoing immunologic testing of subjects enrolled in the trial. This suspension in enrollment means that both the Phase III trial of INACTINE for acute indications and the Phase III trial of INACTINE for chronic indications, described in more detail below, have been halted. Although no clinical consequences of the immune response were apparent based on review of available data, additional patients will not be enrolled in the trial pending full evaluation. VITEX has notified the FDA that it has suspended enrollment in the study and it intends to continue discussions with FDA regarding the conditions, if any, under which the trial might be continued while VITEX is completing its review of all relevant data. The Company intends to conduct these discussions as part of an ongoing dialogue with the FDA regarding conditions for licensure of the INACTINE™ system. VITEX’s Phase III chronic study of INACTINE™ red cells was halted in 2003 due to antibody formation in sickle cell anemia patients receiving repeat transfusions of INACTINE™ treated red cells. Prior to the suspension of the surgical trial, the FDA had expressed concerns regarding the licensing of the current INACTINE™ system in light of the presence of antibodies observed in the chronic trial, and had requested justification from the Company for pursuit of an acute-only indication in the context of these findings. The FDA had also indicated that a control system would be required to ensure that patients who have previously received red cells treated by the current INACTINE™ system do not receive INACTINE™ red cells in subsequent hospitalizations. VITEX has met with the FDA and presented proposals on supplemental clinical trials. However, the FDA has indicated that it will require the review of additional data, including the results of the Phase III trial for INACTINE™ in acute indications, before fully responding to VITEX’s proposals for additional clinical trials. The occurrence of an immune response in the acute trial and the decision to suspend enrollment in it will require VITEX to formulate and present to FDA a regulatory plan for approval of INACTINE that takes into account all findings to date, which is likely to significantly delay determination of any acceptable regulatory pathway. VITEX has begun preclinical testing on modifications to the current INACTINE™ process that are designed to reduce the likelihood of an immunologic response to treated red cells. However, this work is early and preliminary and no assurance can be given that VITEX will be able to develop an INACTINE™ process that will be technically feasible, approved by the FDA, and economically viable, or that the modifications to the current INACTINE™ process will succeed in reducing the likelihood of an immunologic response. Prior to the suspension of enrollment in the acute study, the FDA also directed VITEX to implement additional patient safety monitoring procedures in the now-suspended Phase III acute trial. VITEX implemented these procedures and, until accrual into the trial was suspended, was periodically updating the FDA on the trial data. While VITEX believes that the steps taken addressed the FDA recommendations prior to suspension of enrollment in the acute trial, further steps could be required by the FDA. VITEX also received from the FDA a written request for further information relating to an August 2004 amendment to its IND. The amendment included responses to questions raised by the FDA relating to procedures for patient safety monitoring used in the previously halted Phase III chronic study. VITEX has responded to the FDA’s request and is awaiting further communications from the agency on this matter.

With the Phase III trial for INACTINE™ in chronic indications halted and enrollment suspended in the Phase III trial for INACTINE in acute indications, the Company’s ongoing development plan for INACTINE™ for chronic, acute or other indications is highly uncertain. VITEX cannot ensure that the acute trial will resume or complete enrollment in a timely manner, if ever. The exact nature, timing and estimated costs of the efforts necessary to bring to market the product resulting from VITEX’s pathogen inactivation research and development projects involve a number of key variables which are either unpredictable or outside VITEX’s control, including whether the likelihood of an immune response to INACTINE treated red cells can be adequately reduced, whether, and under what circumstances, the FDA will agree with a plan by VITEX to proceed with clinical trials, the enrollment rates and results of the Phase III clinical trial, should it be continued, the extent of further studies which could be required for filing a Biologics License Application with the FDA, the length of the FDA and foreign regulatory approval processes, the success of VITEX’s fundraising efforts, its ability to establish and maintain relationships with marketing partners and strategic collaborators, and the timing of commencement of commercialization of its product. Inability to satisfy one or more of these conditions, or to do so in a commercially acceptable manner, may render continued development of the INACTINE system infeasible.

Delays in the combined company’s clinical testing or approval from government authorities will increase its product development costs and may impair its ability to commercialize its products and allow competitors to bring products to market before the combined company does. VITEX’s clinical development plan for cellular products, including INACTINE™, assumes that only data from laboratory studies, not from human clinical trials, will be required to demonstrate efficacy in reducing pathogens and that clinical trials for these products will instead focus on demonstrating therapeutic efficacy, safety and tolerability of treated blood components. Although VITEX has held discussions with the FDA concerning the proposed clinical plan for these products, this plan of demonstrating safety and efficacy may not ultimately be acceptable to the FDA or the FDA may reconsider any decision that this clinical plan is appropriate.

Even if the combined company’s products receive approval for commercial sale, their manufacture, storage, marketing and distribution are and will be subject to extensive and continuing regulation in the United States by the federal government, especially the FDA, and state and local governments. The failure to comply with these regulatory requirements could result in enforcement action, including, without limitation, withdrawal of approval, which would harm the combined company’s business. Later discovery of problems with the combined company’s products may result in additional restriction on the product, including withdrawal of the product from the market. Regulatory authorities may also require post-marketing testing, which can involve significant expenses. Additionally, governments may impose new regulations, which could further delay or preclude regulatory approval of the combined company’s products or result in significantly increased compliance costs.

In similar fashion to the FDA, foreign regulatory authorities require demonstration of product quality, safety and efficacy prior to granting authorization for product registration which allows for distribution of the product for commercial sale. International organizations, such as the World Health Organization, and foreign government agencies including those for the Americas, Middle East, Europe, and Asia and the Pacific, have laws, regulations and guidelines for reporting and evaluating the data on safety, quality and efficacy of new drug products. Although most of these laws, regulations and guidelines are very similar, each of the individual nations reviews all of the information available on the new drug product and makes an independent determination for product registration.

In addition to the regulatory requirements applicable to the combined company and its products and systems, there are regulatory requirements applicable to its prospective customers for the INACTINE system, which are the blood banks that process and distribute both blood and blood products. Blood banks, such as the

American Red Cross and the New York Blood Center, will be required to obtain approved license supplements from the FDA before using products processed with VITEX pathogen reduction systems. FDA delays in approving these supplements may deter some blood centers from using VITEX products. In addition, blood centers that do submit supplements may face disapproval or delays in approval that could in turn cause further delay or deter them from using VITEX products.

The success of the combined company will also depend on the products and systems being developed by Panacos, including PA-457, and we cannot assure you that the efforts to commercialize PA-457, which is still in early-stage clinical trials, will succeed.

Together with the INACTINE system, Panacos’ product candidate, PA-457, will be the only clinical stage product being developed by the combined company when the merger closes.

PA-457 and the other compounds being developed by Panacos are still in early stage clinical trials and involve a high degree of development, technical, regulatory and other risks. The results from pre-clinical studies and early clinical trials conducted by Panacos do not ensure that results obtained in later stage clinical studies of PA-457 will be satisfactory to the FDA or foreign regulatory authorities. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. Completion of clinical trials may also be delayed by slower than anticipated patient enrollment, negative or inconclusive clinical results or other adverse circumstances occurring during the clinical trials. Therefore, the combined company cannot ensure that clinical trials will demonstrate sufficient safety and efficacy to obtain required marketing approvals on a timely basis, if at all.

Positive results from preclinical studies or early clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed. Initial clinical trials of PA-457 have been conducted only in small numbers of patients that may not fully represent the diversity present in larger populations infected with HIV or the results of long-term drug administration, and thus the limited results Panacos has obtained may not predict results from more prolonged studies in larger numbers of patients drawn from more diverse populations. These initial trials are not designed to assess the long-term efficacy of PA-457. Panacos will be required to demonstrate through larger-scale clinical trials that these product candidates are safe and effective for use in a diverse population before it can seek regulatory approvals for their commercial sale. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials. If PA-457 or any other product candidate fails to demonstrate sufficient safety and efficacy in any clinical trial, the combined company would experience potentially significant delays in, or be required to abandon, development of that product candidate. If the combined company delays or abandons its development efforts related to PA-457, it may not be able to generate sufficient revenues to become profitable, and its reputation in the industry and in the investment community would likely be significantly damaged, each of which would cause the stock price to decrease significantly.

If the combined company fails to establish relationships with strategic collaborators and distributors, it may be unable to market its products.

The combined company intends to enlist strategic collaborators for sales, marketing and distribution support and for financial support in the development of its products. The combined company will require marketing and distribution partners for the commercialization of its products. If the combined company fails to develop new strategic partnerships for these purposes, the failure could delay or possibly inhibit the commercialization of its products.

For example, in order to effectively market its products outside the United States, the combined company may need to secure foreign marketing partners who have a strong presence in such foreign markets. Securing new corporate collaborators is a time-consuming process, and VITEX cannot guarantee that the negotiations with new collaborators will yield positive results. Even if it finds additional corporate collaborators to assist in the commercialization of existing or new product candidates, the terms of the arrangements may not be favorable or acceptable to the combined company.

A small number of customers will determine market acceptance of some of the combined company’s products.

A defined number of blood collection services will dominate any market for the INACTINE™ system. In the United States, the American Red Cross and the America’s Blood Centers collect and distribute the vast majority of the nation’s supply of blood and blood components. Major United States blood centers include the New York Blood Center and the United Blood Services, which together distributes approximately 9 percent of the nation’s supply of blood and blood components. In Europe and Japan, various national blood transfusion services or Red Cross organizations collect, store and distribute virtually all of their respective nations’ blood and blood components supply. Failure to properly market, price or sell VITEX products to any of these large customers could significantly diminish the combined company’s potential product revenue.

VITEX relies on a limited number of suppliers to manufacture its inactivation compound and other components of its INACTINE™ system for red cells.

VITEX’s INACTINE™ system uses a small molecule compound known as PEN110 to inactivate pathogens. VITEX has a contract with one manufacturer for PEN110 and will seek to qualify additional manufacturers to produce this compound to meet its anticipated commercialization requirements. If any of these additional manufacturers, which have not yet been identified, or its existing manufacturer cannot produce and deliver this compound in the required quantities, to the required standards, or in a timely manner, the combined company may face delays in the commercialization of the INACTINE™ system before it is able to identify alternate or additional manufacturers to meet these requirements.

The procedure for inactivating pathogens using the INACTINE™ system requires the use of an automated INACTINE™ system to deliver the compound into the red cell unit and a cell washing system to remove PEN110, plasma proteins and other impurities. VITEX worked with an engineering firm to develop the automated delivery system which is now being qualified for use in its clinical trials. This system and related system disposables could be manufactured by several suppliers and VITEX has not yet entered commercial supply agreements.

VITEX is currently using a cell washing system manufactured by Haemonetics, which it exclusively licenses from Haemonetics pursuant to a development and manufacturing agreement. When and if VITEX’s INACTINE™ system is commercialized, Haemonetics will provide contract manufacturing services for the cell washing equipment and associated disposables. If Haemonetics fails to deliver an adequate supply of the cell washing systems and disposables, the combined company would be required to identify other third-party manufacturers.

The combined company may not be able to identify manufacturers for the delivery system and disposables or to replace Haemonetics for the wash system and disposables on a timely basis or enter into contracts with such manufacturers on reasonable terms, if at all. Any delay in the availability of these systems and disposables could delay commercialization and subsequent sales of the INACTINE™ system. Furthermore, the inclusion of delivery and cell washing systems by new manufacturers could require the combined company to seek new approvals from governmental regulatory authorities, which could result in delays in product delivery. The combined company may not be able to receive any such required regulatory approvals.

If the combined company does not successfully distinguish and commercialize its technology, it may be unable to compete successfully or to generate revenue significant to sustain its operations.

The biotechnology industry, including the fields of transfusion medicine, therapeutic use of blood products, and therapeutic products to treat HIV and serious infections, is highly competitive and subject to significant and rapid technological change. Accordingly, the combined company’s success will depend, in part, on its ability to respond quickly to such change through the development and introduction of new products and systems.

Many of the combined company’s competitors or potential competitors have substantially greater financial and other resources than VITEX has and may also have for the viral inactivation of red cells, greater experience in conducting pre-clinical studies, clinical trials and other regulatory approval procedures as well as in marketing their products. Major competitors in the market for HIV drugs include large, publicly-traded pharmaceutical companies, such as GlaxoSmithKline, Bristol Myers Squibb, Pfizer, Roche, Johnson & Johnson, and Gilead, development stage public companies, such as Incyte and Vertex, and private development stage companies, such as Pharmasset. Major competitors in the market for pathogen inactivation systems include Baxter Healthcare, Gambro BCT, and Cerus. If the combined company or its corporate partners commence commercial product sales, the combined company or its corporate partners will be competing against companies with greater marketing and manufacturing capabilities.

The combined company’s ability to compete successfully against currently existing and future alternatives to its product candidates and systems, and competitors who compete directly with it in the pathogen reduction industry will depend, in part, on its ability to:

•	attract and retain skilled scientific and research personnel;

•	develop technologically superior products;

•	develop competitively priced products;

•	obtain patent or other required regulatory approvals for the combined company’s products;

•	be early entrants to the market; and

•	manufacture, market and sell its products, independently or through collaborations.

Third-party reimbursement policies may adversely affect the combined company’s ability to commercialize and sell its products and services.

The combined company’s ability to successfully commercialize its products depends in part on the extent to which appropriate levels of reimbursement for its products and related treatments are obtained from government authorities, private health insurers, third party payers, and other organizations, such as managed care organizations, or MCOs. Any failure by doctors, hospitals and other users of the combined company’s products or systems to obtain appropriate levels of reimbursement could adversely affect the combined company’s ability to sell these products and systems.

Federal legislation, enacted in December 2003, has altered the way in which physician-administered drug programs covered by Medicare are reimbursed, generally leading to lower reimbursement levels. The new legislation has also added an outpatient prescription drug benefit to Medicare, effective January 2006. In the interim, the United States Congress has established a discount drug card program for Medicare beneficiaries. Both benefits will be provided through private entities, which will attempt to negotiate price concessions from pharmaceutical manufacturers. These negotiations may increase pressures to lower prices. On the other hand, the drug benefit may increase the volume of pharmaceutical drug purchases, offsetting at least in part these potential price discounts. While the new law specifically prohibits the United States government from interfering in price negotiations between manufacturers and Medicare drug plan sponsors, some members of Congress are pursuing legislation that would permit de facto price controls on prescription drugs. In addition, the law triggers, for congressional consideration, cost containment measures for Medicare in the event Medicare cost increases exceed a certain level. These cost containment measures could include limitations on prescription drug prices. This legislation could adversely impact the combined company’s ability to commercialize any of its products successfully.

Significant uncertainty exists about the reimbursement status of newly approved medical products and services. Reimbursement in the United States or foreign countries may not be available for any of the combined company’s products, reimbursement granted may not be maintained, and limits on reimbursement available from third-party payers may reduce the demand for, or negatively affect the price of, the combined company’s products. VITEX anticipates that the combined company will need to work with a variety of organizations to lobby government agencies for improved reimbursement policies for its products. However, VITEX cannot guarantee that such lobbying efforts will take place or that they will ultimately be successful.

If the combined company is unable to protect its intellectual property, it may not be able to operate its business profitably.

The combined company’s success will depend on its ability to develop proprietary products and technologies, to obtain and maintain patents, to protect trade secrets, and to prevent others from infringing on its proprietary rights. VITEX and Panacos each have exclusive patents, licenses to patents or patent applications covering critical components of their respective technologies and Panacos has certain jointly owned patents. VITEX and Panacos also seek to protect their proprietary technology and processes, in part, by confidentiality agreements with its employees and certain contractors. Patents, pending patent applications and licensed technologies may not afford adequate protection against competitors, and any pending patent applications now or hereafter filed by or licensed to VITEX or Panacos may not result in patents being issued. In addition, certain of the combined company’s technology relies on patented inventions developed using university resources. Universities may have certain rights, as defined by law or applicable agreements, in such patents, and may choose to exercise such rights. Under the terms of a license agreement between Panacos and the University of North Carolina, Panacos is an exclusive licensee to certain technology, including patents and patent applications, that relate to Panacos’ product candidates, including PA-457. This license agreement imposes various commercialization, sublicensing, royalty and other obligations on us. If we fail to comply with these and other requirements, our license could convert from exclusive to non-exclusive or terminate entirely. Currently, Panacos is in compliance with the terms of the license agreement, and we do not have any reason to believe that the license may be terminated. VITEX and Panacos cannot be certain that their confidentiality agreements will not be breached, that they will have adequate remedies for any breach, or that their trade secrets will not otherwise become known or be independently discovered by competitors. To the extent that employees, consultants or contractors of the combined company use intellectual property owned by others, disputes may arise as to the rights related to or resulting from the know-how and inventions. In addition, the laws of certain non-United States countries do not protect intellectual property rights to the same extent as do the laws of the United States. Medical technology patents involve complex legal and factual questions and, therefore, VITEX cannot predict with certainty their enforceability.

The combined company will be a party to various license agreements that gives it exclusive rights to use specified technologies applicable to research, development and commercialization of its products, including PA-457. The agreements pursuant to which such technology is used permit the licensors to terminate agreements in the event that certain conditions are not met. If these conditions are not met and the agreements are terminated, the combined company’s product development, research and commercialization efforts may be altered or delayed.

Patents or patent applications, if issued, may be challenged, invalidated or circumvented, or may not provide protection or competitive advantages against competitors with similar technology. Furthermore, competitors of the combined company may obtain patent protection or other intellectual property rights for technology similar to the combined company’s that could limit its ability to use its technology or commercialize products that it may develop.

Litigation may be necessary to assert claims of infringement, to enforce patents issued to the combined company, to protect trade secrets or know-how or to determine the scope and validity of the proprietary rights of others. Litigation or interference proceedings could result in substantial additional costs and diversion of management focus. If the combined company is ultimately unable to protect its technology, trade secrets or know-how, it may be unable to operate profitably. Although neither VITEX nor Panacos has been involved with any threats of litigation or negotiations regarding patent issues or other intellectual property, or other related court challenges or legal actions, it is possible that the combined company could be involved with such matters in the future.

If the combined company is unable to operate its business without infringing upon intellectual property rights of others, it may not be able to operate its business profitably.

The combined company’s success depends on its ability to operate without infringing upon the proprietary rights of others. VITEX is aware that patents have been applied for and/or issued to third parties claiming technologies for decontamination of blood and blood products that may be similar to those needed by VITEX. VITEX endeavors to follow developments in these fields and it does not believe that its technologies and/or products infringe upon any proprietary rights of third parties. To the extent that planned or potential products turn out to be covered by patents or other intellectual property rights held by third parties, the combined company would need a license under such patents or other intellectual property rights to continue development and marketing of its products. Any required licenses may not be available on acceptable terms, if at all. If the combined company does not obtain such licenses, it may need to design around other parties’ patents or it may not be able to proceed with the development, manufacture or sale of its products.

Litigation may be necessary to defend against claims of infringement or to determine the scope and validity of the proprietary rights of others. Litigation or interference proceedings could result in substantial additional costs and diversion of management focus. If the combined company is ultimately unsuccessful in defending against claims of infringement, it may be unable to operate profitably.

If the combined company loses or is unable to hire and retain qualified personnel, it may not be able to develop its products and technology.

VITEX is, and, following the merger, the combined company will be, highly dependent on the members of its scientific and management staff. In particular, the combined company will depend on Dr. Samuel K. Ackerman, currently the Chairman of the Board and Interim Chief Executive Officer of Panacos, and the Chairman of the Board of VITEX, as the combined company’s Chief Executive Officer. VITEX and Panacos do not have employment contracts with any key personnel. Although VITEX believes it has been successful in attracting and retaining its employees, it may not be able to attract and retain personnel on acceptable terms, if at all, given the competition for such personnel among other companies and research and academic institutions. If the combined company loses an executive officer or certain key members of its clinical or research and development staff or is unable to hire and retain qualified personnel, then its ability to develop and commercialize its products and technology may be hindered. VITEX has not purchased any key-man life insurance.

VITEX and Panacos use and generate hazardous materials in their research activities. Defending against any claims relating to the improper handling, storage, release or disposal of these materials could be time consuming and costly.

VITEX and Panacos are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. It is possible that the combined company will be required in the future to incur significant costs to comply with environmental and health and safety regulations. The research and development activities to be undertaken by the combined company after the merger involve the use of hazardous materials, including chemicals that may cause cancer, volatile solvents, and biological materials, including materials infected with various viruses, including Human Immunodeficiency Virus, Human T-Cell Lyphotrophic Virus, and Simian Immunodeficiency Virus. In addition, the operations of VITEX and Panacos produce, and will continue to produce after the consummation of the transaction, hazardous waste products. Although VITEX and Panacos believe that their safety procedures for handling and disposing of such materials comply with the standard prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. In the event of such an accident, the combined company could be held liable for any damages that result, and any such liability could exceed its insurance limits and its cash resources. Both VITEX and Panacos currently have general liability insurance that covers their respective use of hazardous materials and chemicals, and the combined company will also have insurance covering these matters following the merger. The cost of the annual premium for this insurance has not been material to either VITEX or Panacos, and it is not expected to be material to the combined company following the merger. Neither VITEX nor Panacos has been notified that it has been the subject of any investigations relating to the generation of hazardous materials in the past.

The combined company may face exposure to product liability claims.

The combined company may face exposure to product liability and other claims due to allegations that its products cause harm. These risks are inherent in the suspended Phase III clinical trials relating to the INACTINE™ system and the ongoing Phase II clinical trials relating to PA-457 and in the testing, and future manufacturing and marketing of the combined company’s products. Although VITEX currently maintains product liability insurance, such insurance may not be adequate and the combined company may not be able to obtain adequate insurance coverage in the future at a reasonable cost, if at all. If the combined company is unable to obtain product liability insurance in the future at an acceptable cost or to otherwise protect against potential product liability claims, it could be inhibited in the commercialization of its products which could have a material adverse effect on its business. Each of VITEX and Panacos currently has a policy covering $10 million of product liability for their respective clinical trials. Neither VITEX nor Panacos currently has sales of any products. The level of product liability insurance coverage and the associated cost of that insurance for the combined company will be determined following the merger. The coverage will be maintained and limits reviewed from time to time as the combined company progresses to later stages of its clinical trials and as the length of the trials and the number of patients enrolled in the trials changes. After the merger, the combined company intends to obtain a combined coverage policy that includes tail coverage in order to cover any claims that are made for any events that have occurred prior to the merger. Currently, each company’s annual premium for product liability insurance is approximately $110,000 - $120,000.

Risks Related to VITEX Stock

VITEX’s stock price is volatile and you may not be able to resell your shares at a profit.

VITEX first publicly issued common stock on June 11, 1998 at $12.00 per share in its initial public offering. Between June 11, 1998 and January 14, 2005 the closing sale price has ranged from a high of $17.62 per share to a low of $0.45 per share. The market price of VITEX common stock could continue to fluctuate substantially due to a variety of factors, including:

•	quarterly fluctuations in results of operations;

•	the announcement of new products or services by the combined company or competitors;

•	sales of common stock by existing stockholders or the perception that these sales may occur;

•	adverse judgments or settlements obligating the combined company to pay damages;

•	negative publicity;

•	loss of key personnel;

•	developments concerning proprietary rights, including patents and litigation matters; and

•	clinical trial or regulatory developments in both the United States and foreign countries.

In addition, overall stock market volatility has often significantly affected the market prices of securities for reasons unrelated to a company’s operating performance. In the past, securities class action litigation has been commenced against companies that have experienced periods of volatility in the price of their stock. Securities litigation initiated against the combined company could cause it to incur substantial costs and could lead to the diversion of management’s attention and resources, which could have a material adverse effect on revenue and earnings.

The sale of a substantial number of shares of VITEX common stock could cause the market price of VITEX common stock to decline and may impair the combined company’s ability to raise capital through additional offerings.

VITEX currently has outstanding warrants to purchase an aggregate of 6,930,089 shares of its common stock. The shares issuable upon exercise of these warrants have been registered for resale, and thus could be sold at any time following their issuance. These shares represent approximately 13% of the total number of shares of VITEX common stock that are currently outstanding. In addition, under the terms of the Securities Purchase Agreement, VITEX will issue $20,000,000 worth of shares of its common stock, at a per share price equal to the lower of (i) $0.20 per share and (ii) a 10-day average of the stock price prior to closing, and warrants to purchase 0.45 times the number of shares of its common stock issued in the financing. VITEX is obligated to file a registration statement, within 30 days of the closing of the Securities Purchase Agreement, to register the resale of these shares of common stock and the shares underlying the warrants. The shares to be issued under the Securities Purchase Agreement will represent approximately 26% of the total number of shares of VITEX common stock outstanding on the date of closing of the financing.

Sales of these shares in the public market, or the perception that future sales of these shares could occur, could have the effect of lowering the market price of VITEX common stock below current levels and make it more difficult for VITEX and its shareholders to sell VITEX equity securities in the future.

VITEX’s executive officers, directors and holders of more than 5% of its common stock collectively beneficially own approximately 18% of the outstanding common stock as of January 14, 2005. In addition, approximately 2,500,000 shares of common stock issuable upon exercise of vested stock options could become available for immediate resale if such options were exercised.

Sale or the availability for sale, of shares of common stock by stockholders could cause the market price of VITEX common stock to decline and could impair its ability to raise capital through an offering of additional equity securities.

Anti-takeover provisions may frustrate attempts to replace VITEX’s current management and discourage investors from buying its common stock.

Certain provisions of VITEX’s restated certificate of incorporation and restated by-laws, as well as the Delaware General Corporation Law, or the DGCL, reduce the power of stockholders generally, even those with a majority of the voting power in VITEX, to remove incumbent directors and to fill vacancies on the Board of Directors without the support of the incumbent directors.

In addition, VITEX’s restated certificate of incorporation and restated by-laws provide that stockholder action may not be effected without a duly called meeting. VITEX’s restated certificate of incorporation and restated by-laws also do not permit its stockholders to call special meetings of stockholders. This effectively limits the ability of VITEX stockholders to conduct any form of consent solicitation.

Provisions of the DGCL, VITEX’s restated certificate of incorporation and restated by-laws could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of VITEX without approval of its Board of Directors, even if such acquisition were beneficial to other stockholders. Moreover, the provisions of the DGCL and VITEX’s restated certificate of incorporation and restated by-laws relating to the removal of directors and the filling of vacancies on the Board of Directors preclude a third party from removing incumbent directors without cause and simultaneously gaining control of the Board of Directors by filling, with its own nominees, the vacancies created by removal. Such provisions could also limit the price that certain investors might be willing to pay in the future for shares of the common stock. Such provisions also allow the Board of Directors to authorize the issuance of preferred stock with rights superior to those of the common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Also, VITEX management may make forward-looking statements orally to investors, analysts, the media and others. Forward-looking statements express VITEX’s expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors that could cause actual events or results to be significantly different from those described in the forward-looking statement. Forward-looking statements might include one or more of the following:

•	anticipated results of financing activities;

•	anticipated agreements with marketing partners;

•	anticipated clinical trial timelines or results;

•	anticipated research and product development results;

•	projected regulatory timelines;

•	descriptions of plans or objectives of management for future operations, products or services;

•	forecasts of future economic performance; and

•	descriptions or assumptions underlying or relating to any of the above items.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts or events. They use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “opportunity”, “plan”, “potential”, “believe” or words of similar meaning. They may also use words such as “will”, “would”, “should”, “could” or “may”.

Although VITEX believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither VITEX nor any other person assumes responsibility for the accuracy and completeness of such statements. VITEX does not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. You should carefully consider that information before you make an investment decision. You should review carefully the risks and uncertainties identified in this report.

THE MERGER TRANSACTION

General

VITEX’s Board is using this Joint Proxy Statement - Prospectus to solicit proxies from the holders of VITEX common stock for use at the VITEX meeting. Panacos’ Board is also using this document to solicit proxies from the holders of Panacos common stock and Panacos preferred stock for use at the Panacos meeting.

VITEX Proposals

At the VITEX meeting, holders of VITEX common stock will be asked to vote upon:

(1) approval of the merger and the Agreement and Plan of Merger dated as of June 2, 2004, as amended on November 5, 2004, November 28, 2004 and December 8, 2004, among VITEX, Panacos and certain Panacos stockholders, including the related issuance of VITEX common stock;

(2) adoption of the Supplemental Option Plan as described under “Other VITEX Special Meeting Proposals” in Chapter Six of this booklet;

(3) approval of an amendment of VITEX’s certificate of incorporation to increase the number of authorized shares of VITEX common stock from 75,000,000 to 550,000,000;

(4) approval of the Securities Purchase Agreement, dated as of December 9, 2004, by and among VITEX and the purchasers identified on the signature pages thereto, and the related issuance of an aggregate of $20,000,000 worth of shares of VITEX common stock and warrants to purchase shares of VITEX common stock; and

(5) approval of an amendment to VITEX’s certificate of incorporation to effect a reverse stock split of the VITEX common stock, at a ratio within the range of 1:5 to 1:20, as required by the terms of the Securities Purchase Agreement, at such ratio to be determined by the Board of Directors of VITEX as described under “Other VITEX Special Meeting Proposals” in Chapter Six of this booklet.

Panacos Proposal

At the Panacos meeting, holders of Panacos common stock and Panacos preferred stock will be asked to vote upon the approval and adoption of the merger agreement, as amended, and the merger.

Background of the Merger

Beginning in June 2003, VITEX initiated a process to explore business combinations with other biotechnology firms. VITEX management, in close consultation with the VITEX Board, developed a list of potential companies that could be likely candidates for a merger or collaboration. The objective was to identify companies with complementary products and technologies that would expand the VITEX pipeline of products, and improve the ability of the combined company to raise capital and thereby reduce the risk that the company would not have sufficient funding to continue its business. The list was limited to companies of a comparable size and scope in order to help facilitate integration of operations and retention of employees.

VITEX management decided to focus on companies whose product development activities and commercialization efforts were concentrated in two areas. These areas were selected based on the perceived core competencies of VITEX and those that could result in potential synergies following the merger. The first of the two areas identified were companies with innovative blood processing technologies, including pathogen inactivation. The second area included companies engaged in the development of novel anti-infective technologies, including drugs.

Beginning in June 2003, VITEX had discussions with two companies in the blood processing and pathogen inactivation area regarding the potential for a business collaboration leading to a merger. Proposals were discussed with the parties with the approval of the VITEX Board, but given uncertainties in both companies’ programs, the talks were discontinued in November 2003, following the halting by VITEX of the Phase III chronic trial of INACTINE.

VITEX management then prepared a list of four additional targets in the blood processing and pathogen inactivation field, but after discussion with various Board members it was determined that only one of the four was an attractive merger candidate. This company, a private blood processing company, had recently signed a commercial partnership. VITEX engaged in discussions in January 2004 with this company. However, given significant differences in perceived relative valuations that were unlikely to be overcome in a reasonable timeframe, these discussions were discontinued.

A list of six anti-infective companies was also developed by VITEX management in parallel. Some were eliminated since they were public companies with significantly larger valuations relative to VITEX, with products in Phase II clinical trials or beyond. Some private companies were eliminated since they had recently completed significant successful financing rounds, had products in Phase II or beyond and were thought likely to want to remain independent. VITEX was familiar with Panacos through a shared investor, Ampersand Ventures, and Board members. Panacos had just filed an IND for its product candidate, PA-457. The drug appeared to be promising, but no clinical testing had yet been initiated. The management team was highly respected and qualified. The VITEX Board encouraged management to approach Panacos regarding the potential to merge the businesses.

The filing of the IND represented a significant milestone for Panacos. VITEX was also aware of several key members of the Panacos management team and their proven track record in developing HIV therapeutics prior to joining Panacos.

VITEX management believed that Panacos met a number of key criteria that VITEX had established for potential business combinations and as a result was attractive as a merger candidate. The merger would provide VITEX with a second program in human clinical trials. Both companies were focused on developing novel technologies to address important infectious disease threats. Both companies were targeting large commercial opportunities with significant unmet needs. In addition to PA-457, Panacos was actively screening additional compounds to expand its product portfolio. VITEX also believed the combination of VITEX and Panacos could attract new investors to fund further clinical development. Panacos would also be a source of additional commercial partnerships to fund ongoing development of PA-457 and other candidates in their pipeline.

During the week of February 2, 2004, Mr. John Barr, VITEX President and Chief Executive Officer, approached Dr. Herbert H. Hooper, a director of Panacos, regarding a potential merger with Panacos. Mr. Barr outlined the potential benefits for both companies from a combination, with particular focus on the benefit of an expanded pipeline of product candidates. After consideration and discussion with other Panacos board members, Dr. Hooper indicated that Panacos was willing to continue to review and discuss the possibility.

On February 9, 2004, VITEX and Panacos signed confidentiality agreements to permit the sharing of detailed information on the companies’ respective businesses and operations.

On February 10, 2004, VITEX briefed its outside counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz Levin, on the potential merger. Mintz Levin advised VITEX management on structuring the proposed transaction, including the treatment of potential conflicts of interest.

On February 12, 2004, the VITEX Board reviewed a presentation by VITEX management regarding the status of discussions with prospective merger and collaboration partners. This review was a key part of the Board agenda as a result of the halting of the chronic trial of INACTINE in November 2003. The consensus view of the

Board was that VITEX needed to add additional products to its pipeline in order to reduce the risk of being a single technology company. Management presented an overview of Panacos, and proposed to continue discussions with respect to a business combination. The Board considered the perceived quality and experience of the Panacos management team, Panacos’ focus on anti-infectives, which was also a VITEX core scientific competency, the fact that Panacos’ lead drug, PA-457, was approved to enter human clinical trials, and the large and growing market for innovative HIV drugs. Potential adverse consequences of a merger were also discussed, including the early stage of clinical development of PA-457, the potential impact on VITEX of a near-term set back for PA-457 in the clinic, the potential impact of a merger on retention of key scientific and management employees in both companies, and managing the potential competition for resources in the combined company. After carefully weighing these factors, the Board concluded that exploring a merger with Panacos was in the best interest of VITEX and directed management to retain one of two outside consultants to conduct a careful review of the Panacos technology with a focus on the prospects for PA-457.

On February 13, 2004, the Panacos Board met in Gaithersburg, Maryland. The Panacos Board discussed numerous potential transactions including a merger with VITEX, a merger with one of several other entities, and a fundraising transaction involving Panacos’ existing stockholders. The Panacos Board extensively discussed the possible advantages and disadvantages of each of the various alternatives. With respect to the transaction with VITEX, the Panacos Board considered the benefits of merging with a public entity, including enhanced liquidity for Panacos stockholders and the increased ability to raise additional capital, as well as the risks inherent in such a transaction, including integration risks, the need to obtain additional funding for the operations of the combined company and questions concerning the ongoing development of VITEX’s products. The Panacos Board authorized Panacos management to continue to consider and pursue a transaction with VITEX.

On February 20, 2004, VITEX management, along with a team from the consulting firm, visited Panacos’ offices in Gaithersburg, Maryland. VITEX scientists presented an update on the INACTINE™ clinical development program and business opportunity. Panacos senior management presented a comprehensive update on PA-457 as well as other drug candidates under development. During the afternoon, both teams discussed the merits of the transaction.

During the week of February 25, 2004, VITEX responded to follow-up questions and requests for information from Panacos regarding the VITEX clinical trial program, product launch plans and commercial opportunity for the INACTINE™ system for red blood cells.

On February 27, 2004, VITEX management provided an update to the VITEX Board by conference call on the status of discussions with Panacos. Prior to the call, VITEX had consulted with outside counsel, Mintz Levin, with respect to the appropriate response to potential conflicts of interest on the part of the parties engaged in the merger discussions. All potential conflicts of interest were disclosed to the VITEX Board and, as a result, it was determined that Dr. Ackerman and Dr. Richard Charpie would be recused from the call and would be recused from all future deliberations by the VITEX Board with respect to negotiations with Panacos on a business combination. These potential conflicts resulted from the facts that Dr. Ackerman, in addition to being Chairman of VITEX, was also Chairman of Panacos and acting CEO, and that Dr. Charpie is managing partner of Ampersand Ventures, which is the largest investor in both VITEX and Panacos. Management provided an update on ongoing discussions with Panacos and preliminary due diligence including the work of the outside consultants. VITEX management believed that the preliminary findings were promising from a technical perspective. Management also outlined preliminary thoughts on valuation and proposed a milestone-based purchase price structure, tied to progress in the clinic, as a logical structure for the proposal. The Board discussed at length both the valuation and structure. The Board discussed the potential adverse effects of the proposed transaction, in terms of a setback or delays in reaching clinical milestones. The Board discussed with management the merging of the teams and respective corporate cultures. The Board concluded that the valuation of Panacos proposed by management was a good starting point for negotiations, a milestone structure was appropriate and that management with the help of its consultant should carefully study the proposed timing of the PA-457 clinical development plan and the potential impact on delays in the program on resources in the merged company.

On March 1, 2004, VITEX management forwarded to Panacos a proposed term sheet for a merger.

On March 4, 2004, VITEX received a counteroffer from Panacos. Representatives of the two companies spoke by phone to review the terms and provide further clarification on their respective positions.

On March 8, 2004, VITEX provided a modified proposal to Panacos.

On March 11, 2004, Panacos responded to the modified VITEX proposal. A meeting was scheduled for later in the week to continue the negotiations.

On March 15, 2004, the Panacos Board met via a conference call. Panacos management and its corporate development consultant, Mr. Christopher A. Rallis, updated the Panacos Board on the status of discussions with VITEX and other third parties. Mr. Rallis briefed the Panacos Board on his ongoing negotiations concerning the terms of a potential merger with VITEX. The Panacos Board also continued its discussion of Panacos’ various strategic alternatives, and authorized management to continue discussions with VITEX and other third parties.

On March 18, 2004, representatives of VITEX met with representatives of Panacos. After discussion and exchange of positions, VITEX and Panacos reached a tentative agreement on an outline of terms potentially acceptable to both organizations.

From March 1, 2004 through March 18, 2004, management of VITEX had numerous discussions and provided updates to the VITEX Board on the status of the merger discussions with Panacos.

On March 19, 2004, VITEX forwarded an updated term sheet to Panacos reflecting the discussions held on March 18. VITEX management also provided an analysis to the Board of the proposed terms. VITEX management also received the final written report from the consulting firm that provided a favorable assessment of the technology and commercial prospects for PA-457.

On March 22, 2004, the VITEX Board met by conference call to review the status of the proposed merger with Panacos. Dr. Ackerman and Dr. Charpie were recused. The team leader from the consultant that was conducting the due diligence of PA-457 participated in the call and reviewed the detailed report forwarded to the Board prior to the meeting. Key conclusions from the analysis covered several areas, including the following:

•	PA-457 appeared to be a first in class HIV drug.

•	Based on discussions with HIV experts, maturation inhibition, the mechanism of action of PA-457, was a promising target.

•	No adverse technical issues were found.

•	The clinical trial program for PA-457, including the proposed timing, appeared to be realistic.

•	The significant market potential of PA-457.

The Board focused its questions and deliberations on the following areas: the timing of the PA-457 clinical trial program, pre-clinical testing including the toxicology profile of the drug, the potential for side effects or patient safety issues, the confidence in the potential sales figures and the sensitivity to different label claims for the drug, the probability of success at each stage of clinical development and the outlook for marketing partnerships. The management team then updated the Board on negotiations with Panacos. Management believed that Panacos would accept a deal with 45 million total shares in three milestones: 20 million at closing, 5 million upon completion of the first Phase 1 trial, 5 million upon completion of the second Phase 1 trial, and 15 million at the completion of the first Phase 2 trial in which the effect on HIV concentrations in HIV positive patients would be determined. The valuation after the first two milestones was in the range that management had previously discussed with the Board, based on the recent trading range of VITEX stock. VITEX also discussed the potential valuation impact of late Phase 1 success and promising antiviral results in a Phase 2 Study based on studies of comparable companies at that stage and discussions with investment bankers. The Board focused its discussion on the reasons that VITEX management thought Panacos wanted to do the deal (near term liquidity as part of public company and deeper management team with commercial experience), and the potential positive and negative impact of the deal on VITEX, including expansion of its pipeline partially offset by the risk of an early stage program. The Board discussed alternatives if VITEX were not to proceed with the deal, including the clinical status of the INACTINE program, and other opportunities. The Board decided that the milestones were a good approach to the deal structure and that Panacos was the best near term opportunity, and authorized management to negotiate definitive terms consistent with the deal structure outlined by management. The Board also authorized VITEX management to retain Houlihan Lokey to advise the VITEX Board concerning the fairness to VITEX of the transaction from a financial point of view.

During the week of March 22, 2004, representatives of VITEX and Panacos had several telephonic discussions to clarify certain issues in the final term sheet.

On March 31, 2004, a draft merger agreement was completed by Mintz Levin. This draft document was forwarded to Panacos and Panacos’ counsel, Cooley Godward LLP, or Cooley Godward.

On April 2, 2004, management of VITEX met with bankers from Houlihan Lokey. VITEX management provided an overview of Panacos, highlights of the merger discussion and a rationale for both the merger and the terms. Dr. Ackerman provided an overview of Panacos for Houlihan Lokey.

On April 7, 2004, VITEX received comments on the draft merger agreement from Panacos. Panacos also forwarded a list of documents needed from VITEX for Panacos to complete their due diligence.

On April 8 and 9, 2004, VITEX management visited Panacos to conduct financial and regulatory due diligence. VITEX management reviewed an updated business plan, other financial documents, regulatory files, and intellectual property files.

On April 9, 2004, representatives of Mintz Levin and Cooley Godward spoke by telephone to review issues associated with the merger agreement.

On April 9, 2004, management of VITEX conducted a conference call with a representative of Panacos to review the first set of comments regarding the merger agreement. Several issues were agreed to and Panacos’ representative agreed to present the VITEX positions on the remaining issues to the Panacos Board.

On April 12, 2004, representatives of VITEX and Panacos held a follow-up discussion on the merger agreement. A follow-up call was agreed to for later in the week to attempt to reach agreement on the remaining issues.

On April 12, 2004, the Panacos Board met via a conference call. Mr. Rallis updated the Panacos Board regarding the status of all third party discussions. In addition, Mr. Rallis and Cooley Godward reviewed the status of the negotiations with VITEX, the most recent draft of the merger agreement and outstanding issues in the transaction.

On April 13, 2004, management of VITEX held a conference call with Houlihan Lokey. They provided Houlihan Lokey with additional clarification on the financing rounds completed by VITEX in late 2003 and early 2004. Management of VITEX also provided further information on alternative strategies explored by VITEX, including mergers with other companies and acquisition of rights to technologies.

On April 14, 2004, the parties and their counsel held a conference call to discuss several issues under the merger agreement, including registration rights, lock-up provisions and representations and warranties to be made by the parties.

From mid- to late April 2004, representatives of VITEX continued to conduct their due diligence review of Panacos, including with respect to regulatory and intellectual property matters, and representatives of Panacos continued to conduct their due diligence review of VITEX.

During the weeks of April 26 and May 3, 2004, management of VITEX met or held phone discussions with representatives of Panacos to negotiate remaining key business issues. Several issues remained unresolved with follow-up required by both sides.

On May 11, 2004, a regularly scheduled VITEX Board meeting was held to review the status of the merger with Panacos. Dr. Ackerman, in his role as Chairman and acting CEO of Panacos, provided an update of the clinical and development program for PA-457. Dr. Ackerman noted that Panacos was on track to complete the first Phase 1 clinical trial and initiate the second trial in the third quarter of 2004, which was on schedule. Dr. Ackerman and Dr. Charpie were recused from discussions on ongoing negotiations with respect to the merger. Management updated the VITEX Board on the status of negotiations, including the fact that the basic deal structure had been agreed to by Panacos, and that detailed negotiations were underway on remaining issues. The VITEX Board provided suggestions for resolving the remaining issues. The management structure of the merged company was discussed. The Board again reviewed the key strategic and operational implications of the proposed merger, including the competition for resources after the merger. The Board again discussed the impact on retention of technical employees in the merged company. The Board also discussed the clinical timeline and the impact of any setback in the clinic for the merged company. The progress of Panacos to date in managing the clinical trials and the milestone structure was thought to protect VITEX against any future delays in the clinical program. Management also discussed the status of the fairness opinion. The Board again concluded that management should work towards a closing of the deal, as the Board agreed that the overall potential benefit of the combination outweighed the associated risk of adverse consequences due to the merger.

From May 12, 2004 through May 17, 2004, Mintz Levin and Cooley Godward exchanged comments on the merger agreement and proposed drafts of other, related agreements. A negotiating session was scheduled for May 18, 2004.

On May 18, 2004, VITEX management and Mintz Levin met with Panacos representatives and Cooley Godward at Cooley Godward’s offices in Virginia. Agreement was reached on most of the remaining issues. There were several follow-up items for VITEX to provide to Panacos. The week of June 1 was established as a target date for signing the definitive agreement.

On May 21, 2004, Mintz Levin forwarded to Cooley Godward a revised draft of the agreement, which reflected the outcome of the negotiations on May 18.

During the week of May 24, 2004, Mintz Levin and Cooley Godward exchanged several revisions of the agreement and worked to resolve the remaining open issues.

On May 26, 2004, the Panacos Board met in Gaithersburg, MD. Mr. Rallis updated the Board on the status of the VITEX merger discussions and potential alternative third party transactions. Mr. Rallis and Cooley Godward then provided a summary to the Board of the merger agreement draft with VITEX and resolution of key issues. The Board asked a series of questions and a full discussion followed, including disclosure of the interests of Dr. Ackerman and Dr. Hooper in the transaction. After extensive review and discussion, the Panacos Board, including Dr. Ackerman and Dr. Hooper, voted unanimously to authorize Panacos management to sign the merger agreement as finally negotiated by the duly authorized officers.

On May 28, 2004, Houlihan Lokey orally advised the VITEX Board that it was prepared to deliver an opinion to the effect that consideration to be paid by VITEX to the Panacos stockholders in connection with the proposed transaction was fair to VITEX from a financial point of view.

On May 30, 2004, a copy of the most current draft of the definitive merger agreement and a draft of the Houlihan Lokey opinion were forwarded to the VITEX Board members, with the exception of Dr. Ackerman and Dr. Charpie, in preparation for a Board meeting on June 1, 2004.

On May 30, 2004, VITEX received two reports from the clinical investigators at the clinical trial site used by Panacos for the first Phase I study of PA-457, known as Study 101. The reports summarized the pharmacokinetic results of all recipients of the drug in the trial, and included conclusions as to the safety and tolerability of the drug. A member of the consulting firm also reviewed the report and agreed with VITEX management’s assessments that the endpoints of the studies had been met and further clinical development of the technology was warranted.

On June 1, 2004, VITEX management met with the VITEX Board. Dr. Charpie and Dr. Ackerman were recused. A representative of Houlihan, Lokey provided an overview of the fairness opinion that had been distributed to the Board in advance of the meeting. The Board discussed the opinion at length with a particular focus on the valuation methodology, analysis of comparable companies, probabilities of success and associated valuations at various stages of clinical development of HIV drugs. The Board was satisfied with the analysis and conclusions of the report. Management had also distributed a copy of the definitive merger agreement in advance of the meeting. Management focused on resolution of issues discussed previously at the May 11, 2004 meeting. Management also reported to the Board that Panacos had accomplished the first milestone in completing the first Phase 1 trial of PA-457, and that, accordingly, the shares of VITEX common stock that were to be issued upon the achievement of that milestone would be issued at closing. The Board, other than Dr. Charpie and Dr. Ackerman who did not vote, voted unanimously to authorize VITEX management to sign the definitive merger agreement.

On June 2, 2004, representatives of VITEX and Panacos discussed and resolved several remaining issues. Mintz Levin and Cooley Godward exchanged drafts and comments on the execution copy of the agreement. After resolution of the final issues, the merger agreement was executed by the parties.

In the morning of June 3, 2004, VITEX issued a press release and hosted a conference call with investors to announce and provide background on the merger.

From June 6 to June 20, 2004, VITEX reviewed financing options for the merged company with analysts and investment bankers. VITEX initiated discussions with S.G. Cowen & Co., LLC, an investment bank, to raise capital for the merged company through a private placement of VITEX shares.

On June 24, 2004, VITEX filed a Registration Statement on Form S-4 with the SEC with respect to the shares to be issued in the merger.

On July 9, 2004, VITEX filed Amendment No. 1 to the Registration Statement on Form S-4, and the Registration Statement was declared effective by the SEC. On or about July 16, 2004, VITEX and Panacos mailed a Joint Proxy Statement-Prospectus to their respective stockholders seeking approval of the merger and various related matters. The date for the VITEX stockholder meeting was set for August 20, 2004 and the date for the Panacos stockholder meeting was set for August 12, 2004.

From July 19 to July 30, 2004, VITEX management met in person and by telephone with potential investors. The meetings were set up by the investment bank with qualified institutional investors for the purposes of soliciting interest in participating in a private placement of shares of VITEX stock contingent on successfully closing the merger. Graham Allaway, Chief Operating Officer of Panacos, participated in many of these meetings and follow-up discussions.

On July 27, 2004, VITEX held a previously scheduled Board meeting. As part of the agenda, Graham Allaway provided the VITEX Board with an update on the clinical and development programs at Panacos. VITEX management also briefed the Board on the status of the ongoing discussions on financing the company.

On July 28, 2004, VITEX management reviewed with several Panacos Board members several options for the structure of potential financing alternatives.

On August 2, 2004, VITEX received the first financing proposal from a qualified investor. VITEX reviewed the proposal with Panacos Board members. On August 9, 2004, after negotiation with the investor, an updated term sheet was forwarded to VITEX. Discussions with this investor regarding an investment were not consummated.

From August 2 through August 6, 2004, VITEX management held a series of calls with S.G. Cowen, who was advising VITEX on the potential private placement. These calls covered investor interest in participating in a private financing, the potential size of the investment and potential pricing and terms.

On August 9, 2004, Panacos provided an update on ongoing discussions with the FDA with respect to its Phase I and Phase II clinical trials. On the same date, VITEX also provided an update to Panacos on ongoing discussions with the FDA with respect to the INACTINE™ product.

From August 9 through August 12, 2004, VITEX management held a series of discussions with S.G. Cowen. S.G. Cowen notified VITEX that a second investor Great Point Partners, LLC, or Great Point, had indicated a strong interest in making a significant investment in VITEX. VITEX and Panacos management met with the new investor and provided a detailed update on the merger, as well as the status of both companies’ clinical, development and regulatory programs.

On August 13, 2004, VITEX received a financing proposal for a significant investment from Great Point, contingent on closing the merger. VITEX forwarded a copy of the proposal to Panacos for their review and comment.

From August 16 to August 27, 2004, Great Point initiated a due diligence process under a confidentiality agreement with VITEX and Panacos. This included multiple conference calls and a visit to VITEX by representatives of Great Point and its outside experts. VITEX’s in-house patent counsel also coordinated a patent due diligence review with Great Point’s counsel. VITEX reviewed the terms with Panacos and initiated negotiations on revising key terms with Great Point consistent with the changes requested by Panacos.

On August 16, 2004, VITEX and Panacos decided to delay the upcoming stockholder meetings to vote upon the terms of the merger in order to provide time for the Boards of both companies to review the terms of the financing proposals. VITEX also discussed with Mintz Levin recommendations for disclosing any financing agreement, including amending the Registration Statement on Form S-4 if a financing proposal was selected and a binding agreement was signed. It was recommended that shareholders should be given a period of time to review the terms of the financing given the size of any potential investment and that the financing was likely to be contingent on closing the merger. Mintz Levin also reviewed the disclosure issues with Cooley Godward. The VITEX and Panacos stockholder meetings were adjourned without voting on the merger and rescheduled for September 3, 2004.

On August 27, 2004, the Board of Panacos convened to discuss certain matters related to the merger. The Panacos Board received an update on the ongoing discussions with VITEX. In addition, the Panacos Board discussed the financing of the combined company and the Board concluded that it should communicate its belief to VITEX that it was important that financing be in place for the combined company.

From August 30 to September 3, 2004, VITEX and Great Point had a series of additional due diligence calls including a review of the design of a Phase I/II PA-457 study that Panacos had initiated in late August.

On August 31, 2004, VITEX management met via conference call with the VITEX Board to discuss the most recent proposed term sheet from Great Point. Dr. Ackerman and Dr. Charpie were recused from the call.

The Board reviewed the structure of the proposed financing and the capital structure of the company following the closing of the merger and the financing. The overall financing environment for biotechnology companies from early July through August 2004 was also discussed, and the Board members discussed their experiences with other companies in the biotechnology industry. Management discussed the position expressed by the Panacos Board that a financing should be completed at the time the merger is closed. The Board reviewed the potential for alternative proposals and the relative risk of attempting to secure alternative financing prior to closing the merger. The Board concluded that the proposed financing represented the best terms that the Company was likely to secure prior to closing the merger and authorized management to execute the term sheet and move to a definitive agreement with Great Point.

From August 30, 2004 through September 10, 2004, Mintz Levin drafted agreements for the financing and exchanged drafts with the counsel for Great Point and Cooley Godward. Great Point continued its due diligence review.

From August 30, 2004 to October 8, 2004, Mintz Levin and Cooley Godward had numerous discussions concerning the status of the clinical and regulatory program for the INACTINE™ system.

On September 3, 2004, VITEX and Panacos convened stockholder meetings and adjourned them without voting on the merger. The meetings were rescheduled for September 30, 2004 to provide additional time to complete review of the financing proposals, select one and announce the terms to stockholders of Panacos and VITEX.

On September 9, 2004, Panacos shared interim results from the first 3 of 24 patients to be enrolled in the Phase I/II PA-457 study with both VITEX and Great Point. The results included the antiviral effect at different doses of PA-457, and whether the drug was well tolerated by the patients. An antiviral effect that appeared to be dose dependent was observed in patients in the study, and the effect was measurably different from that observed in the HIV positive patients that had received placebo. The drug also appeared to be well tolerated at all dose levels.

From September 3 through September 10, 2004, VITEX management participated in a series of discussions with Panacos Board members regarding modifications to the terms and conditions of the financing proposed by Panacos. VITEX worked with S.G. Cowen, Great Point and their counsel to gain agreement on the changes to the financing agreements.

On September 15, 2004, VITEX management met with the VITEX Board to review the proposed agreements for the financing. Dr. Ackerman and Dr. Charpie were recused from the meeting. Copies of the definitive agreements were distributed in advance of the meeting. The terms of the financing were consistent with the term sheet discussed at the August 31 meeting. The Board authorized VITEX management to execute the definitive agreements.

On September 15, 2004, the Panacos Board convened to consider several matters related to the merger and the proposed financing of the combined company. The Panacos Board reviewed developments relating to the Panacos and VITEX clinical trial programs. The Panacos Board also discussed the VITEX financing proposal, and ongoing negotiations to obtain certain modifications sought by Panacos. In addition, the Panacos Board reviewed alternatives to pursuing a transaction with VITEX, including raising additional capital for existing Panacos stockholders. After extensive discussion, the Panacos Board approved moving forward with the VITEX transaction, and to continue to seek changes to the proposed terms of the financing for the combined company.

From September 17 through September 24, 2004, VITEX management had a series of discussions with Panacos Board members. The Panacos Board expressed concerns with key terms in the financing agreements. They also expressed concerns regarding the relative values of the two companies implicit in the merger agreement and in the proposed financing terms. The Panacos Board decided not to approve the financing agreements until these concerns were addressed. On several occasions members of the Panacos Board indicated

to VITEX management their strong desire to have an acceptable financing in place prior to closing the merger to ensure that the combined company had adequate resources to fund operations. VITEX management agreed with the need to obtain a financing commitment prior to closing the merger.

On September 24, 2004, Panacos provided data to VITEX from the Phase I/II PA-457 study, concerning the first 9 of the 24 patients to be enrolled in the trial. The data was forwarded to the investor, and continued to demonstrate the effects noted above under the September 9, 2004 discussion.

On September 24, 2004, the Panacos Board convened to discuss certain matters related to the merger and to receive an update concerning the ongoing discussions with VITEX. The Panacos Board discussed developments with respect to the Panacos and VITEX clinical trial programs, and the relative values of the two companies. In addition, the Panacos Board discussed the importance of ensuring that the combined company would have sufficient financing in place. At this meeting, the Board established a special committee of the Board comprised of Eric Linsley, David Savello and Jack Nielsen and instructed the members of the special committee to renegotiate the terms of the merger based on the change in the relative values of the two companies.

On September 29, 2004, Mr. Linsley called John Barr, President and Chief Executive Officer of VITEX, and indicated that the Panacos Board would like to renegotiate terms of the merger agreement prior to finalizing the terms of the financing. It was the position of the Panacos Board that the relative values of VITEX and Panacos had changed as a result of the ongoing progress in the clinical program for PA-457 combined with the uncertainty in the outcome of ongoing discussions with the FDA on a clinical and regulatory program for the INACTINE™ red cell system. Mr. Linsley noted the Panacos view that the relative value of the two firms had changed materially. They based their analysis on the continued progress of PA-457 in the clinic. The preliminary results of the Phase I/II study suggested a reduction in HIV concentrations in the blood of patients in HIV infected patients. Panacos management believed that those results, if they continued in the balance of the clinical trial, could justify proof of principle for an HIV drug such as PA-457 that had not been anticipated to happen until completion of the first Phase II study. Further, the uncertainty in the clinical development plan for the INACTINE red cell system, in light of ongoing discussions with the FDA, as contrasted to what was perceived to be a predictable clinical path for a HIV drug such as PA-457, also affected the companies’ relative values, in the view of the Panacos Board.

On September 30, 2004, VITEX management met with the Board to discuss the status of the merger with Panacos. Dr. Ackerman and Dr. Charpie were recused from the meeting. Management outlined Panacos’ position with respect to the relative values of the two companies, as described above. The VITEX Board discussed the validity of Panacos’ arguments and potential alternatives for VITEX to merging with Panacos. Following this discussion, the Board concluded that a merger with Panacos continued to be in the best interests of VITEX, that the relative value of the firms had indeed changed, and therefore authorized management to negotiate new terms for a merger with Panacos. VITEX and Panacos also convened and adjourned stockholder meetings without voting on the merger and rescheduled the meetings for October 13, 2004.

From September 30 through October 8, 2004, VITEX management and the Panacos Board exchanged a series of proposals with respect to revised terms of the merger. These discussions included the sharing of detailed analysis of the potential valuations of both companies and relative ownership in the combined company.

On October 8, 2004, VITEX management issued a press release on the status of the clinical and regulatory program for the INACTINE™ system. The press release included an update on a review of the data from the Phase III acute study by an independent Data Safety Monitoring Committee and an update on the ongoing discussions on the clinical and regulatory program for INACTINE™ in light of FDA concerns regarding antibody formation in sickle cell patients in a Phase III chronic study that had been halted in November of 2003.

On October 11, 2004, Panacos provided VITEX with data from the Phase I/II PA-457 study, concerning the first 16 of 24 patients to be enrolled in the trial. The companies believed that data continued to be very promising. The data was also shared with Great Point, and continued to demonstrate the effects noted above under the September 9, 2004 and September 24, 2004 discussions.

On October 13, 2004, VITEX and Panacos again convened stockholder meetings and adjourned the meetings without voting on the proposals to allow additional time to complete discussions on the merger and for VITEX to sign binding agreements for a financing. The VITEX meeting was rescheduled for October 30, 2004. The Panacos meeting was rescheduled for October 29, 2004.

From October 13 to October 22, 2004, VITEX continued to negotiate revised terms of the merger with members of the special committee established by the Panacos Board.

On October 18, 2004, the Board of Panacos met. At this meeting, the Board received an update from the special committee on the status of the current negotiations with VITEX. In addition, the Board discussed alternatives to pursuing a transaction with VITEX, including a financing transaction involving existing investors in Panacos. The Panacos Board authorized the special committee to continue negotiations regarding revised terms of the merger.

On October 22, 2004, VITEX management met with the VITEX Board via conference call. Dr. Ackerman and Dr. Charpie were recused from the discussion. Management reported on the results of a series of intensive discussions and negotiations with the special committee of the Panacos Board. VITEX management reported that the Phase I/II study of PA-457 had enrolled 16 of 24 planned patients. The results appeared to have demonstrated an anti-viral response with no significant safety issues in patients. In the opinion of VITEX management, it appeared that these results would likely remain consistent after all 24 patients had received the drug. The VITEX Board also reviewed the uncertainty associated with the INACTINE clinical development program, including the potential for additional investment and delays in commercialization as a result of potential additional clinical studies and development of a control system. The VITEX Board agreed that the apparent significant clinical progress of PA-457, which had achieved key clinical milestones, and the uncertainty surrounding the INACTINE program, had altered the respective values of the companies. VITEX management reported that it had reached preliminary agreement on modified economic terms for the merger. Significant terms included the proposal that VITEX would issue 54.5 million shares of VITEX common stock at the closing of the merger, and 30.5 million shares at the time the first Phase II study of PA-457 was successfully completed. Panacos shareholders would own 50% of the combined company at the closing and 60% of the combined company, before the effect of any financing, after PA-457 met the milestone relating to its first Phase II trial. The exchange ratio would be fixed with no adjustment of shares tied to the VITEX share price. The Board agreed that the simplified structure would be a benefit to VITEX. The Board also concluded that the relative valuations and financial terms were appropriate given the status of the clinical programs in the two companies. The Board also discussed alternatives for VITEX should the merger not move forward. A key factor in the Board’s decision was the concern that financing VITEX as a stand alone company would be more challenging until some of the uncertainty was resolved in the clinical program for INACTINE. The Board authorized management to negotiate an amendment to the merger agreement consistent with the proposed terms.

On October 25, 2004, John Barr called Mr. Linsley with the revised proposal. Mr. Linsley agreed to take the proposal to the Panacos Board for review.

On October 26, 2004, the Panacos Board convened and received a report from members of the special committee. The special committee discussed the ongoing negotiations with Mr. Barr and VITEX concerning the relative values of the Panacos programs and the VITEX programs. The Board also discussed the need to ensure that the combined company had sufficient capital to fund its operations after the merger was completed. After these discussions, the Board approved moving forward with revised terms for the merger.

On October 27, 2004, Panacos notified VITEX that it would accept the terms of the revised merger proposal, subject to Panacos’ request that a $25 million financing commitment be made a condition to the closing of the merger, and that Panacos be permitted a three-week period to explore alternative financing proposals as a stand-alone company. Mintz Levin initiated drafting of the definitive amendment to the merger agreement and exchanged drafts with Cooley Godward.

On October 27, 2004, VITEX management met by conference call with the VITEX Board. Dr. Ackerman and Dr. Charpie were recused. VITEX management indicated that they had reached agreement with Panacos on amended terms to the merger that were consistent with the discussion held on October 22, 2004. These included issuing 54.5 million shares of VITEX common stock at the closing of the merger and 30.5 million shares of VITEX common stock following the successful completion of the first Phase II study of PA-457. VITEX management also advised the VITEX Board of Panacos’ request for a $25 million finance commitment and a three-week non-exclusive period in which to explore financing proposals. Although the VITEX Board believed that securing a financing commitment could increase the risk of closing the merger, the Board concluded that obtaining a $25 million financing would be in the best interest of the merged company. Although it was concerned about the potential risks presented by the three-week, non-exclusive period, the VITEX Board concluded that the risk was relatively low given the brief time period to secure a significant financing under better terms than the merged, public company could likely secure. The Board authorized VITEX management to sign a definitive amendment to the merger consistent with the terms discussed at the meeting.

On October 29, 2004, the Panacos Board received an update from members of the special committee and discussed various matters related to the merger. In addition, the Board considered various alternatives to a transaction with VITEX, including a financing transaction involving existing stockholders of Panacos. No formal action was taken at this meeting. In addition, Panacos again convened and adjourned the stockholder meeting called to approve the merger with VITEX.

On October 30, 2004, VITEX again convened and adjourned the stockholder meeting called to approve the merger with Panacos.

On November 4, 2004, a regularly scheduled meeting of the VITEX Board was held. Dr. Ackerman provided an update on the PA-457 clinical trial program. Dr. Ackerman noted that all 24 patients had been enrolled in the Phase I/II clinical trial of PA-457, and that preparations were also on track to initiate the first Phase II clinical trial of PA-457 later in the fourth quarter of 2004. Dr. Ackerman and Dr. Charpie were then recused from the meeting. Prior to the meeting, the VITEX Board had received a copy of the proposed final version of the amendment to the merger agreement. After discussion, the Board authorized management to execute the amendment since it was consistent with the terms discussed at the last meeting of the VITEX Board.

On November 5, 2004, the Panacos Board convened. The Panacos Board reviewed with Cooley Godward the proposed amendment to the terms of the merger and received a report from the special committee concerning the ongoing negotiations with VITEX. The Panacos Board approved the terms of the proposed amendment to the merger agreement.

On November 5, 2004, VITEX and Panacos signed the amendment. VITEX also notified Great Point and S.G. Cowen of the agreement and reinitiated discussions on the financing in light of the revised merger terms.

On November 8, 2004, VITEX and Panacos issued press releases announcing the modified terms of the merger and VITEX held a conference call to review the key terms and to provide an update on the financing as well as the ongoing discussions with the FDA on the INACTINE™ system for red blood cells.

On November 8, 2004, VITEX and Panacos participated in a conference call with Great Point. VITEX and Panacos provided an update on the clinical and regulatory programs, including the most recent data, which the companies believed to be very promising, on the first 16 patients enrolled in the Phase I/II trial of PA-457. Great Point expressed continuing interest in investing in VITEX contingent on closing the merger on the terms generally consistent with prior discussions and adjusted for the additional shares to be issued under the amended merger agreement.

From November 9 to November 18, 2004, VITEX had a series of discussions with Great Point on terms for its investment in the combined company. Great Point agreed to lead a single tranche, $20 million investment and invest $15 million of the $20 million. The two largest investors in Panacos, Ampersand Ventures and A.M. Pappas, were approached by VITEX to invest in the financing, and they agreed to collectively commit to a $5 million investment.

On November 17, 2004, an outside testing lab notified VITEX that a single patient in the ongoing Phase III acute study for the INACTINE™ system had demonstrated an immune response. In accordance with standard procedure, a confirmatory test was conducted on November 18 to confirm the findings, and an investigation of all available data on the patient was initiated. VITEX held a Board meeting via conference call on November 19, 2004 for management to provide an update on the ongoing investigation and likely next steps. Dr. Charpie and Dr. Ackerman participated in a portion of the call and were recused from the call when the Panacos merger was discussed. Based on a phone conversation with a Panacos Board member after notifying Panacos of the potential antibody response in the trial, VITEX management believed that Panacos would likely want to renegotiate the terms of the merger. Management further indicated that the terms would likely change significantly in light of the increased uncertainty with the VITEX INACTINE clinical development program. Management believed that the voluntary suspension of enrollment in the Phase III trial would further increase the risk associated with the clinical development of the INACTINE system, and would likely cause a significant delay in the timing of commercialization. Although VITEX had begun the process of exploring potential modifications to the system to reduce or eliminate the antibody issue, there was no guarantee that this work would be successful or as to the nature of and investment required in clinical trials of INACTINE following discussions with the FDA. Panacos was preparing shortly to announce the preliminary results of the Phase I/II trial of PA-457, including a measurable reduction in the concentrations of HIV in the blood of HIV positive patients who had participated in the study and received PA-457. Management of VITEX believed that this result was essentially the proof of principle anticipated to be achieved in the Phase 2a trial when the original milestone structure was negotiated in the merger. Management felt that the Panacos Board would conclude that the value of their programs would now represent a significant majority of the value in the merged company. The VITEX Board discussed the alternatives to not merging with Panacos, and concluded that a merger continued to be in the best interest of VITEX. The Board authorized management to negotiate with Panacos to reach agreement on amended terms for the merger and the financing in light of this news.

On November 19, 2004, VITEX held a brief conference call to update the FDA and a follow-up call was scheduled for November 22. VITEX continued the investigation of the immune response in the single patient. During the afternoon of November 22, 2004, VITEX had a conference call with the FDA indicating that, pending further review of the data, VITEX would temporarily suspend enrollment in the Phase III acute study. The FDA concurred with VITEX’s decision.

During the period from November 17 through November 22, 2004, VITEX notified Panacos and Great Point of the developments with respect to the Phase III acute study, and kept them updated as more information became known. Great Point indicated that it was willing to invest as long as the terms were adjusted for any changes in the relative ownership of VITEX and Panacos. Panacos indicated that in light of the positive results in the Phase I/II study for PA-457 and the finding in the INACTINE™ Phase III study, the relative values of the companies had changed from those agreed to in the first amendment to the merger agreement. John Barr and Mr. Linsley had a series of calls negotiating terms of a revised merger agreement.

On November 22, 2004, Great Point, Ampersand Ventures, A.M. Pappas, certain other investors and VITEX signed a term sheet for a $20 million dollar financing with terms subject to change based on the number of shares to be issued by VITEX to Panacos pursuant to the amended merger agreement. John Barr and Mr. Linsley continued the negotiations initiated on Saturday, November 20, 2004. They exchanged a series of proposals regarding the relative values of the two companies. The focus of the negotiations was the change in relative value of the firms following detection of the immune response in a single patient in the Vitex Phase III acute study. In the evening of November 22, 2004, VITEX and Panacos reached a tentative agreement on revised merger terms subject to definitive documentation of all terms.

On November 23, 2004, VITEX announced the now confirmed immune response in a single patient in the INACTINE™ trial and the decision to voluntarily suspend enrollment in the Phase III trial for INACTINE™. VITEX also announced the signing of a term sheet for the $20 million financing and that VITEX was in discussions with Panacos on further revising the terms of the merger agreement. Panacos was notified on November 22, 2004 that an abstract describing the preliminary results of the Phase I/II study for PA-457 has been accepted for presentation at an upcoming scientific conference. On November 23, 2004, Panacos also issued a press release summarizing the positive results of the trial and the planned presentation.

On November 23, 2004, Mintz Levin forwarded a draft second amendment to the merger agreement to Cooley Godward. Mintz Levin also distributed drafts of the financing agreements to counsel for the investors participating in the $20 million financing.

On November 23, 2004, the Panacos Board convened and received a report from members of the special committee concerning the developments related to the INACTINE program. The Board discussed the potential impact that the disclosed immune response would have upon the combined entity, as well as the relative values of the Panacos programs and the VITEX programs. The Board approved moving forward with the merger, as amended by the second amendment.

On November 23, 2004, VITEX management met with the VITEX Board to review the status of negotiations on a second amendment to the merger agreement. Dr. Ackerman and Dr. Charpie were recused from the meeting. The proposed amendment called for 227 million shares of VITEX common stock to be issued at closing. Panacos shareholders would own 80% of the shares in the merged company before the effect of any financing. The Board discussed the merger terms at length, including the change from the original terms of the merger and the first amendment. Factors considered by the Board included the suspension in enrollment in the Phase III INACTINE trial, the corresponding uncertainty in the clinical development program, the uncertainty in the development efforts to reduce or eliminate the antibody issues observed in the Phase III trials, the successful results of the Panacos Phase I/II trial of PA-457, that trial’s impact on the probability of clinical success of PA-457, and the key characteristics of PA-457 to be a potential new HIV drug with a unique mechanism of action addressing a well established large market with a predictable clinical path. The Board also reviewed the alternatives for VITEX as a stand alone company given the near term uncertainty relating to the INACTINE system. The Board authorized management to negotiate and sign a second amendment to the merger agreement consistent with the terms discussed at the meeting and to re-engage Houlihan Lokey to update their fairness opinion in light of the significant change in terms from the original terms of the merger.

On November 26, 2004, after the close of trading, the second amendment to the merger agreement was executed by Panacos and VITEX.

On November 29, 2004, VITEX and Panacos issued press releases prior to the opening of the stock market on the revised terms of the merger. VITEX also hosted a conference call for investors.

From November 29, 2004 to December 3, 2004, Mintz Levin and counsel for the investors exchanged drafts of definitive agreements with respect to the financing.

From November 29, 2004 to December 9, 2004, Cooley Godward, Mintz Levin and counsel for the investors exchanged comments on the financing agreement. In light of the change in terms in Amendment No. 2, the Panacos Board, represented by Eric Linsley, requested some changes to the combined company’s Board structure as a result of the special committee’s concern regarding the level of representation of the combined company’s board that the existing Panacos stockholders would have, in light of their significantly increased ownership stake in the combined company as reflected in Amendment No. 2. After discussions with the VITEX Board, John Barr agreed to limit the size of the Board following the merger to nine members. This would include the two Panacos representatives and the Board member to be nominated by the investor group. VITEX and Panacos would also agree on an operating plan for the combined company and the Panacos representatives would have the right to approve any material changes during 2005 to that plan, and that approval would not be unreasonably withheld. VITEX also agreed to add Panacos representatives to the compensation and nominating and governance committees of the Board.

On December 7, 2004, the Board of Panacos received an update from the special committee. The Board discussed the INACTINE program in light of the disclosed immune response and the anticipated role that the INACTINE program would play in the operations of the combined company. The Panacos Board also discussed the proposed changes at the board and committee levels of the combined company. After extensive discussion, the Board concluded that the proposed changes to the Board and Committee representation, along with VITEX’s agreements with respect to the combined company’s operating plan described above were sufficient to address the Panacos Board’s concerns and the Board approved amending the merger agreement on terms as reflected in the third amendment.

On December 7, 2004, Dr. Ackerman and John Barr met with the representatives of Houlihan Lokey to update them on the businesses of VITEX and Panacos, as well as the new terms of the agreement. This information would be used by Houlihan Lokey to prepare a new fairness opinion.

On December 8, 2004, Amendment No. 3 to the merger agreement, reflecting the changes agreed upon, was signed.

On December 9, 2004, VITEX signed definitive agreements with the investors.

On December 10, 2004, VITEX issued a press release on the financing, announced its significant terms and held a conference call with stockholders to review the terms of the financing. VITEX also announced a restructuring of operations to help conserve resources until the merger was closed.

Factors Considered by, and Recommendation of, the VITEX Board:

VITEX’s board of directors has determined that the terms of the merger and the merger agreement, as amended, are fair to, and in the best interests of, VITEX and its stockholders. Accordingly, VITEX’s board has approved the merger agreement and the consummation of the merger and recommends that you vote FOR approval of the merger agreement and the merger. In reaching its decision, VITEX’s board of directors consulted with management of VITEX and with its financial and legal advisors, and considered the following material factors:

•	The appeal of the anti-infectives area of research targeted by Panacos. VITEX believes that novel anti-infective therapeutics are a logical extension of the clinical development and research activities being conducted by VITEX in its areas of focus. Both companies are focused on developing novel technologies to address important infectious disease threats, and both companies are targeting large commercial opportunities with significant unmet needs. Academic studies have also concluded that anti-infective therapeutics on average have the shortest time to complete clinical development and the highest probability of successfully completing the clinical development process when compared to all other therapeutic categories.

•	Panacos’ promising product pipeline. The merger would provide VITEX with a promising program in human clinical trials, in the form of PA-457, along with other Panacos products that are currently in pre-clinical development and testing. Since the two companies first began discussions with respect to a merger, Panacos has achieved several milestones with respect to the clinical development of PA-457, including:

•	Single dose and multiple dose Phase I clinical studies were carried out in uninfected volunteers, demonstrating that PA-457 was well tolerated, with good oral bioavailability and favorable pharmacokinetics that support a once-a-day dosing regimen. Plasma concentrations of the drug were well above those predicted to provide therapeutic benefit in HIV-infected patients;

•	Based on the Phase I results, a Phase I/II study was carried out in HIV-infected patients to analyze pharmacokinetics and to determine the antiviral effect of a single oral dose of PA-457 in patients not on other therapy. Panacos recently announced positive preliminary results from this proof-of- concept study. A significant reduction in the level of virus in the blood, known as the viral load, of up to approximately 0.7 log10 or 80%, was seen in patients receiving the higher dose levels; and

•	Panacos recently initiated a key multiple dose Phase IIa study in HIV-infected patients. Institutional Review Board (IRB) and other approvals have been received and the study is open for enrollment. Panacos plans to complete dosing of all patients during first quarter of 2005. The study is being performed at several sites in the United States and is designed to demonstrate the antiviral potency of PA-457 following once-daily oral dosing of PA-457 for 10 days in HIV-infected patients who are not on other antiretroviral therapy.

•	The potential to attract increased investor interest as a combined company. VITEX believes that a company with more potential to achieve significant near-term milestones will be more attractive to investors. Investors experienced in investing in companies with anti-infective therapeutics may now be attracted to VITEX. Panacos would also be a source of additional commercial partnerships to fund the ongoing development of PA-457 and other product candidates in its pipeline.

•	The established reputations of the Panacos management team. VITEX was familiar with the strong reputations of Panacos management in the discovery and development of novel HIV drugs, and believed that they would make strong contributions to the combined entity.

In the course of deliberations, the VITEX board reviewed with VITEX management and its legal and financial advisors a number of additional factors relevant to the merger, including the following:

•	the state of clinical development of the INACTINE™ system, including the temporary suspension of enrollment in the Phase III clinical trial of INACTINE™ for surgical use,

•	historical information concerning Panacos’ and VITEX’s respective businesses, financial performance and condition, operations, management and competitive position, including results of operations during the most recent fiscal year and fiscal quarter for each company,

•	promising clinical results for PA-457 in two Phase I studies and the Phase I/II study in HIV-infected patients,

•	VITEX management’s view of the financial condition, results of operations and businesses of Panacos and VITEX before and after giving effect to the merger based on management due diligence,

•	current financial market conditions and historical market prices, volatility and trading information with respect to VITEX common stock,

•	the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to the parties’ respective obligations, and the expected tax-free treatment to VITEX’s stockholders,

•	VITEX management’s view as to the potential for other third parties to enter into strategic relationships with or to acquire Panacos,

•	the detailed financial analysis prepared by Houlihan Lokey and presented to the VITEX board, including Houlihan Lokey’s opinion to the Board that the proposed consideration pursuant to the merger agreement is fair, from a financial point of view, to VITEX, as described more fully in the text of the entire opinion attached as Annex E to this Joint Proxy Statement - Prospectus, and

•	the impact of the merger on VITEX’s stockholders and employees.

VITEX’s board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

•	the risk that the potential benefits sought in the merger might not be fully realized,

•	the possibility that the merger might not be completed and the potential adverse effect of the public announcement of the merger on VITEX’s reputation and ability to obtain financing,

•	the risk that despite the efforts of the combined company, key scientific and management personnel might not remain employed by the combined company,

•	the significant number of shares to be issued to Panacos stockholders, and

•	other risks described under “Risk Factors” beginning on page I-17 of this Joint Proxy Statement - Prospectus.

VITEX’s board of directors believed that these risks were outweighed by the potential benefits of the merger. The foregoing discussion is not exhaustive of all factors considered by VITEX’s board of directors, but it does describe all material factors considered by the VITEX board. Each member of VITEX’s board may have considered different factors, and VITEX’s board evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

RECOMMENDATION OF VITEX’S BOARD OF DIRECTORS

After careful consideration, VITEX’s board of directors has unanimously determined the merger to be fair to you and in your best interests and declared the merger advisable. VITEX’s board of directors approved the merger agreement, as amended, and unanimously recommends your adoption of the merger agreement. In considering the recommendation of the VITEX board of directors with respect to the merger agreement, you should be aware that certain directors and officers of VITEX have certain interests in the merger that are in addition to the interests of VITEX stockholders generally.

OPINION OF VITEX’S FINANCIAL ADVISOR

Presentation to the VITEX Board of Directors

On December 15, 2004, Houlihan Lokey Financial Advisors, Inc. rendered its opinion to VITEX’s Board of Directors that, as of such date, and based upon and subject to certain matters stated therein, the assumed exchange ratio of 6.75275:1 is fair to VITEX from a financial point of view. For purposes of Houlihan Lokey’s analysis, they did not take into account the effect of the financing, which Houlihan Lokey noted is a condition to the closing of the merger and which will reduce, on a ratable basis, the relative ownership interests of both the VITEX and Panacos shareholders in the combined company.

The full text of Houlihan Lokey’s opinion, dated December 15, 2004, is attached as Annex E to this Joint Proxy Statement - Prospectus. VITEX stockholders may read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Houlihan Lokey in rendering its opinion. The following is a summary of the Houlihan Lokey opinion and the methodology that Houlihan Lokey used to render its fairness opinion.

Houlihan Lokey’s advisory services and opinion were provided for the information and assistance of the members of the VITEX board of directors in connection with the merger. Houlihan Lokey was not requested to, and did not, solicit third party indications of interest in acquiring all or any part of VITEX or Panacos and Houlihan Lokey was not requested to, and did not, negotiate the terms of the merger or advise VITEX or any members of its board of directors with respect to alternatives to it. The Houlihan Lokey opinion is not intended to be and does not constitute a recommendation to any stockholder of VITEX as to how such stockholder should vote in connection with the merger. Houlihan Lokey was not requested to opine as to, and the Houlihan Lokey opinion does not address, VITEX’s underlying business decision to proceed with or effect the merger.

Houlihan Lokey’s opinion was requested by the VITEX board of directors in connection with the proposed merger. Houlihan Lokey’s opinion was delivered subject to the conditions, scope of engagement, limitations and understandings set forth in the opinion and Houlihan Lokey’s engagement letter, and subject to the understanding that the obligations of Houlihan Lokey in the transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Houlihan Lokey shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of VITEX or its affiliates.

In arriving at its opinion, Houlihan Lokey, among other things:

•	reviewed VITEX’s audited financial statements for the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003, and VITEX’s Form 10-Q containing unaudited financial statements for the third quarter ended September 25, 2004, which VITEX’s management has identified as the most current financial information available;

•	reviewed Panacos’ audited financial statements for the fiscal years ended December 31, 2001, 2002 and 2003, which Panacos’ management has identified as the most current financial information available;

•	reviewed the Agreement and Plan of Merger, dated June 2, 2004; Amendment No. 1 to the Agreement and Plan of Merger dated November 5; 2004; Amendment No. 2 to the Agreement and Plan of Merger dated November 28, 2004; and Amendment No. 3 to the Agreement and Plan of Merger dated December 8, 2004;

•	reviewed funding history and capitalization table of VITEX provided by VITEX management;

•	reviewed funding history and capitalization table of Panacos provided by Panacos management;

•	met and/or spoke with certain members of the senior management of VITEX and Panacos to discuss the operations, research and development pipeline, financial condition, future prospects, and projected operations and performance of VITEX and Panacos, and undertook such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate;

•	visited certain facilities and business offices of VITEX;

•	reviewed the financial forecasts prepared by management of VITEX with respect to VITEX for the years ended December 31, 2004 through 2014;

•	reviewed the revenue forecasts prepared by Easton Associates, a consulting firm retained by VITEX to develop independent forecasts, with respect to Panacos’ lead product for the years ended December 31, 2004 through 2024;

•	reviewed the historical market prices and trading volume for VITEX’s publicly traded securities;

•	reviewed certain other publicly available financial data for certain companies that were deemed comparable to VITEX and Panacos;

•	reviewed publicly available financial data for certain transactions that were considered comparable to the merger;

•	reviewed venture financing and licensing deals of early stage biotechnology companies within the United States since January 2000; and

•	conducted such other studies, analyses and inquiries as were deemed appropriate.

In arriving at its opinion, Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it have been reasonably prepared and reflect the best estimates then available of the future financial results and condition of VITEX and Panacos, and that there had been no4 material change in the assets, financial condition, business or prospects of VITEX or Panacos since the date of the most recent financial statements made available to Houlihan Lokey except as otherwise discussed with management of VITEX and Panacos. Houlihan Lokey also relied upon, without independent verification, the due diligence evaluation of Panacos’ lead compound, PA-457, performed by Easton Associates and made available to Houlihan Lokey by VITEX.

Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to VITEX and Panacos and did not assume any responsibility with respect to it. Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of VITEX or Panacos. Houlihan Lokey’s opinion was necessarily based on business, economic, market and other conditions as they exist and can be evaluated by Houlihan Lokey at the date on which it delivered its opinion.

In connection with rendering its opinion, Houlihan Lokey performed certain financial, comparative and other analyses as summarized below. The following summary, however, does not purport to be a complete description of the analyses performed by Houlihan Lokey. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Houlihan Lokey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of VITEX and Panacos. Among the factors beyond the control of Panacos and Vitex which could potentially affect the future financial performance of each of Panacos and Vitex, as well as of a combined Panacos and Vitex, are world economic conditions, relative exchange rates, inflation, gross domestic product growth rates, conditions in the industry in which the company operates, the industry’s rate of growth and its degree of stability, and the investing public’s attitude toward securities of companies in the biotechnology industry. None of VITEX, Panacos or Houlihan Lokey or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The order of analyses described, and the results of those analyses, do not necessarily represent relative importance or weight given to those analyses by Houlihan Lokey. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand such analyses, the tables must be read together with the full text of each summary and are alone not a complete description of Houlihan Lokey’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 14, 2004 and is not necessarily indicative of current market conditions. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

Fairness Considerations and Analysis

Because the structure of the merger calls for an exchange of shares, Houlihan Lokey valued VITEX and Panacos on stand-alone and combined bases as of December 14, 2004 to determine whether the exchange ratio was fair. The methodologies for calculating these value ranges are explained in detail in the sections below. Based on the results of these analyses, Houlihan Lokey calculated that the expected value to current VITEX shareholders of their share of the combined entity is greater than the pre-merger value of VITEX.

($ in millions)
	VITEX Stand Alone			Panacos Stand Alone			VITEX – Panacos Combined
	Low		High	Low		High	Low		High
Total Equity Value	$6.0	-	$12.0	$52.0	-	$67.0	$58.0	-	$79.0

	VITEX 100.0% Ownership						VITEX 19.3% Ownership
Total Value of VITEX Ownership	$6.0	-	$12.0				$11.2	-	$15.3
% Increase / (Decrease) in Pro Forma Value							86.8%	-	27.2%

VITEX Share Price

VITEX share price closed on December 14, 2004 at $0.55.

($ in millions)
	VITEX-Panacos Combined
	Low		High
Analysis Price/Share	$0.21	-	$0.28

VITEX Stock Price (as of December 14, 2004)	$0.55	-	$0.55

Valuation of VITEX

Houlihan Lokey utilized several approaches to determine an Enterprise Value, or EV, range for VITEX as of December 14, 2004, or the Valuation Date. These valuation approaches are classified as either income approaches, such as the discounted cash flow, or DCF, method, or aggregate market value approaches, such as comparable venture capital transactions, and comparable public companies. Under the income approach, the selected EV range is derived from a range of present values of projected future cash flows. Under the aggregate market value approaches, the EV associated with each comparable company is calculated and is the basis for deriving an EV range for VITEX, based on qualitative and quantitative criteria. To establish the enterprise value range for VITEX, Houlihan Lokey calculated a weighted average of the conclusion of each of these approaches, as shown in the table below:

VITEX Valuation Summary

($ in millions)
	Weighting	Valuation Range
		Low		High
Enterprise Value Indication from Operation
Discounted Cash Flow
Standard		$0.0	-	$7.0
Probability Weighted		7.0	-	18.0
Selected Value Range		4.0	-	12.0
Add: Workforce Value		1.0	-	1.0
DCF Approach	33.3%	$5.0	-	$13.0

Private Financing Approach	33.3%	$4.0	-	$9.0

Public Company Approach	33.3%	$5.0	-	$11.0

Weighted Enterprise value from Operations Range (rounded)		$5.0	-	$11.0

Add: Cash and Cash Equivalents (estimated as of 1/31/2005)		$1.0	-	$1.0

Total Selected Enterprise Value (Rounded)		$6.0	-	$12.0
Discounted Future Value (reference)		$10.0	-	$12.0

DCF Method—The EV range based upon the discounted cash flow method was determined by adding the present value of the estimated future unlevered free cash flows that VITEX could generate. This range was determined by adding (1) the present value of the estimated future unlevered free cash flows that VITEX could generate over the 10.1 year period from December 14, 2004 to December 31, 2014, and (2) the present value of Houlihan Lokey’s estimated “terminal value” at the end of fiscal 2014, and then (3) adjusting these values by adding cash and subtracting debt. The unlevered free cash flows were determined based on financial projections prepared by VITEX’s management and represent earnings before interest, taxes, depreciation and amortization (sometimes referred to as “EBITDA”). Houlihan Lokey’s “terminal value” at the end of the period was determined by applying an EBITDA multiple reference range of 5.0x to 6.0x to an estimated long-term sustainable EBITDA, assuming INACTINE is accepted and established in the marketplace, after 2014. The present value of interim cash flows and the terminal value were determined using a risk-adjusted rate of return or “discount rate” of 45% to 55%, based on the technical, market and financial risks of VITEX.

An alternative DCF method, the probability weighted DCF, was also used to determine the EV of VITEX. The cash flows from the DCF method were factored by the likelihood of their occurrence as estimated by management, and discounted by the Weighted Average Cost of Capital or WACC, for VITEX, which was estimated to be between 18% and 20%. The WACC was based upon the Houlihan Lokey estimated the discount rate based upon the cost of capital of comparable public companies: BioPure Corp, Alliance Pharmaceutical, Cerus Corp, Hemosol Corp, Northfield Laboratories, BioTime Inc, Osteotech Inc, Regeneration Tech, Inc.

Haemonetics Corp, and Pall Corp. These companies were chosen because, for the purposes of the cost of capital analysis, Houlihan Lokey considered them to have operational, market and economic similarity with VITEX’s principal business operations. The selected public companies may significantly differ from VITEX based on, among other things, the size of the companies, the geographic coverage of the companies’ operations and the particular business segments on which the companies focus.

A premium was added to VITEX’s discount rate because of its relatively small size.

As this analysis estimated the value for the INACTINE system on a stand-alone basis, Houlihan Lokey added to this an estimate of the value of VITEX’s executive and regulatory workforce on a replacement cost basis, as management indicated Panacos may be able to avoid expansion costs by using the existing VITEX workforce post-merger.

Private Financings Method—The private financings method involved developing indications of value through the review of transactions in which venture capital firms invested new capital in privately-held biotechnology companies. As there were no private financings for companies that were deemed comparable to VITEX, Houlihan Lokey compared the ranges of value for broad categories of life science companies that had completed private financings in the last twelve months.

Recent Private Financing Transactions    Pre-Money Values

By Stage of Development	Median	Mean	High	Low
Development Stage < 20 Employees	$7.00	$7.40	$21.00	$1.20
Clinical Stage < 20 Employees	10.00	10.70	35.00	1.30
All Development Stage	9.20	25.10	200.00	1.20
All Clinical Trials Stage	29.10	39.10	130.50	1.30
All Beta or Shipping	32.80	57.50	237.00	4.70

Selected Recent Private Financing Transactions ($ in millions)

Company	Round Type	Close Date	Pre-Money	Raised	Post-Money
HandyLab	Later Stage	8/31/2004	$10.00	$5.00	$15.00
Imalux	Later Stage	7/27/2004	13.28	3.72	17.00
Biosurface Engineering Tech	Second Round	7/15/2004	10.90	5.10	16.00
CardioFocus	Restart	6/14/2004	3.20	10.70	13.90
NanoString Technologies	First Round	7/1/2004	9.80	4.30	14.10
IntraPace	Later Stage	6/30/2004	12.00	14.60	26.60
ZONARE Medical Systems	Later Stage	6/30/2004	20.00	34.00	54.00
AngioScore	First Round	6/28/2004	10.00	15.00	25.00
Vascular Control Systems	Later Stage	6/14/2004	21.10	12.50	33.60
Patton Surgical	First Round	3/31/2004	8.35	2.65	11.00
Vivant Medical	Later Stage	12/31/2003	10.00	6.50	16.50
Helicos Biosciences	First Round	12/19/2003	10.40	26.90	37.30
GRAFTcath	First Round	12/8/2003	7.00	5.75	12.75
IntelliDOT	Restart	12/8/2003	13.00	15.00	28.00
VueSonix Sensors	Later Stage	12/15/2003	10.20	1.20	11.40
ZONARE Medical Systems	Later Stage	6/30/2004	20.00	34.00	54.00
Corazon Technologies	Restart	3/30/2004	10.90	2.10	13.00
CardioFocus	Restart	6/14/2004	3.20	10.70	13.90

Publicly Traded Company Method—Houlihan Lokey reviewed the EV and various measures of value, including pipeline, market opportunity, and cash on hand, for comparable companies that were publicly traded as of the valuation date.

VITEX Public Company Approach ($ in millions)

Company	Total Capital	Cash	Technology Value
Alliance Pharmaceuticals	$19.0	$8.2	$10.7
Biopure Corp.	14.6	2.7	11.9
BioTime Inc.	22.3	1.3	21.0
Cerus Corp.	136.2	81.3	55.0
Hemosol Corp.	47.9	4.7	43.3

Based on the above analysis, the EV from operations range for VITEX was $5.0 million to $11.0 million and the equity value for VITEX was $6.0 million to $12.0 million, or a corresponding common equity value per share of $0.11 to $0.22 on a primary and fully diluted basis.

Valuation of Panacos

Houlihan Lokey utilized several approaches to determine an EV range for Panacos as of the Valuation Date. These valuation approaches are classified as either income approaches, such as the DCF method, or aggregate market value approaches, such as comparable venture capital transactions, comparable mergers and acquisition transactions, comparable public companies, and recent initial public offerings (IPO’s). Under the income approach, the selected EV range is derived from a range of present values of projected future cash flows. Under the aggregate market value approaches, the EV associated with each comparable company or merger is calculated and is the basis for deriving an EV range for Panacos, based on qualitative and quantitative criteria. To establish the enterprise value range for Panacos at closing, Houlihan Lokey calculated a weighted average of the conclusion of each of these approaches, as shown in the table below:

Panacos Valuation Summary

($ in thousands)
	Weighting	Valuation Range
		Low		High
Enterprise Value Indication from Operations
Discounted Cash Flow
Product (PA-457)		$55,000	-	$71,000
Technology		4,000	-	8,000
Total	20.0%	$59,000	-	$79,000

Private Financing Approach	30.0%	$40,000	-	$45,000

Public Company Approach	10.0%	$50,000	-	$75,000

IPO Approach	15.0%	$45,000	-	$70,000

Comparable Transactions	20.0%	$60,000	-	$75,000

Weighted Enterprise Value from Operations Range (rounded) (1)		$50,000	-	$65,000

Add: Cash and Cash Equivalents (estimated as of 1/31/2005)		$1,954	-	$1,954

Total Selected Enterprise Value (Rounded)		$52,000	-	$67,000

(1)	Pre-money valuation ranges for each method weighted to calculate weighted average enterprise value.

Each method considered in this analysis is described in further detail below.

DCF Method—The EV range based upon the discounted cash flow method was determined by adding the present value of the estimated future unlevered free cash flows that Panacos’ PA-457 could generate until patent expiry in 2024, and then adjusting this value by adding cash and subtracting debt. The unlevered free cash flows were determined based on financial projections prepared by (1) the consulting firm retained by VITEX to obtain an independent assessment of Panacos’ technology and market potential, specifically for PA-457 and (2) Panacos. In connection with its engagement, the consulting firm prepared revenue estimates for PA-457 under various technical and commercial scenarios, including scenarios in which PA-457 is judged unable to reach FDA approval and commercial launch. The consulting firm also provided the relative probability that each of these scenarios would occur. Based upon a historical review of a large number of HIV drugs in the clinical trial process, the consulting firm estimated the likelihood of an HIV drug completing a given stage of development. Houlihan Lokey estimated the expected revenue that PA-457 could generate by weighting the different scenarios. Furthermore, it was assumed that the likely commercial path for PA-457 was the licensing to a pharmaceutical company partner after successful completion of Phase IIA clinical trials; in the assumed structure, typical for an emerging company in the industry, Panacos would receive cash flow from this partner in the form of milestone payments, and royalty payments estimated as a percentage of PA-457’s expected revenue. These cash milestone payments were also weighted by the probability that they would occur based on probability data provided by the consulting firm. Panacos provided research and development cost data and estimated general and administrative expenses, both of which were analyzed on an expected value basis.

The present value of interim cash flows was determined using a discount rate of 20.0% to 22.0%. Houlihan Lokey estimated the discount rate based upon the cost of capital of comparable public companies: Vertex Pharmaceuticals, Trimeris, Progenics Pharmaceutical, Gilead Sciences, Hemispherx Biopharma, Vical, Antigenics, Hybridon, Idenix Pharmaceuticals, AnorMed, and Incyte Pharmaceuticals. These companies were chosen because, for the purposes of the cost of capital analysis, Houlihan Lokey considered them to have operational, market and economic similarity with Panacos’ principal business operations. The selected public companies may significantly differ from Panacos based on, among other things, the size of the companies, the geographic coverage of the companies’ operations and the particular business segments on which the companies focus.

A premium was added to Panacos’ discount rate because of its relatively small size. No technical or commercialization risk premia were applied to Panacos’ discount rate because the risk of achieving its milestones and successful launch was taken into account by the probability weighting of its cash flows, which included scenarios in which PA-457 is unable to reach FDA approval and commercial launch.

As this analysis estimated the value for the PA-457 compound on a stand-alone basis, Houlihan Lokey added to this value an estimate of the scientific platform and programs that have yet to reach clinical development. This value was determined using the comparable company license approach, detailed below.

Comparable Company License Method—Houlihan Lokey reviewed transactions in which biotechnology companies licensed technology to a pharmaceutical company partner involving technologies in pre-clinical and earlier stages of development to establish an estimated value range for Panacos’ technology excluding PA-457. Because of the extremely small likelihood of these comparable compounds reaching the market, the Panacos technology estimate, excluding PA-457, was based on the upfront payment for these comparable transactions. The table below contains names of parties involved in transactions during pre-clinical and earlier stages of development.

Lead Molecule and Preclinical Stage Milestone Analysis ($ in millions)

Target	Acquiror	Upfront Payment
Neose Technologies	Novo Nordisk	$4.3
Memory Pharmaceuticals	Roche	8.0
Vertex	Serono	5.0
Targeted Genetics	Biogen	8.0
Cytokinetics	GlaxoSmithKline	$14.0

Private Financings Method—The private financings method involved developing indications of value through the review of transactions in which venture capital firms invested new capital in privately-held biotechnology companies. These transactions were deemed to be comparable to Panacos if, among other things, their value was derived primarily from technologies in or near Phase II clinical trials. Houlihan Lokey determined the EV range based upon the qualitative similarities among the comparable companies and Panacos.

Recent Private Financing Transactions – Phase II ($ in millions)

Company	Round Type	Close Date	Pre-Money	Raised	Post-Money
Pharmasset	Late Stage	8/10/2004	$85.00	$40.00	$125.00
Peninsula Pharmaceuticals	Corporate Round	12/1/2003	83.83	21.00	104.83
Favrille	Second Round	4/25/2002	15.10	16.90	32.00
CancerVax	First Round	12/15/2000	64.39	30.00	94.39
BioMedicines	Non-VC	9/20/2000	79.91	38.00	117.91

Recent Private Financing Transactions – Phase I ($ in millions)

Company	Round Type	Close Date	Pre-Money	Raised	Post-Money
Angiogenix	Second Round	12/16/2002	$8.40	$15.60	$24.00
Favrille	Second Round	4/25/2002	15.10	16.90	32.00
ActivBiotics	First Round	9/30/2001	12.55	16.85	29.40
NewBiotics	Corporate	7/26/2001	49.00	11.00	60.00
EluSys	Third Round	2/15/2001	29.00	17.00	46.00
Quorex	Second Round	1/26/2001	23.00	20.00	43.00
Achillion Pharmaceuticals	First Round	2/3/2000	6.30	23.70	30.00

Comparable Transaction Method—Houlihan Lokey reviewed publicly available financial information relating to selected transactions since February 2002 involving biotechnology companies which Houlihan Lokey deemed to be similar to Panacos. Houlihan Lokey’s selection of a range indicated by this approach was based on a comparison of Panacos’ stage of development, market opportunities, collaborations, and other relevant business factors with that of the comparable transactions. Those comparable transactions are identified in the following chart.

Recent Comparable M&A Transactions – Phase I ($ in millions)

Effective Date	Target	Acquiror	Transaction Value (EV)
10/19/2004	X-Ceptor Therapeutics	Exelixis, Inc.	$23.8
6/7/2004	Sagres Discovery	Chiron Corp.	11.8
2/5/2004	ACCESS Oncology	Keryx Biopharmaceuticals Inc.	43.9
8/22/2003	Salus Therapeutics	Genta Inc	30.8
9/8/2003	Cyclis Pharmaceuticals	ArQule Inc	31.7
4/25/2003	RiboTargets Ltd	British Biotech PLC	69.4
5/1/2003	Synergy Pharmaceuticals	Callisto Pharmaceuticals Inc	45.5
4/7/2003	Eos Biotechnology	Protein Design Labs	37.5
2/19/2002	Matrix Pharmaceuticals	Chiron Corp	61.0

Recent Comparable M&A Transactions – Phase II ($ in millions)

Effective Date	Target	Acquiror	Transaction Value (EV)
6/2/2004	Genesoft Pharmaceuticals	Genome Therapeutics	$187.3
1/2/2004	Novuspharma SpA	Cell Therapeutics	129.6
3/28/2003	3-Dimensional Pharmaceuticals	Johnson & Johnson	NA
3/6/2003	Synaptic Pharmaceuticals Corp.	Lundbeck	122.5
3/3/2003	Biosearch Italia SpA	Versicor	198.8
11/16/2001	Axys Pharmaceuticals	Applera Corp.	156.0
4/18/2002	Tibotec-Virco N.V.	Johnson & Johnson	320.0

DCF Method—Houlihan Lokey applied the same methodology in the DCF method as described above under Valuation of Panacos at Closing of the Merger; with adjusted present value and probability assumptions. The unlevered free cash flows associated with PA-457 were discounted back to the beginning of 2005 when the drug is expected to have successfully completed Phase IIA, and the likelihood of achieving the commercial scenarios were adjusted, based on the consulting firm’s data, for the assumption of the Phase IIA success.

Publicly Traded Company Method—Houlihan Lokey reviewed the EV and various measures of value, including pipeline, market opportunity, and cash on hand, for comparable companies that were publicly traded as of the valuation date.

Public Company Approach ($ in millions)

Company	Total Capital	Cash	Technology Value
Anadys	$155.5	$33.9	$121.6
AnorMed	145.1	41.2	103.9
Antigenetics	434.7	97.2	337.5
Hemispherix Biopharma	97.3	17.3	80.0
Hollis Eden	198.3	63.8	134.5
Hybridon	48.8	14.5	34.3
Idenix	771.9	174.8	597.0
Incyte	1,139.7	388.3	751.4
Medivir	208.3	61.5	146.8
Progenics	272.4	33.0	239.4
Trimeris	296.4	49.8	246.6
Vical	110.2	75.2	35.1

Initial Public Offering Method—Houlihan Lokey reviewed the EV at the time of recent industry initial public offerings. Within this group, Anadys and Xcyte were deemed to be the most comparable.

IPO Approach

Company Name	Issue Date	Amount Raised	MVE at IPO	Net IPO Net Debt	Pre-Money EV
Metabasis Therapeutics	6/15/2004	$35.0	$125.1	$17.3	$107.8
Anadys	3/26/2004	43.8	150.1	52.3	97.8
Xcyte	3/16/2004	33.6	118.2	41.9	76.3

Valuation of VITEX and Panacos

The value of the combined companies is the value of Panacos plus the value of VITEX as there are assumed to be no synergies.

Impact of Merger on Shareholder Profile

As part of Houlihan Lokey’s analysis it also considered the impact of the merger on the shareholder profile of VITEX, including that of the largest shareholder, Ampersand Ventures. Prior to the closing of the merger, Ampersand owns 17.1% of VITEX and 33.4% of Panacos. Based on a weighted outcomes basis, Ampersand will own 30.26% of the combined company post-merger.

Fee Arrangement

VITEX agreed to pay Houlihan Lokey a fee of $325,000 in connection with rendering its fairness opinion, including the analysis of the amended merger. VITEX also agreed to reimburse Houlihan Lokey for its reasonable out-of-pocket expenses incurred in performing its services. In addition, VITEX has agreed to indemnify Houlihan Lokey and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Houlihan Lokey or any of its affiliates against liabilities and expenses related to or arising out of Houlihan Lokey’s engagement and any related transactions, excluding in cases of gross negligence, bad faith, willful misfeasance, or reckless disregard of its obligations or duties.

A copy of the written materials provided by Houlihan Lokey and distributed to the board of directors at the June 1, 2004, meeting is available for inspection and copying at Houlihan Lokey’s principal executive offices during regular business hours by any shareholder upon execution of a consent letter addressed to Houlihan Lokey. A copy of such materials will be provided to any shareholder upon written request at the expense of the requesting shareholder.

Miscellaneous

Houlihan Lokey is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The unaffiliated members of VITEX’s board of directors selected Houlihan Lokey because of its expertise, reputation and familiarity with VITEX and the pharmaceutical and biotechnology industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

In the ordinary course of its business, Houlihan Lokey may actively trade in the debt or equity securities of VITEX and Panacos for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Houlihan Lokey notes that in the past Houlihan Lokey provided a fairness opinion to the board of directors of VITEX in connection with the sale of VITEX’s Plasma Operations.

Factors Considered by, and Recommendation of, the Panacos Board

Panacos’ board of directors has determined that the terms of the merger and the merger agreement, as amended, are fair to, and in the best interests of, Panacos and its stockholders. Accordingly, Panacos’ board has approved the merger agreement and the consummation of the merger and recommends that you vote FOR approval of the merger agreement and the merger. In reaching its decision, Panacos’ board of directors consulted with management of Panacos and with its financial and legal advisors, and considered the following material factors:

•	The combination of the public company infrastructure of VITEX with Panacos’ product pipeline. The combined entity would be able to take advantage of the potential benefits resulting from the combination of VITEX’s more established infrastructure and the products developed by Panacos, including PA-457.

•	Access to liquidity. As a private company, Panacos is not able to offer its stockholders liquidity for their shares. Receipt of publicly traded securities in the merger would allow stockholders greater liquidity in their investments.

•	Access to capital. The Panacos Board believes that a publicly traded company would be better able to attract capital on favorable terms.

•

Experienced management. Management of VITEX has more experience in the areas of product commercialization, which Panacos’ management does not. Specifically, VITEX management had experience running the fifth largest plasma fractionation plant, which is a process of separating blood into its component parts, in the United States, prior to the plant’s divestiture in 2001. The fractionation plant involved a complex biopharmaceutical manufacturing operation that was heavily regulated by the FDA, and generated over $30 million in revenue annually during the period from 1998 to August 2001. In addition, VITEX management successfully licensed with the FDA the only pathogen-inactivated blood component ever to have been approved and marketed in the United States. In their employment with other companies, members of VITEX management have also been responsible for managing commercial manufacturing operations for biopharmaceutical and medical technology companies, including one of the leading manufacturers of blood products and disposables, and have overseen contract manufacturing relationships with significant medical device and pharmaceutical companies. Finally, members of VITEX management have had experience in leading the commercial launch of medical devices and disposables, and in opening new plants and scaling up operations, having been responsible for starting four medical device plants regulated by the FDA and their international counterparts.

In the course of deliberations, the Panacos board reviewed with Panacos management and its legal and financial advisors a number of additional factors relevant to the merger, including the following:

•	historical information concerning VITEX’s and Panacos’ respective businesses, financial performance and condition, operations, management and competitive position, including results of operations during the most recent fiscal year and fiscal quarter for each company,

•	Panacos management’s view of the financial condition, results of operations and businesses of VITEX and Panacos before and after giving effect to the merger based on management due diligence,

•	prospects for approval of each of the parties’ respective products,

•	current financial market conditions and historical market prices, volatility and trading information with respect to VITEX common stock,

•	the terms of the merger agreement, including the parties’ respective representations, warranties and covenants, the conditions to the parties’ respective obligations, and the expected tax-free treatment to Panacos’ stockholders,

•	Panacos management’s view as to the potential for other third parties to enter into strategic relationships with or to acquire Panacos, and

•	the impact of the merger on Panacos’ employees.

Panacos’ board of directors also considered various alternatives to the merger, including remaining as an independent company and seeking other strategic partners. Panacos’ board of directors believed that these factors, including its review of the terms of the merger agreement, supported the board’s recommendation of the merger, when viewed together with the risks and potential benefits of the merger.

Panacos’ board of directors also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to:

•	the risk that the potential benefits sought in the merger might not be fully realized,

•	the possibility that the merger might not be completed and the potential adverse effect of the public announcement of the merger on Panacos’ ability to raise additional capital to fund operations,

•	the costs and increased litigation exposure associated with being a publicly-traded entity,

•	the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company, and

•	the other risks described under “Risk Factors” beginning on page I-17 of this Joint Proxy Statement -Prospectus.

Panacos’ board of directors believed that these risks were outweighed by the potential benefits of the merger. The foregoing discussion is not exhaustive of all factors considered by Panacos’ board of directors, but it does describe all material factors considered by the Panacos board. Each member of Panacos’ board may have considered different factors, and Panacos’ board evaluated these factors as a whole and did not quantify or otherwise assign relative weights to factors considered.

RECOMMENDATION OF PANACOS’ BOARD OF DIRECTORS

After careful consideration, your board of directors has unanimously determined the merger to be fair to you and in your best interests and declared the merger advisable. Panacos’ board of directors approved the merger agreement, as amended, and unanimously recommends your adoption of the merger agreement. In considering the recommendation of the Panacos board of directors with respect to the merger agreement, you should be aware that certain directors and officers of Panacos have certain interests in the merger that are different from, or are in addition to, the interests of Panacos stockholders generally.

Accounting Treatment

The merger will be treated by VITEX as a reverse merger under the purchase method of accounting in accordance with generally accepted accounting principles. For accounting purposes, Panacos is considered to be acquiring VITEX in this transaction. Accordingly, the purchase price, including direct costs of acquisition, is allocated among the fair values of the assets and liabilities of VITEX, while the historical results of Panacos are reflected in the results of the combined company. The results of operations of VITEX will be consolidated into the results of operations of Panacos as of the effective date of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions discussed below and the tax consequences of the merger. This discussion does not address all aspects of federal income taxation that may be relevant to a stockholder in light of the stockholder’s particular circumstances or to those Panacos stockholders subject to special rules, such as:

•	stockholders who are not citizens or residents of the U.S. (including expatriates) and persons that have a functional currency other than the U.S. dollar,

•	banks, insurance companies and other financial institutions,

•	tax-exempt organizations,

•	dealers in securities,

•	stockholders who acquired their Panacos stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation,

•	stockholders who are subject to the alternative minimum tax, or

•	stockholders who hold their Panacos stock as part of a straddle or as part of a hedging, conversion or other risk reduction transaction.

This discussion assumes that Panacos stockholders hold their respective shares of Panacos stock as capital assets within the meaning of Section 1221 of the Code.

This discussion does not address the tax consequences of:

•	transactions effectuated before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which Panacos stock is acquired or VITEX stock is disposed of,

•	the receipt of VITEX stock or cash other than in exchange for Panacos stock,

•	the merger under state, local or foreign laws,

•	the exercise of appraisal or dissenters rights, or

•	the tax consequences to holders of Panacos stock options that are assumed, exercised or converted, as the case may be, in connection with the merger.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to VITEX, and Cooley Godward LLP, counsel to Panacos, have each delivered an opinion on the material federal income tax consequences of the merger. These tax opinions, which are attached as Exhibits 8.1 and 8.2 to the Registration Statement in which this Joint Proxy Statement - Prospectus is included, are based on certain assumptions and subject to certain limitations and qualifications, including the assumptions that the merger will be consummated as described in this Joint Proxy Statement - Prospectus and the merger agreement and that the factual representations contained in letters delivered to counsel by VITEX and Panacos in connection with the tax opinions are true, correct and complete as of the date of the tax opinions and will remain true, correct and complete through the effective time of the merger. An opinion of counsel only represents counsel’s best judgment, and has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the IRS or a court considering the issues. Neither VITEX nor Panacos has requested or will request a ruling from the IRS with regard to any of the federal income tax consequences of the merger.

It is a condition to the obligations of Panacos and VITEX to complete the merger that each receive a legal opinion from its counsel that the merger constitutes a tax-free reorganization, within the meaning of Section 368 of the Code, for federal income tax purposes. These legal opinions will assume the absence of certain changes in the existing facts and may rely on assumptions, representations and covenants made by Panacos, VITEX and others similar to those set forth above with respect to the tax opinions attached as Exhibits 8.1 and 8.2 to the Registration Statement.

Assuming that the merger will be treated as a reorganization within the meaning of Section 368 of the Code, and subject to the qualifications and limitations referred to herein, the following U.S. federal income tax consequences will result:

U.S. Federal Income Tax Consequences to VITEX Stockholders. Holders of VITEX stock will not recognize any gain or loss for federal income tax purposes as a result of the merger.

U.S. Federal Income Tax Consequences to Panacos Stockholders. Except as provided below, holders of shares of Panacos stock will (1) not recognize any gain or loss for federal income tax purposes by reason of the exchange of their shares of Panacos stock for VITEX stock in the merger and (2) have a tax basis in the VITEX stock received in the merger equal to the tax basis of the Panacos stock surrendered in the merger less any tax basis of the Panacos stock surrendered that is allocable to a fractional share of VITEX common stock for which cash is received. The Panacos stockholders’ holding period with respect to the VITEX stock received in the merger will include the holding period of the Panacos stock surrendered in the merger.

To the extent that a holder of shares of Panacos stock receives cash instead of a fractional share of VITEX common stock, the holder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder’s shares of Panacos common stock allocable to such fractional share of VITEX common stock. This gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the share of Panacos stock exchanged for the fractional share of VITEX common stock was held for more than one year at the effective time of the merger.

In the event that shares of VITEX common stock are returned to VITEX in satisfaction of claims made against the escrow fund, a Panacos stockholder may recognize gain (or loss) on such stockholder’s allocable portion of such shares. The amount of gain (or loss) recognized by a Panacos stockholder would be equal to the amount by which the value of the stockholder’s portion of such shares at the time they are distributed to VITEX exceeds (or is less than) the tax basis of the Panacos stockholder in the stockholder’s portion of such shares.

If any shares of VITEX common stock are determined to have been received in exchange for services, to satisfy obligations or in consideration for anything other than the Panacos shares surrendered, the fair market value of such shares of VITEX common stock generally would be taxable as ordinary income upon receipt. In addition, to the extent that a Panacos stockholder is treated as receiving, directly or indirectly, consideration other than VITEX common stock in exchange for such holder’s Panacos stock, gain or loss would have to be recognized.

U.S. Federal Income Tax Consequences to Panacos and VITEX. Neither VITEX nor Panacos will recognize gain or loss for federal income tax purposes as a result by reason of the merger.

The transaction may result in a limitation on the utilization of each company’s loss carryforwards that exist prior to the transaction. Internal Revenue Code Section 382 provides a limit on the use of a company’s loss carryforwards if the company undergoes a change in ownership. A change in ownership for this purpose is defined generally as a more than fifty percent change in a company’s stock ownership over a three year period ending with the date of the change.

Reporting Requirements. Each Panacos stockholder that receives VITEX common stock in the merger will be required to file a statement with his, her or its U.S. federal income tax return setting forth his, her or its basis in the Panacos stock surrendered and the fair market value of the VITEX common stock and cash, if any, received in the merger, and to retain permanent records of these facts relating to the transaction.

Backup Withholding. Certain non-corporate holders of Panacos stock may be subject to backup withholding, currently at a 28% rate, on cash payments received in the merger. Backup withholding generally will not apply, however, to a holder of Panacos stock who:

•	furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Internal Revenue Service Form W-9 (or successor form) included in the letter of transmittal to be delivered to the holders of Panacos stock following the consummation of the merger;

•	provides a certification of foreign status on Internal Revenue Service Form W-8BEN or a successor form; or

•	is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, provided the holder furnishes the required information to the Internal Revenue Service.

WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, WE DO NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Regulatory Approvals

Neither VITEX nor Panacos is aware of any government regulatory approvals required to be obtained with respect to the consummation of the merger, except for the filing of a certificate of merger with the office of the

Secretary of State of the State of Delaware, the filing with the Securities and Exchange Commission of the Registration Statement on Form S-4 registering the merger shares and of this Joint Proxy Statement - Prospectus which constitutes a part thereof, and compliance with all applicable state securities laws regarding the offering and issuance of the merger shares.

Appraisal Rights

Holders of VITEX common stock are not entitled to dissenters’ appraisal rights under Delaware law in connection with any matters to be voted on at the special meeting. Holders of Panacos stock do have dissenters’ appraisal rights under Delaware law in connection with the merger. In order to validly exercise their dissenters’ appraisal rights under Delaware law, Panacos stockholders shall (1) file a written notice with Panacos prior to the Panacos special meeting of the stockholder’s intent to demand payment for fair value for such holder’s shares and (2) not vote such shares in favor of adoption of the merger, as more fully described in “The Merger Agreement—Appraisal Rights.” See “Chapter Five—Comparison of Stockholder Rights—Appraisal Rights”.

Federal Securities Laws Consequences

This Joint Proxy Statement - Prospectus does not cover any resales of the VITEX common stock to be received by the stockholders of Panacos upon completion of the merger, and no person is authorized to make any use of this Joint Proxy Statement - Prospectus in connection with any such resale.

All shares of VITEX common stock received by Panacos stockholders in the merger will be freely transferable, except as described in this paragraph. Shares of VITEX common stock received by persons who are deemed to be “affiliates” of Panacos under the Securities Act of 1933, as amended, at the time of the Panacos meeting may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of Panacos for such purposes generally include individuals or entities that control, are controlled by or are under common control with Panacos and include directors and executive officers of Panacos. VITEX has agreed to file a registration statement following the merger to permit such shares to be resold by affiliates without restriction, subject to lock-up agreements as described in the merger agreement. In addition, some affiliates of Panacos have agreed, in the event of a financing conducted by VITEX following the date of the merger agreement that is approved by the Panacos stockholders, to enter into a lock-up agreement on customary terms relating to the VITEX shares that they receive in the merger.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

VITEX common stock began trading on the Nasdaq National Market under the symbol “VITX” on June 11, 1998. The following table shows, for the periods indicated, the high and low sales prices per share of VITEX common stock, as reported on the Nasdaq National Market.

	VITEX Common Stock
	High	Low
2002
First Quarter	$7.35	$4.80
Second Quarter	$6.00	$2.39
Third Quarter	$4.25	$0.70
Fourth Quarter	$1.50	$0.40

2003
First Quarter	$1.20	$0.55
Second Quarter	$3.98	$0.70
Third Quarter	$3.32	$1.86
Fourth Quarter	$3.10	$0.55

2004
First Quarter	$1.78	$0.95
Second Quarter	$1.55	$1.00
Third Quarter	$1.20	$0.67
Fourth Quarter	$0.98	$0.51

2005
First Quarter (through January 17, 2005)	$1.52	$0.69

As of January 18, 2005, VITEX had 101 shareholders of record.

On December 9, 2004, the last full trading day before VITEX announced the entry into definitive agreements with respect to the financing, VITEX common stock closed at $0.65 per share. On December 7, 2004, the last full trading day before VITEX entered into the third amendment to the merger agreement, VITEX common stock closed at $0.66. On November 26, 2004, the last full trading day before VITEX announced the second amendment to the merger agreement, VITEX common stock closed at $0.67 per share. On November 4, 2004, the last full trading day before VITEX announced the first amendment to the merger agreement, VITEX common stock closed at $0.79 per share. On June 2, 2004, the last full trading day before VITEX issued a press release announcing the merger agreement, the closing price of VITEX Common Stock as reported on the Nasdaq National Market was $1.08 per share.

Because the market price of VITEX common stock is subject to fluctuation, the market value of the shares of VITEX common stock that holders of Panacos common and preferred stock will receive in the merger may increase or decrease. Panacos stockholders are urged to obtain a current market quotation for VITEX common stock.

VITEX and Panacos have never paid cash dividends. If the merger is not consummated, the board of directors of Panacos presently intends to continue a policy of retaining all earnings to finance the expansion of its business. Following the merger, it is expected that the board of directors of VITEX will continue the policy of not paying cash dividends in order to retain earnings for reinvestment in the business of the combined companies.

Panacos common stock and preferred stock are not traded in any public market.

V. I. TECHNOLOGIES, INC. (VITEX)

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2004

The following unaudited pro forma condensed combined consolidated financial statements combine the historical consolidated balance sheets and statements of operations of VITEX and Panacos giving effect to both the merger using the purchase method of accounting and the new financing which will close in conjunction with the merger.

For accounting purposes, Panacos is considered to be acquiring VITEX in this transaction. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of VITEX, while the historical results of Panacos are reflected in the results of the combined company. The transaction will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to VITEX’s net tangible and intangible assets acquired and liabilities assumed in connection with the transaction, based on their estimated fair values as of the completion of the transaction. An independent valuation was conducted to determine the fair values of these assets. This preliminary valuation and purchase price allocation is the basis of the estimates of fair value reflected in these unaudited pro forma condensed combined financial statements. The new financing is a necessary condition of the merger and will close simultaneously with the merger. Accordingly, the accounting effects of the financing are reflected in the unaudited pro forma condensed combined consolidated financial statements.

We are providing the following information to aid you in your analysis of the financial aspects of the merger and the new financing. We derived this information from the audited consolidated financial statements of VITEX for the fiscal year ended December 27, 2003 and the unaudited consolidated financial statements of VITEX as of and for the fiscal nine months ended September 25, 2004 and from the audited financial statements of Panacos for the year ended December 31, 2003 and from the unaudited financial statements of Panacos as of and for the nine months ended September 30, 2004.

The unaudited pro forma condensed combined consolidated financial information is only a summary and you should read it in conjunction with VITEX’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the fiscal year ended December 27, 2003, and its quarterly report on Form 10-Q for the quarter and nine months ended September 25, 2004, incorporated by reference in and accompanying this Joint Proxy Statement-Prospectus, and Panacos’ “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and separate historical financial statements and notes thereto for the year ended December 31, 2003 and the nine months ended September 30, 2004 included in this Joint Proxy Statement-Prospectus. See “Chapter Eight—Additional Information for Stockholders—Where Can You Find More Information.”

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2004 gives effect to VITEX’s merger with Panacos and the new financing as if the transaction had occurred on that date. The pro forma condensed combined consolidated balance sheet is based on the historical balance sheet of VITEX as of September 25, 2004 and the historical balance sheet of Panacos as of September 30, 2004. The unaudited pro forma condensed combined consolidated statements of operations for the nine months ended September 30, 2004 and the fiscal year ended December 31, 2003 give effect to VITEX’s merger with Panacos as if it had occurred on January 1, 2003 (the first day of year 2003 for Panacos). The pro forma condensed combined consolidated statement of operations for the nine months ended September 30, 2004 is based on historical results of operations of VITEX for the fiscal nine months ended September 25, 2004 and the historical results of operations of Panacos for the nine months ended September 30, 2004. The pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003 is based on historical results of operations of VITEX for the fiscal year ended December 27, 2003 and the historical results of operations of Panacos for the year ended December 31, 2003.

The unaudited pro forma condensed combined consolidated financial information is for illustrative purposes only and excludes the pro forma effects of the proposed reverse stock split which is a condition to the financing. The companies may have performed differently had they always been combined. You should not rely on the pro forma condensed combined consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2004 (In thousands)

	Historical Panacos	Historical VITEX	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$9,102	$6,626	$20,000	(5a)	$35,728
Restricted cash	—	218	—		218
Other receivables, net	232	72	—		304
Prepaid expenses and other current assets	96	1,299	(962	)(5b)	433

Total current assets	9,430	8,215	19,038		36,683
Property and equipment, net	360	2,787	10,358	(5c)	13,505
Restricted cash	125	421	—		546
Intangible assets, net	—	2,534	8,961 (2,534	(5d) )(5e)	8,961
Goodwill	—	398	(398	)(5e)	—
Other assets, net	560	—	(500	)(5f)	60

Total assets	$10,475	$14,355	$34,925		$59,755

LIABILITIES, REDEEMABLE PREFERRED STOCK AND WARRANTS, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$2,408	$2,422	$1,550 1,000	(5g) (5f)	$7,380
Current portion of capital lease obligation	7	—	—		7
Current portion of notes payable, net	165	—	—		165
Current portion of deferred revenue	—	153	(153	)(5h)	—
Current portion of advances	—	1,144	—		1,144

Total current liabilities	2,580	3,719	2,397		8,696
Advances	—	511	—		511
Deferred revenue	—	687	(687	)(5h)	—
Capital lease obligation, less current portion	7	—	—		7
Notes payable less current portion, net	30	—	—		30
Deferred rent	76	—	—		76

Total liabilities	2,693	4,917	1,710		9,320

Redeemable preferred stock and warrants:
Warrants to purchase redeemable convertible Series B preferred stock	22	—	(22	)(5i)	—
Redeemable convertible Series B preferred stock	10,492	—	(10,492	)(5i)	—
Redeemable convertible Series C preferred stock	18,814	—	(18,814	)(5i)	—

Total redeemable preferred stock and warrants	29,328	—	(29,328)		—

Stockholders’ equity (deficit):
Common stock	21	588	3,210	(5j)	3,819
Additional paid-in-capital	858	174,900	(98,051	)(5k)	77,707
Deferred stock compensation	(1,818)	(132)	(26	)(5l)	(1,976)
Treasury stock	—	(3,743)	3,743	(5i)	—
Accumulated deficit	(20,607)	(162,175)	162,175	(5i)	(29,115)
			(8,508	)(5m)

Total stockholders’ equity (deficit)	(21,546)	9,438	62,543		50,435

Total liabilities, redeemable preferred stock and warrants, and stockholders’ equity (deficit)	$10,475	$14,355	$34,925		$59,755

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Nine Months Ended September 30, 2004

(In thousands, except for per share data)

	Historical Panacos	Historical VITEX	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Research funding	$834	$450	$—		$1,284

Costs and expenses:
Research and development costs	6,611	7,719	1,343	(5n, o)	15,673
General and administrative expenses	1,682	3,640	—		5,322

Total costs and expenses	8,293	11,359	1,343		20,995

Loss from operations	(7,459)	(10,909)	(1,343)		(19,711)

Interest expense, net	(87)	(79)	—		(166)

Net loss	$(7,546)	$(10,988)	$(1,343)		$(19,877)

Basic and diluted net loss per share		$(0.21)			$(0.05)

Weighted average shares used in calculation of basic and diluted net loss per share		51,855	327,445	(6)	379,300

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

Year Ended December 31, 2003

(In thousands, except for per share data)

	Historical Panacos	Historical VITEX	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Research funding	$1,078	$716	$—		$1,794

Costs and expenses:
Research and development costs	4,459	18,508	1,911	(5n, o)	24,878
General and administrative expenses	950	4,334	40	(5o)	5,324

Total costs and expenses	5,409	22,842	1,951		30,202

Loss from operations	(4,331)	(22,126)	(1,951)		(28,408)

Interest expense, net	(177)	(227)	—		(404)

Net loss	$(4,508)	$(22,353)	$(1,951)		$(28,812)

Basic and diluted net loss per share		$(0.67)			$(0.08)

Weighted average shares used in calculation of basic and diluted net loss per share		33,360	327,445	(6)	360,805

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

(1) Description of Transactions and Basis of Pro Forma Presentation

On June 2, 2004, Panacos and VITEX entered into a merger agreement, subsequently amended on November 5, November 28, and December 8, for a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. Under terms of the transaction, Vitex will issue 227.5 million shares of its common stock for all of Panacos’ outstanding shares of preferred stock and common stock. For accounting purposes, the transaction is considered a “reverse merger” under which Panacos is considered to be acquiring VITEX. Accordingly, the purchase price is allocated among the fair values of the assets and liabilities of VITEX, while the historical results of Panacos are reflected in the results of the combined company. The 54.5 million shares of Vitex common stock outstanding, and the outstanding Vitex options and warrants, are considered as the basis for determining the consideration in the reverse merger transaction. Based on the outstanding shares of Panacos capital stock on November 29, 2004, each share of Panacos preferred stock and common stock will be exchanged for approximately 6.75275 shares of VITEX common stock. The final exact exchange ratio cannot be determined at this time because the number of outstanding shares of Panacos may change prior to the merger. The ratio at the close of the merger will be based on the 227.5 million shares of Vitex common stock as a percentage of the then outstanding Panacos preferred and common stock.

In addition, each Panacos stock option and warrant that is outstanding on the closing date will be converted to VITEX options and warrants by multiplying the Panacos options and warrants by the same ratio described above. The new exercise price will also be determined by multiplying the old exercise price by the same ratio. Each of these options and warrants will be subject to the same terms and conditions that were in effect for the related Panacos options. Further, as a result of the merger, options to purchase an aggregate of 1.36 million shares of Panacos common stock that are held by officers and directors of Panacos will immediately vest.

On December 9, 2004, VITEX entered into an agreement with investors for a $20.0 million financing which will close simultaneously with the merger of VITEX into Panacos. This financing is a necessary condition of the merger. Under the financing agreement, Vitex will issue 100.0 million shares of its common stock (subject to adjustment based on the trading price of VITEX common stock during the ten-day period prior to closing), $0.01 par value per share and 45.0 million common stock warrants with a five-year term and an exercise price of $0.24 per share. The merger agreement and the financing agreement contain terms which make the closing of each transaction conditional on closing the other.

(2) Preliminary Merger Purchase Price

The unaudited pro forma condensed combined consolidated financial statements reflect the merger of Panacos with VITEX as a reverse merger wherein Panacos is deemed to be the acquiring entity from an accounting perspective. Under the purchase method of accounting, VITEX’s 54.5 million outstanding shares of common stock and its stock options and warrants were valued using the average closing price on Nasdaq of $0.58 per share for the two days prior to through the two days subsequent to the merger financing announcement date of December 10, 2004. The fair value of the VITEX outstanding stock options and warrants were determined using the Black-Scholes option pricing model with the following assumptions: stock price of $0.58, which is the value ascribed to the VITEX shares in determining the purchase price; volatility of 55% - 74%; risk-free interest rate of 2.19%-3.54%; and an expected life of 0.2 years -4.0 years. The estimated purchase price is summarized as follows (in thousands):

Fair value of VITEX outstanding common stock assumed issued in exchange for all outstanding shares of Panacos	$31,588
Fair value of VITEX outstanding stock options assumed issued in exchange for all outstanding stock options of Panacos	327
Fair value of VITEX outstanding warrants assumed issued in exchange for all outstanding warrants of Panacos	954
Estimated merger costs	1,500

34,369
Less: Amount related to unvested stock options and restricted stock allocated to deferred compensation, based on implicit value of unvested VITEX stock options assumed issued in the exchange for Panacos unvested outstanding stock options and restricted stock.	(158)

Total estimated purchase price	$34,211

(3) Preliminary Merger Purchase Price Allocation

Based upon the estimated purchase price, the preliminary purchase price allocation, which is subject to change based on VITEX’s final analysis, is as follows (in thousands):

Estimated fair value of in-process research and development costs	$7,546
Estimated fair value of intangible assets—workforce	8,961
Tangible assets acquired, including $6,626 in cash and cash equivalents	21,781
Liabilities assumed	(4,077)

Net assets acquired	$34,211

For accounting purposes, the transaction is being treated as an acquisition of assets and not a business combination because VITEX did not meet the definition of a business under EITF 98-3, Determination Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. The preliminary purchase price allocation was a two-step process in which management along with assistance from an independent valuation firm first determined the estimated fair value of the assets acquired and the liabilities assumed in the merger. The preliminary purchase price exceeded the estimated fair value of the net tangible and intangible assets acquired by approximately $23.4 million. In a business combination, this would result in the recognition of goodwill. However, because VITEX is not considered a “business” as defined by the applicable accounting rules, the remaining excess purchase price was allocated on a pro rata basis to the individual assets acquired, excluding financial and other current assets. The initial estimated fair value and the recorded fair value of the net assets acquired is as follows:

	Initial Valuation	Recorded Fair Value

Net assets acquired, excluding long-lived assets	$4,559	$4,559
Intangible assets—workforce	1,900	8,961
Property and equipment	2,787	13,145
In-process research and development costs	1,600	7,546
Excess purchase price	23,365	—

Net assets acquired	$34,211	$34,211

The final determination of the purchase price allocation will be based on the fair values of the assets, including the fair value of in-process research and development and other intangibles, and the fair value of liabilities assumed at the date of the closing of the merger. The purchase price will remain preliminary until the Company is able to finalize its valuation of significant intangible assets acquired, including in-process research and development, and adjust the fair value of the other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after the date of the closing of the merger. Once the merger is complete, the final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined consolidated balance sheet and related notes. Upon the Company’s closing of the merger, the Company’s long-lived assets will be subject to a recoverability test under the applicable accounting rules.

The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. Accordingly, the in-process research and development primarily represents the estimated fair value of INACTINE™, a VITEX system for pathogen inactivation of red blood cells. The initial value of the purchased in-process research and development from the proposed merger was determined by estimating the projected net cash flows related to such products based upon management’s estimates of future revenues and operating profits to be earned upon commercialization of the products. These cash flows were discounted back to their net present value and were then adjusted by a probability of success factor. In-process research and development will be expensed immediately following the consummation of the merger.

The estimated initial fair value attributed to workforce was determined based on the estimated cost to recruit, hire, and train the VITEX employees.

(4) Preliminary Accounting for New Financing

Based on the terms of the financing agreement, VITEX will issue 100.0 million shares of its common stock, $0.01 par value per share, in exchange for $20.0 million in funding with closing of the transaction to occur simultaneously with the merger. VITEX will incur investment banker fees and legal and other costs in connection with the transaction. The estimated effects of the new financing are as follows (in thousands):

Estimated gross proceeds	$20,000
Estimated transaction costs	(1,550)

Total estimated net proceeds	$18,450

(5) Pro Forma Adjustments

(a) To record $20.0 million in gross proceeds from the new financing (see Note 4).

(b) To write off of merger costs recorded by VITEX prior to the amendment of the merger agreement in November 2004.

(c) To record the $10.4 million fair value adjustment to VITEX property and equipment (see Note 3).

(d) To record identifiable intangible assets resulting from the proposed merger (see Note 3).

(e) To record the write off of historical VITEX goodwill and intangible assets.

(f) To reflect $1.5 million of estimated Panacos merger costs net of $0.5 million incurred as of September 30, 2004 (see Note 2).

(g) To reflect $1.55 million in estimated transaction costs of the new financing (see Note 4).

(h) To record the write off of $0.8 million in deferred revenue.

(i) To eliminate VITEX’s treasury stock and accumulated deficit and to eliminate Panacos’ preferred stock and redeemable warrants.

(j) Pro forma adjustment is an aggregate of the following:

To record the 227.5 million shares of VITEX common stock to be issued upon the closing (see Note 1), $0.01 par value per share	$2,274
To record the 100.0 million shares of VITEX common stock to be issued under the new financing (see Note 4) $0.01 par value per share	1,000
To eliminate Panacos common stock, $0.01 par value per share	(21)
To eliminate VITEX treasury stock, $0.01 par value per share	(43)

$3,210

(k) Pro forma adjustment is an aggregate of the following:

To eliminate VITEX additional paid-in capital	$(174,900)
To record the fair value of the VITEX common stock, stock options, and warrants to be issued upon the closing of the merger (see Note 1), less par value from the issuance of the 227.5 million shares upon closing.	30,594
To record the exchange of Panacos preferred and common stock for Vitex common stock	29,350
To eliminate VITEX common stock, less par value of the 4.4 million shares of the VITEX treasury stock	(545)
To record the fair value of the VITEX common stock to be issued upon the closing of the financing (see Note 4), less par value from the issuance of the 100.0 million shares upon closing.	17,450

$(98,051)

(l) To record the increase in deferred stock compensation related to unvested VITEX stock options and restricted stock as revalued in the merger (see Note 2).

(m) To reflect the $7.5 million estimated fair value of acquired in-process research and development technology (see Note 3) and the write off of VITEX merger charges of $1.0 million incurred as of September 25, 2004.

(n) To eliminate VITEX pre-existing amortization expense and to record amortization of acquired identifiable intangible assets resulting from the proposed merger, based on an estimated five-year life and using straight-line amortization. For the nine months ended September 30, 2004 and the year ended December 31, 2003, amortization expense was $1.3 million and $1.8 million, respectively (see Note 3).

(o) To record amortization of deferred stock compensation expense associated with VITEX stock options and restricted stock as revalued in the proposed merger based upon the average remaining vesting period. For the year ended December 31, 2003, $119 thousand was recorded to research and development costs and $40 thousand was recorded to general and administrative expenses.

(6) Net Loss Per Common Share Data

Shares used to calculate unaudited pro forma combined net loss per basic and diluted share were computed by adding 227.5 million common shares to be issued as a result of the merger plus 100.0 million common shares assumed to be issued under the financing. As the pro forma condensed combined consolidated statement of operations for all periods presented shows a net loss, weighted average basic and diluted shares are the same.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE FINANCING

In considering the recommendation of the Panacos Board and of the VITEX Board with respect to the merger agreement and the financing, stockholders should be aware that certain members of the management and Board of Directors of Panacos, and certain members of the Board of Directors of VITEX, have interests in these transactions that may be different from, or in addition to, the interests of the other stockholders generally.

Board of Directors and Management

VITEX has agreed that, as of the closing of the merger, it will cause Dr. Ackerman, the Chairman of the Board and Interim Chief Executive Officer of Panacos and the Chairman of the Board of VITEX, to become the Chief Executive Officer of VITEX. Dr. Ackerman will own options to acquire Panacos common stock representing 1.6% of the outstanding capital stock of Panacos at the effective time. For information about the benefits received by VITEX directors, see “Chapter Three—Other Information Regarding VITEX—Management—Compensation of Directors.”

Dr. Ackerman is a stockholder, director, and pursuant to a consulting arrangement, the Chief Scientific Officer of VITEX and a director, executive officer and holder of options to purchase stock of Panacos. In addition, Dr. Herbert Hooper is a director of Panacos and a General Partner of Ampersand Ventures. Dr. Hooper participated in the negotiation and each of Drs. Ackerman and Hooper participated in the approval of the terms of the merger on behalf of Panacos, following disclosure of all material facts regarding the respective interests (or potential interests) of Dr. Ackerman and Dr. Hooper in the merger.

Ampersand Ventures

Ampersand Ventures owns approximately 33% of the Panacos common stock on an as converted to common stock basis. See “Chapter Four—Other Information Regarding Panacos—Principal Stockholders of Panacos.” In addition, it owns approximately 17% of the issued and outstanding common stock of VITEX as of January 14, 2005. Accordingly, Ampersand Ventures has an interest in the merger as a VITEX stockholder as well as a Panacos stockholder. After the closing of the merger as contemplated hereby, based on the exchange ratio, Ampersand Ventures will own approximately 30% of the common stock of VITEX. In addition, Ampersand Ventures has agreed to purchase 15 million shares of VITEX common stock in the financing. After the closing of the merger and the financing, Ampersand Ventures will own approximately 26% of the common stock of VITEX. In addition, certain individuals affiliated with Ampersand Ventures who are VITEX directors will hold options to acquire shares of VITEX common stock and may receive additional options to acquire VITEX common stock in the future.

Under the merger agreement, VITEX has agreed to cause Dr. Herbert H. Hooper, a General Partner of Ampersand and a current director of Panacos, to be appointed to the VITEX Board. In addition, one of VITEX’s existing directors, Dr. Richard A. Charpie, is the Managing General Partner of Ampersand.

A.M. Pappas & Associates

A.M. Pappas owns approximately 27% of the Panacos common stock on an as converted to common stock basis. See “Chapter Four—Other Information Regarding Panacos—Principal Stockholders of Panacos.” A.M. Pappas has agreed to purchase 625,000 shares of VITEX common stock in the financing. Accordingly, after the closing of the merger and the financing, A.M. Pappas will own approximately 16% of the common stock of VITEX. Under the merger agreement, VITEX has agreed to cause Mr. Eric W. Linsley, a Partner with A.M. Pappas and a current director of Panacos, to be appointed to the VITEX Board.

Indemnification; Directors’ and Officers’ Insurance

For one year after the closing, VITEX has agreed to indemnify, to the extent provided under Panacos’ certificate of incorporation and by-laws in effect prior to closing, the individuals who on or before the closing were officers, directors and employees of Panacos or its subsidiaries with respect to all acts or omissions before the closing by these individuals in these capacities. VITEX has further agreed to cause Panacos to honor all its existing indemnification agreements, including under Panacos’ by-laws, prior to closing.

Incentive Compensation and Stock Ownership Plans

At the effective time, each outstanding option granted by Panacos to purchase shares of Panacos common stock will be assumed by VITEX and will, after the effective time, constitute an option to acquire, on the same terms and conditions as applied to the Panacos stock option prior to the effective time, the number, rounded down to the nearest whole number, of shares of VITEX common stock determined by multiplying:

•	the number of shares of Panacos common stock subject to the option immediately before the effective time by

•	the exchange ratio.

The exercise price of each of these options will be a price per share of VITEX common stock, rounded up to the nearest cent, equal to:

•	the per share exercise price for Panacos common stock that otherwise could have been purchased under the Panacos stock option divided by

•	the exchange ratio.

In addition, the vesting of Panacos stock options, to the extent that they are not fully vested as of the effective time of the merger, will be accelerated so that 57.29% of the portion of the assumed options that is unvested as of the effective time will vest as of the effective time.

THE MERGER AGREEMENT

The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement and amendments thereto, which are incorporated by reference and attached as Annexes A-D.

Structure of the Merger

Under the merger agreement, Panacos will merge into VITEX so that VITEX becomes the surviving corporation.

Timing of Closing

The closing will occur within two business days after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived, unless VITEX and Panacos agree to a different date. VITEX expects that, immediately upon the closing of the merger, the parties will file a merger certificate with the Secretary of State of Delaware, at which time the merger will be effective.

Merger Consideration

The merger agreement provides that each share of Panacos capital stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive a pro rata share of an aggregate of approximately 227,500,000 shares of VITEX common stock, or 6.75275 shares of VITEX common stock for each share of Panacos common and preferred stock held at the effective time.

Treatment of Panacos Stock Options and Warrants

At the effective time, each outstanding option granted by Panacos to purchase shares of Panacos common stock and each outstanding warrant issued by Panacos to purchase shares of Panacos preferred stock will be converted into an option or warrant, as applicable, to acquire VITEX common stock or preferred stock, as applicable, having the same terms and conditions as the Panacos stock option or warrant had before the effective time. The number of shares that the new VITEX option or warrant will be exercisable for and the exercise price of the new VITEX option or warrant will reflect the exchange ratio in the merger. The Panacos options assumed by VITEX shall retain their existing vesting schedules following the effective time of the merger, except that the vesting of such assumed options, to the extent that they are not fully vested as of the effective time, shall be accelerated such that 57.29% of the portion of such assumed options that is unvested as of the effective time shall vest as of the effective time.

Exchange of Shares

Immediately prior to the closing, VITEX will provide to each holder of Panacos stock instructions explaining how to surrender Panacos stock certificates to VITEX. Holders of Panacos stock that surrender their certificates to VITEX, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of Panacos stock will not be entitled to receive any dividends or other distributions payable by VITEX after the closing until their certificates are surrendered.

VITEX will not issue any fractional shares in the merger. Holders of Panacos stock will receive a cash payment in the amount of the fractional share amount multiplied by the average closing price of a share of VITEX common stock for the five (5) most recent trading days prior to the effective time, as reported on the Nasdaq National Market in the Wall Street Journal.

VITEX Board and Related Matters

VITEX has agreed to take the necessary corporate actions so that, as of the closing:

•	The VITEX Board size will be increased from 8 to 9.

•	Two directors of Panacos, Dr. Herbert H. Hooper and Mr. Eric W. Linsley, and one director nominated by the investors in the $20 million financing, will become directors of VITEX.

•	Dr. Samuel K. Ackerman will become Chief Executive Officer and will remain as Chairman of the Board of VITEX.

•	During the two-year period immediately following the closing of the merger, Dr. Hooper and Mr. Linsley will be appointed to the Compensation Committee of the VITEX Board and the Nominating and Governance Committee of the VITEX Board (provided that they are able to serve on such Committees under applicable Nasdaq and SEC rules and regulations).

•	The Charter of the Compensation Committee and the Charter of the Nominating and Governance Committee will be amended to require that any action of such Committees shall require the unanimous consent of such Committee’s members.

Certain Covenants

Each of VITEX and Panacos has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

No Solicitation by Panacos. Panacos has agreed that it and its officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative acquisition transaction involving Panacos of a nature defined in the merger agreement.

Restricted actions include engaging in discussions or negotiations with any potential bidder, or disclosing non-public information relating to Panacos. These actions are permitted in response to an unsolicited bona fide offer so long as prior to doing so the Panacos Board determines in its good faith judgment that it is required to do so to comply with its fiduciary duty to stockholders, after receiving the advice of outside legal counsel.

Panacos must keep VITEX informed of the identity of any potential bidder and the terms and status of any offer.

Panacos Board’s Covenant to Recommend. The Panacos Board has agreed to recommend the approval and adoption of the merger agreement to Panacos’ stockholders. However, the Panacos Board is permitted not to make, to withdraw or to modify in a manner adverse to VITEX this recommendation if the Panacos Board concludes in good faith that the Board’s fiduciary duties require it to do so, after receiving the advice of outside legal counsel.

VITEX Board’s Covenant to Recommend. The VITEX Board has agreed to recommend the approval of the VITEX merger proposal to VITEX’s stockholders. However, the VITEX Board is permitted not to make, to withdraw or to modify in a manner adverse to Panacos this recommendation if the VITEX Board concludes in good faith that the Board’s fiduciary duties require it to do so, after receiving the advice of outside legal counsel.

Interim Operations of VITEX and Panacos. Each of VITEX and Panacos has undertaken a separate covenant that places restrictions on it until either the effective time or the merger agreement is terminated. In general, Panacos is required to conduct its business in the ordinary course consistent with past practice and to use its commercially reasonable efforts to preserve intact its business organization and relationships with third parties. VITEX has agreed to carry on its business in the ordinary course and consistent with past practice. The parties to the merger agreement also agreed to concur upon an operating plan for the combined company for the 2005 fiscal year. After the closing of the merger, any material deviation from the operating plan would require the consent of the Panacos representatives on the VITEX Board, which consent will not be unreasonably withheld. The companies have also agreed to some specific restrictions which are subject to exceptions described in the merger agreement. The following table summarizes the more significant of these restrictions undertaken by each company:

Restriction	Panacos	VITEX
Amending its organizational documents	*	•

Entering into any merger, liquidation or other significant transaction	*	•

Issuing or disposing of equity securities, options or other securities convertible into or exercisable for equity securities, except to a limited extent to employees or directors	*	•

Splitting, combining or reclassifying its capital stock	*	•

Declaring dividends	*	•

Selling, transferring, licensing, or disposing of any intellectual property rights	*

Amending the terms of any outstanding stock options	*

Making capital expenditures, subject to certain ordinary course exceptions	*

Increasing employee compensation or benefits, except for normal ordinary course increases consistent with past practice, or establishing, adopting, entering into or amending any employee benefit plan	*

Acquiring or disposing of assets	*	•

Changing its accounting policies	*

Entering into any material joint venture or partnership	*

Taking any other action that would make any representation or warranty by it inaccurate in any material respect	*	•

Reasonable Efforts Covenant. VITEX and Panacos have agreed to cooperate with each other and use all commercially reasonable efforts to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

Indemnification and Insurance of Panacos Directors and Officers. VITEX has agreed that:

•	For one year after closing, it will indemnify former Panacos directors, officers and employees for liabilities from their acts or omissions in those capacities occurring prior to closing to the extent provided under Panacos’ certificate of incorporation and by-laws as in effect just prior to the effective time.

•	It will cause Panacos to honor all indemnification agreements with its former directors, officers and employees in effect just prior to the effective time.

Representations and Warranties

The merger agreement contains representations and warranties made by VITEX and Panacos to each other. The most significant of these relate to:

•	corporate authorization to enter into the contemplated transaction;

•	the stockholder votes required to approve the contemplated transaction;

•	governmental approvals required in connection with the contemplated transaction;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

•	capitalization;

•	information provided by it for inclusion in this Joint Proxy Statement - Prospectus;

•	financial statements;

•	absence of certain material changes since a specified balance sheet date;

•	intellectual property;

•	tax matters; and

•	finders’ or advisors’ fees.

In addition, Panacos represents and warrants to VITEX as to certain other matters, including

•	absence of undisclosed material liabilities;

•	compliance with laws;

•	litigation;

•	employee benefits matters;

•	environmental matters;

•	absence of liens on assets;

•	material contracts; and

•	the accuracy of its books and records.

The representations and warranties in the merger agreement survive the closing of the merger agreement for a period of eighteen (18) months from the effective time of the merger, except with respect to the representations made by Panacos regarding tax and environmental matters, which shall survive until the expiration of the applicable statutes of limitations with respect to claims regarding such matters.

Escrow Arrangements

At the effective time of the merger, fifteen percent (15%) of the aggregate number of shares of VITEX common stock to be issued to Panacos stockholders at the effective time will be placed into an escrow account to satisfy the indemnification obligations of those stockholders relating to representations and warranties made in the merger agreement, as described above.

Conditions to the Completion of the Merger

Mutual Closing Conditions. The obligations of VITEX and Panacos to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	approval by the VITEX and Panacos stockholders;

•	absence of legal prohibition on completion of the merger;

•	VITEX’s registration statement on Form S-4, which includes this Joint Proxy Statement - Prospectus, being effective and not subject to any stop order by the SEC;

•	the filing of a Notification Form for Listing of Additional Shares with Nasdaq and the payment of the applicable fee by VITEX;

•	receipt of opinions of VITEX’s and Panacos’ counsel that the merger will qualify as a tax-free reorganization;

•	entry by VITEX into a definitive agreement with respect to the provision of at least $20 million in financing to the combined company following the merger, on terms that are mutually acceptable to Panacos and VITEX;

•	accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement;

•	performance by the other party of the obligations required to be performed by it at or prior to closing;

•	receipt of all material consents, waivers, approvals or orders required to be obtained;

•	absence of any action or proceeding by any governmental authority seeking to prohibit the waiver;

•	VITEX’s Board having no greater than nine members as of the effective time of the merger; and

•	agreement on an operating plan for the combined company by the parties to the merger agreement.

Additional Closing Conditions for VITEX’s Benefit. VITEX’s obligations to complete the merger is subject to the following additional conditions, among others:

•	receipt by VITEX of an opinion of counsel to Panacos regarding the merger;

•	receipt of agreements executed by affiliates of Panacos regarding compliance with securities laws;

•	receipt of lock-up agreements from affiliates of Panacos providing for restrictions on transfer of shares of VITEX common stock received in the merger, if required pursuant to the terms of a financing agreed to by the parties;

•	absence of a change that would be a material adverse effect or create any reasonably likely expectation of a material adverse effect on Panacos during the period from June 2, 2004 until closing;

•	the achievement of the primary endpoint of one of the clinical studies with respect to PA-457, which the parties agree was achieved as of June 2, 2004;

•	receipt of a fairness opinion dated as of the effective date of the merger that the merger consideration is fair to VITEX from a financial point of view; and

•	receipt of all consents to the transfer of certain specified material agreements.

Under the terms of the merger agreement, any of these conditions, other than those that are required by the rules of the SEC, such as the requirement that the Registration Statement on Form S-4 be declared effective; by Delaware law, such as the requirement that the approval of the stockholders of VITEX and Panacos to the merger be obtained; or by the Securities Purchase Agreement, such as the requirement that the financing have been approved by the stockholders of VITEX and Panacos, could be waived by the parties to the merger agreement. That waiver would be required to be mutual in the event of a condition that applies to both parties’ obligations to complete the merger.

Termination of the Merger Agreement

Right to Terminate. The merger agreement may be terminated at any time prior to the closing in any of the following ways:

•	by mutual written consent of VITEX and Panacos.

•	by either VITEX or Panacos if:

(1) the merger has not been completed by February 15, 2005, or such later date as VITEX and Panacos may mutually agree upon due to SEC regulatory or other considerations;

(2) VITEX or Panacos stockholders fail to give the necessary approval at a duly held meeting, provided that the party terminating may not be the party whose conduct was responsible for the failure to receive such vote;

(3) there is a permanent legal prohibition to closing the merger;

(4) if the Board of Directors of the other party shall have withheld, withdrawn or modified in any way adverse to such party its recommendation in favor of the merger;

(5) upon the breach of any covenant or agreement in the merger agreement by the other party which is not cured as provided for in the merger agreement;

(6) if Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party acquisition proposal or in respect of an alternate acquisition transaction;

(7) if there shall have occurred any material adverse change with respect to the other party;

(8) if any representation or warranty on the part of the other party proves to have been untrue on June 2, 2004, if such failure is reasonably likely to have a material adverse effect; or

(9) in the event that there has been commenced against VITEX any action, arbitration, investigation, litigation or suit (i) involving any challenge to, or seeking damages or other relief in connection with, the merger or (ii) that may have the effect of preventing or delaying the merger.

If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach thereof. However, the provisions of the merger agreement relating to termination fees will continue in effect notwithstanding termination of the merger agreement.

Termination Fees Payable by Panacos. Panacos has agreed to pay VITEX a fee of $1.25 million, plus up to $100,000 in expenses, if either VITEX or Panacos terminates the merger agreement in the following circumstances:

(1) Panacos’ stockholders do not vote in favor of the merger;

(2) Panacos’ Board of Directors shall have withheld, withdrawn or modified in any way adverse to VITEX its recommendation in favor of the merger;

(3) Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a third party’s acquisition proposal or in respect of an alternate acquisition transaction; or

(4) Panacos breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement, but only with respect to a termination for a breach of a material covenant or agreement.

Termination Fees Payable by VITEX. VITEX has agreed to pay Panacos a fee of $1.25 million, plus up to $100,000 in expenses, if Panacos terminates the merger agreement in the following circumstances:

(1) VITEX’s Board of Directors shall have withheld, withdrawn or modified in any way adverse to Panacos its recommendation in favor of the merger; or

(2) VITEX breaches any covenant or agreement in the merger agreement and does not cure such breach as provided for in such agreement, but only with respect to a termination for a breach of a material covenant or agreement.

In addition, VITEX will pay Panacos up to $625,000 in expenses if the merger agreement is terminated because VITEX’s stockholders do not vote in favor of the merger, or if VITEX’s financial advisor does not give a bring-down fairness opinion at the time of the closing of the merger, and VITEX does not waive receipt of that opinion as a condition to the closing.

Voting Agreement

Each Panacos stockholder who will receive ten percent (10%) or more of the shares of VITEX common stock to be issued in the merger will enter into a voting agreement with VITEX, under which the stockholder has agreed to vote his, her or its shares of Panacos common or preferred stock:

•	in favor of the adoption of the merger agreement and approval of the merger,

•	in favor of the other transactions contemplated by the merger agreement,

•	in favor of other matters relating to the consummation of the merger, and

•	against any merger, liquidation or sale or transfer of any material assets of Panacos, other than the merger with VITEX.

Holders of an aggregate of 60.3% of the outstanding Panacos common stock (assuming the conversion of preferred stock) are parties to the merger agreement. Holders of an aggregate of 68.6% of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock taken together as a single class have signed voting agreements.

Other Expenses

Except as described above and subject to an exception relating to the payment of transfer taxes, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses. If the merger closes prior to March 31, 2005, Panacos will be obligated to pay Mr. Christopher Rallis a fee of $450,000 for consulting services rendered in connection with the structuring and closing of the merger and related transactions. The amount due to Mr. Rallis will be paid 50% upon closing of the merger, and the balance upon the first anniversary of the closing. VITEX estimates that merger-related fees and expenses, consisting primarily of SEC filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, and including the consulting services fee referred to in the previous sentence, will total approximately $3.0 million, for both companies, assuming the merger is completed.

Amendments and Waivers

Any provision of the merger agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by Panacos and VITEX or, in the case of a waiver, by the party against whom the waiver is to be effective. After the approval of the merger agreement by the stockholders of Panacos, no amendment or waiver that by law requires further approval by stockholders may be made without the further approval of such stockholders.

Appraisal Rights

By virtue of Section 262 of the Delaware General Corporation Law, or the DGCL, if holders of Panacos stock exercise appraisal rights in connection with the merger, any shares of Panacos stock as to which such appraisal rights are exercised will not be converted into the right to receive shares of VITEX common stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting shares pursuant to the DGCL.

THE FOLLOWING SUMMARY OF THE PROVISIONS OF SECTION 262 IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SECTION 262, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX H AND IS INCORPORATED HEREIN BY REFERENCE.

If the merger is approved by the required vote of Panacos’ stockholders, each holder of Panacos stock who (1) files written notice with Panacos of his, her or its intention to exercise his, her or its rights to appraisal of his, her or its shares prior to the Panacos special meeting and (2) does not vote in favor of the merger and who follows the procedures set forth in Section 262 will be entitled to have his, her or its Panacos stock purchased by the surviving corporation for cash at the fair market value of the shares of Panacos stock. The fair market value of shares of Panacos stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Panacos stock with respect to which holders have perfected their appraisal demand in accordance with Section 262 and have not effectively withdrawn or lost such appraisal rights are referred to in this Joint Proxy Statement - Prospectus as the “dissenting shares.”

Within ten days after the effective date, Panacos must mail a notice to all stockholders who have complied with 1 and 2 above notifying such stockholders of the effective date. Within 120 days after the effective date such holders of stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, provided such holders may within 60 days of the effective date withdraw their demand for appraisal. Within 120 days of the effective time, the holders of dissenting shares may also, upon written request, receive from the surviving corporation a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

If any holder of Panacos stock who demands the appraisal and purchase of his, her or its shares under Section 262 fails to perfect, or effectively withdraws or loses his, her or its right to such purchase, the shares of such holder will be converted into a right to receive a number of shares of VITEX common stock in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if

•	the merger is abandoned;

•	the shares are transferred prior to their submission for the required endorsement;

•	the dissenting stockholder fails to make a timely written demand for appraisal;

•	the dissenting shares are voted in favor of the merger;

•	neither VITEX nor the stockholder files a complaint or intervenes in a pending action within 120 days after mailing of the approval notice; or

•	the stockholder delivers to VITEX a written withdrawal of such stockholder’s demand for appraisal of his, her or its shares.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT A STOCKHOLDER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT). IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, PANACOS STOCKHOLDERS WHO ARE CONSIDERING OBJECTION TO THE MERGER SHOULD CONSULT THEIR OWN LEGAL ADVISORS.

THE SECURITIES PURCHASE AGREEMENT

The following summary of the Securities Purchase Agreement is qualified by reference to the complete text of the Securities Purchase Agreement, which is incorporated by reference and attached as Annex F.

Structure of the Financing

Under the terms of the private placement, VITEX will issue $20,000,000 worth of shares of its common stock, at a per share price equal to the lower of (i) $0.20 per share and (ii) a 10 day average of the stock price prior to closing, and warrants to purchase 0.45 times the number of shares of its common stock issued in the financing, exercisable for a five-year period from the date of issuance at a price of $0.24 per share. The private placement investors will have the right to appoint a member to the VITEX Board. The $20 million financing is led by Great Point Partners LLC of Greenwich, Connecticut. Ampersand Ventures and A.M. Pappas, the two largest investors in Panacos, will also participate. Ampersand Ventures is also the largest investor in VITEX.

The $20 million private placement is designed to fund simultaneously with the closing of the Panacos merger, and is a condition to the closing of the merger. As required by the regulations of the Nasdaq Stock Market, VITEX stockholders will be asked to vote their approval of the financing as well as the Panacos merger.

Timing of Closing

The closing will occur within three business days after the day on which the last of the conditions set forth in the Securities Purchase Agreement has been satisfied or waived.

Conditions to the Completion of the Financing

The obligations of VITEX and the purchasers to complete the financing are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	execution of a Registration Rights Agreement by VITEX and the purchasers in the financing to register for resale the shares of VITEX common stock issued in the financing and the shares of VITEX common stock to be issued upon exercise of the warrants issued in the financing;

•	receipt by the purchasers of an opinion of counsel to VITEX regarding the financing;

•	continuous trading of VITEX common stock;

•	approval by the VITEX stockholders;

•	approval by the VITEX and Panacos stockholders and closing of the merger between VITEX and Panacos;

•	increase in the number of authorized shares of VITEX common stock to 550,000,000;

•	a reverse split of VITEX common stock on the terms generally described in the Joint Proxy Statement - Prospectus; and

•	accuracy as of closing of the representations and warranties made by the other party to the extent specified in the Securities Purchase Agreement.

Certain Covenants

Each of VITEX and the investors has undertaken certain covenants in the Securities Purchase Agreement. The following summarizes the more significant of these covenants.

Listing of Common Stock. VITEX has agreed to use commercially reasonably efforts to maintain the listing of its common stock on the Nasdaq National Market, and to list the securities issued in the financing in the time frame described in the Securities Purchase Agreement.

Panacos Transaction. VITEX has agreed not to agree to any amendment of the Panacos merger agreement or any other document or agreement entered into in connection with the merger transaction without the prior consent of the purchasers, if such an amendment (i) would have the effect of a change in the capitalization of the combined company following the merger from what is reflected in the merger agreement as in effect on the date of the Securities Purchase Agreement or (ii) would have a material adverse effect on the combined company following the merger. VITEX also agreed not to effect the merger unless the closing of the financing occurs concurrently or substantially concurrently with the consummation of the merger, unless the Securities Purchase Agreement is terminated as described therein.

Voting Agreements. VITEX has delivered executed voting agreements, relating to the stockholder meeting to be held to approve the merger and the financing, from stockholders representing an aggregate of 17% or more of the voting rights in respect of the capital stock of VITEX and from stockholders representing an aggregate of 30% or more of the voting rights in respect of the capital stock of Panacos prior to the merger at the time of signing the Securities Purchase Agreement. In addition, VITEX provided the purchasers affiliated with Great Point Partners, LLC with a true and correct copy of a voting agreement dated as of June 2, 2004, between VITEX and each of Ampersand Ventures, A.M. Pappas & Associates, and New England Capital Partners, L.P., entered into in connection with the Panacos merger agreement, and VITEX agreed that the Panacos merger-related voting agreement shall not be amended or terminated, nor shall the obligations under that voting agreement be waived by VITEX, without the consent of the purchasers affiliated with Great Point Partners, LLC.

Break-up Fee. In the event that the closing of the financing does not occur for any reason within ninety (90) days of December 9, 2004 (which date shall be extended to one hundred twenty (120) days in the event of a review by the SEC of this Joint Proxy Statement - Prospectus), with certain exceptions, including if the closing of the financing does not occur by reason of the termination of the merger agreement or the non-consummation of the merger, VITEX will pay to the purchasers affiliated with Great Point Partners, LLC a fee equal to $1,670,000 in the aggregate and will reimburse all unreimbursed expenses of Great Point Partners, LLC related to the Securities Purchase Agreement and transactions contemplated thereby.

Representations and Warranties

The Securities Purchase Agreement contains representations and warranties made by VITEX to the investors. The most significant of these relate to:

•	corporate authorization to enter into the contemplated transaction;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transaction;

•	the stockholder votes required to approve the contemplated transaction;

•	governmental approvals required in connection with the contemplated transaction;

•	capitalization;

•	filing of reports with the SEC;

•	financial statements;

•	absence of certain material changes since a specified balance sheet date;

•	litigation;

•	compliance with laws;

•	absence of liens on assets;

•	intellectual property;

•	insurance;

•	transactions with affiliates and employees;

•	internal accounting controls;

•	finders’ or advisors’ fees;

•	registration rights;

•	Form S-3 eligibility;

•	Nasdaq National Market listing and maintenance requirements; and

•	representation and warranties of Panacos in the merger agreement.

In addition, each investor represents and warrants to VITEX as to certain other matters, including

•	authorization to enter into the contemplated transaction;

•	investment intent;

•	“accredited investor” status;

•	experience and sophistication in business and financial matters;

•	absence of general solicitation for the sale of securities issued in the financing; and

•	registration requirements for the securities issued in the financing.

Other Expenses

VITEX has agreed to reimburse Great Point Partners, LLC for all reasonable and documented consulting, legal and other out of pocket expenses, if any, incident to the negotiation, preparation, execution, delivery and performance of the Securities Purchase Agreement, subject to a maximum amount of $150,000. If the purchasers affiliated with Great Point Partners, LLC are willing to proceed with the closing under the Securities Purchase Agreement and VITEX chooses not to do so, or if one of the closing conditions cannot be satisfied by VITEX, VITEX has agreed to reimburse such purchasers for their reasonable fees and expenses as described above. VITEX estimates that the reimbursable expenses described above will total approximately $100,000 assuming that the financing is completed.

Amendments and Waivers

Any provision of the Securities Purchase Agreement may be amended or waived prior to closing if the amendment or waiver is in writing and signed, in the case of an amendment, by VITEX and each purchaser or, in the case of a waiver, by the party against whom the waiver is to be effective.

Controlling Persons

The following is a list of the natural persons who control the entities that are to participate in the financing:

Great Point Partners, LLC: Jeffrey Jay and David Kroin

Panacea Fund: Jack R. Polsky, CEO of William Harris Investors, Inc., as Manager

WHI Growth Fund: Jack R. Polsky, CEO of William Harris Investors, Inc., as General Partner

Next Chapter Holdings: Mark Pattis, as President and General Partner

A.M. Pappas Life Science Ventures I, L.P.: Ford Worthy, as Partner and CEO, A.M. Pappas & Associates, LLC (its Managing Member)

Ampersand 1999 L.P.: Richard A. Charpie, Principal Managing Member of AMP-99 Management Company LLC, General Partner of Ampersand 1999 L.P.

Ampersand 1999 Companion Fund L.P.: Richard A. Charpie, Principal Managing Member of AMP-99 Management Company LLC, General Partner of Ampersand 1999 Companion Fund L.P.

Thomas Elden Investment Trust: Thomas Elden, Trustee

Lakeview Direct Investments, L.P.: Thomas Elden, Managing Member, Lakeview Capital Management, LLC, General Partner, Lakeview Direct Investments, L.P.

Mitsui & Co. Venture Partners, Inc.: Koichi Ando, President and Chief Executive Officer

Novo A/S: Henrik Gurtler, Chief Executive Officer

Following the merger and the financing:

•	entities affiliated with A.M. Pappas will hold approximately 61,676,058 shares, or 16% of the outstanding VITEX common stock;

•	entities affiliated with Ampersand Ventures will hold approximately 100,291,781 shares, or 26% of the outstanding VITEX common stock;

•	entities affiliated with Great Point will hold approximately 75,000,000 shares, or 19.6% of the outstanding VITEX common stock;

•	entities affiliated with Mitsui will hold approximately 22,242,240 shares, or 6% of the outstanding VITEX common stock;

•	entities affiliated with Novo will hold approximately 21,398,774 shares, or 6% of the outstanding VITEX common stock.

CHAPTER TWO—INFORMATION ABOUT THE MEETINGS AND VOTING

VITEX’s Board is using this Joint Proxy Statement - Prospectus to solicit proxies from the holders of VITEX common stock for use at the VITEX meeting. Panacos’ Board is also using this document to solicit proxies from the holders of Panacos common stock and Panacos preferred stock for use at the Panacos meeting. We are first mailing this Joint Proxy Statement - Prospectus and accompanying form of proxy to VITEX stockholders on or about                     , 2005 and to Panacos stockholders on or about                     , 2005.

Matters Relating to the Meetings

	VITEX Meeting	Panacos Meeting
Time and Place:	, 2005 10:00 a.m., Eastern Time Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111	, 2005 10:00 a.m., Eastern Time Cooley Godward LLP One Freedom Square 11951 Freedom Drive Reston, VA 20190

Purpose of Meeting is to Vote on the Following Items:

1. the merger agreement and the merger, including the related issuance of shares of VITEX common stock, described under “Chapter One – The Merger and the Financing – The Merger Transaction – General”;*

1. the merger agreement and the merger as described under “ Chapter One – The Merger and the Financing – The Merger Transaction – General”; and

	2. the adoption of a stock plan, as described under “Chapter Six – VITEX Special Meeting Proposals – Item 2 – Adoption of Supplemental Equity Compensation Plan” beginning on page VI – 1;	2. such other matters as may properly come before the Panacos meeting, including the approval of any adjournment of the meeting.

3. the amendment to the VITEX certificate of incorporation to increase the number of authorized shares of common stock, as described under “Chapter Six – VITEX Special Meeting Proposals – Item 3 – Amendment of VITEX’s Certificate of Incorporation” beginning on page VI – 3;*

4. the Securities Purchase Agreement, dated as of December 9, 2004, by and among VITEX and the purchasers identified on the signature pages thereto, and the related issuance of an aggregate of $20,000,000 worth of shares of common stock and warrants

II-1

	VITEX Meeting	Panacos Meeting
to purchase shares of common stock, as described under “Chapter One – The Merger and the Financing – The Securities Purchase Agreement”

5. the amendment to VITEX’s Certificate of Incorporation to effect a reverse stock split of VITEX common stock, at a ratio within the range of 1:5 to 1:20 to be determined by the Board of Directors of VITEX, as described under “Chapter Six – VITEX Special Meeting Proposals – Item 5 – VITEX’s Reverse Stock Split” beginning on page VI – 4;** and

6. such other matters as may properly come before the VITEX meeting, including the approval of any adjournment of the meeting.

*  This VITEX certificate of incorporation amendment will not be effected and the adoption of the Supplemental Equity Compensation Plan will not occur unless the merger is approved by VITEX stockholders.

**This proposal, if approved by VITEX Stockholders, will be implemented even if the merger and the financing are not so approved.

Record Date:	The record date for shares entitled to vote is , 2005.	The record date for shares entitled to vote is , 2005.

Outstanding Shares Held on Record Date:	As of January 14, 2005, there were 54,475,592 shares of VITEX common stock outstanding.	As of January 14, 2005, there were 2,151,236 shares of Panacos common stock, 7,392,473 shares of Series B Preferred Stock, and 24,138,157 shares of Series C Preferred Stock outstanding.

Shares Entitled to Vote:	Shares entitled to vote are VITEX common stock held at the close of business on the record date, , 2005.	Shares entitled to vote are Panacos common stock and Panacos preferred stock held at the close of business on the record date, , 2005.

	Each share of VITEX common stock that you own entitles you to one vote.	Each share of Panacos common and preferred stock that you own entitles you to one vote. The

II-2

	VITEX Meeting	Panacos Meeting
Shares held by VITEX in its treasury are not voted.

holders of Series B Preferred Stock and Series C Preferred Stock are entitled to vote on all matters submitted to a vote of holders of common stock, voting on an as converted basis and together with the common stock as a single class.

Shares held by Panacos in its treasury are not voted.

Quorum Requirement:

A quorum of stockholders is necessary to hold a valid meeting.

The presence in person or by proxy at the meeting of holders of shares representing a majority in interest of all stock issued and outstanding and entitled to vote at the Meeting is a quorum. Abstentions and broker “non-votes” count as present for establishing a quorum. Shares held by VITEX in its treasury or held by another corporation where the majority of shares entitled to vote in the election of directors of such other corporation is held by VITEX do not count toward a quorum.

A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

A quorum of stockholders is necessary to hold a valid meeting.

The presence in person or by proxy at the meeting of holders of shares representing at least a majority in interest of the Panacos common stock and Panacos preferred stock issued, outstanding and entitled to vote at the meeting is a quorum. Abstentions count as present for establishing a quorum. Shares held by Panacos in its treasury do not count toward a quorum.

Shares Beneficially Owned by VITEX and Panacos Directors and Executive Officers as of January 20, 2005:	11,190,507 shares of VITEX common stock, including exercisable options. These shares represent in total approximately 20% of the voting power of VITEX’s common stock.	1,468,497 shares of Panacos common stock, including options exercisable within 60 days, and 20,337,462 shares of Panacos preferred stock. These shares represent in total approximately 64.7% of the voting power of Panacos’ voting securities, voting together as a single class.

II-3

Vote Necessary to Approve VITEX and Panacos Proposals

Item		Vote Necessary
I. Merger Proposal	VITEX:	Approval of the merger and merger agreement described in “Chapter One – The Merger and the Financing” requires an affirmative vote of a majority of the issued and outstanding shares of VITEX common stock. A failure to vote or an abstention or a broker non-vote has the same effect as a vote against.

	Panacos:	Approval of the merger and the merger agreement requires the affirmative vote of (i) a majority of the issued and outstanding shares of Panacos common stock and Panacos preferred stock and (ii) two-thirds of the Series B Preferred Stock and Series C Preferred Stock, voting together as a class on an as-converted basis. A failure to vote or an abstention has the same effect as a vote against.

II. Adoption of Supplemental Equity Compensation Plan	VITEX:	The adoption of the Supplemental Equity Compensation Plan as described in “Chapter Six – VITEX Special Meeting Proposals – Item 2 – Adoption of Supplemental Equity Compensation Plan,” requires the affirmative vote of a majority of the total votes cast on the proposal. An abstention has the same effect as a vote against; a broker non-vote or a failure to vote has no effect on the vote.

	Panacos:	Not Applicable

III. Amendment of VITEX’s Certificate of Incorporation to Increase the Authorized Shares	VITEX:	The amendment of VITEX’s certificate of incorporation as described in “Chapter Six – VITEX Special Meeting Proposals – Item 3 – Amendment of VITEX’s Certificate of Incorporation” requires the affirmative vote of a majority of the issued and outstanding shares of VITEX common stock. A failure to vote or an abstention or a broker non-vote has the same effect as a vote against.

	Panacos:	Not Applicable

IV. Approval of VITEX’s Securities Purchase Agreement	VITEX:	The Securities Purchase Agreement, dated as of December 9, 2004, by and among VITEX and the purchasers identified on the signature pages thereto, and the related issuance of an aggregate of $20,000,000 worth of shares of common stock and warrants to purchase shares of common stock, as described under “Chapter One – The Merger and the Financing – The Securities Purchase Agreement” requires the affirmative vote of a majority of the total votes cast on the proposal. An abstention has the same effect as a vote against; a broker non-vote or a failure to vote has no effect on the vote.

	Panacos:	Not Applicable

II-4

Item		Vote Necessary
V. Approval of VITEX’s Reverse Stock Split	VITEX:	The amendment to VITEX’s Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio within the range of 1:5 to 1:20 to be determined by the Board of Directors of VITEX, as described under “Chapter Six—VITEX Special Meeting Proposals—Item 5 —VITEX’s Reverse Stock Split” requires the affirmative vote of a majority of the issued and outstanding shares of VITEX common stock. A failure to vote or an abstention or a broker non-vote has the same effect as a vote against.

	Panacos:	Not Applicable

Proxies

Voting Your Proxy. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy or proxy card. If you properly give your proxy and submit it in time to vote (or vote electronically via the Internet or telephone), one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposals or abstain from voting.

How to Vote by Proxy

VITEX	Panacos
Complete, sign, date and return your proxy card in the enclosed envelope. You may also vote electronically by Internet or telephone if your proxy card so indicates. You are encouraged to vote electronically if you have that option.	Complete, sign, date and return your proxy card in the enclosed envelope.

If you submit your proxy but do not make specific choices, your proxy will follow the Board’s recommendations and vote your shares:

VITEX	Panacos
• “FOR” the VITEX merger proposal	• “FOR” the Panacos merger proposal

• “FOR” adoption of the Supplemental Equity Compensation Plan (as described beginning on page VI-1)	• “FOR” any proposal by the Panacos Board to adjourn the meeting

• “FOR” the amendment of VITEX’s certificate of incorporation to increase the number of authorized shares (as described beginning on page VI-3)	• In its discretion as to any other business that may properly come before the Panacos meeting

• “FOR” the VITEX Securities Purchase Agreement (as described beginning on page VI-4)

• “FOR” VITEX’s reverse stock split (as described beginning on page VI-4)

II-5

VITEX	Panacos
• “FOR” any proposal by the VITEX Board to adjourn the meeting

• In its discretion as to any other business that may properly come before the VITEX meeting

Revoking Your Proxy. You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date,

•	submitting a vote electronically via the Internet or by telephone with a later date, if that was how the original vote was submitted,

•	notifying your company’s Secretary in writing before the meeting that you have revoked your proxy, or

•	voting in person at the meeting.

Voting in person. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on                     , 2005, the VITEX record date for voting.

People with disabilities. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write to the Secretary of your company at least two weeks before your meeting at the number or address under “The Companies” on page I-3.

Proxy solicitation. VITEX will pay its own costs, if any, of soliciting proxies. VITEX reserves the right to retain outside agencies for the purpose of soliciting proxies. Panacos will pay its own costs, if any, of soliciting proxies.

In addition to this mailing, VITEX and Panacos employees may solicit proxies personally, electronically or by telephone.

The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Do not send in any stock certificates with your proxy. VITEX will provide instructions for the surrender of stock certificates for Panacos common stock and Panacos preferred stock to Panacos stockholders immediately prior to the completion of the merger.

Other Business; Adjournments

We are not currently aware of any other business to be acted upon at either meeting. Under the laws of Delaware, where VITEX and Panacos are incorporated, no business other than procedural matters may be raised at the VITEX meeting unless proper notice to the stockholders has been given. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither VITEX nor Panacos currently intends to seek an adjournment of their meetings.

II-6

CHAPTER THREE—OTHER INFORMATION REGARDING VITEX

BUSINESS OF VITEX

VITEX is a development stage biotechnology company developing novel anti-infective technologies. VITEX’s INACTINE™ Pathogen Reduction System for red cells (the “INACTINE™ system”) is designed to inactivate a wide range of viruses, bacteria, parasites and lymphocytes from red blood cells and to remove soluble prion proteins. Prion proteins in their pathogenic forms are the agents that cause “Mad Cow Disease”, or in humans, variant Creutzfeldt -Jakob Disease (“vCJD”), which is 100% fatal, and for which no diagnostic or therapy currently exists. Over 40 million red cell units are transfused annually in North America, Europe and Japan, making it one of the most frequently prescribed and important products in medicine. A pathogen reduction product for both acute and chronic patients could represent a $4 billion market with acute indications representing approximately $2-3 billion out of that total. VITEX currently does not have any FDA approved products and it has not made any commercial sales of its products under development.

Blood safety and availability remain a significant concern as new pathogens are discovered and the demand for blood products continues to increase. To reduce the risk of contamination of the blood supply with pathogens, blood banks currently screen donors using detailed questionnaires and screen the donated blood for five known pathogens. Although these safety measures have increased the safety of blood products overall, the risk of transmitting pathogens remains. VITEX’s goal is to diminish this risk with its INACTINE™ system.

On November 23, 2004, VITEX announced that it had temporarily suspended enrollment in its Phase III surgical, or acute, study for its lead product candidate, the INACTINE™ red cell system, following identification of an immune response to INACTINE-treated red cells in one patient in the study during ongoing immunologic testing of subjects enrolled in the trial. This suspension in enrollment means that both the Phase III trial of INACTINE for acute indications and the Phase III trial of INACTINE for chronic indications, described in more detail below, have been halted. Although no clinical consequences of the immune response are apparent based on review of available data, additional patients will not be enrolled in the trial pending full evaluation. VITEX has notified the FDA that it has suspended enrollment in the study and that it intends to continue discussions with FDA regarding the conditions, if any, under which the trial might be continued while VITEX is completing its review of all relevant data. VITEX intends to conduct these discussions as part of an ongoing dialogue with the FDA regarding conditions for licensure of the INACTINE™ system. VITEX’s Phase III chronic study of INACTINE™ red cells was halted in 2003 due to antibody formation in sickle cell anemia patients receiving repeat transfusions of INACTINE™ treated red cells. Prior to the suspension of the surgical trial, the FDA had expressed concerns regarding the licensing of the current INACTINE™ system in light of the presence of antibodies observed in the chronic trial, and has requested justification from VITEX for pursuit of an acute-only indication in the context of these findings. The FDA has also indicated that a control system would be required to ensure that patients who have previously received red cells treated by the current INACTINE™ system do not receive INACTINE™ red cells in subsequent hospitalizations. VITEX has met with the FDA and presented proposals on supplemental clinical trials. However, the FDA has indicated that it will require the review of additional data, including the results of the Phase III trial for INACTINE™ in acute indications, before fully responding to VITEX’s proposals for additional clinical trials. The occurrence of an immune response in the acute trial and the decision to suspend enrollment in it will require VITEX to formulate and present to FDA a regulatory plan for approval of INACTINE that takes into account all findings to date, which is likely to significantly delay determination of any acceptable regulatory pathway. VITEX has begun preclinical testing on modifications to the current INACTINE™ process that are designed to reduce the likelihood of an immunologic response to treated red cells. However, this work is early and preliminary and no assurance can be given that VITEX will be able to develop a control system that will be technically feasible, approved by the FDA, and economically viable, or that the modifications to the current INACTINE™ process will succeed in reducing the likelihood of an immunologic response. Prior to the suspension of enrollment in the acute study, the FDA also directed VITEX to implement additional patient safety monitoring procedures in the Phase III acute trial. VITEX implemented these procedures and, until accrual into the trial was suspended, was periodically updating the FDA on the trial data. While VITEX believes that the steps taken addressed the FDA recommendations prior to

III-1

suspending enrollment in the acute trial, further steps could be required by the FDA. VITEX also received from the FDA a written request for further information relating to an August 2004 amendment to its IND. The amendment included responses to questions raised by the FDA relating to procedures for patient safety monitoring used in the previously halted Phase III chronic study. VITEX has responded to the FDA’s request and is awaiting further communications from the agency on this matter.

With the Phase III trial for INACTINE™ in chronic indications halted and enrollment suspended in the Phase III trial for INACTINE in acute indications, the Company’s ongoing development plan for INACTINE™ for chronic, acute or other indications is highly uncertain. VITEX cannot ensure that the acute trial will resume or complete enrollment in a timely manner. The exact nature, timing and estimated costs of the efforts necessary to bring to market the product resulting from VITEX’s pathogen inactivation research and development projects involve a number of key variables which are either unpredictable or outside VITEX’s control, including whether the likelihood of an immune response to INACTINE™ treated red cells can be adequately reduced, whether, and under what circumstances, the FDA will agree with a plan by VITEX to proceed with clinical trials, the enrollment rates and results of the Phase III clinical trial, should it be continued, the extent of further studies which could be required for filing a Biologics License Application with the FDA, the length of the FDA and foreign regulatory approval processes, the success of VITEX’s fundraising efforts, its ability to establish and maintain relationships with marketing partners and strategic collaborators, and the timing of commencement of commercialization of its product. Inability to satisfy one or more of these conditions, or to do so in a commercially acceptable manner, may render continued development of the INACTINE™ system infeasible.

A 2001 analysis by Easton Associates, an outside consultant, estimated that over 80% of the approximately 14 million annual red cell transfusions in the U.S. involved acute care patients. In preparing this estimate, Easton Associates used a combination of source data on overall trends in red blood cell transfusions, such as statistics from the blood industry organization, the American Association of Blood Banks, World Health Organization Statistics and selected market research studies. This was complemented by extensive interviews with a variety of medical professionals including hematologists, physicians that transfuse red cells in a variety of specialties (such as cardiovascular surgeons, oncologists, and orthopedic surgeons), hospital blood bankers, hospital administrators and administrators in community blood centers. The objective of these interviews was to provide information as to recent trends in the use of red cells in transfusions by different medical diagnosis or condition. Easton also spoke with representatives at major national blood collection and distribution organizations such as the American Red Cross. Easton used these interviews, and samplings from a representative group of hospitals, combined with source data on blood use to estimate the use of red cells by major specialty or diagnostic area. A more recent analysis suggested that patients with sickle cell disease represent less than 10% of the total transfusions of red cells in the U.S. annually. VITEX believes that the relative usage of transfusion red cells in the major international markets it is targeting is similarly proportioned between acute and chronic patients. At present it is not aware of any other pathogen reduction systems for red blood cells in human clinical trials. VITEX has paid Easton Associates a total of approximately $600,000 to complete four separate studies over the past four years. There is no other material relationship between Easton Associates and VITEX.

VITEX funds its operations primarily through sale of common stock, partner collaborations, research and development grants and debt. Its current cash burn rate following the recent restructuring of operations is approximately $1.0 million per month. Cash reserves of about $2.2 million as of January 17, 2005 should be sufficient to fund operations through the first quarter of 2005.

On December 10, 2004, VITEX announced that it had implemented a restructuring to reduce expenses. The restructuring was intended to allow VITEX to conserve cash until the completion of the merger with Panacos. The restructuring included an immediate reduction in the Company’s research and development workforce by approximately 40%. VITEX expects to incur a charge of $100,000 to R & D in the fourth quarter of 2004 in connection with the restructuring. Each employee subject to severance as part of the restructuring received severance pay equal to his or her one month salary in the fourth quarter of 2004. VITEX does not expect to incur additional charges in connection with the restructuring.

III-2

On December 14, 2004, VITEX announced that Thomas T. Higgins, VITEX’s Chief Financial Officer, had resigned to take a position with another life sciences company.

VITEX’s office and research facility is located in Watertown, Massachusetts.

Legal Proceedings

TW Conroy 2 LLC, from whom VITEX once leased a facility that it never occupied, has filed a complaint against the Company seeking damages of not less than $531,905, plus attorneys’ fees, representing a claim for damages relating to re-rental of the facility at a lower rental rate plus associated costs. While the Company has received limited explanations concerning the landlord’s calculation of its damages, certain calculations remain unexplained and the Company has not received supporting documentation for any of the calculations, many of which VITEX disputes. However, based on the evidence provided, namely the landlord’s affidavits, the trial court initially issued an order preventing the Company from using up to $400,000 of its assets except in the ordinary course of business, and further has allowed an attachment of $250,000 of the Company’s funds deposited in its general account at Silicon Valley Bank, as security for a potential future judgment in the landlord’s favor. In light of the fact that the combination of the court’s two orders appeared to restrain the Company’s assets in an amount that is greater than the amount of the landlord’s claimed damages, the Company filed a motion asking the court to clarify its orders or, in the alternative, to decrease the amount of the assets that are restrained to an amount not greater than $531,905. On November 30, 2004, this motion was ruled on by the court, which reduced the amount of the Company’s funds that are enjoined from $400,000 to $300,000. VITEX is vigorously defending against this claim.

Except as described above, VITEX is not currently a party to any material pending legal proceedings.

Current Executive Officers of VITEX

John R. Barr, age 47, joined VITEX as President, Chief Executive Officer and a director in November 1997. Previously, Mr. Barr served as President of North American Operations at Haemonetics Corporation from 1995 to 1997 where he had responsibility for Haemonetics’ blood bank, commercial plasma and blood bank services businesses. He also managed the global manufacturing and North American research and development functions and served as a member of the Board of Directors of Haemonetics. Prior to joining Haemonetics in 1990, he held various positions at Baxter Healthcare Corporation. Mr. Barr has an undergraduate degree in Biomedical Engineering from the University of Pennsylvania and an M.M. from the Kellogg School of Management at Northwestern University.

New Directors Following the Merger

Following the merger, the VITEX Board will appoint Dr. Herbert H. Hooper and Mr. Eric W. Linsley to the Board, with each such appointment subject to the closing of the merger. Dr. Hooper and Mr. Linsley would be Class II Directors and their terms would expire at the 2006 Annual Meeting. Following the closing, as described below, VITEX will add an additional outside director to the Board as designated under the Securities Purchase Agreement. In addition, at or prior to the closing, two current directors of VITEX will resign so that the Board will consist of a total of nine Directors.

Eric W. Linsley, age 42, is a Partner with A. M. Pappas & Associates, LLC, a Research Triangle Park, North Carolina-based venture capital firm that invests nationally in the life science industry. He is an experienced operating executive and venture capital investor who, prior to joining A. M. Pappas & Associates in early 2000, served as Chief Financial Officer of TriPath Imaging, a Nasdaq-listed medical device company. In 1999, Mr. Linsley led the due diligence efforts and legal documentation process in a complex three-way merger of AutoCyte, NeoPath and Neuromedical Systems to form TriPath. Prior to the merger, he served as Chief Financial Officer and Vice President of Operations at AutoCyte where he led the company in a public equity offering in 1997. From 1991 to 1997, Mr. Linsley worked as an investment professional with Ampersand Ventures, a leading venture capital firm based in Boston. As a partner at Ampersand, he held interim management positions

III-3

in operating and financial roles for various industrial products and healthcare companies. He previously was a management consultant with Bain & Co. and McKinsey & Co., and was a certified public accountant with Arthur Andersen. Mr. Linsley is a director of Panacos, Emerald BioAgriculture, FlowCardia, Sensys Medical, and Signase. He received a B.A. in Economics from Trinity College, an M.S. in Accounting from New York University and an MBA from the Wharton School at the University of Pennsylvania.

Herbert H. Hooper, PhD, age 40, joined Panacos’ board of directors in March 2004. Dr. Hooper is a General Partner at Ampersand Ventures, a venture capital firm. Prior to joining Ampersand in 2002, Dr. Hooper served as executive vice president and chief technical officer of ACLARA BioSciences, a public life sciences company which he founded in 1995. From 1993 to 1995, Dr. Hooper served as a research director at Soane Technologies, Inc. From 1990 to 1993, he served in various product and business development positions at Air Products and Chemicals. Dr. Hooper currently serves as chairman of the board of TekCel, Inc. and ESA, Inc., both of which are private life science instrument companies. He previously served as a member of the board of directors of ACLARA BioSciences and Cyclis Pharmaceuticals. Dr. Hooper holds a B.S. in Chemical Engineering from North Carolina State University and a Ph.D. in Chemical Engineering from the University of California, Berkeley.

The following is information with respect to the compensation of the three persons (Dr. Hooper, Mr. Linsley, and Dr. Ackerman) who are directors or executive officers of Panacos and who are to serve as directors or executive officers of VITEX following the merger. Neither Dr. Hooper nor Mr. Linsley, each of whom serves as a director of Panacos, receives any compensation for their service as directors of Panacos. However, pursuant to Panacos’ standard policies, they each receive reimbursement for their reasonable out of pocket expenses incurred in attending meetings of the board of directors of Panacos. Dr. Ackerman, who currently serves as Panacos’ acting chief executive officer and as chairman of its board of directors, has received a salary of $20,000 per month since his appointment as acting chief executive officer in November 2003. Dr. Ackerman also received an option with a ten-year term to purchase 7,500 shares of Panacos common stock, exercisable at $0.112 per share, in November 2003. Dr. Ackerman’s option grant during 2003 represented 41.7% of all options granted by Panacos during fiscal year 2003. The present value of Dr. Ackerman’s grant on the date of grant was $450, using the Black-Scholes option-pricing model with the following assumptions: dividend yield, 0%; expected volatility, 56.1%; weighted average risk free rate, 3.25%, and expected term 5 years. In April 2004, Dr. Ackerman received an option with a ten-year term to purchase 387,117 shares of Panacos common stock, exercisable at $0.152 per share. The present value of Dr. Ackerman’s grant on the date of grant was $30,969, using the Black-Scholes option-pricing model with the following assumptions: dividend yield, 0%; expected volatility, 56.1%; weighted average risk free rate, 3.22%; and expected term 5 years. In December 2004, Dr. Ackerman received an option with a ten-year term to purchase 392,027 shares of Panacos common stock, exercisable at $0.38 per share. The present value of Dr. Ackerman’s grant on the date of grant was $74,485, using the Black-Scholes option-pricing model with the following assumptions: dividend yield, 0%; expected volatility, 56.1%; weighted average risk free rate, 3.22%; and expected term 5 years.

In addition, under the terms of the Securities Purchase Agreement, a purchaser designated by Great Point Partners, LLC has the right to designate a director to serve on the VITEX Board as of the closing of the merger and the financing.

III-4

CHAPTER FOUR—OTHER INFORMATION REGARDING PANACOS

BUSINESS OF PANACOS

Overview

Panacos Pharmaceuticals is a development stage company involved in the discovery and development of the next generation of small molecule, antiviral drugs for the treatment of Human Immunodeficiency Virus (HIV) infection and other major virus diseases. Panacos is focusing exclusively on diseases with large markets, where there is a clear unmet need for more effective therapies. A major commercial advantage of the HIV market is the rapid clinical development and approval process for new drugs. The total time from initiation of clinical trials to market may be as little as four years, shorter than for many other disease indications.

The most urgent need in HIV therapy today is for new treatments that are effective against drug resistant strains of the virus. Drug resistance is a growing problem that occurs when an individual is treated with currently available drugs for an extended period, resulting in the emergence of virus strains that are no longer susceptible to those drugs. Recent studies have found that more than 50% of HIV-infected patients on antiretroviral therapy harbor drug-resistant virus. Furthermore, resistant viruses are often found in newly-infected people prior to initiating drug treatment, because they acquired these strains at the time of infection.

By targeting different points in the virus life cycle than approved drugs, Panacos believes that its drug candidates can overcome the problem of resistance to current therapies. Panacos is focusing its attention on orally bioavailable, small molecule drugs in two new classes: Maturation Inhibitors and Fusion Inhibitors.

Panacos scientists recently identified Maturation Inhibition as a new target for antiviral intervention. Maturation occurs at the end of a virus life cycle as HIV buds from an infected cell. It involves the processing of a key viral protein called capsid, which is required for the viral core to assemble correctly, thereby allowing the virus to become infectious. Panacos’ lead compound, PA-457, is the first in a new class of drugs called Maturation Inhibitors that block this process so that, following treatment, virus particles are defective and non-infectious.

Phase I clinical testing of PA-457 in uninfected volunteers is nearly complete. Single dose and multiple dose studies were performed and PA-457 was well tolerated, with good oral bioavailability and favorable pharmacokinetics that appear to support a once-a-day dosing regimen. Plasma concentrations of the drug were well above those predicted by Panacos scientists to provide therapeutic benefit in HIV-infected patients. Based on the positive Phase I data, Panacos carried out a Phase I/II study in HIV-infected patients to analyze pharmacokinetics and to determine the antiviral effect of a single oral dose of PA-457 in patients not on other therapy. Panacos recently announced positive preliminary results from this proof-of-concept study. A reduction in the level of virus in the plasma, known as the viral load, of up to approximately 80%, was seen in patients receiving the higher dose levels.

Panacos recently initiated a key multiple dose Phase IIa study in HIV-infected patients. Institutional Review Board (IRB) and other approvals have been received and the study is open for enrollment. Panacos plans to complete dosing of all patients during the first quarter of 2005. The study is being performed at several sites in the U.S and is designed to demonstrate the antiviral potency of PA-457 following once-daily oral dosing of PA-457 for 10 days in HIV-infected patients who are not on other antiretroviral therapy.

The U.S. Food and Drug Administration has granted Fast Track Designation for PA-457, available for drugs designed to treat a serious or life-threatening condition with an unmet medical need. Developers of Fast Tracked products have greater access to FDA resources as well as eligibility for rolling NDA submissions. In addition, Fast Track designation may enable priority FDA review and accelerated approval.

Panacos’ second drug discovery target is the initial step in the virus life cycle, virus fusion to a human cell. Panacos scientists have developed proprietary fusion drug screening technology and have used this successfully to identify novel HIV fusion inhibitors. These compounds are currently being optimized to generate a drug candidate for clinical testing.

Through September 30, 2004, all of Panacos’ revenues have been generated from research grants and subcontract fees; Panacos has not generated any revenue from product sales. Panacos expects its primary revenue sources for the next few years to include research grants and collaboration payments under future arrangements. The timing and amounts of such revenues, if any, will likely fluctuate and depend upon the achievement of specified research and development milestones. Results of operations for any period may be unrelated to the results of operations for any other period.

Panacos’ facilities are located in Gaithersburg, Maryland. Panacos is a privately-held Delaware corporation and as such its stock is not traded on established public market or exchange. As of January 20, 2005, Panacos had a total of 31 stockholders, of which 14 were holders solely of Panacos common stock, 12 were holders solely of Panacos preferred stock and 5 were holders of both common stock and preferred stock of Panacos.

PANACOS: MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Panacos Pharmaceuticals is a development stage company involved in the discovery and development of the next generation of small molecule, antiviral drugs for the treatment of Human Immunodeficiency Virus (HIV) infection and other major virus diseases. Panacos is focusing exclusively on diseases with large markets, where there is a clear unmet need for more effective therapies. A major commercial advantage of the HIV market is the rapid clinical development and approval process for new drugs. The total time from initiation of clinical trials to market may be as little as four years, shorter than for many other disease indications.

Panacos completed its pre-clinical program for its lead candidate PA-457 at the end of 2003 and filed an IND with the FDA in December 2003. Panacos entered Phase I clinical testing of PA-457 in March 2004. It has completed the Phase I programs and begun the Phase II program.

In addition, Panacos is in the early stages of research and development of fusion inhibitor candidates for both HIV and Respiratory Syncytial Virus (RSV). All of Panacos’ programs will require many years and significant costs to advance through development. It can take many years from the initial identification of a lead compound to complete pre-clinical and clinical trials, before applying for possible marketing approval from the FDA or equivalent international regulatory agencies. Panacos is unable to predict which potential product candidates it will successfully move through development, the time and cost to complete development, and ultimately whether it will have a product approved by the FDA.

As Panacos obtains results from trials, it may elect to discontinue clinical trials for certain product candidates in order to focus its resources on more promising product candidates. Panacos’ business strategy includes the option of entering into collaborative arrangements with third parties to complete the development and commercialization of its products. In the event third parties take over the clinical trial process for one of Panacos’ product candidates, the estimated completion date would be primarily under the control of that third party. Panacos cannot predict with any degree of certainty the terms of the collaborative arrangements, if any, and how such arrangements would affect its capital requirements. Panacos’ inability to complete its research and development projects in a timely manner or its failure to enter into collaborative agreements, when appropriate, could significantly increase capital requirements and affect Panacos’ liquidity.

Since Panacos’ inception, it has financed its operations through private placements of preferred stock, grant and subcontract revenue, and short-term debt and capital lease financing. To date, Panacos has incurred significant expenses and has not achieved any product revenues. From inception through September 30, 2004, Panacos incurred research and development expenses of $18,756,000. The primary components of these expenses were $9,956,000 for Panacos’ lead candidate PA-457 and related programs; $4,729,000 for Panacos’ fusion inhibitor and other antiviral programs; and $4,071,000 on Panacos’ previous lead candidate PA-344. Panacos expects to incur substantial additional research and development expenses that may increase from historical levels as it moves its lead compound, PA-457, through clinical trials, and increases its pre-clinical efforts for its fusion inhibitor program. Panacos believes that it has adequate resources to fund its operations into the first quarter of 2005.

Panacos intends to pursue strategic relationships to provide resources for further development of its product candidates. Panacos cannot forecast with any degree of certainty whether it will be able to enter into a collaboration agreement on favorable terms or at all. Panacos may also seek funding through public or private financings. If Panacos is successful in raising additional funds through the issuance of equity securities, stockholders will experience substantial dilution, or the equity securities may have rights, preferences, or privileges senior to existing stockholders. There can be no assurance that Panacos will be successful in seeking additional capital. On June 2, 2004, Panacos entered into a merger agreement with V.I. Technologies, Inc. The merger is expected to close in the first quarter of 2005.

Critical Accounting Policies and the Use of Estimates

The preparation of Panacos’ financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in Panacos’ financial statements and accompanying notes. Actual results could differ materially from those estimates. The significant accounting policies in Panacos’ financial statements requiring significant estimates and judgments are as follows:

In 2003 and 2002, Panacos received government grants for the development of PA-457 and its previous lead compound PA-344, HIV fusion inhibitors, and RSV (Respiratory Syncytial Virus) fusion inhibitors. Grants are funded in specific amounts based on funding requests submitted to the grantor. Grant revenues are recognized and realized at the time the research and development activities are performed.

Research and development expenses consist primarily of compensation and other expenses related to research and development personnel, research collaborations, costs associated with pre-clinical testing and clinical trials of Panacos’ product candidates, and facilities expenses. Research and development costs are expensed as incurred.

Panacos has stock option plans under which options to purchase shares of its common stock may be granted to employees, consultants and directors at a price no less than fair market value on the date of grant. Panacos accounts for its stock-based compensation in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees (“APB No. 25”). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant between the fair market value of Panacos’ stock and the exercise price of the option and is recognized ratably over the vesting period of the option. Because Panacos’ options must be granted at fair market value, Panacos recognizes no compensation expense in accordance with APB 25. If Panacos were to adopt SFAS No. 123, Accounting for Stock-Based compensation (“SFAS No. 123”), it would recognize compensation expense based upon the fair value at the grant date for awards under plans using the fair value method. Panacos accounts for equity instruments issued to non-employees in accordance with SFAS No. 123 and EITF 96-18, Accounting for Equity Instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services.

Results of Operations- Three and Nine Months Ended September 30, 2004 and 2003

Revenues. Revenues increased 106% to $339,449 during the three months ended September 30, 2004 from $164,836 for the three months ended September 30, 2003. The increase results from higher grant revenue recognized on the PA-457 program and increases on the fusion inhibitor program. Spending levels of qualified expenditures do not always occur evenly throughout the grant period and the increase in 2004 resulted from increased expenditures during the period for the PA-457 program and the receipt of a new grant to study RSV fusion inhibitors, which began in the third quarter of 2003.

For the nine months ended September 30, 2004, total revenue increased 31% to $833,920 compared to $638,160 for the nine months ended September 30, 2003. The increase results from higher grant revenue recognized for both the PA-457 and fusion inhibitor programs. The majority of the increase, $174,000, results from the initiation of two new grants from NIH funding research targeting discovery of drug candidates that treat viral infection by stopping the fusing or binding of the virus to the cell.

Research and Development Expenses. Total research and development expenses increased 96% to $2,395,202 during the three months ended September 30, 2004, up from $1,219,960 for the three months ended September 30, 2003. Increased spending on Panacos’ lead compound, PA-457, accounts for $895,684 of the increase as the Company entered into clinical testing of the compound. Spending on clinical trials for PA-457 was $959,000 in the quarter. Panacos also spent $303,000 on efforts to identify analog compounds and on studies to elucidate the mechanism of action of the compound. These increases were partially offset by a decline in expenses incurred for pre-clinical toxicology work by $400,000, resulting from the fact that this work was largely performed in 2003. The remaining $279,558 of the increase was due to increased efforts on the fusion inhibitor program.

For the nine months ended September 30, 2004, total research and development expenses increased 123% to $6,611,310 compared to $2,960,263 for the nine months ended September 30, 2003. Most of the increase is due to costs associated with Panacos’ lead compound PA-457. The primary components of the increase are $2,300,000 incurred in the clinical trials for PA-457, $531,000 expended for medicinal chemistry to identify analog compounds that could be used as a back-up for the lead compound, increases in spending to identify compounds to be tested for virus fusion inhibition of $443,000, and increases in personnel costs of $139,000.

General and Administrative Expenses. General and administrative expenses increased 172 % to $587,944 during the three months ended September 30, 2004 from $216,021 for the three months ended September 30, 2003. The increase in 2004 results from an increase in personnel costs of $50,000, a non-cash compensation charge related to stock options granted in 2004 in the amount of $198,000, and an increase in patent-related legal expenses of $30,000.

For the nine months ended September 30, 2004, general and administrative expenses increased 186% to $1,682,303 from $587,221 for the nine months ended September 30, 2003. The primary components of this increase were increased legal expenses related to filing and prosecuting patents of $108,000, increased payroll-related costs for new hires of $340,028, a non-cash compensation charge related to stock options granted in 2004 of $422,393, and an increase in spending on consultants of $80,000.

Results of Operations- Years Ended December 31, 2003 and 2002

Revenues. Revenues increased 16% in 2003 to $1,078,000 from $926,000 in 2002. Revenues for both years consisted entirely of grant revenue and subcontractor fees. The increase for 2003 results primarily from grant revenue to support Panacos’ efforts to identify the mechanism of action and to complete pre-clinical testing of its lead compound PA-457 which increased by $583,000, which was partially offset by decreases in grant revenue on Panacos’ previous lead compound PA-344.

Research and Development Expenses. Research and development expenses increased 1% to $4,459,000 in 2003 from $4,416,000 in 2002. Included in this change is an increase in spending on Panacos’ lead candidate PA-457 of $2,400,000 to $3,500,000 from $1,100,000 in 2002. The major components of the spending on PA-457 were payroll and related costs of $867,000, pre-clinical toxicology testing expenses of $1,700,000, formulation and manufacturing expenses of $600,000, and facility charges of $333,000. These expenses were partially offset by a decrease in spending on PA-344 of $2,200,000 as this program was discontinued for 2003.

General and Administrative Expenses. General and administrative expenses include costs of business development, finance, professional services, and administration. General and administrative costs of $950,000 decreased from $1,006,000 or 6%. The decrease results mainly from a decrease in recruiting and relocation expenses for new employees of $101,000 and a decrease in legal fees of $50,000, partially offset by an increase in personnel costs of $100,000.

Interest Expense. Interest expense of $186,000 in 2003 increased from $22,000 in 2002 due to the issuance of Convertible Secured Promissory Notes for $3,000,000 completed in July 2003. The notes along with accrued interest were converted to Preferred Stock in March 2004.

Results of Operations - Years ended December 31, 2002 and 2001

Revenues. Revenues increased 61% to $926,000 in 2002 from $575,000 in 1991. The increase resulted from grant revenue of $252,000 to support Panacos’ programs to develop natural product derivatives that inhibit HIV-1, $125,000 to support its lead compound to analyze antiviral activity against drug resistant strains of the HIV-1 virus, and $135,000 to support its RSV fusion program. This increase was partially offset by the completion of a grant to develop an HIV vaccine that was included in the results for 2001.

Research and Development Expenses. Total research and development expenses increased 81% to $4,416,000 in 2002, from $2,443,000 in 2001. The increase is due to increased expenses resulting from Panacos’

pre-clinical testing of its previous lead compound PA-344 of $636,000, the initiation of pre-clinical work on its lead compound PA-457 of $966,000, and the start of its fusion inhibitor program of $372,000.

General and Administrative Expenses. General and administrative expenses increased 152% to $1,006,000 over the 2001 level of $400,000. The increase resulted primarily from expenses incurred in connection with the hiring of new employees of $296,000, relocation and recruiting expenses of $100,000, and increased legal fees incurred primarily for patent-related work of $143,000.

Liquidity and Capital Resources

Since Panacos’ inception, it has financed its operation through private placements of preferred stock, grant and subcontract revenue, and short-term debt and capital lease financing. At December 31, 2003 Panacos had cash and cash equivalents of $477,000, down from $1,707,000 in 2002. During 2003 Panacos was actively engaged in fundraising efforts and ultimately completed a Series C Preferred Stock financing of $18,300,000 in March and April of 2004. At September 30, 2004 Panacos had cash and cash equivalents of $9,102,000. Panacos believes that it has adequate resources to fund its operations into the first quarter of 2005.

Panacos intends to pursue strategic relationships to provide resources for further development of its product candidates. Panacos cannot forecast with any degree of certainty whether it will be able to enter into a collaboration agreement on favorable terms or at all. Panacos may also seek funding through public or private financings. If Panacos is successful in raising additional funds through the issuance of equity securities, stockholders will experience substantial dilution, or the equity securities may have rights, preferences, or privileges senior to existing stockholders. There can be no assurance that Panacos will be successful in seeking additional capital.

Contractual Obligations

The following table sets forth Panacos’ contractual obligations as of September 30, 2004.

CONTRACTUAL OBLIGATIONS	TOTAL	< 1 YEAR	1-3 YEARS	3-5 YEARS	> 5 YEARS
Capital lease obligations	16,347	8,313	8,034	—	—
Operating leases	2,433,725	305,623	639,027	677,944	811,131
Notes Payable—principal	194,784	164,784	—	30,000	—
Notes Payable—interest	14,074	7,609		6,465
Other	1,129,000	1,129,000	—	—	—

Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing Panacos’ business plan, it expects that the primary market risk to which it will be exposed is interest rate risk. It may be exposed to the effects of interest rate changes primarily as a result of debt used to maintain liquidity and fund expansion of its operations. Panacos’ interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve its objectives, Panacos will borrow primarily at fixed rates. It will not enter into interest rate transactions or transactions involving derivative financial instruments for speculative purposes.

PRINCIPAL STOCKHOLDERS OF PANACOS

The following table and footnotes sets forth certain information regarding the beneficial ownership of Panacos’ common stock, Series B Convertible Preferred Stock, and Series C Convertible Preferred Stock as of January 1, 2005 and the percentage which such ownership bears to the total number of outstanding shares of each class and all classes as of that date by (1) persons known to Panacos to be beneficial owners of more than 5% of any such stock, (2) the chief executive officer and the four other most highly compensated executive officers of Panacos who earned over $100,000 in the last completed fiscal year, and (3) all current executive officers and Directors as a group. There was no Series A Convertible Preferred Stock outstanding as of January 1 , 2005.

Name and Address of Beneficial Owner *	Number of Shares Beneficially Owned(1)	Percent of Series B	Percent of Series C	Percent of Common	Percent of Total
5% Stockholders
Ampersand Funds(2) 55 William Street, Suite 240 Wellesley, MA 02481	11,255,023	54.5%	29.9%	-%	33.4%
A.M. Pappas(3) 7030 Kit Creek Road Research Triangle Park, NC 27709	9,045,924	42.4%	24.5%	* *	26.9%
Mitsui & Co. Venture Partners, Inc. 200 Park Avenue New York, New York 10166	3,293,807	—	13.6%	—	9.8%
Novo A/S Krogshoejvej 41 DK 2880 Bagsvaerd, Denmark	3,168,900	—	13.1%	—	9.4%
Boston Biomedica, Inc. 375 West Street West Bridgewater, MA 02379	1,500,000	—	—	69.7%	4.5%
Lakeview Capital Management, LLC(4) 125 S. Wacker Dr., Suite 1675 Chicago, IL 60606	1,449,274	—	6.0%	—	4.3%
New England Partners One Boston Place, Suite 3630 Boston, MA 02108	1,317,523	—	5.5%	—	3.9%
Wm. Harris Investors(5) 2 N. LaSalle St., Suite 400 Chicago, IL 60657	1,317,522	—	5.5%	—	3.9%

Named Executive Officers and Directors
Samuel K. Ackerman, M.D.(6)	545,201	—	—	20.2%	1.6%
David Savello, Ph.D.(7)	22,500	—	—	1.0%	* *
Eric W. Linsley	—	—	—	—	—
Jack Nielsen	—	—	—	—	—
Herbert H. Hooper, Ph.D.	—	—	—	—	—
Graham P. Allaway, Ph.D.(8)	522,743	—	* *	19.9%	1.5%
Carl T. Wild, Ph.D.(9)	320,818	—	—	13.5%	* *
David E. Martin, Pharm.D.(10)	75,000	—	—	3.4%	* *
Donald A. Zelm(11)	18,750	—	—	* *	* *

All current directors and executive officers as a group (9 persons)(12)	1,505,012	—	* *	58.9%	4.4%

*	Address provided for beneficial owners of 5% or more of Series Preferred Stock and Common stock only.
**	Indicates less than one percent.
(1)	Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of our common stock subject to options currently exercisable or which become exercisable within 60 days of January 1, 2005 are deemed to be beneficially owned and outstanding by the person holding such options and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The Panacos options assumed by VITEX shall retain their existing vesting schedules following the closing of the merger, except that the vesting of such assumed options, to the extent that they are not fully vested as of the closing of the merger, shall be accelerated such that 57.29% of the portion of such assumed options that is unvested as of the closing of the merger shall vest as of the closing.
(2)	Consists of 3,951,613 shares of Series B Preferred stock and 7,078,310 shares of Series C Preferred stock held by Ampersand 1999 Limited Partnership (“AMP-99”) and 80,645 shares of Series B Preferred stock and 144,455 shares of Series C Preferred stock held by Ampersand 1999 Companion Fund Limited Partnership (“AMP-99 CF”).
(3)	Consists of 3,136,201 shares of Series B Preferred Stock held, 5,904,723 shares of Series C Preferred Stock held, and 5,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.
(4)	Consists of 658,761 shares of Series C Preferred stock held by Lakeview Direct Investments, L.P., 658,761 shares of Series C Preferred stock held by Thomas Elden Investment Trust, and 131,752 shares of Series C Preferred stock held by Next Chapter Holdings, L.P.
(5)	Consists of 658,761 shares of Series C Preferred stock held by WHI Ventures Fund I, LLC and 658,761 shares of Series C Preferred stock held by WHI Morula Fund, LLC.
(6)	Consists of 545,201 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.
(7)	Consists of 22,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.
(8)	Consists of 218,648 shares of common stock held, 41,515 shares of Series C Preferred Stock held, and 262,580 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days January 1, 2005.
(9)	Consists of 95,658 shares of common stock held and 225,160 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.
(10)	Consists of 75,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.
(11)	Consists of 18,750 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.
(12)	Consists of 314,306 shares of common stock held and 41,515 shares of Series C Preferred Stock held and 1,149,191 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of January 1, 2005.

CHAPTER FIVE—CERTAIN LEGAL INFORMATION

COMPARISON OF STOCKHOLDER RIGHTS

Both VITEX and Panacos are incorporated in the state of Delaware. If the merger is consummated, holders of Panacos preferred and common stock will become holders of VITEX common stock, and the rights of former Panacos stockholders will be governed by Delaware law and VITEX’s certificate of incorporation and by-laws. The rights of Panacos stockholders under Panacos’ certificate of incorporation and by-laws differ in limited respects from the rights of VITEX stockholders under VITEX’s certificate of incorporation and by-laws. These differences are summarized in the table below.

	VITEX Stockholder Rights	Panacos Stockholder Rights
Corporate Governance:

The rights of VITEX stockholders are currently governed by Delaware law and the certificate of incorporation and by-laws of VITEX.

Upon consummation of the merger, the rights of VITEX stockholders will continue to be governed by Delaware law and the certificate of incorporation and by-laws of VITEX.

The rights of Panacos stockholders are currently governed by Delaware law and the certificate of incorporation and by-laws of Panacos, as well as a Second Amended and Restated Investors’ Rights Agreement dated as of March 12, 2004 (the “Rights Agreement”).

Upon consummation of the merger, the Rights Agreement will terminate and the rights of Panacos stockholders will be governed by Delaware law and the certificate of incorporation and by-laws of VITEX.

Authorized Capital Stock:	The authorized capital stock of VITEX consists of 75,000,000 shares of VITEX common stock and 1,000,000 shares of VITEX preferred stock. If the merger is completed and the stockholders have approved the certificate of incorporation amendment, the authorized capital stock will consist of 550,000,000 shares of common stock and 1,000,000 shares of preferred stock. See “Chapter Six—VITEX Special Meeting Proposals—Item 3—Amendment of VITEX’s Certificate of Incorporation.”	The authorized capital stock of Panacos consists of 50,000,000 shares of Panacos common stock and 36,000,000 shares of Panacos preferred stock, 1,500,000 of which are designated as “Series A Preferred Stock,” 7,426,523 of which are designated as “Series B Preferred Stock,” 24,138,157 of which are designated as “Series C Preferred Stock” and 2,935,320 of which are undesignated.

Number of Directors:	VITEX’s certificate of incorporation provides that the number of directors shall be determined by the Board of Directors but that it shall never be fewer than three.	Panacos’ by-laws provide that the authorized number of directors shall be not less than three nor more than twelve. The Rights Agreement provides for the authorized size of the Board of Directors to be six (6) members.

Classification of Board of Directors:	VITEX’s certificate of incorporation provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class serving a staggered three-year term.	Panacos’ by-laws do not provide for a classified Board of Directors; each director serves until the next annual meeting of stockholders and thereafter until his successor is duly elected and qualified or until his earlier death, resignation or removal.

	VITEX Stockholder Rights	Panacos Stockholder Rights

Removal of Directors:	Under VITEX’s certificate of incorporation, a director may be removed for cause by a vote of the holders of a majority of shares entitled to vote for the election of directors. A director may not be removed without cause.	Subject to the terms of the Rights Agreement, under Panacos’ by-laws any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote on the election of directors.

Stockholder Action by Written Consent:	According to VITEX’s certificate of incorporation, the power of stockholders to act by consenting in writing without a meeting is specifically denied.	According to Panacos’ by-laws any action required or permitted to be taken at any annual or special stockholders meeting may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Notice of Business at Annual Meetings:	Under VITEX’s by-laws, written notice of stockholder meetings, including annual meetings, must include a statement of the purposes for which the meeting is called. Also, stockholder-proposed business may only be transacted if the proposing stockholder provides timely written notice to an officer of the corporation.	Under Panacos’ by-laws written notice of annual meetings need not specify the purposes for which the meeting is called.

Certain Business Combinations:	Under VITEX’s certificate of incorporation, the affirmative vote of two-thirds of all voting shares is necessary to engage in any transaction, the effect of which is to combine the corporation’s assets and business with that of another corporation that is the beneficial owner of 5% or more of the outstanding shares of VITEX stock eligible to vote in the election of the Board of Directors. Two-thirds stockholder approval is not necessary, however, if the combination is approved by a majority of the Board of Directors, provided that the directors voting in favor of such resolution include a majority of the persons who were duly elected and acting members of the Board of Directors prior to the time the other corporation became a beneficial owner of 5% or more of the shares of VITEX stock eligible to vote in the election of the Board of Directors.	The Panacos certificate of incorporation provides that a consolidation, merger, or sale of substantially all of the corporation’s assets shall constitute a liquidation or dissolution of the corporation, unless a majority of the holders of outstanding Panacos Series B Preferred Stock and Series C Preferred Stock, voting as a single class, elect otherwise. The merger will not constitute a liquidation event under the Panacos certificate of incorporation.

	VITEX Stockholder Rights	Panacos Stockholder Rights
Liquidation Rights:	Under VITEX’s certificate of incorporation, holders of VITEX common stock are entitled to share ratably in the remaining assets of the corporation, after payment to the preferred stock holders of all amounts to which such preferred holders are entitled.	In the event of a liquidation or dissolution, holders of Panacos Series A, Series B and Series C Preferred Stock are entitled to be paid an amount equal to the initial purchase price per share for each series of preferred stock plus an amount equal to all declared but unpaid dividends, subject to an adjustment for stock splits, stock dividends, combinations, and other changes in the preferred stock before any payment is made to the holders of common stock. After payments to the holders of the Series A, Series B and Series C Preferred Stock, as described above, the remaining assets and funds of the corporation, if any, shall be distributed among the holders of common stock and preferred stock pro rata in proportion to the number of shares of common stock held and the number of shares of common stock which they have the right to acquire upon conversion of their preferred stock.

Conversion Rights:	Under the VITEX certificate of incorporation, the VITEX Board of Directors has the authority to establish conversion privileges with respect to any issuance of preferred stock. There are no shares of preferred stock issued or outstanding.	Each share of Panacos preferred stock is convertible at the option of the holder at a conversion price, set initially by the certificate of incorporation $1.116 per share of Series B Preferred Stock and $0.759 per share of Series C Preferred Stock. The conversion price is subject to adjustment in case of the issuance of diluting options, convertible securities, dividends, or shares of common stock; consolidation or combination of outstanding shares of common stock; and merger or reorganization of Panacos.

Redemption Rights:	Under VITEX’s certificate of incorporation, holders of common stock have no redemption rights. The VITEX Board of Directors has the authority to establish redemption rights with respect to future issuances of preferred stock. There are currently no shares of preferred stock issued or outstanding.	Under the Panacos certificate of incorporation, commencing on or after March 12, 2010, upon the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Series B and Series C Preferred Stock, voting as a single class, and upon the receipt of the written notice of such approval of the redemption, Panacos shall redeem the Series B Preferred Stock and the Series C Preferred Stock in two equal annual installments of 50% of the outstanding shares each commencing on the date which is 60 days from Panacos’ receipt of the notice of redemption and again one year after such date. The redemption price is equal to the initial purchase price per share for each series of preferred stock plus an amount equal to all declared but unpaid dividends, subject to an adjustment for stock splits, stock dividends, combinations, and other changes in the preferred stock.

	VITEX Stockholder Rights	Panacos Stockholder Rights
Voting Rights:	Under the VITEX certificate of incorporation, holders of VITEX common stock elect the Board of Directors as a class.	Under the Panacos certificate of incorporation, the holders of Series C Preferred Stock, voting as a class, are entitled to elect one member of the Board of Directors. The holders of Series B Preferred Stock, voting as a class, are entitled to elect two members of the Board of Directors. The holders of common stock and the holders of preferred stock, voting together as a class, are entitled to elect the remaining members of the Board of Directors. Directors are elected as set forth in the Rights Agreement.

Dividend Rights:	Under VITEX’s certificate of incorporation, holders of common stock are entitled to receive such dividends as may be declared by the VITEX Board of Directors. The Board has the authority to establish dividend rights with respect to future issuance of preferred stock.	Under Panacos’ certificate of incorporation, Common Stock holders will not receive any dividends until the holders of preferred stock have first been paid dividends at the rate of 8% per annum, as adjusted for any stock dividends, combinations or splits with respect to such shares, during that fiscal year and any prior year in which dividends accumulated but remain unpaid and received a distribution on each outstanding share of preferred stock in an amount equal to the product of (1) the per share amount, if any, of the dividends or other distributions to be declared multiplied by (2) the number of shares of common stock into which such share of preferred stock is convertible.

Appraisal Rights:	Because VITEX is quoted on the Nasdaq National Market, VITEX stockholders are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger.

Panacos is incorporated under Delaware law, and the Delaware General Corporation Law governs the availability of appraisal rights with respect to any acquisition of Panacos. Under §262 of the Delaware General Corporation Law, Panacos stockholders are entitled to an appraisal by the Court of Chancery of the fair value of their shares, exclusive of any element of value arising from the merger, if they:

(1) file written notice with Panacos of their intention to exercise such appraisal rights prior to the Panacos special meeting;

(2) continue to hold their shares through the effective time of the merger; and

(3) do not vote in favor of the merger.

Stockholders who follow the procedures set forth in Section 262 are entitled to have their Panacos stock purchased by the surviving corporation for cash at the fair value of the shares of Panacos stock as determined by the Delaware Court of Chancery. See “Chapter One—The Merger and the Financing—The Merger Agreement—Appraisal Rights”.

DESCRIPTION OF VITEX CAPITAL STOCK

The following summary of the current terms of the capital stock of VITEX and the terms of the capital stock of VITEX to be in effect after completion of the merger is not meant to be complete and is qualified by reference to the VITEX certificate of incorporation and VITEX by-laws. Copies of the VITEX certificate of incorporation and VITEX by-laws are incorporated by reference and will be sent to holders of shares of VITEX common stock, Panacos common stock and Panacos preferred stock upon request. See “Chapter Eight—Additional Information for Stockholders—Where You Can Find More Information.”

Authorized Capital Stock

Prior to Completion of the Merger. Under the VITEX certificate of incorporation, VITEX’s authorized capital stock consists of 75,000,000 shares of VITEX common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

Following Completion of the Merger. If the merger is completed, the VITEX certificate of incorporation will be amended to increase the authorized number of shares of VITEX common stock to 550,000,000. See “Chapter Six—VITEX Special Meeting Proposals—Item 3—Amendment of VITEX’s Certificate of Incorporation.”

VITEX Common Stock

VITEX Common Stock Outstanding. The outstanding shares of VITEX common stock are, and the shares of VITEX common stock issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each holder of VITEX common stock is entitled to one vote for each share of VITEX common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Dividend Rights; Rights upon Liquidation. The holders of VITEX common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the VITEX Board, subject to any preferential dividend rights granted to the holders of any then outstanding VITEX preferred stock. In the event of liquidation, each share of VITEX common stock is entitled to share pro rata in any distribution of VITEX’s assets after payment or providing for the payment of liabilities and the liquidation preference of any then outstanding VITEX preferred stock.

Preemptive Rights. Holders of VITEX common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

VITEX Preferred Stock

VITEX Preferred Stock Outstanding. There are no shares of preferred stock issued or outstanding.

Blank Check Preferred Stock. Under the VITEX certificate of incorporation, the VITEX Board has the authority, without stockholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges, qualifications, limitations, and restrictions of any such class or series, including the dividend rights, dividend rates, voting rights, the rights and terms of redemption, redemption prices, the rights and terms of conversion, liquidation preferences, sinking fund terms, the number of shares constituting any such class or series, and the designation of such class or series. VITEX believes that the power to issue preferred stock will provide flexibility in connection with possible corporate transactions. The issuance of preferred stock could adversely affect the voting power of the holders of common stock and restrict their rights to receive payment upon liquidation and could have the effect of delaying, deferring or preventing a change of control of VITEX. See “—Description of VITEX Capital Stock—Anti-Takeover Measures.” VITEX has no present plans to issue any shares of preferred stock.

Stock Purchase Warrants

VITEX has outstanding warrants to purchase an aggregate of 5,260,104 shares of common stock at an exercise price of $1.32 per share and warrants to purchase an aggregate of 1,669,985 shares of common stock at an exercise price of $1.75 per share. These warrants have four-year terms commencing on respective dates of issuance, expiring between December 2007 and January 2008. The shares of common stock issuable to the warrant holders upon exercise of the warrants have been registered for resale. If the financing described in this Joint Proxy Statement—Prospectus is approved by the stockholders of VITEX and closed, VITEX will issue to the investors in the financing warrants to purchase 0.45 times the number of shares of its common stock issued in the financing, exercisable for a five-year period from the date of issuance at a price of $0.24 per share.

Anti-Takeover Measures

In addition to the Board of Directors’ ability to issue shares of preferred stock, the VITEX certificate of incorporation and by-laws contain several other provisions that are commonly considered to discourage unsolicited takeover bids. The VITEX certificate of incorporation includes a provision classifying the Board of Directors into three classes with staggered three-year terms and a provision prohibiting stockholder action by written consent except as otherwise provided by law. Under the certificate of incorporation and by-laws, the Board of Directors may enlarge the size of the Board and fill any vacancies on the Board. The certificate of incorporation requires the prior approval of the holders of at least 66 2/3% of the outstanding capital stock of VITEX for VITEX to enter into certain transactions with entities that own 5% or more of VITEX’s common stock, such as:

•	the merger of VITEX with or into such entity;

•	the sale or disposition of all or substantially all of VITEX’s assets to such entity;

•	the issuance or transfer by VITEX of its securities having a market value in excess of $500,000 to such entity; or

•	engaging in any other business combination transaction with such entity.

The prohibitions described in the preceding sentence do not apply to transactions approved by a majority of the Board of Directors, provided the Directors voting in favor of such resolution include a majority of the persons who were Directors prior to the time such entity became a 5% stockholder of VITEX. Further, provisions of the certificate of incorporation provide that the stockholders may amend certain provisions of the certificate of incorporation only with the affirmative vote of 66 2/3% of VITEX’s capital stock. The by-laws provide that nominations for Directors may not be made by stockholders at any annual or special meeting unless the stockholder intending to make a nomination notifies VITEX, a specified period in advance, of its intention to do so and furnishes certain information. The by-laws also provide that special meetings of VITEX’s stockholders may be called only by the President or the Board of Directors and require advance notice of business to be brought by a stockholder before the annual meeting.

VITEX is subject to the provisions of Section 203 of the Delaware General Corporation Law, a law regulating corporate takeovers (the “Anti-Takeover Law”). In certain circumstances, the Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq National Market, from engaging in a “business combination” (which includes a merger or sale of more than ten percent of the corporation’s assets) with an “interested stockholder” (a stockholder who owns 15% or more of the corporation’s outstanding voting stock) for three years following the date on which such stockholder became an “interested stockholder” subject to certain exceptions, unless the transaction is approved by the board of directors and the holders of at least 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). The statutory ban does not apply if, upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation (excluding shares held by persons who are both Directors and officers or by certain employee stock plans). A Delaware corporation subject to the Anti-Takeover Law may “opt out” of the Anti-Takeover Law with an express provision either in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares; such an amendment is effective following expiration of twelve months from adoption. VITEX has not “opted out” of the Anti-Takeover Law.

The foregoing provisions of the certificate of incorporation and by-laws and Delaware law could have the effect of discouraging others from attempting hostile takeovers of VITEX and, as a consequence, they may also inhibit temporary fluctuations in the market price of the common stock that might result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in the management of VITEX. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for VITEX’s common stock is The American Stock Transfer & Trust Company. Its telephone number is (212) 936-5100.

Nasdaq National Market Listing

It is a condition to the merger that the shares of VITEX common stock issuable in the merger be approved for listing on the Nasdaq National Market at or prior to the closing, subject to official notice of issuance.

TRADEMARK MATTERS

INACTINE™ is a trademark of VITEX. All other trademarks or tradenames referred to in this Joint Proxy Statement—Prospectus are the property of their respective owners.

LEGAL MATTERS

The validity of the VITEX common stock to be issued to Panacos stockholders pursuant to the merger will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. It is a condition to the completion of the merger that VITEX and Panacos receive opinions from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and Cooley Godward LLP, respectively, with respect to the tax treatment of the merger. See “Chapter One—The Merger and the Financing—The Merger Agreement—Conditions to the Merger” and “The Merger Transaction—Material Federal Income Tax Consequences of the Merger.”

EXPERTS

The consolidated financial statements of V.I. Technologies, Inc. as of December 27, 2003 and December 28, 2002, and for each of the years in the three-year period ended December 27, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, an independent registered public accounting firm, has audited the Panacos Pharmaceutical, Inc. financial statements at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 and the period from September 20, 1999 (inception) to December 31, 2003, as set forth in their report. These financial statements are included in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

CHAPTER SIX—VITEX SPECIAL MEETING PROPOSALS

ITEM 1—VITEX MERGER PROPOSAL

For summary and detailed information regarding the VITEX merger proposal, see “Chapter One—The Merger and the Financing.”

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED ISSUANCE OF SHARES OF VITEX COMMON STOCK.

ITEM 2—ADOPTION OF SUPPLEMENTAL EQUITY COMPENSATION PLAN

Approval of Supplemental Equity Compensation Plan

The VITEX Board of Directors has adopted, subject to stockholder approval and the approval of the merger, the Supplemental Equity Compensation Plan, or the New Plan. Up to 73,695,948 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the New Plan. The adoption of the New Plan is being submitted for your approval to ensure qualification of the New Plan under Nasdaq National Market, incentive stock option and Internal Revenue Code rules.

General

The New Plan was adopted by the VITEX Board in the form in which it had been previously approved by Panacos’ Board of Directors and stockholders. As so adopted, the New Plan will serve as the form of plan under which the options originally granted by Panacos, and assumed by VITEX in the merger, will be issued. Following the merger, and the grant of options to purchase VITEX common stock to former Panacos optionholders, VITEX will be able to continue to make grants under the New Plan using the remaining shares that were unallocated to Panacos optionholders as of the time of the merger.

The New Plan will allow VITEX to offer competitive compensation so as to attract and retain top quality personnel, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of VITEX. Stock options granted under the New Plan will be a significant element of compensation for VITEX, as they are in the biotechnology industry generally. Competition for the best personnel in the biotechnology industry is intense. The Board of Directors believes that it is essential for VITEX’s future strength to continue to offer competitive equity compensation to employees. The primary purpose of the New Plan is to compensate former employees of Panacos in a manner substantially consistent with past Panacos practices.

The New Plan permits the grant of incentive and nonstatutory stock options and stock rights (collectively, “Awards”) to employees, directors and consultants of VITEX. The New Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The New Plan may be amended or terminated at any time by the Board of Directors, subject to approval by the stockholders when such approval is deemed to be necessary or advisable by the Board.

Although the Compensation Committee has discretion in granting Awards, the exercise price of any incentive stock option, or ISO, may not be less than 100% of the fair market value of VITEX’s common stock on the date of the grant for grants to employees who own 10% or less of VITEX’s capital stock, and not less than

110% of the fair market value of VITEX’s common stock on the date of the grant for grants to employees who own more than 10% of VITEX’s capital stock. In the case of nonstatutory stock options, the exercise price may not be less than the par value of VITEX’s common stock. No ISO granted under the New Plan is transferable by the optionee other than by will or the laws of descent or distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the New Plan may not exceed ten years, and no ISO may be granted under the New Plan more than ten years from the Plan’s adoption.

Options are generally granted subject to forfeiture restrictions that lapse over time during the optionee’s employment. Vested options are generally cancelled if not exercised within a specified time after termination of the optionee’s employment.

Federal Income Tax Consequences Relating to New Plan Options

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the New Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as long-term capital gain, and any loss sustained will be a long- term capital loss. No deduction would be allowed to VITEX for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of common stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and VITEX would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to VITEX. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise of a nonstatutory stock option, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and VITEX is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for VITEX.

Votes Required to Approve the Adoption of the New Plan

The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting will be required to adopt the Supplemental Equity Compensation Plan.

The Board of Directors considers VITEX’s ongoing program of granting stock options broadly across the employee base to be very important to VITEX’s ability to compete for top talent and a significant incentive to promote VITEX’s success and, therefore, in the best interests of VITEX’s stockholders.

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 2.

ITEM 3—AMENDMENT OF VITEX’S CERTIFICATE OF INCORPORATION

At the VITEX meeting, holders of VITEX stock will be asked to approve the amendment of VITEX’s restated certificate of incorporation. The amendment will increase the number of authorized shares of VITEX common stock to 550,000,000.

Increase of Authorized Common Stock. VITEX’s certificate of incorporation currently authorizes 75,000,000 shares of common stock and 1,000,000 shares of preferred stock. On January 14, 2005, 54,475,592 shares of VITEX common stock were outstanding.

To complete the merger, approximately 227,500,000 shares of VITEX common stock will be issued at the effective time. In connection with the Securities Purchase Agreement, VITEX has agreed to issue $20,000,000 worth of shares of its common stock, at a per share price equal to the lower of (i) $0.20 per share and (ii) a 10 day average of the stock price prior to closing, and warrants to purchase 0.45 times the number of shares of its common stock issued in the financing. Further, approximately 74,000,000 VITEX shares will be reserved for issuance under Panacos employee stock options and other stock-based awards and for similar purposes. Assuming the approval of the increase in the authorized shares of VITEX common stock, and following the closings of the merger and the financing, and assuming a 5-for-1 reverse stock split, VITEX would have approximately 76,384,000 shares of common stock issued, 14,800,000 shares of common stock reserved for issuance, and approximately 458,816,000 shares of common stock authorized but unissued and unreserved. Assuming a 20-for-1 reverse stock split, VITEX would have approximately 19,096,000 shares of common stock issued, 3,700,000 shares of common stock reserved for issuance, and approximately 527,204,000 shares of common stock authorized but unissued and unreserved.

VITEX currently does not have sufficient shares to complete the merger or the financing, and it is a condition of both transactions that the number of authorized shares of VITEX common stock be increased accordingly. At present, VITEX has no plans to issue shares for any other purpose. However, the VITEX Board of Directors believes it is also desirable to have additional shares available for other corporate purposes that might arise in the future, other than in the merger or the financing. For example, although VITEX currently meets its obligations to deliver shares under employee stock options and similar arrangements with treasury shares (meaning previously issued shares that have been reacquired by VITEX), it may become desirable in the future to use newly issued shares for this purpose. Shares could also be issued from time to time for acquisitions or to raise capital. Under some circumstances, it is also possible for a company to use unissued shares for antitakeover purposes, but VITEX has no present intention to take any such action.

Whether or not any future issuance of shares unrelated to the merger or the financing would be submitted for stockholder vote depends upon the nature of the issuance, legal and stock exchange requirements, and the judgment of VITEX’s Board at the time.

Votes Required to Approve the Amendment of the Certificate of Incorporation

The affirmative vote of the holders of a majority of the issued and outstanding shares of VITEX common stock will be required to approve the amendment of VITEX’s restated certificate of incorporation.

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF ITEM 3.

ITEM 4—SECURITIES PURCHASE AGREEMENT

For summary and detailed information regarding the Securities Purchase Agreement, see “Chapter One—The Merger and the Financing.”

THE VITEX BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SECURITIES PURCHASE AGREEMENT.

ITEM 5—VITEX’S REVERSE STOCK SPLIT

General

At the VITEX meeting, holders of VITEX common stock will be asked to approve the proposal that Article Fourth of VITEX’s restated certificate of incorporation be amended to effect a reverse stock split of the issued and outstanding shares of VITEX common stock (such split to combine a number of outstanding shares of VITEX common stock between five (5) and twenty (20), such number consisting of only whole shares, into one (1) share of VITEX common stock). If approved by the VITEX stockholders, the reverse stock split would become effective upon the closing of the merger and financing. The VITEX Board may effect only one reverse stock split. The VITEX Board’s decision will be based on a number of factors, including market conditions, existing and expected trading prices for VITEX’s common stock and the continued listing requirements of the Nasdaq National Market. Even if the stockholders approve the reverse stock split, VITEX reserves the right not to effect the reverse stock split if the VITEX Board does not deem it to be in the best interests of VITEX and its stockholders to effect the reverse stock split, except as required in connection with the financing. The VITEX Board may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other proposals to be acted upon at the meeting are not approved, including the merger and the financing.

The form of the proposed amendment to the VITEX Certificate of Incorporation to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, or the par value of VITEX’s common stock or preferred stock.

Purpose

The VITEX Board approved the proposal authorizing the reverse stock split for the following reasons:

•	the board of directors believes effecting the reverse stock split may be an effective means of avoiding a delisting of VITEX’s common stock from the Nasdaq National Market;

•	the board of directors believes a higher stock price may help generate investor interest in VITEX and help VITEX attract and retain employees; and

•	the reverse stock split is a condition to closing of the Great Point Partners financing.

VITEX’s board of directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of VITEX’s common stock, VITEX’s board of directors believes this increase will increase trading volume in VITEX’s common stock, facilitate future financings by VITEX and enhance VITEX’s ability to attract and retain employees and other service providers.

Nasdaq Requirements for Listing on the Nasdaq National Market

VITEX’s common stock is quoted on the Nasdaq National Market under the symbol “VITX.” On September 2, 2004, VITEX reported that it had received a notice from the Nasdaq Stock Market, Inc. that the bid price of its common stock had closed below $1.00 per share for the previous 30 consecutive trading days and that, in accordance with Nasdaq rules, VITEX would be provided 180 calendar days to regain compliance with the minimum bid price requirement under the rules for continued listing. VITEX has until February 28, 2005 to regain compliance with the minimum bid price requirement. In the event that at any time before February 28,

2005, the bid price of VITEX common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, Nasdaq staff will notify VITEX that it has achieved compliance with the rule. However, VITEX cannot assure you that it will be able to achieve compliance with this requirement. In addition, on November 10, 2004, VITEX reported that it had received a notice from the Nasdaq Stock Market, Inc. that its stockholders’ equity as of September 25, 2004 had fallen below the Nasdaq requirement for continued listing of $10,000,000. VITEX’s stockholders’ equity as of September 25, 2004 was $9,438,000. Nasdaq noted that it is reviewing VITEX’s eligibility for continued listing on The Nasdaq National Market and, to facilitate this review, requested that VITEX provide Nasdaq with its plan to achieve and sustain compliance with all listing requirements. VITEX submitted its plan to regain compliance on November 19, 2004. On December 9, 2004, Nasdaq notified VITEX that, on the basis of the plan submitted on November 19, 2004, it was granting VITEX an extension of time until February 17, 2005 to regain compliance with the stockholders’ equity requirements of continued listing. The merger and financing transactions contemplated in this document should be sufficient to meet that requirement. We intend to request an extension of this deadline from Nasdaq until March     , 2005, although there can be no assurance that Nasdaq will grant our request.

VITEX’s board of directors believes that maintaining listing on the Nasdaq National Market may provide a broader market for VITEX’s common stock and facilitate the use of VITEX’s common stock in financing and other transactions. VITEX’s board of directors unanimously approved the reverse stock split partly as a means of increasing the share price of VITEX’s common stock to above $1.00 per share.

One of the effects of the reverse stock split will be to effectively increase the proportion of authorized but unissued shares to issued shares. This could result in the combined company’s management being able to issue more shares without further shareholder approval. For example, if VITEX effects the reverse stock split using the 1:5 ratio, its authorized but unissued shares would be 473,615,882 compared to shares issued of 76,384,118. If VITEX effects the reverse stock split using the 1:20 ratio, its authorized but unissued shares would be 530,903,970 compared to shares issued of 19,096,030. VITEX currently has no plans to issue shares, other than in the merger, the financing and to satisfy obligations under the Company’s employee stock options from time to time as these options are exercised.

Potential Increased Investor Interest

On January 14, 2005, VITEX’s common stock closed at $1.13 per share. In approving the proposal authorizing the reverse stock split, VITEX’s board of directors considered that VITEX’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the VITEX Board believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of VITEX’s common stock.

VITEX cannot predict whether the reverse stock split will increase the market price for VITEX’s common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of VITEX’s common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of VITEX’s common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase VITEX’s ability to attract and retain employees and other service providers; and

•	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that VITEX will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq National Market.

The market price of VITEX’s common stock will also be based on VITEX’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of VITEX’s common stock declines, the percentage decline as an absolute number and as a percentage of VITEX’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of VITEX’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize VITEX’s board of directors to implement the reverse stock split and VITEX’s board of directors implements the reverse stock split, VITEX will amend the existing provision of VITEX’s restated certificate of incorporation relating to VITEX’s authorized capital to add the following paragraph at the end thereof:

“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [*] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split, shall be automatically changed and reclassified, as of the effective date of the split and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the effective date of the split who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).”

The reverse stock split will be effected simultaneously for all VITEX’s common stock and the exchange ratio will be the same for all shares of VITEX’s common stock. The reverse stock split will affect all of VITEX’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in VITEX, except to the extent that the reverse stock split results in any of VITEX’s stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect VITEX’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the certificate of amendment is approved by the VITEX stockholders, and if VITEX’s board of directors still believes that a reverse stock split is in the best interests of VITEX and its stockholders, the VITEX Board will determine the ratio of the reverse stock split to be implemented. VITEX will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as VITEX’s board of directors has determined the appropriate effective time for the reverse stock split. VITEX’s board of directors may delay

*	By approving this amendment stockholders will approve the combination of any whole number of shares of common stock between and including five (5) and twenty (20) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the board of directors to be in the best interests of the Corporation and its stockholders. In accordance with these resolutions, the board of directors will not implement any amendment providing for a different split ratio.

effecting the reverse stock split without resoliciting stockholder approval. The reverse stock split will become effective on the Effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. VITEX expects that VITEX’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the Exchange Agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by VITEX. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by VITEX’s board of directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where VITEX is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by VITEX or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on VITEX’s balance sheet. However, because the par value of VITEX’s common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the board of directors decides to implement, the stated capital component will be reduced to an amount between one-fifth (1/5) and one-twentieth (1/20) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of VITEX’s common stock will be increased because there will be fewer shares of VITEX’s common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of VITEX’s board of directors or contemplating a tender offer or other transaction for the combination of VITEX with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of VITEX’s common stock or obtain control of VITEX, nor is it part of a plan by management to recommend a series of similar amendments to VITEX’s board of directors and stockholders. Other than the reverse stock split proposal, VITEX’s board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of VITEX.

No Dissenter’s Rights

Under the Delaware General Corporation Law, VITEX’s stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and VITEX will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-split shares for post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post-split shares received in the reverse stock split, including any fraction of a post-split share deemed to have been received, will be the same as the stockholder’s aggregate tax basis in the pre-split shares that are exchanged. In general, stockholders who receive cash upon redemption of their fractional share interests in the post-split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The stockholder’s holding period for the post-split shares will include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

VITEX’s view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of VITEX’s common stock entitled to vote on this proposal will be required for approval of the certificate of amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE VITEX’S BOARD OF DIRECTORS IN ITS DISCRETION TO AMEND VITEX’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF VITEX’S COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF VITEX’S COMMON STOCK BETWEEN FIVE (5) AND TWENTY (20), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF VITEX’S COMMON STOCK).

CHAPTER SEVEN—PANACOS SPECIAL MEETING PROPOSAL

ITEM 1—PANACOS MERGER PROPOSAL

For summary and detailed information regarding the Panacos merger proposal, see “Chapter One—The Merger and the Financing.”

PANACOS MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT.

VII-1

CHAPTER EIGHT—ADDITIONAL INFORMATION FOR STOCKHOLDERS

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal for VITEX’s annual meeting in 2005 must be sent to the Secretary at the address of VITEX’s principal executive office given under “The Companies” on page I-4. The deadline for receipt of a proposal to be considered for inclusion in VITEX’s proxy statement is September 27, 2005. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 50 days nor more than 75 days prior to the annual meeting, unless less than 65 days notice or public disclosure is given, in which case the stockholder’s notice of proposal to VITEX must be received within 15 days after such notice or disclosure is given. If VITEX does not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended.

On request, the Secretary will provide detailed instructions for submitting proposals.

SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

WHERE YOU CAN FIND MORE INFORMATION

VITEX files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information VITEX files at the SEC’s public reference rooms in Washington, D.C. (at 450 Fifth Street, N.W.), New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. VITEX’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at “http://www.sec.gov.”

The following documents are incorporated by reference into this Joint Proxy Statement - Prospectus:

(1)	VITEX’s Annual Report on Form 10-K for its fiscal year ended December 27, 2003, filed on March 1, 2004 (File No. 000-24241);

(2)	VITEX’s Amendment No. 1 to its Annual Report on Form 10-K for its fiscal year ended December 27, 2003, filed on April 20, 2004 (File No. 000-24241);

(3)	VITEX’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 27, 2004, filed on May 10, 2004 (File No. 000-24241);

(4)	VITEX’s Current Report on Form 8-K, filed on June 3, 2004 (File No. 000-24241);

(5)	VITEX’s Definitive Proxy Statement on Schedule 14A, filed on July 13, 2004 (File No. 000-24241);

(6)	VITEX’s Current Report on Form 8-K, filed on August 4, 2004 (File No. 000-24241);

(7)	VITEX’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 26, 2004, filed on August 6, 2004 (File No. 000-24241);

(8)	VITEX’s Definitive Additional Material to the Proxy Statement on Schedule 14A, filed on August 9, 2004 (File No. 000-24241);

(9)	VITEX’s Current Report on Form 8-K, filed on August 10, 2004 (File No. 000-24241);

(10)	VITEX’s Current Report on Form 8-K, filed on August 24, 2004 (File No. 000-24241);

(11)	VITEX’s Current Report on Form 8-K, filed on September 3, 2004 (File No. 000-24241);

VIII-1

(12)	VITEX’s Current Report on Form 8-K, filed on September 7, 2004 (File No. 000-24241);

(13)	VITEX’s Definitive Additional Material to the Proxy Statement on Schedule 14A, filed on September 30, 2004 (File No. 000-24241);

(14)	VITEX’s Current Report on Form 8-K, filed on October 1, 2004 (File No. 000-24241);

(15)	VITEX’s Current Report on Form 8-K, filed on October 8, 2004 (File No. 000-24241);

(16)	VITEX’s Current Report on Form 8-K, filed on October 13, 2004 (File No. 000-24241);

(17)	VITEX’s Current Report on Form 8-K, filed on October 29, 2004 (File No. 000-24241);

(18)	VITEX’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 25, 2004, filed on November 3, 2004 (File No. 000-24241);

(19)	VITEX’s Current Report on Form 8-K, filed on November 8, 2004 (File No. 000-24241);

(20)	VITEX’s Current Reports on Form 8-K, filed on November 10, 2004 (File No. 000-24241);

(21)	VITEX’s Definitive Proxy Statement on Schedule 14A, filed on November 12, 2004 (File No. 000-24241);

(22)	VITEX’s Current Report on Form 8-K, filed on November 23, 2004 (File No. 000-24241);

(23)	VITEX’s Current Report on Form 8-K, filed on November 29, 2004 (File No. 000-24241);

(24)	VITEX’s Current Report on Form 8-K, filed on December 1, 2004 (File No. 000-24241);

(25)	VITEX’s Current Reports on Form 8-K, filed on December 10, 2004 (File No. 000-24241);

(26)	VITEX’s Current Report on Form 8-K, filed on December 14, 2004 (File No. 000-24241); and

(27)	VITEX’s Current Report on Form 8-K, filed on December 28, 2004 (File No. 000-24241).

VITEX filed a registration statement on Form S-4 to register with the SEC the VITEX common stock to be issued to Panacos stockholders in the merger. This Joint Proxy Statement - Prospectus is a part of that registration statement and constitutes a prospectus of VITEX in addition to being a proxy statement of VITEX and Panacos for the meetings. As allowed by SEC rules, this Joint Proxy Statement - Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

VITEX has supplied all information contained or incorporated by reference in this Joint Proxy Statement - Prospectus relating to VITEX, and Panacos has supplied all such information relating to Panacos.

You should rely only on the information contained in this Joint Proxy Statement - Prospectus to vote on the VITEX proposals and the Panacos proposal. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement - Prospectus. This Joint Proxy Statement - Prospectus is dated January 20, 2005. You should not assume that the information contained in the Joint Proxy Statement - Prospectus is accurate as of any date other than such date, and neither the mailing of this Joint Proxy Statement - Prospectus to stockholders nor the issuance of VITEX common stock in the merger shall create any implication to the contrary.

VIII-2

INDEX TO FINANCIAL STATEMENTS

V.I. TECHNOLOGIES, INC.

V.I. Technologies, Inc.’s Annual Report on Form 10-K for its fiscal year ended December 27, 2003 and its Quarterly Report on Form 10-Q for its fiscal quarter ended September 25, 2004, including the financial statements required by Form S-4, accompany this Joint Proxy Statement—Prospectus.

PANACOS PHARMACEUTICALS, INC.

Audited Financial Statements for the years ended December 31, 2003, 2002 and 2001 and the period from September 29, 1999 (inception) to December 31, 2003

Unaudited Financial Statements for the three and nine months ended September 30, 2004 and 2003 and the period from September 29, 1999 (inception) to September 30, 2004

VIII-3

PANACOS PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

Years ended December 31, 2003, 2002 and 2001 and the period from September 29, 1999 (inception) to December 31, 2003 with Report of Independent Auditors

F-1

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Audited Financial Statements

Years ended December 31, 2003, 2002 and 2001 and the period from

September 29, 1999 (inception) to December 31, 2003

F-2

Report of Independent Registered Public Accounting Firm

Board of Directors

Panacos Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Panacos Pharmaceuticals, Inc. (A Development Stage Company) as of December 31, 2003 and 2002, and the related statements of operations, redeemable preferred stock and stockholders’ deficit and cash flows for each of the three years in the period ending December 31, 2003 and the period from September 29, 1999 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Panacos Pharmaceuticals, Inc. (A Development Stage Company) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ending December 31, 2003 and the period from September 29, 1999 (inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

/s/    ERNST & YOUNG, LLP

McLean, VA

April 15, 2004, except for Note 11, as to which the date is April 26, 2004

F-3

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Balance Sheets

	December 31
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$476,500	$1,707,284
Accounts receivable	143,519	90,328
Prepaids and other current assets	57,501	59,284

Total current assets	677,520	1,856,896
Property and equipment, net	345,194	415,504
Restricted cash	125,000	125,000
Deposits and other	69,217	36,271

Total assets	$1,216,931	$2,433,671

Liabilities, redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$645,415	$334,900
Accrued employee benefits	342,813	176,155
Current portion of notes payable, net	163,646	144,697
Convertible debt, net	2,952,011	—
Capital lease obligation, current	14,603	34,813

Total current liabilities	4,118,488	690,565
Notes payable less current portion, net	152,014	315,660
Capital lease obligation, less current portion	12,473	25,569
Deferred rent	61,715	35,457

Total liabilities	4,344,690	1,067,251

Warrants to purchase Redeemable Convertible Series B Preferred Stock	21,792	21,792
Redeemable Convertible Series B Preferred Stock, $0.001 par value per share; 10,114,695 shares authorized; 7,392,473 issued and outstanding; per share aggregate liquidation preference of $1.34 and $1.24, respectively	9,890,692	9,146,097
Stockholders’ deficit:
Series A Preferred Stock, $0.001 par value per share; 1,500,000 shares authorized, issued and outstanding; per share aggregate liquidation preference of $0.34 and $0.24, respectively	1,500	1,500
Common stock, $0.01 par value; 15,000,000 shares authorized; 649,203 and 489,176 shares issued and outstanding at December 31, 2003 and 2002, respectively	6,492	4,892
Additional paid-in capital	—	107,672
Deferred stock compensation	(930)	(1,125)
Deficit accumulated during the development stage	(13,047,305)	(7,914,408)

Total stockholders’ deficit	(13,040,243)	(7,801,469)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$1,216,931	$2,433,671

See accompanying notes.

F-4

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

	Year ended December 31			Period from September 29 1999 (inception) to December 31 2003
	2003	2002	2001
Grant revenue	$1,077,879	$925,550	$575,468	$2,791,191

Costs and expenses:
Research and development	4,458,692	4,416,273	2,443,484	12,145,258
General and administrative	950,220	1,005,629	400,428	3,028,090

Total costs and expenses	5,408,912	5,421,902	2,843,912	15,173,348

Loss from operations	(4,331,033)	(4,496,352)	(2,268,444)	(12,382,157)
Interest income	8,598	57,127	87,612	170,729
Interest expense	(185,593)	(21,653)	(3,762)	(211,008)

Net loss	$(4,508,028)	$(4,460,878)	$(2,184,594)	$(12,422,436)

See accompanying notes.

F-5

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

September 29, 1999 (inception) to December 31, 2003

			Stockholders’ Deficit
	Series B Redeemable Preferred Stock		Series A Preferred Stock		Common Stock		Additional Capital	Deferred Stock Compensation	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at September 29, 1999 (inception)	—	$—	—	$—	—	$—	$—	$—	$—	$—

Balance at December 31, 1999	—	—	—	—	—	—	—	—	—	—
Issuance of founder shares during January 2000; $0.033 per share	—	—	—	—	334,804	3,348	7,812	—	—	11,160
Issuance of Series A preferred stock	—	—	1,500,000	1,500	—	—	(1,500)	—	—	—
Contribution by a Series A stockholder	—	—	—	—	—	—	1,051,263	—	—	1,051,263
Exercise of stock options March through November; $0.033 per share	—	—	—	—	52,540	525	1,226	—	—	1,751
Issuance of Series B redeemable preferred stock; $1.116 per share, net of issuance costs of $30,000	2,688,172	2,970,000	—	—	—	—	—	—	—	—
Accretion of stock issuance costs	—	625	—	—	—	—	(625)	—	—	(625)
Accretion of dividends	—	29,905	—	—	—	—	(29,905)	—	—	(29,905)
Deferred stock compensation	—	—	—	—	—	—	2,107	(2,107)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	2,107	—	2,107
Net loss	—	—	—	—	—	—	—	—	(1,268,936)	(1,268,936)

Balance at December 31, 2000	2,688,172	3,000,530	1,500,000	1,500	387,344	3,873	1,030,378	—	(1,268,936)	(233,185)
Exercise of stock options in January and May; $0.033 per share	—	—	—	—	56,423	564	1,316	—	—	1,880
Issuance of Series B redeemable preferred stock; $1.116 per share	224,014	250,000	—	—	—	—	—	—	—	—
Accretion of redeemable preferred stock issuance costs	—	5,000	—	—	—	—	(5,000)	—	—	(5,000)
Accretion of dividends	—	261,570	—	—	—	—	(261,570)	—	—	(261,570)
Deferred stock compensation	—	—	—	—	—	—	1,500	(1,500)	—	—
Net loss	—	—	—	—	—	—	—	—	(2,184,594)	(2,184,594)

Balance at December 31, 2001	2,912,186	3,517,100	1,500,000	1,500	443,767	4,437	766,624	(1,500)	(3,453,530)	(2,682,469)
Issuance of Series B redeemable preferred stock in January; $1.116 per share	4,480,287	4,968,987	—	—	—	—	—	—	—	—
Exercise of stock options in March and April; $0.033 per share	—	—	—	—	45,409	455	1,058	—	—	1,513
Accretion of redeemable preferred stock issuance costs	—	10,882	—	—	—	—	(10,882)	—	—	(10,882)
Accretion of dividends	—	649,128	—	—	—	—	(649,128)	—	—	(649,128)
Amortization of deferred stock compensation	—	—	—	—	—	—	—	375	—	375
Net loss	—	—	—	—	—	—	—	—	(4,460,878)	(4,460,878)

Balance at December 31, 2002	7,392,473	9,146,097	1,500,000	1,500	489,176	4,892	107,672	(1,125)	(7,914,408)	(7,801,469)
Issuance of Common stock	—	—	—	—	80,000	800	8,160	—	—	8,960
Exercise of stock options February through July; $0.033 per share	—	—	—	—	56,527	565	1,317	—	—	1,882
Exercise of stock options February through December; $0.112 per share	—	—	—	—	23,500	235	2,397	—	—	2,632
Accretion of stock issuance costs	—	11,416	—	—	—	—	(11,416)	—	—	(11,416)
Accretion of dividends	—	733,179	—	—	—	—	(108,310)	—	(624,869)	(733,179)
Deferred stock compensation	—	—	—	—	—	—	180	(180)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	375	—	375
Net loss	—	—	—	—	—	—	—	—	(4,508,028)	(4,508,028)

Balance at December 31, 2003	7,392,473	$9,890,692	1,500,000	$1,500	649,203	$6,492	$—	$(930)	$(13,047,305)	$(13,040,243)

See accompanying notes.

F-6

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Cash Flows

	Year ended December 31			Period from September 29 1999 (inception) to December 31 2003
	2003	2002	2001
Operating activities
Net loss	$(4,508,028)	$(4,460,878)	$(2,184,594)	$(12,422,436)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash operating expenses	—	—	—	1,051,263
Depreciation	78,426	68,973	24,418	172,325
Amortization of deferred financing costs	58,702	3,367	—	62,070
Amortization of deferred stock compensation	375	375	—	2,857
Changes in operating assets and liabilities:
Accounts receivable	(53,191)	(23,861)	(27,963)	(143,519)
Prepaids and other current assets	1,783	(33,631)	7,912	(57,501)
Other assets	(32,946)	(33,937)	(2,334)	(69,217)
Accounts payable	310,515	(180,421)	390,647	645,415
Accrued employee benefits	166,658	123,822	8,836	342,813
Deferred rent	26,258	35,457	—	61,715

Net cash used in operating activities	(3,951,448)	(4,500,734)	(1,783,078)	(10,354,215)

Investing activities
Purchase of property and equipment	(8,116)	(167,043)	(215,543)	(408,446)
Restriction of cash	—	2,071	(127,071)	(125,000)

Net cash used in investing activities	(8,116)	(164,972)	(342,614)	(533,446)

Financing activities
Proceeds from the issuance of preferred stock, net	—	4,968,987	250,000	8,188,987
Proceeds from issuance of common stock	13,474	1,513	1,880	29,778
Proceeds from the issuance of convertible debt, net	2,904,032	—	—	2,904,032
Proceeds from borrowings on notes payable	—	530,000	—	530,000
Payments of principal on notes payable	(155,420)	(51,218)	—	(206,638)
Payments on capital lease obligations	(33,306)	(30,670)	(18,021)	(81,998)

Net cash provided by financing activities	2,728,780	5,418,612	233,859	11,364,161
Net increase (decrease) in cash and cash equivalents	(1,230,784)	752,906	(1,891,833)	476,500
Cash and cash equivalents at beginning of period	1,707,284	954,378	2,846,211	—

Cash and cash equivalents at end of period	$476,500	$1,707,284	$954,378	$476,500

Supplemental information
Cash paid for interest	$38,914	$16,352	$—	$56,100

Equipment acquired under capital leases	$1,858	$28,894	$—	$110,752

See accompanying notes.

F-7

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements

December 31, 2003 and 2002

1. Organization

Panacos Pharmaceuticals, Inc. (the Company) was incorporated in September 1999 as a wholly owned subsidiary of Boston Biomedica, Inc. In November 2000, the Company became independent and obtained additional equity financing from third-party investors. The Company is an emerging biopharmaceutical company using cutting-edge technologies to discover antiviral drugs and vaccines with novel mechanisms of action. One of the Company’s major targets is in the Human Immunodeficiency Virus (HIV). In addition to having drug candidates at the preclinical testing stage, the Company is engaged in a drug discovery program focused on the identification of inhibitors of the fusion of viruses to a human cell. These programs are high-risk, are likely to require many years and substantial expenditures to complete, and may ultimately prove unsuccessful. Therefore, the Company will need to obtain additional funds from outside sources to continue its research and development activities, fund operating expenses, pursue regulatory approval, protect its intellectual property, and build production, sales and marketing capabilities as necessary. Possible sources of funds are strategic alliances, additional equity offerings grants and contracts, and research and development funding from third parties.

The Company obtained additional financing in early 2004. Further information is presented in Note 11.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is considered a development stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and planned principal operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. Substantially all cash equivalents are held in a short-term money market account with a bank.

At December 31, 2003 and 2002, restricted cash of $125,000 provides security for a letter of credit required for specified obligations under a building lease agreement executed in 2001.

Trade Receivables

Trade receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported in the balance sheets at outstanding principal less any charge offs and the allowance for doubtful accounts. The Company charges off uncollectible receivables when the likelihood of collection is remote. Generally, the Company considers receivables past due 30 days subsequent to the billing date; however, the Company may extend credit terms up to 180 days. Receivables consist principally of amounts due from the federal government and academic institutions. The Company performs ongoing credit evaluations of its customers and generally extends credit without requiring collateral. The Company has not maintained an allowance for doubtful accounts as the Company has not experienced any losses to date.

F-8

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Property and Equipment

Property, including leasehold improvements and equipment, are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from three to five years. Expenditures for maintenance and repairs are charged to operations as incurred.

Research and Development

The Company expenses its research and development costs as incurred. Research and development costs includes salaries and related benefits, outside services, materials and supplies and allocations of facilities and reported costs.

Grant Revenue

The Company recognizes revenue in accordance with the provisions of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, whereby revenue is not recognized until it is realized or realizable and earned. Revenue is recognized when all terms and conditions of the agreements have been met, including persuasive evidence of an arrangement, services have been rendered, price is fixed or determinable, and collectibility is reasonably assured.

The Company is reimbursed certain costs incurred on specified research projects under the terms and conditions of grants and awards. The Company records the amount of reimbursement as grant revenue. Provisions for estimated losses on research grant projects and any other contracts are made in the period such losses are determined.

Income Taxes

Income taxes are accounted for using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation allowances are established when necessary to reduce net deferred tax assets to the amount expected to be realized.

Comprehensive Loss

SFAS No. 130, Reporting Comprehensive Income, requires the presentation of comprehensive income or loss and its components as part of the financial statements. For the years ended December 31, 2003, 2002 and 2001, the Company’s net loss reflects comprehensive loss and, accordingly, no additional disclosure is required.

The Company recognizes expense for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations (APB 25). Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. The Company accounts for equity instruments issued to nonemployees in accordance with EITF 96-18, Accounting for Equity Instruments that are

F-9

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed. Disclosures regarding alternative fair values of measurement and recognition methods prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123) are presented in Note 7.

In accordance with SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (SFAS 148), the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation is as follows:

	Year ended December 31
	2003	2002	2001
Net loss, as reported	$(4,508,028)	$(4,460,878)	$(2,184,594)
Add: stock-based compensation expense included in reported net loss	375	375	—
Deduct: total stock-based employee compensation expense determined under fair value-based method for all awards	(14,016)	(13,011)	(2,192)

Pro forma net loss	$(4,521,669)	$(4,473,514)	$(2,186,786)

The information included above is not necessarily indicative of future effects of applying the fair value-based method due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

Financial Instruments and Concentration of Credit Risk

The Company considers the recorded costs of its financial assets and liabilities that consist of cash and cash equivalents, accounts receivable, accounts payable, and accrued employee benefits to approximate their fair value because of relatively short maturities at December 31, 2003 and 2002. The fair value of notes payable and capital lease obligations approximated their carrying amounts as of December 31, 2003 and 2002 based on rates currently available to the Company for debt and leases with similar terms.

3. Property and Equipment

Property and equipment consist of the following:

	December 31
	2003	2002
Leasehold improvements	$87,577	$87,577
Scientific equipment	265,796	264,702
Computer equipment	107,617	100,595
Furniture and fixtures	56,529	56,529

	517,519	509,403
Less accumulated depreciation	(172,325)	(93,899)

	$345,194	$415,504

F-10

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Depreciation expense related to property and equipment was $78,426, $68,973 and $24,416 for the years ended December 31, 2003, 2002 and 2001, respectively, and $172,325 on a cumulative basis since inception.

4. Notes Payable

In September 2002, the Company entered into a loan and security agreement with a financing company providing for borrowings up to $500,000. The agreement allowed the Company to draw down funds through October 31, 2002 secured by promissory notes. The Company drew down the full amount of the loan in September and October 2002. The term of the notes are 36 months. Substantially all of the Company’s assets, excluding intellectual property, provide collateral for the notes.

In connection with this agreement, the Company issued warrants to the lender to purchase 34,050 shares of Series B Preferred Stock. The warrants are immediately exercisable, have a per share exercise price of $1.116 and expire the latter of ten years from the date of issuance or five years after the closing of the Company’s initial public offering.

The fair value of the warrants was determined using the Black-Scholes pricing model. For the years ended December 31, 2003 and 2002, interest expense included $10,723 and $3,367, respectively, related to the accretion of this discount.

In February 2002, the Company entered into a promissory note with Montgomery County, Maryland. Some or all of the note may be forgiven if the Company meets certain hiring goals and remains in Montgomery County, Maryland for at least five years.

Notes payable consist of the following:

	December 31
	2003	2002
Promissory note, net of discount related to warrants of $7,701 and $18,425, respectively, due September 30, 2005; monthly payments including principal and interest of $9,469; 9% interest per annum	$167,549	$250,072
Promissory note; due September 30, 2005; monthly payments of principal and interest of $4,615; 8.75% interest per annum	85,601	131,300
Promissory note; due October 31, 2005; monthly payments of principal and interest of $1,675; 8.72% interest per annum	32,510	48,985
Promissory note to Montgomery County, Maryland; payment of interest and principal deferred until March 1, 2005; 5% interest per annum	30,000	30,000

Total notes payable	315,660	460,357
Less current portion of notes payable	(163,646)	(144,697)

Long-term portion of notes payable	$152,014	$315,660

Future minimum principal payments, exclusive of discount amortization of $7,701 on all notes payable are as follows:

Year ending December 31:
2004	$163,646
2005	152,014

$315,660

F-11

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

5. Convertible Secured Notes Payable

In July 2003, the Company issued Convertible Secured Promissory Notes to certain stockholders for $3,000,000 (the Notes). The Notes were issued in three $1,000,000 tranches based upon achievement of specified milestones in the Note Purchase Agreement. The Notes bear an interest rate of 10% compounded monthly. The Notes specified that all unpaid principal and accrued but unpaid interest shall be due and payable upon demand of the holders of the Notes, but not before April 17, 2004. In the event the Company undertakes a Qualified Financing, as defined, the Notes may be converted to the securities issued in the Qualified Financing. If more than one-half of all noteholders so desire to convert their debt into the securities offered in the Qualified Financing, then all Notes will be converted. The Notes and accrued interest were converted into 4,145,860 shares of Series C Redeemable Preferred Stock at $0.759 per share, pursuant to a Qualified financing in March 2004.

6. Redeemable Preferred Stock

In November 2000, the Company issued 2,688,172 shares of Series B Preferred Stock for $1.116 per share, for net proceeds of $2,970,000. In January 2001, the Company issued 224,014 shares of Series B Preferred Stock for $1.116 per share, for net proceeds of $250,000. In January 2002, the Company issued 4,480,287 shares of Series B Preferred Stock for $1.116 per share, for net proceeds of $4,968,987. The differences between the carrying amounts of the Series B Preferred Stock and the redemption amounts relate to the costs of issuance, which is accreted from the issuance date to the redemption date of November 16, 2006. The Series B Preferred Stock is redeemable and convertible.

Dividends are cumulative and accrue on each outstanding share of Series B Preferred Stock at 8% per annum. Accrued and unpaid dividends for the years ended December 31, 2003 and 2002 were $733,179 and $649,136, respectively, and $1,673,790 on a cumulative basis since inception. The Series B Preferred Stock has a liquidation preference senior to the holders of the common stock.

The Company is obligated to redeem shares of Series B Preferred Stock beginning on November 15, 2006 based upon a request of at least 66 2/3% of the then-outstanding shareholders. The redemption would take place in two equal installments over a one-year period. The redemption price, subject to equitable adjustments, shall be equal to $1.116 per share plus all accrued but unpaid dividends.

The holders of shares of Series B Preferred Stock have the right to convert such shares, at their option and at any time, into shares of common stock at the then-applicable conversion rate, as defined. The initial conversion rate is $1.116, which is adjusted for certain equity transactions, as defined. The Series B Preferred Stock will automatically convert into common stock at the then-applicable conversion rate upon a public offering of the Company’s common stock resulting in aggregate proceeds of at least $25.0 million and a price per share of at least $10.00. As of December 31, 2003, the Company had reserved 8,892,285 shares for the conversion of the Series B Preferred Stock.

The shares of the Series B Preferred Stock shall be voted equally with shares of common stock. The Series B Preferred stockholders are entitled to the number of votes that equals the number of shares of common stock into which such shares could be converted, as defined, as of the record or effective date. The affirmative vote or written consent of a majority of the then-outstanding shares of Series B is required to affect certain defined events.

F-12

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

7. Stockholders’ Deficit

Series A Preferred Stock

In January 2000, the Company issued 1,500,000 shares of Series A Preferred Stock in exchange for technology developed by Boston Biomedica, Inc., valued at $50,000. The technology was transferred at Boston Biomedica Inc.’s historical cost.

Holders of the Series A Preferred Stock shall have no voting rights except as required by law. The dividend and conversion provisions of the Series A Preferred Stock are identical to those of the Series B Preferred Stock. Accrued and unpaid dividends for the years ended December 31, 2003 and 2002 were $157,272 and $145,625, respectively, and $454,416 on a cumulative basis since inception. As of December 31, 2003, the Company had reserved 451,986 shares for the conversion of the Series A Preferred Stock.

Common Stock

Holders of common stock are entitled to one vote per share in all matters voted upon by the stockholders and have no right to cumulate votes in the election of directors. Holders of common stock are entitled to receive ratably such dividends, when and if declared by the Board of Directors out of funds legally available therefore. Upon liquidation, dissolution or winding up the Company, the holders of common stock are entitled to receive ratably the net assets of the Company after payment of all debts and other liabilities and subject to the prior rights of any Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions applicable to the common stock.

In February 2003, the Company issued 80,000 shares of its common stock as an initial license payment in accordance with a license agreement executed with University of North Carolina at Chapel Hill.

Stock Options

In January 2000, the Company adopted the Panacos Pharmaceuticals, Inc. 2000 Equity Incentive Plan (the Plan) to provide for the granting of stock awards, such as stock options, restricted common stock, and stock appreciation rights to employees, directors, and other individuals as determined by the Board of Directors. The Company reserved 1,524,904 shares of common stock under the Plan. At December 31, 2003, 331,786 options remain available for new grants under the Plan.

Stock options granted under the Plan may be either incentive stock options (ISOs) as defined by the Internal Revenue Code, or nonqualified stock options. The Board of Directors determines who will receive options, the vesting periods, which are generally two to four years, and the exercise prices. Options may have a maximum term of no more than 10 years. The exercise price of ISOs granted under the Plan must be at least equal to the fair market value of the common stock on the date of grant.

F-13

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

Exercise prices for options outstanding at December 31, 2003 ranged from $0.03 to $0.11 per share. The weighted-average contractual life of the options granted was 7.84 years. The weighted-average grant date fair value of the options granted in 2003, 2002 and 2001 was $0.06. Additional information with respect to stock option activity is summarized as follows:

	Shares	Weighted- Average Exercise Price
Outstanding at September 29, 1999 (inception)	—	$—
Options granted	408,904	.03
Options exercised	(52,540)	.03
Options canceled or expired	—	—

Outstanding at December 31, 2000	356,364	.03
Options granted	191,000	.11
Options exercised	(56,423)	.03
Options canceled or expired	(27,536)	.04

Outstanding at December 31, 2001	463,405	.07

Exercisable at December 31, 2001	157,204	.03

Options granted	608,500	.11
Options exercised	(45,409)	.03
Options canceled or expired	(2,000)	.11

Outstanding at December 31, 2002	1,024,496	.09

Exercisable at December 31, 2002	222,255	.05

Options granted	18,000	.11
Options exercised	(80,027)	.06
Options canceled or expired	(3,750)	.11

Outstanding at December 31, 2003	958,719	.10

Exercisable at December 31, 2003	411,844	.08

The fair value of awards was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Year ended December 31
	2003	2002	2001
Dividend yield	0%	0%	0%
Expected volatility	56.1%	60%	52.5%
Weighted-average risk-free interest rate	3.25%	4.36%	4.2%
Expected term	5 years	5 years	5 years

During 2001, the Company granted options to nonemployees including members of its Scientific Advisory Board to purchase 25,000 shares of common stock at per share exercise prices of $0.11. There were no options granted to nonemployees during 2002. During 2003 the Company granted options to purchase 3,000 shares of common stock at per share exercise price of $0.11. A portion of the options vest immediately, a portion vest over 12 months, and the remainder vest ratably over 48 months. Stock compensation expense related to these grants will fluctuate with any changes in the underlying value of the common stock.

F-14

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

8. Income Taxes

The benefit for income taxes consists of:

	Year ended December 31
	2003	2002	2001
Current	$—	$—	$—
Deferred	1,948,580	1,908,872	1,491,081
Valuation allowance	(1,948,580)	(1,908,872)	(1,491,081)

	$—	$—	$—

For the years ending December 31, 2003, 2002 and 2001, there is no current benefit for income taxes. The deferred tax benefit has been entirely offset by a valuation allowance as it is more likely than not that the Company will not realize the benefits due to its anticipated future losses.

The difference between the amounts of income tax benefit that would result from applying domestic federal statutory tax rates to the net loss relates to the following:

	Year ended December 31
	2003	2002	2001
Federal tax at statutory rates	35.0%	35.0%	35.0%
State taxes, net of federal benefit	5.0	5.0	5.0
Change in valuation allowance	(43.0)	(43.0)	(43.0)
Other	3.0	3.0	3.0

Provision for income tax	0.0%	0.0%	0.0%

The Company’s deferred tax assets and liabilities were as follows:

	December 31
	2003	2002
Deferred tax assets:
Net operating loss carryforwards	$2,038,825	$3,165,763
Capitalized research and development expenses	3,608,220	—
Research and development credit	370,241	244,851
Accrued employee benefits	19,209	13,586
Deferred tax liabilities:
Depreciation	(28,198)	(24,247)
Amortization of research and development expense	(659,764)	—

Net deferred tax asset	5,348,533	3,399,953

Valuation allowance	(5,348,533)	(3,399,953)

Net deferred tax assets	$—	$—

The net operating loss carryforwards of approximately $5.1 million will begin to expire in the year 2019 if unused. The use of the Company’s net operating loss carryforwards may be restricted due to changes in Company ownership.

F-15

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

9. Research Agreements, Commitments and Contingencies

The Company has entered into various research support agreements, which will be paid out over the next year. Under these agreements, the Company is obligated to pay approximately $94,900.

The Company leases laboratory and office facilities and scientific equipment under operating and capital lease agreements. Rent expense for the years ended December 31, 2003, 2002 and 2001 was $327,339, $273,014 and $99,944, respectively, and $777,371 on a cumulative basis since inception. Future minimum payments under capital and noncancelable operating lease obligations at December 31, 2003 are as follows:

	Capital	Operating
2004	$16,494	$298,898
2005	8,313	307,865
2006	5,458	317,101
2007	435	326,614
2008	—	336,412
Thereafter	—	1,071,010

Total minimum lease payments	30,700	$2,657,900

Less: amount representing interest and discount	(3,624)

Present value of minimum lease payments	27,076
Less: current portion of capital lease obligation	(14,603)

Long-term portion	$12,473

Assets recorded under capital lease obligations approximated $119,800 and $109,100 as of December 31, 2003 and 2002, respectively. Depreciation of approximately $15,801, $15,316 and $8,600 under capital lease obligations is included in depreciation expense for the years ended December 31, 2003, 2002 and 2001, respectively, and $40,661 on a cumulative basis since inception.

The Company entered into an agreement with a Series B preferred stockholder that requires the Company to repurchase any and all of the stockholder’s 224,014 shares, should the Company relocate its principal place of business outside the state of Maryland prior to December 31, 2005 or if the Company or its executives are convicted of a felony. The repurchase price shall be equal to the greater of the fair market value of the shares as defined or 110% of the original purchase price ($1.116), plus all unpaid dividends.

10. Employee Benefit Plan

In 2001, the Company adopted a defined contribution 401(k) plan covering all full-time employees. Participants may elect to contribute up to 20% of their annual pretax earnings up to the federally allowed maximum limits. The Company does not currently offer a matching contribution.

11. Subsequent Events

In February 2004, the Company signed unsecured promissory notes for $500,000 in the aggregate to investors in the Company. The notes bear an interest rate of 8% and were payable upon demand of the noteholders. These notes together with unpaid interest accrued thereon were repaid in March 2004.

F-16

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Notes to Financial Statements—(Continued)

December 31, 2003 and 2002

In March and April 2004, the Company issued 19,992,297 shares of Series C Redeemable Preferred Stock at $0.759 per share for gross cash proceeds of $15,174,153. The Company also issued 4,145,860 shares of Series C Redeemable Preferred Stock valued at $0.759 per share in satisfaction of principal of $3,000,000 and the related accrued interest of $146,708 on the Convertible Notes.

On April 26, 2004, all shares of the Company’s Series A Convertible Preferred Stock were converted to shares of the Company’s common stock at the Conversion Rate of the Series A Preferred Stock then in effect, which was one for one.

F-17

PANACOS PHARMACEUTICALS, INC.

(A DEVELOPMENT STAGE COMPANY)

Unaudited Financial Statements

Three and nine months ended September 30, 2004 and 2003 and the period from September 29, 1999 (inception) to September 30, 2004

F-18

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Unaudited Financial Statements

Three and nine months ended September 30, 2004 and 2003 and the period from

September 29, 1999 (inception) to September 30, 2004

F-19

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Balance Sheets

	September 30 2004 (unaudited)	December 31 2003
Assets
Current assets:
Cash and cash equivalents	$9,101,934	$476,500
Accounts receivable	231,449	143,519
Prepaids and other current assets	96,404	57,501

Total current assets	9,429,787	677,520
Property and equipment, net	360,541	345,194
Restricted cash	125,000	125,000
Deposits and other	559,741	69,217

Total assets	$10,475,069	$1,216,931

Liabilities, redeemable preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$2,185,445	$645,415
Accrued employee benefits	222,204	342,813
Current portion of notes payable, net	164,784	163,646
Convertible debt, net	—	2,952,011
Capital lease obligation, current	7,378	14,603

Total current liabilities	2,579,811	4,118,488
Notes payable less current portion, net	30,000	152,014
Capital lease obligation, less current portion	6,868	12,473
Deferred rent	76,078	61,715

Total liabilities	2,692,757	4,344,690

Warrants to purchase Redeemable Convertible Series B Preferred Stock	21,792	21,792
Reedeemable Convertible Series C Preferred Stock, $0.001 par value per share 24,138,157 shares authorized; 24,138,157 issued and outstanding at September 30, 2004; per share aggregate liquidation preference of $0.79	18,814,441	—
Redeemable Convertible Series B Preferred Stock, $0.001 par value per share 36,000,000 shares authorized; 7,392,473 issued and outstanding at September 30, 2004 and December 31, 2003; per share aggregate liquidation preference of $1.59 and $1.34, respectively	10,492,256	9,890,692
Stockholders’ deficit:
Series A Preferred Stock, $0.001 par value per share 1,500,000 shares authorized, issued and outstanding at December 31, 2003		1,500
Common stock, $0.01 par value; 50,000,000 shares authorized; 2,150,453 and 649,203 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively.	21,512	6,492
Additional paid-in capital	857,910	—
Deferred stock compensation	(1,818,413)	(930)
Deficit accumulated during the development stage	(20,607,186)	(13,047,305)

Total stockholders’ deficit	(21,546,177)	(13,040,243)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$10,475,069	$1,216,931

See accompanying notes to the unaudited financial statements.

F-20

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Period from September 29, 1999 (inception) to September 30, 2004
	2004	2003	2004	2003
Grant revenue	$339,449	$164,836	$833,920	$638,160	$3,625,111
Costs and expenses:
Research and development	2,395,202	1,219,960	6,611,310	2,960,263	18,756,568
General and administrative	587,944	216,021	1,682,303	587,221	4,710,393

Total costs and expenses	2,983,146	1,435,981	8,293,613	3,547,484	23,466,961

Loss from operations	(2,643,697)	(1,271,145)	(7,459,693)	(2,909,324)	(19,841,850)
Interest income	23,306	1,323	51,067	7,593	221,796
Interest expense	(6,832)	(55,940)	(137,755)	(85,449)	(348,763)

Net loss	(2,627,223)	(1,325,762)	(7,546,381)	(2,987,180)	(19,968,817)

See accompanying notes to the unaudited financial statements.

F-21

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

From the period September 29, 1999 (inception) to September 30, 2004 (Unaudited)

					Stockholders’ Deficit
	Redeemable Preferred Stock Shares	Series C Amount	Series B Redeemable Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock Compensation	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
			Shares	Amount	Shares	Amount	Shares	Amount
Balance at September 29, 1999 (inception)	—	—	—	$—	—	$—	—	$—	$—	$—	$—	$—

Issuance of founder shares during January 2000; $0.033 per share							334,804	3,348	7,812			11,160

Issuance of Series A preferred stock					1,500,000	1,500			(1,500)			—

Contribution fy a Series A stockholder									1,051,263			1,051,263

Exercise of stock options March through November; $0.033 per share							52,540	525	1,226			1,751
Issuance of Series B redeemable preferred stock; $1.116 per share, net of issuance costs of $30,000			2,688,172	2,970,000
Accretion of stock issuance costs				625					(625)			(625)
Accretion of dividends				29,905					(29,905)			(29,905)
Deferred stock compensation									2,107	(2,107)
Amortization of deferred stock compensation										2,107		2,107
Net loss											(1,268,936)	(1,268,936)
Balance at December 31, 2000			2,688,172	3,000,530	1,500,000	1,500	387,344	3,873	1,030,378	—	(1,268,936)	(233,185)
Exercise of stock options in January and May; $0.033 per share			—	—	—	—	56,423	564	1,316	—	—	1,880
Issuance of Series B redeemable preferred stock; $1.116 per share			224,014	250,000	—	—	—	—	—	—	—	—
Accretion of redeemable preferred stock issuance costs			—	5,000	—	—	—	—	(5,000)	—	—	(5,000)
Accretion of dividends			—	261,570	—	—	—	—	(261,570)	—	—	(261,570)
Deferred stock compensation			—	—	—	—	—	—	1,500	(1,500)	—	—
Net loss			—	—	—	—	—	—	—	—	(2,184,594)	(2,184,594)

Balance at December 31, 2001			2,912,186	3,517,100	1,500,000	1,500	443,767	4,437	766,624	(1,500)	(3,453,530)	(2,682,469)
Issuance of Series B redeemable preferred stock in January; $1.116 per share			4,480,287	4,968,987	—	—	—	—	—	—	—	—
Exercise of stock options in March and April; $0.033 per share			—	—	—	—	45,409	455	1,058	—	—	1,513
Accretion of redeemable preferred stock issuance costs			—	10,882	—	—	—	—	(10,882)	—	—	(10,882)
Accretion of dividends			—	649,128	—	—	—	—	(649,128)	—	—	(649,128)
Amortization of deferred stock compensation			—	—	—	—	—	—	—	375	—	375
Net loss			—	—	—	—	—	—	—	—	(4,460,878)	(4,460,878)

Balance at December 31, 2002			7,392,473	9,146,097	1,500,000	1,500	489,176	4,892	107,672	(1,125)	(7,914,408)	(7,801,469)
Issuance of Common stock							80,000	800	8,160			8,960
Exercise of stock options February through July; $0.033 per share							56,527	565	1,317			1,882
Exercise of stock options February through December; $0.112 per share							23,500	235	2,397			2,632
Accretion of stock issuance costs				11,416					(11,416)			(11,416)
Accretion of dividends				733,179					(108,310)		(624,868)	(733,178)
Deferred stock compensation									180	(180)
Amortization of deferred stock compensation										375		375
Net loss											(4,508,028)	(4,508,028)

Balance at December 31, 2003			7,392,473	$9,890,692	1,500,000	$1,500	649,203	$6,492	$—	$(930)	$(13,047,305)	$(13,040,243)

F-22

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Redeemable Preferred Stock and Stockholders’ Deficit

From the period September 29, 1999 (inception) to September 30, 2004 (Unaudited)

					Stockholders’ Deficit
	Redeemable Preferred Stock Shares	Series C Amount	Series B Redeemable Preferred Stock		Series A Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock Compensation	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
			Shares	Amount	Shares	Amount	Shares	Amount
Issuance of Series C redeemable preferred stock in March; $0.759 per share	24,138,157	18,033,337

Exchange of common stock for Series A preferred stock					(1,500,000)	(1,500)	1,500,000	15,000			(13,500)

Exercise of stock options in April; $0.112 per share							1,250	12	128			140

Exercise of stock options in August; $0.033 per share								8	18			26

Accretion of stock issuance costs		24,136		8,562					(32,698)			(32,698)

Accretion of dividends		756,968		593,002					(1,349,970)			(1,349,970)

Amortization of employee deferred stock compensation									2,237,465	(2,237,465)

Amortization of deferred stock compensation									2,967	419,982		422,949

Deferred compensation charge

Net loss											(7,546,381)	(7,546,381)

Balance at September 30, 2004	24,138,157	18,814,441	7,392,473	10,492,256	—	—	2,150,453	$21,512	857,910	(1,818,413)	(20,607,186)	(21,546,177)

See accompanying notes to unaudited financial statements.

F-23

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,		Period from September 29, 1999 (inception) to September 30, 2004
	2004	2003
Operating activities
Net loss	$(7,546,381)	$(2,987,180)	$(19,968,817)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash operating expenses	—	—	1,051,263
Depreciation	60,218	58,786	232,543
Deferred rent	14,363	19,693	76,078
Interest expense	114,300	25,513	176,370
Amortization of deferred stock compensation	422,949	—	425,806
Changes in operating assets and liabilities:
Accounts receivable	(87,930)	(30,578)	(231,449)
Prepaids and other current assets	(38,903)	5,055	(96,404)
Other assets	(490,524)	(21,006)	(559,741)
Accounts payable	1,625,498	(66,828)	2,270,913
Accrued employee benefits	(120,608)	(9,994)	222,205

Net cash used in operating activities	(6,047,018)	(3,006,539)	(16,401,233)

Investing activities
Purchase of property and equipment	(75,565)	(5,700)	(484,011)
Restriction of cash	—	—	(125,000)

Net cash used in investing activities	(75,565)	(5,700)	(609,011)

Financing activities
Proceeds from the issuance of preferred stock, net	14,886,629	—	23,075,616
Proceeds from issuance of common stock	166	13,082	29,944
Proceeds from the issuance of convertible debt, net	—	1,926,704	2,904,032
Proceeds from borrowings on notes payable	500,000	—	1,030,000
Payments of principal on notes payable	(625,948)	(115,263)	(832,586)
Payments on capital lease obligations	(12,830)	(24,147)	(94,828)

Net cash provided by financing activities	14,748,017	1,800,376	26,112,178
Net increase (decrease) in cash and cash equivalents	8,625,434	(1,211,863)	9,101,934
Cash and cash equivalents at beginning of period	476,500	1,707,284	—

Cash and cash equivalents at end of period	$9,101,934	$495,421	$9,101,934

Supplemental information
Cash paid for interest	$17,558	$23,961	$73,658
Equipment acquired under capital leases	$—	$1,858	$110,752

See accompanying notes to unaudited financial statements.

F-24

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Unaudited Notes to Financial Statements

1. Summary of Significant Accounting Policies

The accompanying unaudited condensed financial statements do not include all the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the accompanying condensed financial statements contain all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, the results of operations and cash flows for the interim periods. Interim results are not necessarily indicative of results to be expected for a full fiscal year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the audited financial statements and notes for the years ended December 31, 2003 and 2002 and the period from September 29, 1999 (inception) to December 31, 2003 included elsewhere in this document.

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is considered a development stage entity because it is devoting substantially all of its efforts to raising capital and establishing its business and planned principal operations.

Income Taxes

For the periods ending September 30, 2004 and 2003, there is no current benefit for income taxes. The deferred tax benefit has been entirely off set by a valuation allowance as it is more likely than not that the Company will not realize the benefits due to its anticipated future losses. The difference between the amounts of income tax benefit that would result from applying domestic federal statutory tax rates to the net loss relates to certain nondeductible expenses, state income taxes and the change in the valuation allowance.

Stock-Based Compensation

The Company recognizes expense for stock-based compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations (APB 25). Accordingly, compensation cost is recognized for the excess of the estimated fair value of the stock at the grant date over the exercise price, if any. The Company accounts for equity instruments issued to nonemployees in accordance with EITF 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. Accordingly, the estimated fair value of the equity instrument is recorded on the earlier of the performance commitment date or the date the services required are completed. Disclosures regarding alternative fair values of measurement and recognition methods prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123) are presented in Note 7.

F-25

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Unaudited Notes to Financial Statements—(Continued)

In accordance with SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (SFAS 148), the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation is as follows:

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Net loss as reported	$(2,627,223)	$(1,325,762)	$(7,546,381)	$(2,987,180)
Add: Stock-based compensation expense included in reported net loss	197,778	—	422,949	375
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards	(40,180)	(3,549)	(68,168)	(10,640)

Pro forma net loss	$(2,469,625)	$(1,329,311)	$(7,191,600)	$(2,997,445)

The information included above is not necessarily indicative of future effects of applying the fair value-based method due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years.

2. Issuance of Series C Redeemable Preferred Stock

In March and April, 2004, the Company issued 19,992,297 shares of Series C Redeemable Preferred Stock at $0.759 per share for gross cash proceeds of $15,174,153. The Company also issued 4,145,860 shares of Series C Redeemable Preferred Stock valued at $0.759 per share in satisfaction of principal of $3,000,000 and related accrued interest of $146,708 on the Notes. The differences between the carrying amounts of the Series C Preferred Stock and the redemption amounts relate to the costs of issuance. The carrying value of the Series C preferred stock will be accreted to the redemption date value through of March 12, 2010. The Series C Preferred Stock is redeemable and convertible.

Dividends are cumulative and accrue on each outstanding share of Series C Preferred Stock at 8% rate per annum. The Series C Preferred Stock has a liquidation preference senior to the holders of the Series B Preferred Stock, and common stock. Accrued and unpaid dividends on the Series C Preferred Stock for the nine months ended September 30, 2004 were $756,968 and on a cumulative basis since inception were $756,968. Accrued and unpaid dividends on the Series B Preferred Stock for the nine months ended September 30, 2004 were $593,002; for the year ended December 31, 2003 were $733,179, and on a cumulative basis since inception were $2,266,792.

The Company is obligated to redeem shares of Series C Preferred Stock beginning on March 12, 2010 based upon a request of at least 66 2/3% of the then-outstanding shares. The redemption would take place in two equal installments over a one-year period. The redemption price, subject to equitable adjustments, shall be equal to $0.759 per share plus all accrued but unpaid dividends.

The holders of shares of Series C Preferred Stock have the right to convert such shares, at their option and at any time, into shares of common stock at the then-applicable conversion rate, as defined. The initial conversion rate is $0.759, which is adjusted for certain equity transactions, as defined.

The Series C Preferred stockholders are entitled to the number of votes that equals the number of shares of common stock into which such shares could be converted, as defined, as of the record or effective date. The affirmative vote or written consent of a majority of the then-outstanding shares of Series C is required to affect certain defined events.

F-26

Panacos Pharmaceuticals, Inc.

(A Development Stage Company)

Unaudited Notes to Financial Statements—(Continued)

3. Series A Preferred Stock

In conjunction with the Series C Preferred Stock Offering discussed above, the Company Amended and Restated its Certificate of Incorporation. This amendment included a mandatory conversion provision of the Series A Preferred Stock, should the Series A Preferred Stockholder choose not to purchase its pro-rata share of a qualified financing. The Series C Stock Offering met the threshold of a qualified financing. The Series A Preferred Stockholder elected not to participate in this financing; therefore this stock was converted, on a one for one basis, to common stock.

4. Merger with V.I. Technologies, Inc.

On June 2, 2004, the Company entered into a definitive merger agreement with V.I. Technologies, Inc. (VITEX) Amendments to the agreement were signed on November 5 and November 26, 2004. VITEX is a public company based in Watertown, MA. Under the terms of the transactions, VITEX will issue 227,445,066 common shares in exchange for all outstanding Panacos common and preferred shares upon the close of the transaction. Each share of Panacos Common Stock and Panacos Preferred Stock shall be converted into 6.75275 shares of VITEX Common Stock. The transactions is expected to close in Q1, 2005, subject to SEC review and shareholder approval of both companies. As a condition to closing the merger, VITEX shall have entered into a definitive agreement of at least $20 million in financing on terms that are acceptable to Panacos and VITEX.

5. Stock Option Grants

In April and May 2004 the Company granted options to employees and members of its board of directors exercisable into 3,686,103 shares of common stock. As the estimated fair value of the Company’s common stock was in excess of the stock option exercise price, the Company recorded deferred stock compensation within stockholders deficit of $2,237,465. This deferral will be amortized ratably to stock compensation expense over the estimated service period of the employees which approximates 4 years. The Company recorded expense of $419,426 for the nine months ending September 30, 2004, related to these grants.

In April 2004, the Company also granted options exercisable into 44,500 shares of common stock, to members of its scientific advisory board. These options vest over 4 years. Stock compensation expense related to these grants will fluctuate with any changes in the underlying value of the common stock. The Company recorded expense of $2,967 for the nine months ending September 30, 2004, related to these grants.

F-27

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

V.I. TECHNOLOGIES, INC.,

PANACOS PHARMACEUTICALS, INC.

AND

CERTAIN STOCKHOLDERS OF PANACOS PHARMACEUTICALS, INC.

Dated as of June 2, 2004

i

ii

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Certificate of Merger
Exhibit C	Milestone Events
Exhibit D	Form of Panacos Affiliate Agreement
Exhibit E	Form of Panacos Shareholder Affiliate Agreement
Exhibit F	Form of Release of Claims
Exhibit G	Form of Escrow Agreement

Schedule 1	List of Panacos Shareholders who are signatories to the Agreement
Schedule 2	List of Panacos Management for purpose of knowledge qualifiers
Schedule 3	List of Key Panacos Employees under Section 2.16
Schedule 4	List of VITEX Management for purpose of knowledge qualifiers
Schedule 5	List of consents to be obtained by Panacos as a condition to closing
Schedule 5.5(b)	Option Vesting Schedule Examples
Panacos Disclosure Schedule
VITEX Disclosure Schedule

iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 2, 2004 (the “Agreement”), among V.I. Technologies, Inc., a Delaware corporation (“VITEX”), Panacos Pharmaceuticals, Inc., a Delaware corporation (“Panacos”), and the stockholders of Panacos listed on Schedule 1 hereto (the “Stockholders”).

RECITALS:

WHEREAS, the Boards of Directors of VITEX and Panacos have each determined that it is advisable and in the best interests of their respective stockholders for VITEX to enter into a business combination with Panacos upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of such combination, the Boards of Directors of VITEX and Panacos have each approved the merger (the “Merger”) of Panacos with and into VITEX in accordance with the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), and upon the terms and subject to the conditions set forth herein;

WHEREAS, pursuant to the Merger, each outstanding share of Panacos’ common stock, $.01 par value per share (the “Panacos Common Stock”), on a fully converted basis, assuming conversion on a one-for-one basis of all issued and outstanding shares of Series A, Series B and Series C Convertible Preferred Stock, each $.001 par value per share (the “Panacos Preferred Stock”), shall be converted into the right to receive the Merger Consideration (as defined in Section 1.8(b)), upon the terms and subject to the conditions set forth herein;

WHEREAS, VITEX and Panacos intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

WHEREAS, as a condition to the willingness of, and an inducement to VITEX to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, each Stockholder who will receive eight percent (8%) or more of the Merger Consideration pursuant to this Agreement, and any Stockholder that is affiliated with such Stockholder (each individually a “Key Stockholder”) is entering into a voting agreement in substantially the form of Exhibit A attached hereto (the “Voting Agreements”); and

WHEREAS, VITEX, Panacos and the Stockholders desire to make certain representations and warranties and other agreements in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, VITEX, Panacos and the Stockholders hereby agree as follows:

ARTICLE I

THE MERGER

1.1. THE MERGER.

(a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Panacos shall be merged with and into VITEX, the separate corporate existence of Panacos shall cease, and VITEX shall continue as the surviving corporation. VITEX as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

(b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, unless another date, time or place is agreed to in writing by the parties hereto.

1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in accordance with the relevant provisions of Delaware Law (the “Certificate of Merger”), in substantially the form of Exhibit B attached hereto, together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the “Effective Time”).

1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Panacos shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Panacos shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

1.4. CERTIFICATE OF INCORPORATION; BYLAWS.

(a) Certificate of Incorporation. The Certificate of Incorporation of VITEX, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time to increase the number of authorized shares of capital stock of the Surviving Corporation.

(b) Bylaws. The Bylaws of VITEX, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

1.5. DIRECTORS AND OFFICERS. Except as provided in Section 5.15 hereof, (i) the directors of VITEX immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and (ii) the officers of VITEX immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

1.6. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of VITEX, Panacos or the holders of any of the following securities:

(a) Conversion of Securities. Every share of Panacos Common Stock and Panacos Preferred Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(e), into the right to receive 0.74225 of a share (the “Exchange Ratio”) of validly issued, fully paid and nonassessable common stock of VITEX, $.01 par value per share (“VITEX Common Stock”); which Exchange Ratio is based on an aggregate of 25,000,000 shares of VITEX Common Stock to be issued at the Effective Time. For purposes of this Agreement, the value of the shares of VITEX Common Stock to be delivered at the Effective Time or on any subsequent Milestone Date (as defined below), or otherwise, shall be determined using a five day average closing price for VITEX Common Stock on the Nasdaq Stock Market, Inc. (“Nasdaq”), using the five trading days prior to the Effective Time, Milestone Date or any other determination date, as the case may be, multiplied by the number of shares of VITEX Common Stock to be issued to Panacos shareholders at the Effective Time or on the Milestone Date, as applicable.

(b) Cancellation. Each Share held in the treasury of Panacos and each Share owned by VITEX or by any direct or indirect wholly owned subsidiary of Panacos or VITEX immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefore and cease to exist.

(c) Stock Options. All options to purchase Panacos Common Stock then outstanding under Panacos’ 2000 Stock Option Plan (the “Panacos Stock Option Plan”) shall be exchanged for options to purchase VITEX Common Stock in accordance with Section 5.5.

(d) Warrants. All warrants to purchase Panacos Common Stock (the “Warrants”) then outstanding shall be assumed by VITEX in accordance with Section 5.5.

(e) Adjustments. The Exchange Ratio and the numbers of Milestone Shares (as defined in Section 1.7) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into VITEX Common Stock or Panacos Common Stock), reorganization, recapitalization or other like change with respect to VITEX Common Stock or Panacos Common Stock occurring after the date hereof and prior to the Effective Time, or, following the Effective Time, during the time periods provided in Exhibit C for achievement of the Milestones (as defined in Section 1.7). The Exchange Ratio shall be further adjusted to the extent that any Milestone is achieved prior to the Effective Time.

(f) Fractional Shares. No fraction of a share of VITEX Common Stock will be issued, but in lieu thereof each holder of Panacos Common Stock who would otherwise be entitled to a fraction of a share of VITEX Common Stock (after aggregating all fractional shares of VITEX Common Stock to be received by such holder) shall receive from VITEX an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the applicable price per share calculated in accordance with Section 1.6(a).

(g) Escrow. At the Effective Time, fifteen percent (15%) of the aggregate number of shares of VITEX Common Stock to be issued to Panacos stockholders at the Effective Time shall be deposited into an escrow account (the “Escrow Account”) to satisfy the indemnification obligations provided under Article VIII hereof. In addition, at each Milestone Date (as defined in Section 1.7 below), fifteen percent (15%) of the Milestone Shares to be issued on such Milestone Date shall be added into the Escrow Account for the same purpose; provided, however, that 15% of the Milestone Shares issuable on a Milestone Date shall not be required to be added into the Escrow Account after the date that is 18 months following the Effective Date, as long as no claim for indemnification under Article VIII hereof is outstanding as of such date. The Escrow Account will be held in accordance with the provisions of that Article and the Escrow Agreement referred to in Section 6.2(o) below. The aggregate amount to be placed in escrow shall be hereinafter referred to as the “Escrow Amount”.

1.7. MILESTONE SHARES.

In addition to the shares of VITEX Common Stock to be issued pursuant to Section 1.6(a) hereof, the following additional shares of VITEX Common Stock (the “Milestone Shares”) will be issued pro rata to those stockholders of Panacos who held Shares as of the Effective Time, upon the occurrence of the following events (the “Milestones”), each as described in further detail in Exhibit C hereto (the date upon which each Milestone is achieved being referred to as a “Milestone Date”):

(a) 5,000,000 additional shares of VITEX Common Stock upon the achievement of the Primary Endpoint (as defined in Exhibit C) of Study 2 for PA-457.

(b) 15,000,000 additional shares of VITEX Common Stock upon the achievement of the Primary Endpoint (as defined in Exhibit C) of Study 3 for PA-457.

In the event that the aggregate value of the shares of VITEX Common Stock delivered to the stockholders of Panacos under Section 1.6(a) and 1.7(a), as determined in accordance with Section 1.6(a), is less than $30,000,000, then VITEX will issue to the stockholders of Panacos, on a pro rata basis based on the respective number of Shares held as of the Effective Time, additional shares of VITEX Common Stock in order that such aggregate value will equal $30,000,000 (the “Additional Shares”). The amount, if any, of Additional Shares to be issued hereunder will be determined in accordance with the following formula:

$30,000,000 – (the sum of the values of the shares issued under Section 1.6(a) and 1.7(a)),

divided by the five-day average closing price calculated at the time of issuance of the shares pursuant to Section 1.7(a),

= Number of Additional Shares to be issued.

If the amount calculated using such formula is a negative number, no Additional Shares will be issued. Further, the issuance of any Additional Shares is conditioned upon there having been shares of VITEX Common Stock issued pursuant to Section 1.7(a).

1.8. EXCHANGE OF CERTIFICATES.

(a) Exchange Agent. VITEX shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by VITEX (the “Exchange Agent”), in trust for the benefit of the holders of Panacos Common Stock, for exchange in accordance with this Section 1.8, through the Exchange Agent, certificates evidencing the VITEX Common Stock issuable pursuant to this Agreement in exchange for outstanding Shares.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, VITEX will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (the “Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as VITEX may reasonably specify after review by Panacos) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of VITEX Common Stock and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore (A) certificates evidencing that number of whole shares of VITEX Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(e), and (C) cash in lieu of fractional shares of VITEX Common Stock to which such holder is entitled pursuant to Section 1.6(f) (the VITEX Common Stock, dividends, distributions and cash described in this clause (C), together with any Milestone Shares issued pursuant to Section 1.7, being, collectively, the “Merger Consideration”), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of Panacos as of the Effective Time, VITEX Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of VITEX Common Stock into which such Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to VITEX Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such

Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of VITEX Common Stock issued in exchange therefore, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of VITEX Common Stock.

(d) Transfers of Ownership. If any certificate for shares of VITEX Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefore is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to VITEX or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of VITEX Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of VITEX or any agent designated by it that such tax has been paid or is not payable.

(e) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither VITEX nor Panacos shall be liable to any holder of Panacos Common Stock or VITEX Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

1.9. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Panacos shall be closed, and there shall be no further registration of transfers of Panacos Common Stock thereafter on the records of Panacos.

1.10. NO FURTHER OWNERSHIP RIGHTS IN PANACOS COMMON STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of VITEX Common Stock as may be required pursuant to Section 1.6; provided, however, that VITEX may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against VITEX or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.12. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.13. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of VITEX and Panacos in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the

Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Panacos, the officers and directors of Panacos are fully authorized in the name of the corporation or otherwise to take, and will take, all such lawful and necessary action.

1.14. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to Panacos or VITEX, as the case may be, the term “Material Adverse Effect” means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Panacos or VITEX, as the case may be.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PANACOS AND THE STOCKHOLDERS

Panacos and the Stockholders hereby jointly and severally represent and warrant to VITEX as follows, except as set forth in the written disclosure schedule delivered by Panacos to VITEX (the “Panacos Disclosure Schedule”). The Panacos Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Panacos Disclosure Schedule shall qualify other sections and subsections in this Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Panacos Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase “to the knowledge of Panacos” or any phrase of similar import shall mean and be limited to the actual knowledge of the individuals set forth on Schedule 2.

2.1. ORGANIZATION OF PANACOS. Panacos is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on Panacos. Panacos does not now have, nor has it had since the time of its incorporation, any subsidiaries. Panacos has delivered or made available a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to counsel for VITEX.

2.2. CAPITAL STRUCTURE. The authorized capital stock of Panacos consists of 50,000,000 shares of Common Stock, par value $.01 per share, of which there were 2,150,453 shares issued and outstanding as of June 1, 2004 and 36,000,000 shares of Preferred Stock, par value $.001 per share, of which 7,392,473 shares of Series B Convertible Preferred Stock, par value $.001 per share and 24,138,157 shares of Series C Convertible Preferred Stock, par value $.001 per share, were issued and outstanding as of such date, and 34,050 shares of Series B Convertible Preferred Stock were reserved for issuance to holders of Warrants upon their exercise. No shares of capital stock are held in Panacos’ treasury. All outstanding shares of Panacos Common Stock and Panacos Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Panacos or any agreement or document to which Panacos is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of June 1, 2004, Panacos had reserved an aggregate of 4,914,255 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Panacos Stock Option Plan, under which options were outstanding for an aggregate of 4,680,572 shares. All shares of Panacos Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Section 2.2 of the Panacos Disclosure Schedule lists each holder of Panacos Common Stock and Panacos Preferred Stock, each outstanding option and warrant to acquire shares of Panacos Common Stock or Panacos Preferred Stock, as applicable, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, indicating the extent of acceleration, if any.

2.3. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 2.2, there are no equity securities of any class of Panacos, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Panacos is a party or by which it is bound obligating Panacos to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Panacos or obligating Panacos to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Panacos, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Panacos.

2.4. AUTHORITY.

(a) Panacos has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Panacos, subject only to the approval of this Agreement by Panacos’ stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Panacos and, assuming the due authorization, execution and delivery by VITEX, constitutes the valid and binding obligation of Panacos, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Panacos, (ii) subject to obtaining the approval of Panacos’ stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Panacos or by which its property is bound or affected, or (iii) except as would not reasonably be expected to have a Material Adverse Effect, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Panacos’ rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Panacos pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Panacos is a party or by which Panacos or its properties are bound or affected. Section 2.4 of the Panacos Disclosure Schedule lists all material consents, waivers and approvals under any of Panacos’ agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to Panacos in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a Form S-4 Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on Panacos or would not reasonably be expected to have a material adverse effect on the ability of the parties to consummate the Merger.

2.5. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of Panacos has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

2.6. PANACOS FINANCIAL STATEMENTS. The audited consolidated financial statements (including any related notes thereto) representing the financial condition of Panacos as of December 31, 2003 and the unaudited financial statements (including the notes thereto) representing the financial condition of Panacos as of March 31, 2004 (collectively, the “Panacos Financials”), including any quarterly financial statements (including any related notes thereto) (x) complied, or will comply as to form in all material respects prior to the filing of the Registration Statement, with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (z) fairly presented the financial position of Panacos as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount, and did not or will not contain footnotes. The balance sheet of Panacos as of March 31, 2004 is hereinafter referred to as the “Panacos Balance Sheet.” Except as disclosed in the Panacos Financials, Panacos has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Panacos, except liabilities (i) provided for in the Panacos Balance Sheet, or (ii) incurred since the date of the Panacos Balance Sheet in the ordinary course of business consistent with either past practices in both type and amount or the forecast dated May 19, 2004 previously provided to VITEX with respect to each of Study 1, Study 2 and Study 3.

2.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Panacos Balance Sheet through the date of this Agreement, Panacos has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on Panacos, (ii) any material change by Panacos in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (iii) any revaluation by Panacos of any of its assets having a Material Adverse Effect on Panacos, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any other action, event or occurrence that would have required the consent of VITEX pursuant to Section 4.1 of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.8. TAXES. Panacos has accurately prepared and timely filed all returns, declarations, reports, statements, information statements and other documents filed or required to be filed (“Tax Returns”) with respect to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity concerning or attributable to Panacos or to its operations (“Taxes”), and all such Tax Returns are true, complete and correct in all material respects. Copies of all such returns have been delivered to VITEX.

In addition:

(a) Panacos: (i) has paid all Taxes it is obligated to pay as reflected on the Tax Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

(b) There is no Tax deficiency outstanding, proposed or assessed against Panacos that is not accurately reflected as a liability on the Panacos Balance Sheet, nor has Panacos executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(c) Panacos does not have any liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the Panacos Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(d) Panacos is not a party to any agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor that, individually or collectively with any other such contracts, would reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision of state or foreign tax laws).

(e) Panacos is not, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract or agreement.

2.9. INTELLECTUAL PROPERTY.

(a) Panacos owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted, which intellectual property is listed on Section 2.9 of the Panacos Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the “Panacos IP Rights”), except for any failure to own or have the right to use, sell or license that would not reasonably be expected to have a Material Adverse Effect on Panacos.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Panacos IP Rights (the “Panacos IP Rights Agreements”), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Panacos IP Rights or impair the right of Panacos or the Surviving Corporation to use, sell or license any Panacos IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Panacos. Each of the Panacos IP Rights Agreements is valid and binding on Panacos and in full force and effect; (ii) Panacos has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) Panacos, and to the knowledge of Panacos, any other party to such agreement, is not in breach or default thereof in any material respect.

(c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Panacos violates any license or agreement between Panacos and any third party or, to the knowledge of Panacos, infringes any intellectual property right of any other party; (ii) to the knowledge of Panacos, no third party is infringing upon, or violating any license or agreement with Panacos relating to any Panacos IP Rights; and (iii) to the knowledge of Panacos, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Panacos IP Rights, nor has Panacos received any written notice asserting that any Panacos IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

(d) Panacos has used reasonable efforts to maintain its material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

2.10. COMPLIANCE; PERMITS; RESTRICTIONS.

(a) Panacos is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Panacos or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Panacos is a party or by which Panacos or its property is bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on Panacos. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Panacos, threatened against Panacos, nor has any governmental or regulatory body or authority indicated to Panacos an intention to conduct the same.

(b) Panacos holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary to the operation of the business of Panacos (collectively, the “Panacos Permits”). Panacos is in compliance with the terms of the Panacos Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Panacos. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Panacos, threatened, which seeks to revoke or limit any Panacos Permit A true, complete and correct list of the material Panacos Permits is set forth in Section 2.10(b) of the Panacos Disclosure Schedule. The rights and benefits of each material Panacos Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Panacos immediately prior to the Effective Time.

(c) All biological and drug products being manufactured, distributed or developed by or on behalf of Panacos (“Panacos Pharmaceutical Products”) that are subject to the jurisdiction of the Food and Drug Administration (“FDA”) are being manufactured, labeled, stored, tested, distributed, and marketed in compliance in all material respects with all applicable requirements under the Federal Food, Drug, and Cosmetic Act (“FDCA”), the Public Health Service Act, their applicable implementing regulations, and all comparable state laws and regulations.

(d) All clinical trials conducted by or on behalf of Panacos have been, and are being conducted in material compliance with the applicable requirements of Good Clinical Practice, Informed Consent, and all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54, and 56.

(e) All manufacturing operations for drug products conducted by or for the benefit of Panacos have been and are being conducted in accordance, in all material respects, with the FDA’s current Good Manufacturing Practices for drug and biological products. In addition, Panacos is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 CFR Part 207 and all similar applicable laws and regulations.

(f) Neither Panacos nor any representative of Panacos, nor to the knowledge of Panacos, any of its licensees or assignees of Panacos IP Rights has received any notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by Panacos or otherwise restrict the preclinical research on or clinical study of any Panacos Pharmaceutical Product or any biological or drug product being developed by any licensee or assignee of Panacos IP Rights based on such intellectual property, or to recall, suspend or otherwise restrict the manufacture of any Panacos Pharmaceutical Product.

(g) Neither Panacos nor, to the knowledge of Panacos, any of its officers, key employees, agents or clinical investigators acting for Panacos, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue

Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereof. Additionally, neither Panacos, nor to the knowledge of Panacos, any officer, key employee or agent of Panacos has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

(h) All animal studies or other preclinical tests performed in connection with or as the basis for any regulatory approval required for the Panacos Pharmaceutical Products (1) either (x) have been conducted in accordance, in all material respects, with applicable Good Laboratory Practice requirements contained in 21 CFR Part 58, or (y) were not required to be conducted in accordance with Good Laboratory Practice requirements contained in 21 CFR Part 58 and (2) have employed the procedures and controls generally used by qualified experts in animal or preclinical study of products comparable to those being developed by Panacos.

(i) Panacos has made available to VITEX copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA, that indicate or suggest lack of compliance with the regulatory requirements of the FDA. Panacos has made available to VITEX for review all correspondence to or from the FDA, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA, or prepared by the FDA or which bear in any way on Panacos’ compliance with regulatory requirements of the FDA, or on the likelihood of timing of approval of any Panacos Pharmaceutical Products.

(j) There are no proceedings pending with respect to a violation by Panacos of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other United States governmental entity.

2.11. LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Panacos has received any written notice of assertion, nor, to the knowledge of Panacos, is there any threatened action, suit, proceeding, claim for arbitration or investigation against Panacos.

2.12. BROKERS’ AND FINDERS’ FEES. Panacos has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.13. EMPLOYEE BENEFIT PLANS.

(a) Section 2.13(a) of the Panacos Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which are currently sponsored, maintained, contributed to or entered into for the benefit of, or relating to, any present or former employee or director of Panacos, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Panacos within the meaning of Section 414 of the Code (an “ERISA Affiliate”), whether or not such plan is terminated (collectively, the “Panacos Employee Plans”).

(b) With respect to each Panacos Employee Plan, Panacos has provided to VITEX a true and complete copy of, to the extent applicable, (i) such Panacos Employee Plan, (ii) the three (3) most recent annual reports (Form 5500) as filed with the United States Internal Revenue Service (the “IRS”), (iii) each trust agreement related to such Panacos Employee Plan, (iv) the most recent summary plan description for each Panacos Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto, (v) the most recent actuarial report relating to any Panacos Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any Panacos Employee Plan.

(c) There has been no “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Panacos Employee Plan; there are no actions or claims pending (other than routine claims for benefits) or threatened against any Panacos Employee Plan or against the assets of any Panacos Employee Plan, nor are there any current or threatened encumbrances or liens on the assets of any Panacos Employee Plan. Each Panacos Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination for the IRS covering the provisions of the Tax Reform Act of 1986 and GUST stating that such Panacos Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Panacos Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable law.

(d) No Panacos Employee Plan is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, and neither Panacos nor any ERISA Affiliate has ever maintained, contributed to or partially or fully withdrawn from any such plan. No Panacos Employee Plan is a Multiemployer Plan or “single-employer plan under multiple controlled groups” as described in Section 4063 of ERISA, and neither Panacos nor any ERISA Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan. No Panacos Employee Plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA.

(e) With respect to the employees and former employees of Panacos, there are no employee post-retirement medical or health plans or agreements in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Panacos Employee Plan that is a group health plan, as defined in Section 5000(b)(l) of the Code.

2.14. ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

Panacos has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties and assets, real, personal and mixed, necessary for use in its business, free and clear of any liens or encumbrances except as reflected in the Panacos Financials and except for (a) liens for taxes not yet due and payable; (b) liens which secure a payment not yet due that arises, and is customarily discharged, in the ordinary course of Panacos’ business; (c) any other liens or imperfections in Panacos’ title to any of its assets that, individually and in the aggregate, are not material in character or amount and do not and would not reasonably be expected to materially detract from the value or materially interfere with the existing use of any of the assets; (d) liens on goods in transit incurred in the ordinary course of business, (e) liens for Taxes which are being contested in good faith and by appropriate proceedings, (f) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (g) liens arising solely by the action of VITEX and (h) with respect to the real property leased or used by Panacos (A) easements, quasi-easements, licenses, covenants, rights-of-way, and other similar restrictions, including without limitation any other agreements, conditions or restrictions, in each case, which are a matter of public record and (B) zoning, building and other similar restrictions pursuant to applicable laws (collectively, (a) through (h) are referred to as “Permitted Liens”). Each of the material tangible assets is in a good state of maintenance and repair, and in good operating condition (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

2.15. ENVIRONMENTAL MATTERS.

(a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a “Hazardous Material”), are present, as a result of the deliberate actions of Panacos, or, to Panacos’ knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Panacos has at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. Except as would not reasonably be expected to have a Material Adverse Effect on Panacos, Panacos has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Panacos disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, “Hazardous Material Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. Panacos currently holds all environmental approvals, permits, licenses, clearances and consents (the “Panacos Environmental Permits”) necessary for the conduct of Panacos’ Hazardous Material Activities and other businesses of Panacos as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on Panacos.

(d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Panacos, threatened concerning any Panacos Environmental Permit, Hazardous Material or any Hazardous Material Activity of Panacos.

2.16. LABOR MATTERS.

(a) Section 2.16(a) of the Panacos Disclosure Schedule sets forth a true, complete and correct list of all employees of Panacos along with their position and actual annual rate of compensation. All employees have entered into nondisclosure and assignment of inventions agreements with Panacos, true, complete and correct copies of which have previously been made available to VITEX. To the knowledge of Panacos, no employee of Panacos is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant (i) to Panacos, or (ii) to a former employer relating to the right of any such employee to be employed because of the nature of the business conducted by Panacos or to the use of trade secrets or proprietary information of others. No key employee or group of employees has threatened to terminate employment with Panacos nor, to the knowledge of Panacos (which, for purposes of this representation only, shall mean actual knowledge), has plans to terminate such employment. Key employees are listed in Schedule 3.

(b) Panacos is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

(c) Except as disclosed in Section 2.16(c) of the Panacos Disclosure Schedule, Panacos is not a party to any written or oral: (i) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the Merger or other transactions contemplated by this Agreement; (ii) agreement with any current or former employee of Panacos providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum; or (iii) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the Merger.

2.17. AGREEMENTS, CONTRACTS AND COMMITMENTS. Panacos is not a party to or bound by:

(a) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(b) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Panacos on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Panacos’ ability to terminate employees at will;

(c) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(d) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Panacos and any of its officers or directors;

(e) any agreement, contract or commitment containing any covenant limiting the freedom of Panacos to engage in any line of business or compete with any person;

(f) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

(g) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $25,000;

(i) any joint marketing or development agreement;

(j) any distribution agreement (identifying any that contain exclusivity provisions); or

(k) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Panacos under any such agreement, contract or commitment of $25,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

Panacos has not, nor to Panacos’ knowledge has any other party to a Panacos Contract (as defined below), breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Panacos is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a “Panacos Contract”) in such manner as would permit any other party to cancel or terminate any such Panacos Contract, or would permit any other party to seek damages which would reasonably be expected to have a Material Adverse Effect. As to Panacos, each Panacos Contract is valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.18. CHANGE OF CONTROL PAYMENTS. Section 2.18 of the Panacos Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Panacos as a result of or in connection with the Merger.

2.19. REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information to be supplied by Panacos for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Panacos for inclusion in the proxy statement/prospectus to be sent in connection with the meeting of VITEX’s stockholders to consider the approval of this Agreement and the issuance of shares of VITEX Common Stock pursuant to the terms of the Merger (the “VITEX Stockholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement”) shall not, on the date the Proxy Statement is first mailed to VITEX’s stockholders, and at the time of the VITEX Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the VITEX Stockholders’ Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to Panacos or any of its affiliates, officers or directors should be discovered by Panacos which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Panacos shall promptly inform VITEX. Notwithstanding the foregoing, Panacos makes no representation or warranty with respect to any information supplied by VITEX which is contained in any of the foregoing documents.

2.20. BOARD APPROVAL. The Board of Directors of Panacos has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Panacos and its stockholders, and (ii) to recommend that the stockholders of Panacos approve this Agreement.

2.21. BOOKS AND RECORDS. The minute books of Panacos made available to counsel for VITEX are the only minute books of Panacos and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Panacos, as the case may be. The books and records of Panacos accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Panacos and have been maintained in accordance with good business and bookkeeping practices.

2.22. RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to Panacos which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current business practice of Panacos; or (ii) any acquisition of any Person or property by Panacos.

2.23. REAL PROPERTY LEASES. Section 2.23 of the Panacos Disclosure Schedule sets forth all real property leases or subleases to or by Panacos, including the term of such lease, any extension and expansion options and the rent payable under it. Panacos has delivered to VITEX true, complete and correct copies of the leases and subleases (as amended to date) listed in Section 2.23 of the Panacos Disclosure Schedule. With respect to each lease and sublease listed in Section 2.23 of the Panacos Disclosure Schedule:

(a) As to Panacos, the lease or sublease is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity;

(b) Panacos is not in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of Panacos, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by Panacos or, to the knowledge of Panacos, any other party under such lease or sublease, except as would not reasonably be expected to have a Material Adverse Effect;

(c) Panacos has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any lease or sublease; and

(d) there are no liens, easements, covenants or other restrictions applicable to the real property subject to such lease, except for Permitted Liens.

2.24. INSURANCE.

(a) Section 2.24(a) of the Panacos Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which Panacos is a party (the “Insurance Policies”). The Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as Panacos would, in accordance with good business practice, customarily insure. All premiums due and payable under the Insurance Policies have been paid on a timely basis and Panacos is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to VITEX.

(b) There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and Panacos has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has Panacos received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.25. ACCOUNTS RECEIVABLE. All accounts receivable of Panacos reflected on the Panacos Balance Sheet represent valid obligations of customers and other account debtors of Panacos arising from bona fide transactions entered into in the ordinary course of business. All accounts receivable of Panacos that have arisen since the Panacos Balance Sheet Date represent valid obligations of customers and other account debtors of Panacos arising from bona fide transactions entered into in the ordinary course of business.

2.26. CERTAIN BUSINESS PRACTICES. Neither Panacos nor, to the knowledge of Panacos, any director, officer, employee or agent of Panacos has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

2.27. SUPPLIERS; EFFECT OF TRANSACTION.

(a) Section 2.27(a) of the Panacos Disclosure Schedule sets forth a true, complete and correct list of each supplier that is the sole supplier of any material product or service to Panacos. Since the Panacos Balance Sheet Date, there has not been: (A) any materially adverse change in the business relationship of Panacos with any supplier named in the Panacos Disclosure Schedule; or (B) any change in any material term (including credit terms) of the sales agreements or related agreements with any supplier named in the Panacos Disclosure Schedule.

(b) To the knowledge of Panacos, no creditor, supplier, employee, client, customer or other Person having a material business relationship with Panacos has informed Panacos that such Person intends to materially change its relationship with Panacos because of the transactions contemplated by this Agreement or otherwise.

2.28. GOVERNMENT CONTRACTS. Panacos has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of Panacos.

2.29. INTERESTED PARTY TRANSACTIONS. As of the date hereof, no Affiliate of Panacos (a) owns any property or right, tangible or intangible, which is used in the business of Panacos, (b) has any claim or cause of action against Panacos, or (c) owes any money to, or is owed any money by, Panacos. Section 2.29 of the

Panacos Disclosure Schedule describes any material transactions or relationships between Panacos and any Affiliate thereof which have occurred or existed since Panacos’ inception through the date of this Agreement other than investments made with respect to Panacos’ equity securities.

2.30. DISCLOSURE. None of the representations or warranties of Panacos contained herein and none of the information contained in the Panacos Disclosure Schedule is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstance in which they were made, not misleading in any material respect.

2.31. TITLE; ABSENCE OF CERTAIN AGREEMENTS. The following representation is made solely by the Stockholders, severally and not jointly, with respect to their respective ownership of the Shares. Each Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the Shares set forth opposite the name of such Stockholder in Schedule 1 hereto, with the full power and authority to vote such Shares and transfer and otherwise dispose of such Shares, and any and all rights and benefits incident to the ownership thereof free and clear of all liens, restrictions or encumbrances of any nature whatsoever; and except as set forth on the Panacos Disclosure Schedule, there are no agreements or understandings between such Stockholder and Panacos and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of such Shares or any other matter relating to the Shares. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder has the power and authority to enter into this Agreement and this Agreement has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.32. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of the outstanding capital stock, on an as-converted-to-Common-Stock basis, and the affirmative vote of the holders of at least two-thirds of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock, voting together as a single class, are the only votes of the holders of any Panacos capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF VITEX

VITEX hereby represents and warrants to Panacos as follows, except as set forth in the written disclosure schedule delivered by VITEX to Panacos (the “VITEX Disclosure Schedule”). The VITEX Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. The disclosures in any section or subsection of the VITEX Disclosure Schedule shall qualify other sections and subsections in this Article III to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the VITEX Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase “to the knowledge of VITEX” or any phrase of similar import shall mean and be limited to the actual knowledge of the individuals set forth on Schedule 4.

3.1. ORGANIZATION OF VITEX. VITEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on VITEX. VITEX has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of VITEX, each as amended to date, to counsel for Panacos.

3.2. VITEX CAPITAL STRUCTURE. The authorized capital stock of VITEX consists of 75,000,000 shares of Common Stock, par value $.01 per share, of which there were 58,572,755 shares issued and 54,190,402 shares outstanding as of May 31, 2004 and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. All outstanding shares of the Common Stock of VITEX are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of VITEX or any agreement or document to which VITEX is a party or by which it is bound. As of May 31, 2004 VITEX had reserved an aggregate of 4,290,812 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to VITEX’s 1998 Stock Option Plan, 1998 Director Stock Option Plan, and the 1999 Supplemental Stock Option Plan (collectively, the “VITEX Stock Option Plans”), under which options are outstanding for 3,912,829 shares. All shares of the Common Stock of VITEX subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. As of May 31, 2004, there were no participants in VITEX’s Employee Stock Purchase Plan (the “VITEX Employee Stock Purchase Plan”) and VITEX had reserved an aggregate of 226,315 shares of VITEX Common Stock, net of purchases, thereunder.

3.3. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 3.2, there are no equity securities of any class of VITEX, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except for securities VITEX owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of VITEX, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which VITEX or any of its subsidiaries is a party or by which it is bound obligating VITEX or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of VITEX or obligating VITEX to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of VITEX there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of VITEX.

3.4. AUTHORITY.

(a) VITEX has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of VITEX, subject only to the approval of the Merger by VITEX’s stockholders as contemplated in Section 5.2 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by VITEX and, assuming the due authorization, execution and delivery of this Agreement by Panacos, this Agreement constitutes the valid and binding obligation of VITEX, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by VITEX does not, and the performance of this Agreement by VITEX will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of VITEX, (ii) to the best knowledge of VITEX, subject to obtaining the approval of the Merger by VITEX’s stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to VITEX or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair VITEX’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of VITEX pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which VITEX is a party or by which VITEX or its properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on VITEX. Section 3.4 of the VITEX Disclosure Schedule lists all material consents, waivers and approvals under any of VITEX’s agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to VITEX in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the VITEX Common Stock on Nasdaq, (vi) the filing of an amendment to VITEX’s Certificate of Incorporation with the Secretary of State of the State of Delaware, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material Adverse Effect on Panacos or VITEX or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

3.5. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of VITEX has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

3.6. VITEX FINANCIAL STATEMENTS.

(a) VITEX has filed all forms, reports and documents required to be filed with the SEC since January 1, 2003. All such required forms, reports and documents (including those that VITEX may file subsequent to the date hereof) are referred to herein as the “VITEX SEC Reports.” As of their respective dates, the VITEX SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such VITEX SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements (including any related notes thereto) contained in the VITEX SEC Reports or delivered to Panacos representing the financial condition of VITEX as of December 27, 2003 and the unaudited financial statements (including the notes thereto) representing the financial condition of VITEX as of March 27, 2004 (the “VITEX Financials”), (x) complied with the published rules and regulations of the SEC with respect thereto, (y) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form l0-Q under the Exchange Act) and (z) fairly presented the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of VITEX as of December 27, 2003 is hereinafter referred to as the “VITEX Balance Sheet.” Except as disclosed in the VITEX Financials, VITEX has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of VITEX except liabilities (i) provided for in the VITEX Balance Sheet, or (ii) incurred since the date of the VITEX Balance Sheet in the ordinary course of business consistent with past practices in both type and amount.

3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the VITEX Balance Sheet through the date of this Agreement, VITEX has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on VITEX, (ii) any material change by VITEX in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (ii) any revaluation by VITEX of any of its assets having a Material Adverse Effect on VITEX.

3.8. BROKERS’ AND FINDERS’ FEES. VITEX has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9. BOARD APPROVAL. The Board of Directors of VITEX has, as of the date of this Agreement, determined to recommend that the Stockholders of VITEX approve this Agreement and the issuance of the VITEX Common Stock in the Merger.

3.10. VALID ISSUANCE. The VITEX Common Stock to be issued in the Merger, including without limitation the Milestone Shares, when issued in accordance with the provisions of this Agreement, shall be validly issued, fully paid and nonassessable, and shall be issued in compliance with all federal and state securities laws.

3.11. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of VITEX Common Stock at the VITEX Stockholders’ Meeting is the only vote of the holders of any VITEX capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

3.12. FAIRNESS OPINION. VITEX’s board of directors has received the written opinion of Houlihan Lokey Howard & Zukin, financial advisor to VITEX, dated the date of this Agreement, to the effect that the Merger Consideration is fair to VITEX from a financial point of view.

3.13. INTELLECTUAL PROPERTY.

(a) VITEX owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted, which intellectual property is listed on Section 3.13 of the VITEX Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the “VITEX IP Rights”), except for any failure to own or have the right to use, sell or license that would not reasonably be expected to have a Material Adverse Effect on VITEX.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any VITEX IP Rights (the “VITEX IP Rights Agreements”), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any VITEX IP Rights or impair the right of VITEX or the Surviving Corporation to use, sell or license any VITEX IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on VITEX. Each of the VITEX IP Rights Agreements (i) is valid and binding on VITEX and in full force and effect; (ii) VITEX has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) VITEX, and to the knowledge of VITEX, any other party to such agreement, is not in breach or default thereof in any material respect.

(c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by VITEX violates any license or agreement between VITEX and any third party or, to the knowledge of VITEX, infringes any intellectual property right of any other party; (ii) to the knowledge of VITEX, no third party is infringing upon, or violating any license or agreement with VITEX relating to any VITEX IP Rights; and (iii) to the knowledge of VITEX, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any VITEX IP Rights, nor has VITEX received any written notice asserting that any VITEX IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

(d) VITEX has used reasonable efforts to maintain its material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

3.14. ENVIRONMENTAL MATTERS.

(a) Hazardous Material. No underground storage tanks and no amount of any Hazardous Materials, but excluding office and janitorial supplies, are present, as a result of the deliberate actions of VITEX, or, to VITEX’s knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that VITEX has at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. VITEX has not engaged in any Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c) Permits. VITEX currently holds all environmental approvals, permits, licenses, clearances and consents (the “VITEX Environmental Permits”) necessary for the conduct of VITEX’s Hazardous Material Activities and other businesses of VITEX as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on VITEX.

(d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of VITEX, threatened concerning any VITEX Environmental Permit, Hazardous Material or any Hazardous Material Activity of VITEX.

3.15. CHANGE OF CONTROL PAYMENTS. Section 3.15 of the VITEX Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of VITEX as a result of or in connection with the Merger.

3.16. RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to VITEX which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current business practice of VITEX; or (ii) any acquisition of any Person or property by VITEX.

3.17. INSURANCE.

(a) Section 3.17(a) of the VITEX Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which VITEX is a party (the “VITEX Insurance Policies”). The VITEX Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies engaged in similar business as VITEX would, in accordance with good business practice, customarily insure. All premiums due and payable under the VITEX Insurance Policies have been paid on a timely basis and VITEX is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the VITEX Insurance Policies have been made available to Panacos.

(b) There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and VITEX has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has VITEX received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

3.18. CERTAIN BUSINESS PRACTICES. Neither VITEX nor, to the knowledge of VITEX, any director, officer, employee or agent of VITEX has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

3.19. GOVERNMENT CONTRACTS. VITEX has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of VITEX.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE MERGER

4.1. CONDUCT OF BUSINESS BY PANACOS. Panacos covenants and agrees that between the date hereof and the earlier of a termination of this Agreement in accordance with its terms or the Effective Time, Panacos shall not conduct its business other than in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, Panacos shall (i) continue its research and development, clinical investigation and activities relating to the Panacos IP Rights in accordance with past practice; (ii) use its commercially reasonable efforts to (A) preserve intact its business organization, (B) keep available to VITEX the services of the officers, employees and consultants of Panacos, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of Panacos and its business and (D) preserve its current relationships with its clinical investigators, suppliers and other persons with which it has significant business relationships; and (iii) modify, amend, renew or replace, but only after notice to VITEX and receipt of VITEX’s prior written approval any agreements set forth in Section 4.1(b) of the Panacos Disclosure Schedule. In addition, without the prior written consent of VITEX, Panacos shall not do any of the following:

(a) amend or otherwise change its Certificate of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;

(b) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets);

(c) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of common stock issuable pursuant to employee stock options under the Panacos Employee Stock Option Plan, or the Warrants, as the case may be, which options, warrants or rights, as the case may be, are outstanding on the date hereof) and except for actions taken by Panacos in furtherance of the merger or the other transactions contemplated hereby, as to which actions Panacos shall first consult with and obtain approval from, VITEX);

(d) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of Panacos (except for transactions in furtherance of the merger or the other transactions contemplated hereby, as to which actions Panacos shall first consult with and obtain approval from, VITEX);

(e) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Panacos Stock Option Plan or the Warrants or authorize cash payments in exchange for any options granted under any of such plans, except as contemplated by this Agreement;

(f) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

(g) sell, transfer, license, sublicense or otherwise dispose of any Panacos IP Rights, or amend or modify any existing agreements with respect to any Panacos IP Rights;

(h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances in excess of $25,000 except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $25,000, taken as a whole (except pursuant to a capital expenditure budget approved in writing by both parties); or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(h);

(i) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any employee benefit plan;

(j) take any action, other than as required by GAAP, to change accounting policies or procedures;

(k) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax;

(l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Panacos, or incurred in the ordinary course of business and consistent with past practice;

(m) enter into any material partnership arrangements, joint development agreements or strategic alliances; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (m) above, or any action which would make any of the representations or warranties of Panacos contained in this Agreement untrue or incorrect or prevent Panacos from performing or cause Panacos not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

If Panacos wishes to obtain the consent of VITEX to take actions for which prior consent is required pursuant to this Section 4.1, Panacos shall request such consent in writing by telecopy to the attention of the Chief Executive Officer and the Chief Financial Officer of VITEX. A consent signed by either such officer shall be deemed sufficient for purposes hereof.

4.2. NO SOLICITATION BY PANACOS.

(a) Without the prior written consent of VITEX, Panacos shall not, directly or indirectly, through any officer, director, employee, representative or agent of Panacos, solicit or encourage (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Panacos (any of the foregoing inquiries or proposals being referred to herein as a “Panacos Acquisition Proposal”); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Panacos from referring any third party to this Section 4.2; and provided further that prior to the adoption of this Agreement by the stockholders of VITEX at the VITEX Stockholders’ Meeting, this Section 4.2(a) shall not prohibit Panacos from furnishing nonpublic information to, or entering into discussions with, any Person in response to a Panacos Acquisition Proposal that is submitted to Panacos by such Person (and not withdrawn) if (1) neither Panacos nor any representative of Panacos shall have breached or taken any action inconsistent with any of the provisions set forth in this Section 4.2(a), (2) such Person has, on an unsolicited basis, and in the absence of any violation of this Section 4.2(a), submitted a bona fide written proposal to the Company relating to such transaction which the Company’s Board of Directors determines in good faith, after consultation with outside legal counsel, involves consideration to the holders of the shares of Panacos Common Stock and Panacos Preferred Stock that is superior, from a financial point of view, to the consideration offered to such holders pursuant to this Agreement, considering, among other things, the nature of the currency being offered, and otherwise represents a superior transaction to the Merger and which is not conditioned upon obtaining additional financing or any regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, (3) the board of directors of Panacos concludes in good faith, and upon the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with the board’s fiduciary obligations to the Panacos’ stockholders under applicable law, and (4) Panacos complies with the provisions of Section 4.2(b).

(b) Panacos shall immediately notify VITEX after receipt of any Panacos Acquisition Proposal or any request for nonpublic information relating to Panacos in connection with a Panacos Acquisition Proposal or for access to the properties, books or records of Panacos or any subsidiary by any person or entity that informs the Board of Directors of Panacos that it is considering making, or has made, a Panacos Acquisition Proposal. Such notice to VITEX shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

(c) Panacos shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than VITEX) conducted heretofore with respect to any of the foregoing. Panacos agrees not to release any third party from any confidentiality or standstill agreement to which Panacos is a party.

(d) Panacos shall ensure that the officers, directors and employees of Panacos and any investment banker or other advisor or representative retained by Panacos are aware of the restrictions described in this Section, and shall be responsible for any breach of this Section 4.2 by such bankers, advisors and representatives.

4.3. VITEX CAPITAL RAISING EFFORTS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, VITEX and Panacos shall discuss and mutually agree upon the timing and amount of any capital raising transactions to be entered into by VITEX.

4.4. CONDUCT OF BUSINESS BY VITEX. VITEX covenants and agrees that between the date hereof and the earlier of a termination of this Agreement in accordance with its terms or the Effective Time, VITEX shall not conduct its business other than in the ordinary course and consistent with past practice. In addition, except as provided in Article IV of the VITEX Disclosure Schedule, without the prior written consent of Panacos, VITEX shall not do any of the following:

(a) amend or otherwise change its Certificate of Incorporation or By-Laws;

(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of options or shares of common stock issuable pursuant to the exercise of employee stock options under the VITEX Employee Stock Option Plans or pursuant to the VITEX Employee Stock Purchase Plan, provided that the VITEX Board may grant rights under the VITEX Employee Stock Purchase Plan for subsequent offering periods consistent with past practice);

(c) (i) declare, set aside, make or pay any dividend or other distribution (whether in case, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

(d) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.4(a), (b) or (c), or any action which would make any of the representations or warranties of VITEX contained in this Agreement untrue or incorrect or prevent VITEX from performing or cause VITEX not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied;

(e) amend or otherwise change its Certificate of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise; or

(f) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets).

If VITEX wishes to obtain the consent of Panacos to take actions for which prior consent is required pursuant to this Section 4.4, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer of Panacos. A consent signed by such officer shall be deemed sufficient for purposes hereof. In addition, if Panacos receives such a request but does not respond in writing (which may include an e-mailed response) to such request within 3 business days after the date the request is telecopied, Panacos shall be deemed to have consented to the requested action for all purposes of this Agreement.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER.

As promptly as practicable after the execution of this Agreement, Panacos and VITEX will prepare and file the Proxy Statement with the SEC, and VITEX will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Panacos and VITEX will respond to any comments of the SEC and will use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the execution of this Agreement, Panacos and VITEX will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement, including any Shelf Registration Statement (as defined below) (collectively, the “Other Filings”). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Panacos or VITEX, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Panacos and VITEX, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of Panacos in favor of approval of this Agreement and the Merger (except that the Board of Directors of Panacos may withdraw, modify or refrain from making such recommendation if the Panacos Board concludes in good faith, after having received the advice of its outside legal counsel, that the Board’s fiduciary duties under applicable law require it to do so), and (ii) the Board of Directors of VITEX in favor of the issuance of shares of VITEX Common Stock in the Merger, the increase in shares subject to the Panacos Option Plan and an increase in the number of authorized shares of capital stock (except that the Board of Directors of VITEX may withdraw, modify or refrain from making such recommendations if the VITEX Board receives a written opinion of counsel that the Board’s fiduciary duties under applicable law require it to do so).

5.2. MEETINGS OF STOCKHOLDERS. Promptly after the date hereof, Panacos will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of Panacos stockholders to consider the approval of this Agreement (the “Panacos Stockholders’ Meeting”) as promptly as practicable, and in any event within 20 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Promptly after the date hereof, VITEX will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the VITEX Stockholders’ Meeting to be held as promptly as practicable, and in any event within 30 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) voting upon this Agreement, (ii) the issuance of shares of VITEX Common Stock by virtue of the Merger, (iii) the increase in the number of shares of VITEX Common Stock reserved for issuance under the VITEX Option Plan and (iv) the increase in the number of authorized shares of capital stock. VITEX and Panacos will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law, as applicable, to obtain such approvals, except to the extent that the Board of Directors of such party has received an opinion of counsel to the effect that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, Panacos and VITEX shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Panacos and VITEX each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other’s business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement (the “Confidentiality Agreement”) between VITEX and Panacos.

5.4. CONSENTS; APPROVALS. Panacos and VITEX shall each use their commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and Panacos and VITEX shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Panacos and VITEX and the consummation by them of the transactions contemplated hereby. Panacos and VITEX shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

5.5. STOCK OPTIONS AND WARRANTS.

(a) At the Effective Time, Panacos’ obligations with respect to each outstanding option or warrant to purchase Shares of Panacos Common Stock (each, a “Panacos Option”) under Panacos’ Stock Option Plan or pursuant to the Warrants, whether vested or unvested, will be assumed by VITEX. Each Panacos Option so assumed by VITEX under this Agreement shall be subject to the same terms and conditions set forth in Panacos’ Stock Option Plan as in effect immediately prior to the Effective Time, and (i) such Panacos Option or Warrant will be exercisable for that number of shares of VITEX Common Stock equal to the product of the number of Shares of Panacos Common Stock that were purchasable under such Panacos Option or Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of VITEX Common Stock, and (ii) the per share exercise price for the shares of VITEX Common Stock issuable upon exercise of such assumed Panacos Option or Warrant will be equal to the quotient determined by dividing the exercise price per share of Panacos Common Stock at which such Panacos Option or Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent. Following the Effective Time, VITEX will send to each holder of an assumed Panacos Option a written notice setting forth (i) the number of shares of VITEX Common Stock that are subject to such assumed Panacos Option, and (ii) the exercise price per share of VITEX Common Stock issuable upon exercise of such assumed Panacos Option. In addition, VITEX shall file with the SEC, no later than coincident with the effectiveness of the Shelf Registration Statement contemplated by Section 5.17 of this Agreement, a registration statement on Form S-8 registering the exercise of any Panacos Options assumed by VITEX pursuant to this Section 5.5 (to the extent the exercise of such options is eligible to be registered using a Form S-8 registration statement).

(b) Following the Effective Time, the numbers of shares for which the options to purchase shares of VITEX Common Stock assumed by VITEX at the Effective Time are exercisable shall be further adjusted upon the occurrence of any Milestones, to provide that the number of shares for which such options shall be exercisable shall be adjusted by adding the Milestone Shares to the number of shares issuable for purposes of calculation of the Exchange Ratio, as set forth above. The exercise price of such options shall not be further adjusted upon the addition of any Milestone Shares. VITEX and Panacos shall take all action that may be necessary to effectuate the provisions of this Section 5.5(b). The Panacos Options assumed by VITEX shall retain their existing vesting schedules following the Effective Time, except that the vesting of such assumed options, to the extent that they are not fully vested as of the Effective Time, shall be accelerated as follows: 20% of the portion of such assumed options that is unvested as of the Effective Time shall vest as of the Effective Time, an aggregate of 33.33% of the portion of such assumed options that was unvested as of the Effective Time (before application of the 20% accelerated vesting provision described above) shall be vested as of the date of issuance of Milestone Shares under Section 1.7(a), and an aggregate of 55.56% of the portion of such assumed options that was unvested as of the Effective Time (before application of the 20% and 33.33% accelerated vesting provisions described above) shall be vested as of the date of issuance of Milestone Shares under Section 1.7(b); provided, however, that if the issuance of Milestone Shares has not occurred prior to April 30, 2005, such percentages shall be adjusted to take into account the Panacos Options that would be time-vested on or after April 30, 2005. The provisions and intent of this Section 5.5(b) are demonstrated by the examples set forth in Schedule 5.5(b).

(c) It is the intention of the parties that Panacos Options assumed by VITEX qualify following the Effective Time as incentive stock options as defined in the Code (“ISO’s”) to the extent such Panacos Options qualified as ISO’s prior to the Effective Time, and except to the extent of the $100,000 limitation set forth in Section IV(d) of the Panacos Stock Option Plan.

(d) VITEX will reserve sufficient shares of VITEX Common Stock for issuance under this Section 5.5.

5.6. PANACOS AFFILIATE AGREEMENT. Set forth in Section 5.6 of the Panacos Disclosure Schedule is a list of those persons who may be deemed to be, in Panacos’ reasonable judgment, affiliates of Panacos within the meaning of Rule 145 promulgated under the Securities Act (a “Panacos Affiliate”). Panacos will provide VITEX with such information and documents as VITEX reasonably requests for purposes of reviewing such list. Panacos will use its best efforts to deliver or cause to be delivered to VITEX prior to the Effective Time from each Panacos Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D (the “Panacos Affiliate Agreement”), each of which will be in full force and effect as of the Effective Time. VITEX will be entitled to place appropriate legends on the certificate evidencing any VITEX Common Stock to be received by a Panacos Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the VITEX Common Stock, consistent with the terms of the Panacos Affiliate Agreement.

5.7. INDEMNIFICATION AND INSURANCE.

(a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Panacos which exist prior to the date hereof to indemnify Panacos’ present and former directors and officers and their heirs, executors and assigns. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages, which provisions will not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Panacos, unless such modification is required by law.

(b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation’s Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present or former director or officer of Panacos and his or her heirs, executors and assigns (collectively, the “Indemnified Parties”) against any costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Panacos occurring prior to the Effective Time (including without limitation actions or omissions relating to the Merger) for a period of one year after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefore are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its prior written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

(c) Panacos shall use commercially reasonable efforts, after consultation with VITEX, to negotiate and secure a “tail” on its existing Directors, Officers and Company Liability insurance policies for a period of one year, at a total cost not to exceed $25,000, which cost shall be paid by VITEX.

(d) This Section 5.7 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Panacos, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

5.8. NOTIFICATION OF CERTAIN MATTERS.

(a) Panacos shall give prompt notice to VITEX, and VITEX shall give prompt notice to Panacos, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Panacos or VITEX, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(a) and 6.3(a) unless the failure to give such notice results in material prejudice to the other party.

(b) Each of Panacos and VITEX shall give prompt notice to the other of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or other transactions contemplated by this Agreement; (iii) any litigation relating to or involving or otherwise affecting Panacos or VITEX that relates to the Merger or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, is reasonably likely to become a default under a Panacos Contract; and (v) any change that would be considered reasonably likely to result in a Material Adverse Effect, or is likely to impair in any material respect the ability of either Panacos or VITEX to consummate the transactions contemplated by this Agreement.

5.9. INTERIM FINANCIAL STATEMENTS. As promptly as possible following the last day of each fiscal month end after the date hereof until the Effective Time, and in any event within 20 days after the end of each such fiscal month end, Panacos shall deliver to VITEX the consolidated balance sheet of Panacos and the related consolidated statements of income, changes in stockholders’ equity and cash flows of Panacos for the one-month period then ended and for the period then ended since the Panacos Balance Sheet Date (collectively, the “Interim Financial Statements”). The Interim Financial Statements shall be prepared so as to present fairly, in all material respects, the consolidated financial condition, retained earnings, assets and liabilities of Panacos as of the date thereof.

5.10. FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

5.11. PUBLIC ANNOUNCEMENTS. VITEX and Panacos shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that, on the advice of legal counsel, VITEX may comply with any SEC requirements under the Securities Act or Exchange Act which requires any public disclosure, without the consent or review of Panacos.

5.12. LISTING OF VITEX COMMON STOCK. VITEX shall use its reasonable best efforts to cause the shares of VITEX Common Stock to be issued in the Merger to be approved for listing on Nasdaq prior to the Effective Time.

5.13. CONVEYANCE TAXES. VITEX and Panacos shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. VITEX shall pay all such taxes and fees.

5.14. TAX-FREE REORGANIZATION. VITEX and Panacos will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. VITEX and Panacos will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

5.15. BOARD OF DIRECTORS AND OFFICERS OF VITEX. The Board of Directors of VITEX shall recommend to the stockholders of VITEX and shall use all other commercially reasonable efforts to take all actions necessary to (i) cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time, to consist of no more than eleven persons, including two members to be nominated by Panacos following the Effective Time, and (ii) to appoint Samuel K. Ackerman, M.D. as the initial Chief Executive Officer and Chairman of the Board of Directors of the Surviving Corporation.

5.16 LOCK-UP AGREEMENT. If and to the extent the parties agree to the conduct by VITEX of the financing transaction contemplated by Section 4.3 above, and except as provided in the last sentence of this Section 5.16, Ampersand Ventures, AM Pappas, and any other affiliated 5% stockholder following the Effective Time, and their respective affiliates, shall enter into, in lieu of the Panacos Affiliate Agreement, a modification thereof substantially in the form attached hereto as Exhibit E (the “Panacos Shareholder Affiliate Agreement”), pursuant to which such parties shall agree not to sell, assign or otherwise transfer the shares of VITEX Common Stock they receive pursuant to the terms of this Agreement from the time recommended by the placement agent or underwriter in any such financing transaction until the expiration of any lock-up period recommended by such placement agent or underwriter, provided that (i) such lock-up shall be customary in length and other terms for financing transactions of the kind contemplated by Section 4.3 and (ii) each of the officers, directors and 5% stockholders of VITEX shall be required to enter into a lock-up agreement on the same terms as those required of the parties under this Section 5.16. Notwithstanding the foregoing, those Stockholders for whom VITEX is agreeing to register shares of VITEX Common Stock issued pursuant to this Agreement as Merger Consideration for resale, pursuant to Section 5.17 below, shall agree to the terms of this Section 5.16 in connection with any financing proposed by VITEX, whether effected in accordance with Section 4.3 or otherwise.

5.17. AFFILIATE REGISTRATION. As soon as practicable and in any event within 45 days after the Effective Time, VITEX shall file with the SEC, and thereafter use its commercially reasonable efforts to have declared effective as soon as practicable, a “shelf” Registration Statement (a “Shelf Registration Statement”) pursuant to Rule 415 promulgated under the Securities Act covering the resale by former affiliates of Panacos (including any former affiliates of Panacos who may following the Effective Time be current affiliates of VITEX) of shares of VITEX Common Stock issued pursuant to this Agreement as Merger Consideration (the “Registrable Merger Shares”). In its discretion, VITEX will be permitted to register any other shares for resale by other eligible selling stockholders using the Shelf Registration Statement. VITEX shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Merger Shares covered thereby for a period commencing on the date on which the SEC declares such Shelf Registration Statement effective and ending on the earlier of (x) the date upon which the Registrable Merger Shares first become eligible for resale pursuant to Rule 145 under the Securities Act without restriction or (y) the first date upon which all the Registrable Merger Shares covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement.

5.18 EMPLOYEE BENEFITS. VITEX agrees that all employees of Panacos who continue employment with VITEX or any Subsidiary of VITEX after the Effective Time (“Continuing Employees”) shall be eligible to continue to participate in the Panacos health, vacation, welfare and retirement benefit plans; provided, however, that (i) nothing in this Section 5.18 or elsewhere in this Agreement shall limit the right of VITEX to amend or terminate any such benefit plan or arrangement at any time, and (ii) if VITEX terminates any such plan, then (upon expiration of any appropriate transition period), the Continuing Employees shall be eligible to participate in VITEX’s benefit plans and vacation policies, in each case to the same extent as employees of VITEX in similar positions and at compensation grade levels. It is specifically understood, acknowledged and agreed that Continuing Employees shall not be eligible to participate in VITEX’s Employee Distribution Agreement, dated as of January 31, 2004. Continuing Employees shall receive credit for service time as an employee of Panacos for purposes of eligibility to participate, vesting, and eligibility to receive benefits under any such VITEX benefit plan and for purposes of vacation accrual for service accrued or deemed accrued prior to the Effective Time. Nothing in this Section 5.18 or elsewhere in this Agreement, shall be construed to create a right in any employee to continuing employment.

5.19 STOCKHOLDERS’ REPRESENTATIVE

(a) In order to administer efficiently (i) the implementation of the Agreement on behalf of the Panacos stockholders and (ii) the settlement of any dispute with respect to the Agreement, Panacos and the Stockholders hereby designate Eric W. Linsley as the Panacos stockholders’ representative (the “Stockholders’ Representative”).

(b) From and after the Effective Time, Panacos and the Stockholders hereby authorize the Stockholders’ Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Panacos stockholders or the settlement of any dispute, including, without limitation, with regard to matters pertaining to the indemnification provisions of this Agreement, the Escrow Agreement and to the matters contemplated by Exhibit C, (ii) to give and receive all notices required to be given under the Agreement and the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Panacos stockholders by the terms of this Agreement and the Escrow Agreement.

(c) In the event that the Stockholders’ Representative dies, becomes legally incapacitated or resigns from such position, another individual designated by the Stockholders, who shall be identified to VITEX as soon as practicable after the date of this Agreement, shall fill such vacancy and shall be deemed to be the Stockholders’ Representative for all purposes of this Agreement; provided, however, that no change in the Stockholders’ Representative shall be effective until VITEX is given written notice of such change by the Stockholders.

(d) All decisions and actions by the Stockholders’ Representative as provided in this Section 5. 19 or under the Escrow Agreement shall be binding upon all of the Panacos stockholders, and no Panacos stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(e) By their execution and/or approval of this Agreement and the Merger, Panacos and Panacos stockholders agree that:

(i) VITEX shall be able to rely conclusively on the instructions and decisions of the Stockholders’ Representative as to any actions required or permitted to be taken by the Panacos stockholders or the Stockholders’ Representative hereunder and under the Escrow Agreement, and no party hereunder shall have any cause of action against VITEX for any action taken by VITEX in reliance upon the instructions or decisions of the Stockholders’ Representative;

(ii) all actions, decisions and instructions of the Stockholders’ Representative shall be conclusive and binding upon all of the Panacos stockholders and no Panacos stockholder shall have any cause of action against the Stockholders’ Representative for any action taken, decision made or instruction given by the Stockholders’ Representative under this Agreement or the Escrow Agreement, except for fraud or willful breach of this Agreement by the Stockholders’ Representative; and

(iii) the provisions of this Section 5.19 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by Panacos and the Panacos stockholders to the Stockholders’ Representative and shall be binding upon the executors, heirs, legal representatives and successors of each Panacos stockholder.

(f) All fees and expenses incurred by the Stockholders’ Representative shall be paid by the Panacos stockholders severally to the extent of their pro rata interest in the aggregate of the VITEX Common Stock, the Milestone Shares, and any Additional Shares.

(g) In taking any action hereunder and under the Escrow Agreement, the Stockholders’ Representative shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it, in its good faith judgment, to be sufficient; provided, however, that the Stockholders’ Representative shall not waive (i) any rights of the Panacos stockholders if such waiver would have the effect of disproportionately and adversely affecting Panacos stockholders which held shares of a particular series of Panacos capital stock as compared to Panacos stockholders which held other series of Panacos capital stock, without the prior consent of the Panacos stockholders which held at least two-thirds of the adversely affected series on an as-converted to common stock basis; (ii) any rights with respect to any individual Panacos stockholder(s)’ interest(s) if such waiver would have the effect of disproportionately and adversely affecting such individual Panacos stockholder(s) as compared to the interests of the other Panacos stockholders, without the prior consent of the affected Panacos stockholder(s), and (iii) any right of any of the Panacos stockholders to receive the VITEX Common Shares, the Milestone Shares, or any Additional Shares, without the prior consent of the Panacos stockholders which held two-thirds of the Panacos Series B Preferred Stock and the Panacos Series C Preferred Stock taken together.

The Stockholders’ Representative shall not be liable to VITEX or the Panacos stockholders for any act performed or omitted to be performed by it in the good faith exercise of its duties and shall be liable only in the case of bad faith or willful misconduct or gross negligence. The Stockholders’ Representative may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Stockholders’ Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Stockholders’ Representative may be replaced at any time by affirmative vote or written consent of the Panacos stockholders.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of VITEX or Panacos, threatened by the SEC;

(b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of Panacos and VITEX, respectively; and the issuance of shares of VITEX Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of VITEX;

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger on substantially identical terms and conferring upon VITEX substantially all the rights and benefits as contemplated herein, shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially identical terms and conferring upon VITEX substantially all the rights and benefits as contemplated herein, illegal;

(d) Tax Opinions. VITEX and Panacos shall have received the written opinions of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Cooley Godward LLP, respectively, in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code.

(e) Nasdaq Listing. The VITEX Common Stock shall have been approved for listing, subject to notice of issuance, on Nasdaq.

6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF VITEX. The obligations of VITEX to effect the Merger are also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Panacos contained in this Agreement (together with the Panacos Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and VITEX shall have received a certificate to such effect signed by the President and Chief Financial Officer of Panacos;

(b) Agreements and Covenants. Panacos shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and VITEX shall have received a certificate to such effect signed by the President and Chief Financial Officer of Panacos;

(c) Consents Obtained. VITEX shall have received evidence, in form and substance satisfactory to it, that the consents, waivers, approvals, authorizations or orders required to be obtained, and all filings to be made, by Panacos, as listed on Schedule 5 hereto, shall have been obtained and made by Panacos;

(d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit VITEX from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by VITEX of all or a material portion of the business or assets of VITEX, or seeking to compel VITEX or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of VITEX as a result of the Merger or the transactions contemplated by this Agreement;

(e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Panacos or any subsidiary of Panacos having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

(f) Affiliate Agreements. VITEX shall have received from each person who is identified in Section 5.6 of the Panacos Disclosure Schedule as an “affiliate” of Panacos an Affiliate Agreement, and from each person who is identified in Section 5.16 hereof a Panacos Shareholder Affiliate Agreement, and each such agreement shall be in full force and effect;

(g) Legal Opinion. VITEX shall have received a legal opinion from Cooley Godward LLP, counsel to Panacos, in a form reasonably acceptable to VITEX;

(h) Transfer of Material Agreements. Panacos shall have received all consents and approvals required to the Merger under Panacos’ agreements with Saul Holdings Limited Partnership, Minolta, General Electric Corporation, Montgomery County, Maryland and GATX Ventures, Inc.

(i) Conversion of Loans and Dividends. All outstanding loans from stockholders of Panacos and all accrued but unpaid dividends on shares of Series A, Series B, and Series C Convertible Preferred Stock of Panacos shall have been converted into shares of Common Stock of Panacos prior to the Effective Date.

(j) Closing of Sale of Series C Convertible Preferred Stock. Panacos shall have completed the sale of its Series C Convertible Preferred Stock, which sale shall have raised $15 million in net proceeds.

(k) Voting Agreement. VITEX and each of the Key Stockholders shall have entered into a Voting Agreement substantially in the form of Exhibit A hereto, and each such agreement shall be in full force and effect.

(l) Release and Waiver. VITEX shall have received from each Key Stockholder an executed release and waiver of any and all claims arising prior to the Effective Date involving Panacos or the Merger for the benefit of VITEX, substantially in the form of Exhibit F, and such agreements shall be in full force and effect.

(m) Other Deliveries. VITEX shall have received such other certificates and instruments (including without limitation certificates of good standing of Panacos in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

(n) Completion of Study 1. Study 1 shall have achieved its Primary Endpoint, as defined in Exhibit C hereto. The parties hereby acknowledge that this condition to closing has been satisfied.

(o) Escrow Agreement. VITEX, Panacos, the Stockholders and the Escrow Agent shall have entered into an Escrow Agreement, substantially in the form of Exhibit G hereto, and such agreement shall be in full force and effect.

(p) Fairness Opinion. VITEX shall have received a written bring-down opinion from Houlihan Lokey Howard & Zukin, dated as of the Effective Date, to the effect that as of such date, the Merger is fair to VITEX’s stockholders from a financial point of view.

6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PANACOS. The obligation of Panacos to effect the Merger is also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of VITEX contained in this Agreement (together with the VITEX Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and Panacos shall have received a certificate to such effect signed by the President and Chief Financial Officer of VITEX;

(b) Agreements and Covenants. VITEX shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such non-performance or non-compliance would not have a Material Adverse Effect on VITEX, and Panacos shall have received a certificate to such effect signed by the President and Chief Financial Officer of VITEX;

(c) Consents Obtained. Panacos shall have received evidence, in form and substance satisfactory to it, that all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by VITEX for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by VITEX;

(d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment. decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Panacos from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Panacos of all or a material portion of the business or assets of Panacos, or seeking to compel Panacos to dispose of or hold separate all or any material portion of the business or assets of Panacos, as a result of the Merger or the transactions contemplated by this Agreement;

(e) Other Deliveries. Panacos shall have received such other certificates and instruments (including without limitation certificates of good standing of VITEX in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

ARTICLE VII

TERMINATION

7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Panacos and VITEX:

(a) by mutual written consent duly authorized by the Boards of Directors of VITEX and Panacos; or

(b) by either VITEX or Panacos if the Merger shall not have been consummated by October 15, 2004 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

(c) by either VITEX or Panacos if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either VITEX or Panacos, if the required approvals of the stockholders of VITEX or Panacos contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefore or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

(e) by VITEX, if the Board of Directors of Panacos shall have withheld, withdrawn or modified in a manner adverse to VITEX its recommendation in favor of the Merger; or

(f) by Panacos if the Board of Directors of VITEX shall have withheld, withdrawn or modified in a manner adverse to VITEX its recommendation in favor of the Merger; or

(g) by either Panacos or VITEX if Panacos shall have entered into any letter of intent, acquisition agreement or any similar agreement in response to a Panacos Acquisition Proposal or in respect of an Alternative Transaction; or

(h) by VITEX or Panacos, upon a breach of any covenant or agreement on the part of Panacos or VITEX, respectively, set forth in this Agreement, in either case, such that the conditions set forth in Section 6.2(b) or Section 6.3(b), would not be satisfied (a “Terminating Breach”), provided that, if such Terminating Breach is curable prior to the expiration of five (5) days from its occurrence (but in no event later than October 15, 2004) by VITEX or Panacos, as the case may be, through the exercise of its commercially reasonable efforts and for so long as VITEX or Panacos, as the case may be, continues to exercise such commercially reasonable efforts, neither Panacos nor VITEX, respectively, may terminate this Agreement under this Section 7.1(h) unless such 5-day period expires without such Terminating Breach having been cured; or

(i) by Panacos, if there shall have occurred any Material Adverse Effect with respect to VITEX since the date of this Agreement; or

(j) by VITEX, if there shall have occurred any Material Adverse Effect with respect to Panacos since the date of this Agreement; or

(k) by either VITEX or Panacos, if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true would reasonably be likely to have a Material Adverse Effect.

7.2. NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.3 and Article VIII hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

7.3. FEES AND EXPENSES.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; in addition, VITEX shall be solely responsible for all fees and expenses incurred in relation to the preparation, printing and filing of the Proxy Statement (including any preliminary materials related thereto), the Registration Statement and the Shelf Registration Statement (in each case, including without limitation financial statements and exhibits) and any amendments or supplements thereto.

(b) Panacos shall pay VITEX a fee of $1,250,000, plus up to $100,000 of the actual, documented and reasonable out-of-pocket expenses of VITEX relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of VITEX’s counsel, accountants and financial advisors) upon the termination of this Agreement by VITEX pursuant to Section 7.1(d), 7.1(e), 7.1(g) or 7.1(h) (but only with respect to a termination for a breach of any material covenant or agreement).

(c) VITEX shall pay Panacos a fee of $1,250,000, plus up to $100,000 of the actual, documented and reasonable out-of-pocket expenses of Panacos relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Panacos’ counsel, accountants and financial advisors) upon the termination of this Agreement by Panacos pursuant to Section 7.1(f) or 7.1(h) (but only with respect to a termination for a breach of any material covenant or agreement). Upon any termination of this Agreement by Panacos pursuant to Section 7.1(d), or upon a failure of the Merger to be effected due to the condition set forth in Section 6.2(p) hereof not having been waived by VITEX or satisfied, VITEX shall pay Panacos up to $625,000 of the actual, documented and reasonable out-of-pocket expenses of Panacos relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Panacos’ counsel, accountants and financial advisors).

(d) As used herein, “Alternative Transaction” means (i) a transaction pursuant to which any person (or group of persons) other than VITEX or its affiliates (a “Third Party”), acquires more than 50 percent of the outstanding shares of Panacos Common Stock, pursuant to a stock purchase agreement or otherwise, (ii) a merger or other business combination involving Panacos, pursuant to which any Third Party acquires more than 50 percent of the outstanding equity securities of Panacos or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of the entity surviving any merger or business combination including any of them) of Panacos having a fair market value equal to more than 50 percent of the fair market value of all the assets of Panacos immediately prior to such transaction).

(e) The fee payable pursuant to a termination under Sections 7.1(d) or 7.1(f) shall be paid within one business day after the first to occur of the events described in Section 7.1(d), 7.1(e), 7.1(f), or 7.1(h) as the case may be. The fee payable pursuant to a termination under Section 7.1(g) shall be paid on the date of the closing of the Alternative Transaction giving rise to such fee; provided, however, that no fee shall be payable unless the party entering into an Alternative Transaction has completed or agreed to complete such Alternative Transaction within six months of termination of this Agreement. Notwithstanding anything else in this Agreement to the contrary, the payment of fees as specified by this Section 7.3 shall be the sole remedy of either party for a termination under any of Sections 7.1(d), 7.1(e), 7.1(f) or 7.1(g).

ARTICLE VIII

INDEMNIFICATION

8.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a) “Event of Indemnification” shall mean the untruth, inaccuracy or breach of any representation or warranty by Panacos or a Stockholder contained in Article II hereof or by VITEX contained in Article III hereof, including any Third Party Claims (as defined below) based on the foregoing.

(b) “Indemnified Persons” shall mean and include (i) with respect to an Event of Indemnification arising under Article II, VITEX and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the “Stockholder Indemnified Persons”), and (ii) with respect to an Event of Indemnification arising under Article III, each of the Stockholders and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing (the “VITEX Indemnified Persons”).

(c) “Indemnifying Persons” shall mean and include (i) with respect to an Event of Indemnification arising under Article II, each of the Stockholders and its or his respective successors, assigns, heirs and legal representatives and estate (the “Stockholder Indemnifying Persons”) and (ii) with respect to an Event of Indemnification arising under Article III, the Surviving Corporation and its successors and assigns (the “VITEX Indemnifying Persons”).

(d) “Losses” shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

8.2. INDEMNIFICATION GENERALLY. Subject to Section 8.3, the Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification.

8.3. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 8 shall be subject to the following terms:

(a) No indemnification shall be payable pursuant to Section 8.2 unless and until the amount of all Losses incurred pursuant to Article II or Article III, as the case may be, exceed $100,000 in the aggregate, whereupon indemnification pursuant to such Event of Indemnification shall be payable for such claims without any deduction.

(b) The aggregate liability of Panacos and the Designated Stockholders for indemnification pursuant to Section 8.2 shall not exceed 15% of the aggregate Merger Consideration.

(c) No indemnification shall be payable pursuant to Section 8.2 for claims asserted other than as set forth in Section 8.4.

(d) All indemnification claims by VITEX Indemnified Persons may be satisfied, at the option of the Stockholder who is the Indemnifying Person with respect to such claim, by either (i) cash or (ii) surrender of shares of VITEX Common Stock, valued at the fair market value of such shares at such time, based on the average closing price of a share of VITEX Common Stock on Nasdaq over the 20 trading days ending on the trading day prior to the transfer to VITEX Indemnified Persons. Except in the case of losses arising from fraud or intentional misrepresentation, the VITEX Indemnified Persons’ sole recourse for claims for losses shall be to the Escrow Amount unless a Stockholder, in its sole discretion, shall otherwise agree in writing to make payment of its indemnification liability by other means.

(e) No Stockholder (nor any of such Stockholder’s successors, assigns, heirs and legal representatives or estates) shall be liable for the fraud or willful, intentional or reckless misrepresentation or willful omission of a material fact by another Stockholder.

(f) A Stockholder Indemnifying Person’s indemnification obligations for Losses shall not be in excess of the value of the Merger Consideration received by such Stockholder, valued as set forth in Section 8.3(d). The VITEX Indemnifying Persons’ indemnification obligations for Losses shall not be in excess of the value of the Merger Consideration delivered to the Stockholders, valued as set forth in Section 8.3(d).

(g) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

8.4. ASSERTION OF CLAIMS.

(a) No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the date that is 18 months following the date of this Agreement, give the applicable Indemnifying Person or Persons, the Stockholder Representative and the Escrow Agent (a) a written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.5 of any third party claim, the existence of which might give rise to such a claim. The failure so to provide such notice to the Indemnifying Persons, the Stockholder Representative and the Escrow Agent will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior to the Expiration Date (as defined below) for the claim involved.

(b) The Stockholder Representative may reply to a claim made under Section 8.2 hereof by written notice given to the Indemnified Persons and the Escrow Agent, which notice shall state whether the Stockholder Representative agrees or disagrees that a claim asserted by the Indemnified Persons is a valid claim under this Agreement and agrees or disagrees with respect to the amount of the damages set forth in such claim. If, within thirty (30) days after receipt of the claim (the “Indemnity Notice Period”), the Stockholder Representative does not give to the Indemnified Persons and the Escrow Agent a notice which asserts that a dispute exists with respect to such claim, specifying the nature and amount of such dispute, or if the Stockholder Representative gives notice that the claim is uncontested, then the Escrow Agent shall release from the Escrow Account and deliver to the Indemnified Persons a number of shares of VITEX Common Stock representing the amount of the damages claimed, valued at the then fair market value of such shares, and the Escrow Account shall be reduced to the extent thereof, with each Indemnifying Party’s percentage of the Escrow Amount reduced in proportion to his, her or its percentage ownership interest in the Escrow Account (his, her or its “Pro Rata Share”). If the notice from the Stockholder Representative admits that a portion of the demand is a valid claim under Section 8.2 hereof and a portion of the claim is disputed, the Escrow Agent shall disburse an amount from the Escrow Account to the Indemnified Persons for the Losses which are agreed upon, valued at the then fair market value of such shares (the “Undisputed Portion”) and the disputed portion of such demand shall be resolved in accordance with Section 8.4(c).

(c) Disputed Claims. If the notice given by the Stockholder Representative as provided in Section 8.4(b) hereof disputes the claim or claims asserted in the demand by the Indemnified Persons or the amount of Losses thereof within the Indemnity Notice Period (a “Disputed Claim”), then the demand shall be treated as a Disputed Claim and the amount of such claim shall be held by the Escrow Agent as an undivided portion of the Escrow Account. All Disputed Claims among the parties hereto shall be settled by binding arbitration in accordance with Section 9.14 below. The Escrow Agent shall not disburse any amount from the Escrow Account as to a Disputed Claim until the final adjudication of the Indemnifying Parties’ liability to the Indemnified Persons by such arbitration panel.

8.5. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) The Indemnified Persons shall promptly give written notice to the applicable Indemnifying Persons, the Stockholder Representative and the Escrow Agent of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the applicable Indemnifying Persons, the Stockholder Representative and the Escrow Agent will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

(b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims, provided that no Third Party Claim may be settled without the consent of the Indemnifying Persons. The Stockholder and the Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

8.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

(a) The representations, warranties, covenants and agreements of Panacos and the Stockholders set forth in this Agreement and in any certificate, exhibit or schedule hereto shall survive until eighteen (18) months from the Effective Time, except with respect to the representations set forth in Sections 2.8 and 2.15 hereof, which shall survive until the expiration of the applicable statutes of limitations with respect to such claims (the date of expiration of such representations, warranties, covenants and agreements being the “Expiration Date”). Such survival shall not be affected by any examination made for or on behalf of the Indemnified Parties or the knowledge of any of the Indemnified Parties’ officers, directors, stockholders, employees, agents or affiliates. No demand or notice of a Third Party Claim may be made after the Expiration Date; however, any demands or notices of Third Party Claims asserted in writing prior to the Expiration Date shall survive until finally resolved and satisfied in full and the Expiration Date shall be so extended. If a claim for indemnification is made before expiration of such period, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

(b) Following the Expiration Date, the Escrow Agent shall release the Escrow Amount to the Stockholders in the amounts of their Pro Rata Shares of the total amount remaining in the Escrow Account, subject to any amounts reserved (in the manner provided for in the following sentence) to address unresolved claims for indemnification submitted prior to the Expiration Date. To the extent that claims for indemnification submitted prior to the Expiration Date remain unresolved as of such date, the Escrow Agent shall reserve and not pay to the Stockholders an amount intended to satisfy such claims when finally resolved, which amount shall be determined in the following manner: (i) to the extent that the amount of the claim is included in the notice provided pursuant to 8.2 or 8.5(a), as the case may be, such amount plus an amount reasonably estimated by the Indemnified Persons to provide reimbursement for costs and expenses incurred in resolving such claim shall be reserved until the final resolution and payment of such claim, and (ii) to the extent that the amount of the claim remains unknown, an amount reasonably estimated by the Indemnified Persons as providing adequate recourse for satisfaction of the final amount of the claim, plus an amount reasonably estimated by the Indemnified Persons to provide reimbursement for costs and expenses incurred in resolving such claim shall be reserved until the final resolution and satisfaction of such claim. As outstanding claims are resolved, reserves in excess of the amounts withheld with respect all claims remaining unresolved shall be released to the Stockholders as provided for in this Section 8.6(b).

ARTICLE IX

GENERAL PROVISIONS

9.1. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Except as provided elsewhere in this Agreement, the representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Sections 5.5, 5.6, 5.7, 5.10, 5.11, 5.15 and 5.16 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.

9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

(a)	If to VITEX:

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attn: John R. Barr, President

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: William T. Whelan, Esq.

(b)	If to Panacos:

Panacos Pharmaceuticals, Inc.

209 Perry Parkway

Gaithersburg, MD 20877

Attn: Chris Rallis

With a copy to:

Cooley Godward LLP

One Freedom Square

11951 Freedom Drive

Reston, VA 20190

Attn.: Adam Salassi, Esq.

9.3. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

(a) “affiliates” means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Panacos or VITEX, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

(b) “business day” means any day other than a day on which banks in Boston are required or authorized to be closed;

(c) “person” means a person, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

(d) “subsidiary” or “subsidiaries” of the Surviving Corporation, VITEX or any other person means any corporation, partnership, joint venture or other legal entity of which the Surviving Corporation, VITEX or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

9.4. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Panacos and VITEX, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

9.5. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound

9.6. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

9.9. ASSIGNMENT. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

9.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

9.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

9.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.14. ARBITRATION. Any controversy, dispute or claim arising out of or in connection with this Agreement among the parties hereto, including any Disputed Claim under Article VIII, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Boston, Massachusetts pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of such arbitrator(s). The arbitration tribunal shall have no power to award (i) damages inconsistent with this Agreement or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the Commonwealth of Massachusetts shall govern.

IN WITNESS WHEREOF, VITEX and Panacos have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

V.I. TECHNOLOGIES, INC.

By:	/s/ JOHN R. BARR
John R. Barr
Its:	President and Chief Executive Officer

PANACOS PHARMACEUTICALS, INC.

By:	/s/ SAMUEL K. ACKERMAN
Samuel K. Ackerman
Its:	Chairman and Acting Chief Executive Officer

Stockholder Signatories to Merger Agreement:

Ampersand 1999 Companion Fund Limited Partnership
BY:	AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ PETER D. PARKER
By:	Peter D. Parker
Its:	Managing Member

AMPERSAND 1999 LIMITED PARTNERSHIP
BY:	AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ PETER D. PARKER
By:	Peter D. Parker
Its:	Managing Member

A.M. PAPPAS LIFE SCIENCE VENTURES I, L.P.
BY:	AMP&A Management, LLC

/s/ FORD S. WORTHY
By:	Ford S. Worthy
Its:	Partner

ANNEX B

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT No. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made this 5th day of November, 2004, by and among V.I. TECHNOLOGIES, INC., a Delaware corporation (“VITEX”), PANACOS PHARMACEUTICALS, INC., a Delaware corporation (“Panacos”), and the stockholders of Panacos listed on Schedule 1 hereto (the “Stockholders”).

RECITALS:

WHEREAS, the parties have entered into an Agreement and Plan of Merger dated as of June 2, 2004 (the “Agreement”), relating to the merger of Panacos with and into VITEX (the “Merger”); and

WHEREAS, the parties wish to amend the Agreement as set forth herein pursuant to Section 9.4 of the Agreement; and

WHEREAS, capitalized terms used herein have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.6(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Conversion of Securities. Every share of Panacos Common Stock and Panacos Preferred Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(e), into the right to receive 1.6170 shares (the “Exchange Ratio”) of validly issued, fully paid and nonassessable common stock of VITEX, $.01 par value per share (“VITEX Common Stock”); which Exchange Ratio is based on an aggregate of 54,461,649 shares of VITEX Common Stock to be issued at the Effective Time. For purposes of this Agreement, the value of the shares of VITEX Common Stock to be delivered at the Effective Time or on the Milestone Date (as defined below), or otherwise, shall be determined using a five day average closing price for VITEX Common Stock on the Nasdaq Stock Market, Inc. (“Nasdaq”), using the five trading days prior to the Effective Time, Milestone Date or any other determination date, as the case may be, multiplied by the number of shares of VITEX Common Stock to be issued to Panacos shareholders at the Effective Time or on the Milestone Date, as applicable.”

2. Section 1.6(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Adjustments. The Exchange Ratio and the number of Milestone Shares (as defined in Section 1.7) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into VITEX Common Stock or Panacos Common Stock), reorganization, recapitalization or other like change with respect to VITEX Common Stock or Panacos Common Stock occurring after the date hereof and prior to the Effective Time, or, following the Effective Time, during the time period provided in Exhibit C for achievement of the Milestone (as defined in Section 1.7). The Exchange Ratio shall be further adjusted to the extent that the Milestone is achieved prior to the Effective Time. In addition, the Exchange Ratio shall be adjusted as of the Effective Time to ensure that the number of shares of VITEX Common Stock upon which the Exchange Ratio is based is equal to the number of shares of VITEX Common Stock outstanding as of the Effective Time.”

3. Section 1.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“In addition to the shares of VITEX Common Stock to be issued pursuant to Section 1.6(a), as amended hereby, and subject to the last sentence of this Section 1.7, 30,538,351 additional shares of VITEX

Common Stock (the “Milestone Shares”) will be issued pro rata to those stockholders of Panacos who held Shares as of the Effective Time, upon the achievement of the Primary Endpoint (as defined in Exhibit C) of Study 3 for PA-457 (the “Milestone”), as described in further detail in Exhibit C hereto (the date upon which the Milestone is achieved being referred to as the “Milestone Date”). The number of Milestone Shares to be issued may be further adjusted in order to ensure that the total number of shares of VITEX Common Stock to be issued pursuant to this Section 1.7 and Section 1.6(a) of the Agreement is 85,000,000.”

4. References throughout the Agreement to “Additional Shares” are hereby deleted, and references throughout the Agreement to “Milestones” are hereby changed to be references to a “Milestone”.

5. Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“CAPITAL STRUCTURE. The authorized capital stock of Panacos consists of 50,000,000 shares of Common Stock, par value $.01 per share, of which there were 2,151,236 shares issued and outstanding as of October 29, 2004 and 36,000,000 shares of Preferred Stock, par value $.001 per share, of which 7,392,473 shares of Series B Convertible Preferred Stock, par value $.001 per share and 24,138,157 shares of Series C Convertible Preferred Stock, par value $.001 per share, were issued and outstanding as of such date, and 34,050 shares of Series B Convertible Preferred Stock were reserved for issuance to holders of Warrants upon their exercise. No shares of capital stock are held in Panacos’ treasury. All outstanding shares of Panacos Common Stock and Panacos Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Panacos or any agreement or document to which Panacos is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. As of October 29, 2004, Panacos had reserved an aggregate of 10,913,472 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Panacos Stock Option Plan, under which options were outstanding for an aggregate of 4,691,289 shares. All shares of Panacos Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and non-assessable. Section 2.2 of the Panacos Disclosure Schedule lists each holder of Panacos Common Stock and Panacos Preferred Stock, each outstanding option and warrant to acquire shares of Panacos Common Stock or Panacos Preferred Stock, as applicable, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, indicating the extent of acceleration, if any.”

6. References in Section 2.6 of the Agreement (i) to “March 31, 2004” are hereby replaced with the words “September 30, 2004” and (ii) to “May 19, 2004” are hereby replaced with the words “November 4, 2004.”

7. Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“VITEX CAPITAL STRUCTURE. The authorized capital stock of VITEX consists of 75,000,000 shares of Common Stock, par value $.01 per share, of which there were 58,878,097 shares issued and 54,461,649 shares outstanding as of October 29, 2004 and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. All outstanding shares of the Common Stock of VITEX are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of VITEX or any agreement or document to which VITEX is a party or by which it is bound. As of October 29, 2004 VITEX had reserved an aggregate of 4,242,325 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to VITEX’s 1998 Stock Option Plan, 1998 Director Stock Option Plan, and the 1999 Supplemental Stock Option Plan (collectively, the “VITEX Stock Option Plans”), under which options are outstanding for 3,759,141 shares. All shares of the Common Stock of VITEX subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. As of October 29, 2004, there were two participants in VITEX’s Employee Stock Purchase Plan (the “VITEX Employee Stock Purchase Plan”) and VITEX had reserved an aggregate of 222,912 shares of VITEX Common Stock, net of purchases, thereunder.”

8. The reference in Section 3.6(b) of the Agreement to “March 27, 2004” is hereby replaced with the words “September 25, 2004.”

9. Section 4.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any employee benefit plan;”

10. Section 4.2 of the Agreement is hereby amended by adding the following Section 4.2 (e):

“(e) Notwithstanding anything to the contrary contained in this Section 4.2, until November 25, 2004, Panacos may engage in discussions with third-party institutional investors disclosed in advance to VITEX regarding a private equity investment in Panacos; provided, however, that Panacos shall not retain an investment banker or any other agent to assist Panacos in such fundraising activity, and, provided further, that, unless Panacos has previously signed a term sheet or letter of intent for such private equity investment, Panacos shall immediately cease from seeking to engage in any such discussion, and shall immediately terminate any then ongoing discussions, at such time as Panacos approves in writing the terms of any term sheet or letter of intent for third-party financing of a combined VITEX and Panacos entity.”

11. Section 4.4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of (i) shares of common stock issuable pursuant to the exercise of employee stock options outstanding under the VITEX Employee Stock Option Plans as of October 15, 2004 or pursuant to the VITEX Employee Stock Purchase Plan, provided that the VITEX Board may grant rights under the VITEX Employee Stock Purchase Plan for subsequent offering periods consistent with past practice or (ii) options under the VITEX Employee Stock Option Plans to acquire up to an additional 2,000,000 shares of common stock);”

12. In addition to the agreements set forth in Section 5.1 of the Agreement, as promptly as practicable after the date hereof, Panacos and VITEX will prepare and file a revised Proxy Statement with the SEC, and VITEX will prepare and file with the SEC a post-effective amendment to the Registration Statement in which the Proxy Statement, as so revised, will be included as a prospectus (the “Post-Effective Amendment”). Each of Panacos and VITEX will respond to any comments of the SEC and will use its commercially reasonable efforts to have the Post-Effective Amendment declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Post-Effective Amendment or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or other government officials, on the other hand, with respect to the Post-Effective Amendment. The Post-Effective Amendment will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Post-Effective Amendment, Panacos or VITEX, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Panacos and VITEX, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of Panacos in favor of approval of the Agreement, as amended, and the Merger (except that the Board of Directors of Panacos may withdraw, modify or refrain from making such recommendation if the Panacos Board concludes in good faith, after having received the advice of its outside legal counsel, that the Board’s fiduciary duties under applicable law require it to do so), and (ii) the Board of Directors of VITEX in favor of the issuance of shares of VITEX Common Stock in the Merger, the increase in shares subject to the Panacos Option Plan and an increase in the number of authorized shares of capital stock (except that the Board of Directors of VITEX may withdraw, modify or refrain from making such recommendations if the VITEX Board receives a written opinion of counsel that the Board’s fiduciary duties under applicable law require it to do so).

13. In addition to the agreements set forth in Section 5.2 of the Agreement, promptly after the date hereof, Panacos will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of Panacos stockholders to consider the approval of the Agreement (the “Panacos Stockholders’ Meeting”) as promptly as practicable, and in any event within 30 days after the declaration of effectiveness of the Post-Effective Amendment, for the purpose of voting upon the Agreement, as amended. Promptly after the date hereof, VITEX will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the VITEX Stockholders’ Meeting to be held as promptly as practicable, and in any event within 60 days after the declaration of effectiveness of the Post-Effective Amendment, for the purpose of (i) voting upon the Agreement, as amended, (ii) the issuance of shares of VITEX Common Stock by virtue of the Merger, (iii) the increase in the number of shares of VITEX Common Stock reserved for issuance under the VITEX Option Plan and (iv) the increase in the number of authorized shares of capital stock. VITEX and Panacos will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law, as applicable, to obtain such approvals, except to the extent that the Board of Directors of such party has received an opinion of counsel to the effect that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

14. Section 5.5(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Following the Effective Time, the numbers of shares for which the options to purchase shares of VITEX Common Stock assumed by VITEX at the Effective Time are exercisable shall be further adjusted upon the occurrence of the Milestone, to provide that the number of shares for which such options shall be exercisable shall be adjusted by adding the Milestone Shares to the number of shares issuable for purposes of calculation of the Exchange Ratio, as set forth above. The exercise price of such options shall not be further adjusted upon the addition of any Milestone Shares. VITEX and Panacos shall take all action that may be necessary to effectuate the provisions of this Section 5.5(b). The Panacos Options assumed by VITEX shall retain their existing vesting schedules following the Effective Time, except that the vesting of such assumed options, to the extent that they are not fully vested as of the Effective Time, shall be accelerated as follows: 33.33% of the portion of such assumed options that is unvested as of the Effective Time shall vest as of the Effective Time, and an aggregate of 57.29% of the portion of such assumed options that was unvested as of the Effective Time (before application of the 33.33% accelerated vesting provisions described above) shall be vested as of the date of issuance of the Milestone Shares; provided, however, that if the issuance of the Milestone Shares has not occurred prior to April 30, 2005, such percentages shall be adjusted to take into account the Panacos Options that would be time-vested on or after April 30, 2005. The provisions and intent of this Section 5.5(b) are demonstrated by the examples set forth in Schedule 5.5(b).”

15. The following is hereby added as Section 6.1(f) of the Agreement:

“(f) Financing. VITEX shall have entered into a definitive agreement with respect to the provision of at least $25 million in financing to the Surviving Corporation following the Merger, on terms that are mutually acceptable to Panacos and VITEX.”

16. References in Section 7.1(b) and 7.1(h) of the Agreement to “October 15, 2004” are hereby replaced with the words “November 25, 2004; provided, however, that if VITEX has (i) entered into final definitive agreements with respect to a third-party financing of a combined VITEX and Panacos entity, (ii) Panacos approves in writing the terms of such definitive agreements, and (iii) Panacos and VITEX have mutually agreed upon the contents of the Post-Effective Amendment, then such November 25, 2004 date shall be extended to February 1, 2005, or such later date as VITEX and Panacos may mutually agree upon due to SEC regulatory or other considerations.”

17. The following is hereby added as Section 7.1(l) of the Agreement:

“(l) by either VITEX or Panacos in the event that there has been commenced against VITEX any action, arbitration, investigation, litigation or suit (i) involving any challenge to, or seeking damages or other relief in connection with, the Merger or (ii) that may have the effect of preventing or delaying the Merger.”

18. The Panacos Disclosure Schedule, as referenced in Article II of the Agreement, and the VITEX Disclosure Schedule, as referenced in Article III of the Agreement, shall be replaced with the updated Panacos Disclosure Schedule and VITEX Disclosure Schedule, attached to this Amendment.

19. Except as modified hereby, all of the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed, ratified and approved. This Amendment, together with the Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Amendment shall affect, or be used to interpret, change or restrict, the express terms and conditions of this Amendment. Hereafter references to the Agreement in any document or other agreement shall be deemed to constitute references to the Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment may be made and evidenced by facsimile transmission.

[Signatures on following pages.]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed by its duly authorized representative as of the date first written above.

V.I. TECHNOLOGIES, INC.

By:	/s/ JOHN R. BARR
John R. Barr
Its:	President and Chief Executive Officer

PANACOS PHARMACEUTICALS, INC.

By:	/s/ SAMUEL K. ACKERMAN
Samuel K. Ackerman
Its:	Chairman and Acting Chief Executive Officer

AMPERSAND 1999 COMPANION FUND LIMITED PARTNERSHIP
BY:	AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ RICHARD A CHARPIE
By:	Richard A Charpie
Its:	Principal Managing Member

AMPERSAND 1999 LIMITED PARTNERSHIP
BY:	AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ RICHARD A CHARPIE
By:	Richard A Charpie
Its:	Principal Managing Member

A.M. PAPPAS LIFE SCIENCE VENTURES I, L.P.
BY:	AMP&A Management, LLC

/s/ FORD S. WORTHY
By:	Ford S. Worthy
Its:	Partner

ANNEX C

AMENDMENT NO. 2 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT No. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made this 28th day of November, 2004, by and among V.I. TECHNOLOGIES, INC., a Delaware corporation (“VITEX”), PANACOS PHARMACEUTICALS, INC., a Delaware corporation (“Panacos”), and the stockholders of Panacos listed on Schedule 1 hereto (the “Stockholders”).

RECITALS:

WHEREAS, the parties have entered into an Agreement and Plan of Merger dated as of June 2, 2004, as amended in Amendment No. 1 to Agreement and Plan of Merger, dated as of November 5, 2004 (as so amended, the “Agreement”), relating to the merger of Panacos with and into VITEX (the “Merger”); and

WHEREAS, the parties wish to amend the Agreement further as set forth herein pursuant to Section 9.4 of the Agreement; and

WHEREAS, capitalized terms used herein have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 1.6(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Conversion of Securities. Every share of Panacos Common Stock and Panacos Preferred Stock (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(e), into the right to receive 6.75275 shares (the “Exchange Ratio”) of validly issued, fully paid and nonassessable common stock of VITEX, $.01 par value per share (“VITEX Common Stock”). For purposes of this Agreement, the value of the shares of VITEX Common Stock to be delivered at the Effective Time, or otherwise, shall be determined using a five day average closing price for VITEX Common Stock on the Nasdaq Stock Market, Inc. (“Nasdaq”), using the five trading days prior to the Effective Time or any other determination date, as the case may be, multiplied by the number of shares of VITEX Common Stock to be issued to Panacos shareholders at the Effective Time.”

2. Section 1.6(e) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Adjustments. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into VITEX Common Stock or Panacos Common Stock), reorganization, recapitalization or other like change with respect to VITEX Common Stock or Panacos Common Stock occurring after the date hereof and prior to the Effective Time.”

3. Section 1.7 of the Agreement is hereby deleted, and all references in the Agreement to the terms Milestone, Milestone Date, and Milestone Shares shall be of no further force or effect.

4. Section 5.5(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The Panacos Options assumed by VITEX shall retain their existing vesting schedules following the Effective Time, except that the vesting of such assumed options, to the extent that they are not fully vested as of the Effective Time, shall be accelerated such that 57.29% of the portion of such assumed options that is unvested as of the Effective Time shall vest as of the Effective Time.”

5. Section 6.1(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Financing. VITEX shall have entered into a definitive agreement with respect to the provision of at least $20 million in financing to the Surviving Corporation following the Merger, on terms that are mutually acceptable to Panacos and VITEX.”

6. Exhibit C is hereby deleted, and all references in the Agreement to Exhibit C shall be of no further force or effect.

7. The Panacos Disclosure Schedule, as referenced in Article II of the Agreement, and the VITEX Disclosure Schedule, as referenced in Article III of the Agreement, shall be replaced with the updated Panacos Disclosure Schedule and VITEX Disclosure Schedule, attached to this Amendment.

8. Except as modified hereby, all of the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed, ratified and approved. This Amendment, together with the Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Amendment shall affect, or be used to interpret, change or restrict, the express terms and conditions of this Amendment. Hereafter references to the Agreement in any document or other agreement shall be deemed to constitute references to the Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment may be made and evidenced by facsimile transmission.

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed by its duly authorized representative as of the date first written above.

V.I. TECHNOLOGIES, INC.

By:	/s/ JOHN R. BARR
John R. Barr
Its:	President and Chief Executive Officer

PANACOS PHARMACEUTICALS, INC.

By:	/s/ SAMUEL K. ACKERMAN
Samuel K. Ackerman
Its:	Chairman and Acting Chief Executive Officer

AMPERSAND 1999 COMPANION FUND LIMITED PARTNERSHIP
BY:	AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ HERBERT HOOPER
By:	Herbert Hooper
Its:	General Partner

AMPERSAND 1999 LIMITED PARTNERSHIP
BY:	AMP-99 Management Company Limited
Liability Company, its General Partner

/s/ HERBERT HOOPER
By:	Herbert Hooper
Its:	General Partner

A.M. PAPPAS LIFE SCIENCE VENTURES I, L.P.
BY:	AMP&A Management, LLC

/s/ FORD S. WORTHY
By:	Ford S. Worthy
Its:	Partner

ANNEX D

AMENDMENT NO. 3 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT No. 3 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made this 8th day of December, 2004, by and among V.I. TECHNOLOGIES, INC., a Delaware corporation (“VITEX”), PANACOS PHARMACEUTICALS, INC., a Delaware corporation (“Panacos”), and the stockholders of Panacos listed on Schedule 1 hereto (the “Stockholders”).

RECITALS:

WHEREAS, the parties have entered into an Agreement and Plan of Merger dated as of June 2, 2004, as amended in Amendment No. 1 to Agreement and Plan of Merger, dated as of November 5, 2004, and in Amendment No. 2 to Agreement and Plan of Merger, dated as of November 28, 2004 (as so amended, the “Agreement”), relating to the merger of Panacos with and into VITEX (the “Merger”);

WHEREAS, the parties wish to amend the Agreement further as set forth herein pursuant to Section 9.4 of the Agreement; and

WHEREAS, capitalized terms used herein have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 5.15 of the Agreement is hereby amended and restated in its entirety to read as follows:

“BOARD OF DIRECTORS AND OFFICERS OF VITEX. The Board of Directors of VITEX shall recommend to the stockholders of VITEX and shall use all other commercially reasonable efforts to take all actions necessary (i) to cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time, to consist of no more than nine persons, including two members to be nominated by Panacos (each a “Panacos Representative”) following the Effective Time, (ii) to appoint Samuel K. Ackerman, M.D. as the initial Chief Executive Officer and Chairman of the Board of Directors of the Surviving Corporation; (iii) during the two-year period immediately following the Closing, to appoint a Panacos Representative to the Compensation Committee of the Board of Directors and the Nominating and Governance Committee of the Board of Directors (provided that such Panacos Representative is able to serve on such Committees under applicable NASDAQ and SEC rules and regulations); and (iv) to amend the Charter of the Compensation Committee and the Charter of the Nominating and Governance Committee to require that any action of such Committees shall require the unanimous consent of such Committee’s members.”

2. The following is hereby added as Section 5.20 of the Agreement:

“5.20 Operating Plan. As soon as practicable after the date hereof, the parties hereto shall mutually agree upon an operating plan for the Surviving Company for the 2005 fiscal year (the “Operating Plan”). After the Effective Time, any material deviation from the Operating Plan would require the consent of the Panacos Representatives, such consent not to be unreasonably withheld.”

3. The following is hereby added as Section 6.1(g) of the Agreement:

“(g) Board of Directors. The Board of Directors of VITEX shall have no greater than nine members as of the Effective Time.”

4. The following is hereby added as Section 6.1(h) of the Agreement:

“(h) Operating Plan. The Parties shall have agreed upon an Operating Plan.”

5. Section 7.1(b) and 7.1(h), as amended in Section 16 of Amendment No. 1 to the Agreement (“Amendment No. 1”), are hereby further amended by deleting the words from “November 25, 2004” to the end of the section added by Section 16 of Amendment No. 1, and replacing such words with the following: “December 17, 2004; provided, however, that if VITEX has (i) entered into final definitive agreements with respect to a third-party financing of a combined VITEX and Panacos entity, (ii) Panacos approves in writing the terms of such definitive agreements, and (iii) Panacos and VITEX have mutually agreed upon the contents of the New Registration Statement, then such December 17, 2004 date shall be extended to February 15, 2005, or such later date as VITEX and Panacos may mutually agree upon due to SEC regulatory or other considerations.”

6. The first sentence of Section 12 of Amendment No. 1 is hereby amended to read as follows: “In addition to the agreements set forth in Section 5.1 of the Agreement, as promptly as practicable after the date hereof, Panacos and VITEX will prepare and file a revised Proxy Statement with the SEC, and VITEX will prepare and file with the SEC a new Registration Statement on Form S-4 in which the Proxy Statement, as so revised, will be included as a prospectus (the “New Registration Statement”).” In addition, all references in the Agreement to the Post-Effective Amendment are hereby replaced with references to the New Registration Statement.

7. Section 9.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“9.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Except as provided elsewhere in this Agreement, the representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Sections 5.5, 5.6, 5.7, 5.10, 5.11, 5.15, 5.16, 5.17 and 5.20 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.”

8. Except as modified hereby, all of the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed, ratified and approved. This Amendment, together with the Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Amendment shall affect, or be used to interpret, change or restrict, the express terms and conditions of this Amendment. Hereafter references to the Agreement in any document or other agreement shall be deemed to constitute references to the Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment may be made and evidenced by facsimile transmission.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed by its duly authorized representative as of the date first written above.

V.I. TECHNOLOGIES, INC.

By:	/s/ JOHN R. BARR
John R. Barr
Its:	President and Chief Executive Officer

PANACOS PHARMACEUTICALS, INC.

By:	/s/ SAMUEL K. ACKERMAN
Samuel K. Ackerman
Its:	Chairman and Acting Chief Executive Officer

AMPERSAND 1999 COMPANION FUND LIMITED PARTNERSHIP
BY: AMP-99 Management Company Limited Liability Company, its General Partner

/s/ CHARLES D. YIE
By:	Charles D. Yie
Its:	Managing Member

AMPERSAND 1999 LIMITED PARTNERSHIP
BY: AMP-99 Management Company Limited Liability Company, its General Partner

/s/ CHARLES D. YIE
By:	Charles D. Yie
Its:	Managing Member

A.M. PAPPAS LIFE SCIENCE VENTURES I, L.P.
BY: AMP&A Management, LLC

/s/ FORD S. WORTHY
By:	Ford S. Worthy
Its:	Partner

ANNEX E

Houlihan Lokey Howard & Zukin

Financial Advisors

www.HLHZ.com

December 15, 2004

The Board of Directors of V.I. Technologies, Inc.

Dear Directors:

We understand that V.I. Technologies, Inc. (“Vitex” or the “Company”) has entered into an Agreement and Plan of Merger, dated June 2, 2004, as amended by Amendment No. 1 thereto dated November 5, 2004, Amendment No. 2. thereto, dated November 28, 2004 and Amendment No. 3 thereto, dated December 8, 2004 (as so amended, the “Amended Merger Agreement”) with Panacos Pharmaceuticals (the “Target”) pursuant to which the Target will be merged with and into the Company (the “Merger”) and each issued and outstanding share of Target’s capital stock (other than treasury shares and shares held directly or indirectly by Vitex) will be converted into the right to receive 6.75275 shares of Vitex common stock (the “Exchange Ratio”).

We understand that consummation of the Merger is conditioned upon the closing of a $20 million financing (the “Financing”). We further understand that Vitex has received binding agreements with a group of investors to complete the $20 million Financing, including Ampersand Ventures and A.M. Pappas and Associates, the two largest investors in Panacos, and that such Financing is expected to close simultaneously with the closing of the Merger. We further understand that a $5.5 million rights offering (the “Rights Offering”) will be made to current Vitex shareholders, other than Ampersand Ventures, the majority shareholder of Vitex and Panacos, and that the terms of such Rights Offering will be economically equivalent to those of the Financing.

You have requested our opinion (the “Opinion”) as to whether the Exchange Ratio is fair to Vitex from a financial point of view. The Opinion does not address the Company’s underlying business decision to effect the Merger. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of Vitex or Panacos. Furthermore, at your request, we have not negotiated the terms of the Merger or advised you with respect to alternatives to it. Furthermore, we have not been asked to address, and our Opinion does not address, the terms of the Financing or the Rights Offering.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. reviewed Vitex’s audited financial statements for the fiscal years ended December 31, 2001 through 2003, and unaudited financial statements for the nine months ended September 30, 2004, which Vitex’s management has identified as the most current financial information available;

2. reviewed the Amended Merger Agreement;

3. reviewed Vitex’s funding history and capitalization table of Vitex provided by Vitex management;

4. reviewed Panacos’ funding history and capitalization table of Panacos provided by Panacos management;

5. reviewed the pro forma capitalization table of the combined Company provided by Vitex management;

6. met and/or spoke with certain members of the senior management of Vitex and Panacos to discuss the operations, drug pipeline, financial condition, future prospects, and projected operations and performance of Vitex and Panacos;

E-1

7. reviewed the financial forecasts prepared by management of Vitex with respect to Vitex for the years ended December 31, 2004 through 2014;

8. reviewed the revenue forecasts prepared by Easton Associates, a consulting firm retained by Vitex to develop independent forecasts, with respect to Panacos’ lead product for the years ended December 31, 2004 through 2024;

9. reviewed certain other publicly available financial data for certain companies that we deemed comparable to Vitex and Panacos;

10. reviewed publicly available financial data for certain transactions that we considered comparable to the Merger;

11. reviewed venture financing and licensing deals of early stage biotechnology companies within the United States since January 2000;

12. reviewed the history of the Financing negotiations; and

13. conducted such other studies, analyses and inquiries as we deemed appropriate.

We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of Vitex and Panacos, and that there has been no material change in the assets, financial condition, business or prospects of Vitex or Panacos since the date of the most recent financial statements of each company made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to Panacos or Vitex and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of Panacos or Vitex nor have we analyzed the scientific strength of the products at either company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

For purposes of our analyses and Opinion, we did not take into account the effect of the Financing, which we note is a condition to the closing of the Merger and which will reduce, on a ratable basis, the relative ownership interests of both the Vitex and Panacos shareholders in the combined company.

Based upon the foregoing, and in reliance thereon, it is our opinion that the Exchange Ratio is fair to Vitex from a financial point of view.

/s/    HOULIHAN LOKEY HOWARD & ZUKIN

        FINANCIAL ADVISORS, INC.

E-2

ANNEX F

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 9, 2004, among V.I. Technologies, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto or becoming a party hereto pursuant to Section 5.6 of this Agreement (each a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company shares of Common Stock and Warrants to purchase shares of Common Stock, each as contemplated in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means the date of the Closing, which date shall be the same day upon which the closing of the Panacos Transaction occurs, following the satisfaction of each of the conditions applicable to the Closing as set forth in Section 2.2 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiary which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

“Disclosure Schedules” means the Disclosure Schedules attached as Annex I hereto.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GPP Purchasers” means the Purchasers, other than A.M. Pappas & Associates, LLC and Ampersand Ventures, and their successors and assigns. For purposes of clarity, “GPP Purchasers” shall include all assignees of Biomedical Value Fund LLP and/or Biomedical Value Fund Ltd. pursuant to Section 5.6 hereof.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(m).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Offering Price” means the lower of (i) $0.20 and (ii) the arithmetic average of the prior ten (10) day volume weighted average trading prices of the Common Stock, as reported by the Nasdaq Stock Market, prior to the Closing.

“Panacos” has the meaning ascribed to such term in the definition of Panacos Transaction.

“Panacos Merger Agreement” has the meaning ascribed to such term in the definition of Panacos Transaction.

“Panacos Transaction” means the merger of Panacos Pharmaceuticals, Inc. (“Panacos”) with and into the Company pursuant to the Agreement and Plan of Merger, dated as of June 2, 2004, by and among the Company, Panacos, and certain stockholders of Panacos, as amended on November 5, 2004, on November 28, 2004 and on December 8, 2004 (as so amended, the “Panacos Merger Agreement”). The Panacos Transaction may also be referred to herein as the “Merger.”

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the shares of Common Stock and the Warrant Shares sold to the Purchasers at the Closing.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement at the Closing. For the purposes of clarity, Shares shall not include Warrant Shares.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a).

“Subscription Amount” means, as to each Purchaser, the amount set forth below such Purchaser’s signature block on the signature pages hereto (including any changes thereto pursuant to Section 5.6), in United States Dollars and in immediately available funds.

“Trading Market” means the Nasdaq Stock Market.

Securities Purchase Agreement

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Unit” means a unit consisting of one share of Common Stock and 0.45 of one Warrant.

“Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit B, issuable to the Purchasers at the Closing, which warrants shall have an exercise price of $0.24 and a term of exercise of five (5) years from the Closing.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. At the Closing, the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell a number of Units equal to $20,000,000 divided by the Offering Price. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, a number of Units equal to such Purchaser’s Subscription Amount divided by the Offering Price. No later than three (3) business days following the satisfaction of each of the applicable conditions set forth in Section 2.2, the Closing shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, or such other location as the parties shall mutually agree.

2.2 Closing Conditions.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing a number of Shares registered in the name of such Purchaser or a book-entry transfer of the Shares to such Purchaser equal to such Purchaser’s Subscription Amount divided by the Offering Price;

(iii) Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 0.45 times the number of Shares being issued to such Purchaser at the Closing (fractions shall be disregarded in determining the number of Warrants to be issued);

(iv) the Registration Rights Agreement duly executed by the Company; and

(v) a legal opinion of Company Counsel, in the form of Exhibit C attached hereto.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the account of the Company designated to the Purchasers in writing at least two (2) Business Days prior to the Closing; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

(c) The obligations of each party at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the parties, of each of the following conditions:

(i) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the

Securities Purchase Agreement

Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

(ii) The approval of the Company’s stockholders of the issuance of the Shares and the Warrants and the Warrant Shares shall have been obtained.

(iii) Prior to the Closing Date, (i) the Panacos Transaction shall have been approved by the Company’s stockholders and closed, (ii) the number of authorized shares of Common Stock shall have been increased to 500,000,000, and (iii) a ten (10) for one (1) reverse split of the Common Stock (or such other ratio as shall have been mutually agreed to by the Company and the GPP Purchasers) shall have been effected.

(d) The obligations of the Purchasers at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the Purchasers, of the conditions that all representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, and the Company shall have performed all its covenants and agreements to be performed on or prior to the Closing Date.

(e) The obligations of the Company at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the Company, of the conditions that all representations and warranties of the Purchasers contained herein shall remain true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, and the Purchasers shall have performed all of their covenants and agreements to be performed on or prior to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

(a) Subsidiaries. Except for V.I. Technologies Ltd., an entity incorporated for regulatory purposes in the United Kingdom (the “Subsidiary”), the Company has no direct or indirect subsidiaries. The Company owns, directly or indirectly, all of the capital stock of its Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock of the Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. Each of the Company and the Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own its properties and assets and to carry on its business as currently conducted. Neither the Company nor the Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or

Securities Purchase Agreement

financial condition of the Company and the Subsidiary, taken as a whole, or (iii) an adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority, and has taken all requisite corporate action, other than as set forth in Section 2.2(c) with respect to the need for stockholder approval of the issuance of the Shares and the Warrants, to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) as limited by public policy.

(d) No Conflicts. Other than as set forth in Section 2.2(c) with respect to the need for stockholder approval of the issuance of the Shares and the Warrants, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or the Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or the Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or the Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Other than as set forth in Section 2.2(c) with respect to the need for stockholder approval of the issuance of the Shares and the Warrants, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the shares of Common Stock and Warrant Shares to be sold hereunder for trading thereon in the time and manner required thereby, and applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation in connection with the increase of its authorized shares of Common Stock from 75,000,000 to 500,000,000 and a ten (10) for one (1) reverse split of the Common Stock (or such other ratio as shall have been mutually agreed to by the Company and the GPP Purchasers), and (d) such other filings as may be required following the Closing Date under the Securities Act and the Exchange Act.

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable,

Securities Purchase Agreement

and the issuance of such Securities will not be subject to any preemptive or similar rights. Subject only to the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation in order to increase its authorized shares of Common Stock from 75,000,000 to 500,000,000, the Company has reserved from its duly authorized capital stock the maximum number of Shares issuable pursuant to this Agreement and the Warrants.

(g) Capitalization. The capitalization of the Company conforms as to legal matters to the description thereof contained in the Company’s most recent periodic report filed with the Commission. The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans as described in the SEC Reports, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan as described in the SEC Reports, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding on the date hereof and as described in the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities, the shares of Common Stock and options to purchase shares of Common Stock to be issued to the stockholders and optionholders of Panacos pursuant to the Panacos Merger Agreement, and except for employee stock options under the Company’s stock option plans as described in the SEC Reports and except for employee rights under the Company’s employee stock purchase plan as described in the SEC Reports, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities (including upon exercise of Warrants) will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, since January 1, 2002 (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material

Securities Purchase Agreement

Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, which disclosures have been made if so required prior to the date hereof, (iii) the Company has not altered its method of accounting or application of any accounting principles, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to Company stock option plans or employee stock purchase plans described in the SEC Reports. The Company does not have pending before the Commission any request for confidential treatment of information.

(j) Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, the Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any material indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(l) Title to Assets. The Company and the Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiary, taken as a whole, and good and marketable title in all tangible personal property owned by them that is material to the business of the Company and the Subsidiary, taken as a whole, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in material compliance.

(m) Patents and Trademarks. To the knowledge of the Company and the Subsidiary, the Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports (collectively,

Securities Purchase Agreement

the “Intellectual Property Rights”) and as currently conducted with respect to products currently in clinical trials or about to enter into clinical trials. Neither the Company nor the Subsidiary has received a written notice that the Intellectual Property arbitration, or legal administrative or other proceeding or investigation is pending or, to the Company’s knowledge, threatened, in either case to which the Company is a party or of which the Company is a subject, which involves any Intellectual Property Rights. Each employee, and, to the knowledge of the Company, each consultant and contractor, of the Company who has had access to confidential information of the Company which is necessary for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such confidential information. There are no outstanding liens or security interests in the Intellectual Property Rights of Panacos relating to PA-457.

(n) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are adequate, prudent and customary in the business in which the Company and the Subsidiary are engaged. Neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, no Related Person (as defined below) and, to the knowledge of the Company, none of the employees of the Company or Panacos (or any subsidiary thereof) is presently a party to any transaction with the Company, the Subsidiary, Panacos or any subsidiary of Panacos (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Related Person or such employee or, to the knowledge of the Company, any Person in which any Related Person or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than, in the case of employees of the Company or the Subsidiary that are not Related Persons, (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company or Panacos and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company or, to the extent disclosed in the Panacos Merger Agreement, of Panacos. “Related Person” means (i) any director or officer of the Company, the Subsidiary, Panacos or any subsidiary of Panacos, (ii) any Person owning, beneficially or of record, 5% or more of the capital stock of the Company or Panacos, (iii) any immediate family member of any of the Persons mentioned in clause (i) or (ii), or any affiliate of any of the Persons mentioned in clause (i), (ii) or (iii).

(p) Internal Accounting Controls. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiary, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the quarter ended September 25, 2004 (such date, the “Evaluation Date”). The Company presented in its Form 10-Q for the quarter ended September 25, 2004 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the

Securities Purchase Agreement

Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15 and 15d-15) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting, other than with respect to the Panacos Transaction.

(q) Certain Fees. The Purchasers shall have no obligation with respect to any brokerage or finder’s fees or commissions payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other entity with respect to the transactions contemplated by this Agreement.

(r) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. Upon satisfaction of the condition set forth in Section 2.2(c) hereof with respect to stockholder approval of the issuance of the Shares and the Warrants, the issuance and sale of the Securities hereunder will not contravene the rules and regulations of the Trading Market

(s) Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended

(t) Registration Rights. Except for registration rights held by Ampersand Ventures and Pall Corporation, no Person has any outstanding right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(u) Form S-3 Eligibility. Subject to the Company’s continued listing on The Nasdaq Stock Market, the Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act.

(v) Listing and Maintenance Requirements. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, other than notices that have been satisfactorily resolved; except for notices received by the Company from the Trading Market regarding the fact that (i) the bid price of the Common Stock on the Trading Market has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5) for thirty (30) consecutive trading days, and (ii) the Company’s stockholders’ equity, which was $9,438,000 as of September 30, 2004, does not comply with the $10,000,000 minimum stockholders’ equity requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(3). Nasdaq has noted that it is reviewing the Company’s eligibility for continued listing on the Nasdaq National Market and requested that the Company provide Nasdaq, by November 19, 2004, with its plan to achieve and sustain compliance with all listing requirements. The Company provided Nasdaq with such plan on November 19, 2004. In addition, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has until February 28, 2005 to regain compliance with the minimum bid price requirement set forth in Nasdaq Marketplace Rule 4450(a)(5).

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Panacos. To the Company’s knowledge, all of the representations and warranties of Panacos contained in the Panacos Merger Agreement or any other agreement, instrument or document entered into by Panacos in connection with the Panacos Transaction are true and correct in all respects, and no event, condition or circumstance has occurred or exists that, individually or in the aggregate, has resulted, or could

Securities Purchase Agreement

reasonably be expected to result (i) in a breach or inaccuracy of any of the representations or warranties of Panacos contained in the Panacos Merger Agreement or in any other agreement, instrument or document entered into by Panacos in connection with the Panacos Merger Agreement or (ii) in a material adverse effect on the results of operations, assets, business or financial condition of Panacos. The Company has not agreed to any amendments of, or any amendment to or waiver of any of its rights or any of the conditions to closing contained in, the Panacos Merger Agreement or any other agreement, instrument or document entered into by the Company with respect to the Panacos Transaction.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally

(b) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a present view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other person or persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser has not engaged, during the one month prior to the date of this Agreement, in any short sales with respect to the Common Stock. The Purchaser further represents that, between the time it became aware of the transactions contemplated by this Agreement and the public announcement of this Agreement or the termination hereof, it has not engaged and will not engage in any trades, whether purchases, sales, short sales or otherwise, with respect to the Common Stock.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is (a) an “accredited investor” as defined in Rule 501(a) under the Securities Act, and/or (b) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and is able to afford a complete loss of such investment.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement

(f) Registration Required. Such Purchaser hereby covenants with the Company not to make any sale of the Shares or Warrant Shares without complying with the provisions hereof and of the Registration Rights

Securities Purchase Agreement

Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless such Purchaser is selling such Shares or Warrant Shares in a transaction not subject to the prospectus delivery requirement), and such Purchaser acknowledges that the certificates evidencing the Shares or Warrant Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.

(g) No Tax or Legal Advice. Such Purchaser understands that nothing in this Agreement, any other Transaction Document or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel or an officer’s certificate of the Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Agreement, of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall

Securities Purchase Agreement

be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date applicable to such Shares or Warrant Shares if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date applicable to such Shares or Warrant Shares or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five (5) Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Purchaser severally and not jointly agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such holder of Securities, the Company shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. Eastern time on the Business Day following the date of this Agreement, issue a press release or file a Current Report on Form 8-K, in each case reasonably acceptable to Great Point Partners, LLC on behalf of the Purchasers, disclosing the transactions contemplated hereby. The Company and Great Point Partners, LLC shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and none of the Company, Great Point

Securities Purchase Agreement

Partners, LLC, or any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Great Point Partners, LLC or any Purchaser, or without the prior consent of Great Point Partners, LLC on behalf of the Purchasers, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with notice of such public statement or communication and consult with each other with respect thereto prior to such public disclosure. Notwithstanding the foregoing, other than as set forth above, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii). The Purchasers acknowledge that the execution of this Agreement shall be disclosed by the Company in the Joint Proxy Statement - Prospectus to be sent by the Company to its stockholders and filed with the Commission in connection with the Panacos Transaction.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for development of the Company’s products, working capital and other general corporate purposes.

4.8 Reservation of Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants, subject to the requirement that the Company must file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to increase its authorized shares of Common Stock from 75,000,000 to 500,000,000, in connection with this Agreement and with the Panacos Transaction.

4.9 Listing of Common Stock. The Company hereby agrees to use commercially reasonably efforts to maintain the listing of the Common Stock on the Trading Market, and as soon as reasonably practicable following the Closing (but not later than the earlier of the Effective Date applicable to such Shares and Warrant Shares, and the three (3) month anniversary of the Closing Date) to list the applicable Shares and Warrant Shares on the Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Common Stock sold hereunder and Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Purchasers to cause the Common Stock sold hereunder and Warrant Shares to be listed on such other Trading Market as promptly as possible.

4.10 Trading Restrictions. In addition to the restrictions set forth in Section 3.2(b) hereof, no Purchaser shall, during the time periods lasting for the shorter of (i) fifteen (15) Business Days prior to the Closing Date or

Securities Purchase Agreement

(ii) the date and time at which the Purchasers have been notified that the conditions to the Closing have each been satisfied, and the Closing Date, engage in any trades, whether purchases, sales, short sales or otherwise, with respect to the Common Stock or any option to purchase Common Stock.

4.11 Panacos Transaction. Without the prior consent of the Purchasers (which consent shall not be unreasonably withheld), the Company will not agree to any amendment of the Panacos Merger Agreement or any other agreement, instrument or document entered into by the Company in connection with the Panacos Transaction, (i) that would have the effect of a change in the capitalization of the combined company following the Merger from what is reflected in the Panacos Merger Agreement as in effect on the date of this Agreement or (ii) that would have a Material Adverse Effect on the combined company following the Merger. The Company shall not effect the Merger unless the Closing occurs concurrently or substantially concurrently with the consummation of the Merger; provided, however, that this sentence shall not apply following (i) a termination of this Agreement by mutual agreement of the Company, on the one hand, and Biomedical Value Fund LLP and/or Biomedical Value Fund Ltd., on the other hand, (ii) a termination of this Agreement by the Purchasers as a result of the non-satisfaction of a condition to the Purchasers’ obligations to proceed with the Closing, or (iii) the non-satisfaction of the conditions to the Company’s obligations to proceed with the Closing as set forth in Section 2.2(e) of this Agreement.

4.12 Security Interests. The Company will, promptly following the execution of this Agreement, file, or to cause to be filed, all necessary documents with the United States Patent and Trademark Office in order to reflect the termination of security interests held by third parties in the Intellectual Property Rights of Panacos relating to PA-457.

4.13 Voting Agreements. The Company will deliver executed voting agreements, relating to the stockholder meeting to be held as contemplated by Section 2.2(c)(ii), from stockholders representing an aggregate of 17% or more of the voting rights in respect of the capital stock of the Company and from stockholders representing an aggregate of 30% or more of the voting rights in respect of the capital stock of Panacos prior to the Merger at the time of signing this Agreement. In addition, the GPP Purchasers have been provided with a true and correct copy of a Voting Agreement dated as of June 2, 2004, between the Company and each of Ampersand Ventures, A.M. Pappas & Associates, and New England Capital Partners, L.P., entered into in connection with the Panacos Merger Agreement (the “Panacos Voting Agreement”). Ampersand Ventures, A.M. Pappas & Associates, and New England Capital Partners, L.P. own an aggregate of 68.6% of the outstanding Panacos Series B Convertible Preferred Stock, $.001 par value per share (the “Series B Preferred”), and the outstanding Panacos Series C Convertible Preferred Stock, $.001 par value per share (the “Series C Preferred”), considered together as a single class, which aggregate amount would be sufficient to carry the required 66 2/3% vote of the Series B Preferred and the Series C Preferred, acting as a single class, in favor of the Merger. The Panacos Voting Agreement shall not be amended or terminated, nor shall the obligations under the Panacos Voting Agreement be waived by the Company, without the GPP Purchasers’ consent.

4.14 Restriction on Exercise. Notwithstanding anything herein to the contrary (except as set forth in the last sentence of this Section 4.14), in no event shall any of the GPP Purchasers be permitted to exercise its Warrant to purchase shares of Common Stock to the extent that (i) the number of shares of Common Stock beneficially owned by such GPP Purchaser, together with any affiliate thereof plus (ii) the number of shares of Common Stock issuable upon exercise of the Warrant then held by such GPP Purchaser, would be equal to or exceed 9.9999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of the Warrant then held by such GPP Purchaser after application of this Section 4.14. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. To the extent that the limitation contained in this Section 4.14 applies, the determination of whether the Warrant may be exercised shall be in the sole discretion of such GPP Purchaser, and the exercise of the Warrant shall be deemed to be such GPP Purchaser’s determination of whether such Warrant is exercisable

Securities Purchase Agreement

(in relation to other securities owned by such GPP Purchaser) and of which portion of such Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of such GPP Purchaser to exercise such Warrant at such time as such exercise will not violate the provisions of this Section 4.14. The provisions of this Section 4.14 may be waived by such GPP Purchaser as to itself upon, at the election of such GPP Purchaser, not less than sixty-one (61) days’ prior notice to the Company, and the provisions of this Section 4.14 shall continue to apply until such 61st day (or such later date, as determined by such GPP Purchaser, as may be specified in such notice of waiver). No exercise of the Warrant by such GPP Purchaser in violation of this Section 4.14 but otherwise in accordance with this Agreement shall affect the status of the shares of Common Stock issued upon such exercise as validly issued, fully-paid and nonassessable.

4.15 Break-up Fee. In the event that this Agreement is executed and delivered but the Closing does not occur for any reason within ninety (90) days of the execution of this Agreement (which date shall be extended to one hundred twenty (120) days in the event of a review by the Commission of the Company’s proxy statement relating to the meeting of the Company’s shareholders for the approval of the Merger and the transactions contemplated hereby), except for a breach by a GPP Purchaser of its obligations hereunder or the non-approval of the Merger or the transactions contemplated hereby by the shareholders of the Company or Panacos (if (a) such non-approval follows (i) the Board of Directors of the Company having withheld, withdrawn or modified in a manner adverse to the Purchasers its recommendation to its shareholders to vote in favor of the Merger and the transactions contemplated hereby or (ii) any director or executive officer of the Company having made a public statement to the effect that he intends to vote against or withdraw his support for the transactions contemplated by this Agreement, (iii) the special meeting of the Company’s shareholders contemplated by this paragraph is not convened by the Company within 90 days of the date of this Agreement (which date shall be extended to 120 days in the event of a review by the Commission of the Company’s proxy statement relating to such meeting) or (iv) the termination of any voting agreements entered into by Panacos or the Company in connection with the Panacos Transaction, it being clarified that in the case of clauses (i), (ii), (iii) and (iv), the fee described below shall be paid), including if the Closing does not occur by reason of the termination of the Panacos Merger Agreement or the non-consummation of the Merger, the Company will pay to the GPP Purchasers a fee equal to $1,670,000 in the aggregate, to be shared by the GPP Purchasers on a pro rata basis, and will reimburse all unreimbursed expenses of Great Point Partners, LLC related to this Agreement and transactions contemplated hereby, subject to Section 5.1.

4.16 Exclusivity. Until the earlier of (i) the Closing or (ii) the termination of this Agreement by the GPP Purchasers and the Company, neither the Company nor any of its directors, officers, agents or Affiliates may directly or indirectly, (a) solicit, initiate or discuss any proposal or offer from any other Person or entity or representative thereof, or enter into any agreement, regarding the raising of any equity capital for the Company, or (b) issue any securities or instruments representing the right to receive equity securities (other than in connection with the Merger, to current holders of warrants who exercise such warrants in accordance with their terms, or pursuant to such equity compensation plans as are in effect on the date of this Agreement). Notwithstanding the foregoing, the Purchasers acknowledge and agree that it is the Company’s intent to announce, concurrently with its announcement of the execution of this Agreement, and thereafter to engage in, a rights offering, under which its stockholders would be given the opportunity to purchase a maximum of approximately $5,500,000 in Common Stock at the same price per share as the Offering Price (the “Rights Offering”). The Company’s right to conduct the Rights Offering is subject to the conditions that A. M. Pappas & Associates and Ampersand Ventures shall not participate in the Rights Offering, the rights shall not be transferable, there shall be no oversubscription privilege allowing any shareholder to purchase shares over the pro rata portion of their shareholding on the date of the commencement of the Rights Offering, there shall be no standby purchaser entitled to purchase any unsubscribed shares in the Rights Offering, and the price per share in the Rights Offering shall not be lower than $0.20.

Securities Purchase Agreement

4.17 Loan Repayment. Immediately prior to the closing of the Merger, the Company shall repay the $30,000 loan identified on Section 2.4 of the disclosure schedule prepared by Panacos in connection with the Panacos Merger Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, the Company will reimburse Great Point Partners, LLC for all reasonable and documented consulting, legal and other out of pocket expenses, if any, incident to the negotiation, preparation, execution, delivery and performance of this Agreement, subject to a maximum amount of $150,000. If the GPP Purchasers are willing to proceed with the Closing under this Agreement and the Company chooses not to do so, or if one of the conditions specified in Section 2.2 hereof cannot be satisfied by the Company, the Company shall reimburse the GPP Purchasers for their reasonable fees and expenses as described above. Fifty percent (50%) of such reimbursable expenses shall be reimbursed at or prior to the signing of this Agreement, and the remaining fifty percent (50%) of such reimbursable expenses shall be reimbursed at or prior to the Closing. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature page attached hereto prior to 6:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations

Securities Purchase Agreement

hereunder without the prior written consent of each Purchaser. Prior to the Closing, upon the notice by Great Point Partners LLC to the Company, Biomedical Value Fund LLP and/or Biomedical Value Fund Ltd. may assign any portion of its or their Subscription Amount to no more than an aggregate of 25 Persons, each of which shall represent and warrant to the Company such matters as are set forth in Section 3.2 hereof. Each such Person, after having signed and delivered to the Company a signature page to this Agreement, will become a GPP Purchaser and a Purchaser as if such Person was an original party hereto and shall have all of the rights and obligations provided for under this Agreement; provided, however, that the Subscription Amount of Biomedical Value Fund LLP and/or Biomedical Value Fund Ltd., as the case may be, shall be decreased by the amount so assigned. Following the Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers all of the Securities originally purchased by such Purchaser hereunder, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof.

5.9 Survival. The representations and warranties contained herein shall terminate upon the delivery of the Shares.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Securities Purchase Agreement

5.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature Page Follows)

Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

V.I. TECHNOLOGIES, INC.	Address for Notice:

By:	134 Coolidge Avenue
Name:	Watertown, MA 02472
Title:	Attn: Thomas T. Higgins
Tel: (617) 926-1551

With copy to (which shall not constitute notice):
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: William T. Whelan, Esq.
Tel: 617-348-1869
Fax: 617-542-2241

[SIGNATURE PAGE CONTINUES]

Securities Purchase Agreement

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

Address and Facsimile Number for Notice:
[NAME OF PURCHASER]

By:	Contact Phone Number:
Name:
Title:

Subscription Amount: $

[ADDITIONAL PURCHASER SIGNATURES FOLLOW]

Securities Purchase Agreement

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 9, 2004, by and among V.I. Technologies, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the “Purchase Agreement”).

The Company and the Purchasers hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Effectiveness Date” means the earlier of (a) the 90th calendar day following the Filing Date and (b) the fifth (5th) Business Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means the 30th calendar day following the Closing Date.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Registration Rights Agreement

“Registrable Securities” means the shares of Common Stock and the Warrant Shares issued in connection with the transactions contemplated by the Purchase Agreement, together with any Securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

2. Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities sold in the Closing for an offering to be made on a continuous basis pursuant to Rule 415, or if Rule 415 is not available for offers or sales of the Registrable Securities, for such other means of distribution of Registrable Securities as the Holders may specify. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” attached hereto as Annex A. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act (including the filing of any necessary amendments, post-effective amendments and supplements) until the date which is two years after the Closing Date or such later date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed to the Company’s transfer agent (the “Effectiveness Period”).

(b) If: (i) the Registration Statement is not filed on or prior to the Filing Date, provided, however, that if a Holder fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to such Holder, then the Filing Date shall be extended until five (5) Business Days following the date of receipt by the Company of such required information, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed,” or is not subject to further review, or (iii) the Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (iv) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain

Registration Rights Agreement

continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such cases ten (10) Business Days (which need not be consecutive days) in the aggregate during any 12-month period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Business Day period is exceeded, or for purposes of clause (iv) the date on which such ten (10) Business Day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder and not then transferable pursuant to the Registration Statement; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder and not then transferable pursuant to the Registration Statement. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The parties hereto agree that the liquidated damages provided for in this section constitute a reasonable estimate of the damages that may be incurred by the Purchasers by reason of the failure of the Company to file or cause to be declared effective the Registration Statement, or by reason of inability to offer and sell Registrable Securities pursuant to the Registration Statement, in accordance to the provisions hereof.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than three (3) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective legal counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than two (2) Business Days prior to such filing) and (if requested by any

Registration Rights Agreement

such Person) confirm such notice in writing promptly following the day (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) To the extent requested by such Holders, furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(b).

(g) Use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each of the registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the

Registration Rights Agreement

Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j) Use commercially reasonable efforts to make available to its security holders no later than the Availability Date (as defined below), an earning statement covering a period of at least twelve (12) months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder. For the purpose of this subsection, “Availability Date” shall mean the 45th day following the end of the fourth fiscal quarter after the fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(k) Comply with all applicable rules and regulations of the Commission and use its commercially reasonable efforts to cause all Registrable Securities to be listed for trading on the Nasdaq National Market System.

The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the person thereof that has voting and dispositive control over the Shares.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5. Indemnification

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act

Registration Rights Agreement

or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in Annex A hereto or any changes to Annex A hereto that are expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities as set forth in Annex A hereto or any changes to Annex A hereto that are expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities covered by the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in

Registration Rights Agreement

connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the

Registration Rights Agreement

Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous

(a) No Piggyback on Registrations. The Company may not include securities of the Company in the Registration Statement other than the Registrable Securities, and the Company may not after the date hereof enter into any agreement providing any such right to any of its security holders. The Company shall use its reasonable best efforts to obtain waivers of piggyback registration rights from existing security holders that have such rights and would otherwise be entitled to exercise them with respect to the Registration Statement. Except as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall not file any other registration statement until after the Effectiveness Date, except for the Registration Statement on Form S-4 to be filed with the Commission with respect to the shares of Common Stock to be issued in connection with the Panacos Merger Agreement, the Registration Statement on Form S-3 to be filed with the Commission with respect to the resale of shares of Common Stock to be issued to certain stockholders of Panacos, pursuant to Section 5.17 of the Panacos Merger Agreement, and a Registration Statement on Form S-2 to be filed with the Commission in connection with the shareholder rights offering described in Section 4.16 of the Purchase Agreement.

(b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event of a discontinued disposition under this Section 6(c), the Company will use its commercially reasonable efforts to provide copies of the supplemented Prospectus and/or amended Registration Statement or the Advice as soon as possible in order to enable each Holder to resume dispositions of the Registrable Securities. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within ten (10) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

Registration Rights Agreement

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities.

(f) Lock-up. Until the Purchasers beneficially own less than 5% (on a fully-diluted basis) of the outstanding Common Stock and securities convertible or exchangeable into Common Stock (including the Warrant Shares), if the Company delivers to the Purchasers a certificate signed by an officer of the Company stating that the managing underwriter of a registered public offering of equity securities of the Company, all of which relates to securities to be sold on a primary basis by the Company (the “Offering”), has requested that the Purchasers refrain from selling or otherwise transferring or disposing of any Registrable Securities then held by the Purchasers for a specified period of time during the Offering, the Purchasers shall refrain from selling or otherwise transferring or disposing of any Registrable Securities then held by the Purchasers beginning on the later of (i) the 10th Business Day after receipt of such certificate from the Company and (ii) the commencement of the Offering (which shall be the effective date of the registration statement for such Offering) and ending following a specified period of time that is customary under the circumstances (not to exceed ninety (90) days); provided, however, that no holder of Registrable Securities shall be restrained from selling or otherwise transferring or disposing of Registrable Securities under this Section 6(f) unless the directors and officers of the Company, and all holders of 5% or more (on a fully diluted basis) of the outstanding Common Stock and securities convertible or exchangeable into Common Stock, are also so restrained.

(g) Suspension of Trading. At any time after the Registrable Securities are covered by an effective Registration Statement, the Company may deliver to the Holders of such Registrable Securities a certificate (the “Suspension Certificate”) approved by the Chief Executive Officer of the Company and signed by an officer of the Company stating that the effectiveness of and sales of Registrable Securities under the Registration Statement would:

(i) materially interfere with any transaction that would require the Company to prepare financial statements under the Securities Act that the Company would otherwise not be required to prepare in order to comply with its obligations under the Exchange Act, or

(ii) require public disclosure of any transaction of the type discussed in Section 6(g)(i) prior to the time such disclosure might otherwise be required.

Beginning ten (10) Business Days after the receipt of a Suspension Certificate by Holders of Registrable Securities, the Company may, in its discretion, require such Holders of Registrable Securities to refrain from selling or otherwise transferring or disposing of any Registrable Securities or other Company securities then held by such Holders for a specified period of time that is customary under the circumstances (not to exceed thirty (30) days). Notwithstanding the foregoing sentence, the Company shall be permitted to cause Holders of Registrable Securities to so refrain from selling or otherwise transferring or disposing of any Registrable Securities or other securities of the Company on only one occasion during each twelve (12) consecutive month period that the Registration Statement remains effective. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 6(g). If the Holders of Registrable Securities are restrained from selling or otherwise transferring or disposing of Registrable Securities under this Section 6(g) for a period that exceeds 30 consecutive days, or exceeds an aggregate of sixty (60) days (whether or not consecutive) in any 365 day period, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder, for each thirty (30) day period during which the Holders of Registrable Securities are so restrained.

(h) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date

Registration Rights Agreement

of transmission, if such notice or communication is delivered via facsimile at the facsimile number provided for below prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number provided for below later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be delivered and addressed as set forth in the Purchase Agreement.

(i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(o) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

*************************

Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

V.I. TECHNOLOGIES, INC.

By:
John R. Barr, President and CEO

[PURCHASERS’ SIGNATURE PAGES TO FOLLOW]

Registration Rights Agreement

[PURCHASERS’ SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

[NAME OF PURCHASER]

By:
Name:
Title:
Fax Number:

[ADDITIONAL PURCHASER SIGNATURES FOLLOW]

Registration Rights Agreement

ANNEX A

Plan of Distribution

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. The number of shares beneficially owned by a selling stockholder will decrease as and when it effects any such transfers. The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholders may also make sales in negotiated transactions. The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	on the Nasdaq National Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the selling stockholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods. The selling stockholders may also transfer, donate or assign

Registration Rights Agreement

their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus. The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledgee, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

The Company is required to pay all fees and expenses incident to the registration of the shares.

The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Registration Rights Agreement

EXHIBIT B

FORM OF STOCK PURCHASE WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

W-

STOCK PURCHASE WARRANT

To Purchase              Shares of Common Stock of

V.I. Technologies, Inc.

THIS STOCK PURCHASE WARRANT CERTIFIES that, for value received,                      (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after              (the “Initial Exercise Date”) and on or prior to the close of business on                     , 2010 (the “Termination Date”) but not thereafter, to subscribe for and purchase from V.I. Technologies, Inc., a corporation incorporated in the State of Delaware (the “Company”), up to              shares (the “Warrant Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $0.24, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated December 9, 2004, between the Company and the investors signatory thereto.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 8 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part (provided that this Warrant shall not be transferable to more than five transferees per year, other than Affiliates of the Holder, without the Company’s prior written consent), at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant.

(a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within five (5) Business Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

(b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) This Warrant may also be exercised at such times by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where:

(A) = the VWAP on the trading day preceding the date of such election;

(B) = the Exercise Price, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Nasdaq Stock Market, the daily volume weighted average price of the Common Stock over the ten (10) consecutive trading days immediately preceding the exercise on the Nasdaq Stock Market as reported by Nasdaq (based on a trading day of 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on the Nasdaq Stock Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board (or any successor market), the volume weighted average price of the Common Stock over the ten (10) consecutive trading days immediately preceding the exercise on the OTC Bulletin Board (or any successor market); (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board (or any successor market) and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the average of the bid prices per share of the Common Stock so reported over the ten (10) consecutive trading days immediately preceding the exercise; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized independent appraiser selected in good faith by the Company.

(d) Notwithstanding anything herein to the contrary, in no event shall the Holder be permitted to exercise this Warrant for Warrant Shares to the extent that (i) the number of shares of Common Stock beneficially owned by such Holder, together with any affiliate thereof (other than Warrant Shares issuable upon exercise of this Warrant) plus (ii) the number of Warrant Shares issuable upon exercise of this Warrant, would be equal to or exceed 9.9999% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exercise of this Warrant held by such Holder after application of this Section 3(d). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and the Company may rely conclusively on that determination in issuing any Warrant Shares to such Holder upon its exercise of this Warrant. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant into Warrant Shares at such time as such exercise will not violate the provisions of this Section 3(d). The provisions of this Section 3(d) may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(d) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). No exercise of this Warrant in violation of this Section 3(d) but otherwise in accordance with this Warrant shall affect the status of the Warrant Shares as validly issued, fully-paid and nonassessable.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which a Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Required Exercise. The Company will be entitled to require all Holders to exercise the Warrants, in full and not in part, if the daily volume weighted average price of the Common Stock on the Nasdaq Stock Market as reported by Nasdaq is above $3.00 per share (the “Required Exercise Price”) for thirty (30) consecutive trading days. The Company will notify the Holders of its intention to exercise this right in accordance with Section 18(d). Upon receipt of such notice, the Holders shall exercise their Warrants, by the surrender of this Warrant together with payment of the aggregate Exercise Price, by no later than the close of business on the fifth business day following the date of the Company’s notice. The Required Exercise Price shall be adjusted to take into account any stock splits that are effected with respect to the Common Stock while this Warrant is outstanding, including but not limited to the reverse stock split contemplated by Section 2.2(c)(iii) of the Purchase Agreement. By way of example, if such reverse stock split is effected in the ratio of ten (10) for one (1), the Required Exercise Price shall be adjusted to equal $30.00 per share.

6. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

7. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

8. Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 8(e) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel or a certificate of a duly appointed officer of the Holder (which opinion or officer’s certificate shall be in form, substance and scope customary for opinions of counsel and officer’s certificates in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

9. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

10. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

12. Adjustments of Exercise Price and Number of Warrant Shares; Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

13. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 13. For purposes of this Section 13, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

14. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the

Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

16. Notice of Corporate Action. If at any time:

(a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with (other than a consolidation or merger in which the Company is the surviving corporation), or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least twenty (20) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least twenty (20) days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (y) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (z) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d).

17. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reclassification, reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

18. Miscellaneous.

(a) Jurisdiction. This Warrant shall constitute a contract under the laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles or rules.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement; provided upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares (which shall include any required exercise as contemplated by Section 5 hereof), and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and each Person then holding a Warrant.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(k) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

********************

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:                     , 2005

V.I. TECHNOLOGIES, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

To: V.I. Technologies, Inc.

(1)	The undersigned hereby elects to purchase Warrant Shares of V.I. Technologies, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)	Payment shall take the form of (check applicable box):

[    ] in lawful money of the United States; or

[    ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3)	Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4)	Accredited Investor and/or Qualified Institutional Buyer. The undersigned is (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or (ii) a “qualified institutional buyer” as defined in Rule 144A promulgated under the Securities Act.

[NAME OF PURCHASER]

By:
Name:
Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                                                                            .

Dated:                    ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C

FORM OF OPINION

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as described in the Company’s SEC Reports.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents has been duly executed and delivered by the Company and each of the Transaction Documents constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

3. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, does not and will not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003, (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, or (iv) require any third party consents or government filings, except, with respect to clauses (ii), (iii) and (iv) above, for such violations, conflicts or defaults, or failures to obtain third party consents or make government filings, as would not, individually or in the aggregate, have a Material Adverse Effect.

4. Assuming the truth and accuracy of the representations and warranties of the Purchasers included in Section 3.2 of the Securities Purchase Agreement, the issuance of the Securities in accordance with the Securities Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Securities Purchase Agreement and the Warrant Shares, when issued and delivered upon exercise of the Warrant Shares, will be duly and validly issued, fully paid and nonassessable and, to our knowledge, free and clear of all liens, charges, restrictions and encumbrances imposed by or through the Company except as set forth in the Transaction Documents.

ANNEX G

Supplemental Equity Compensation Plan

Section I. Purpose of the Plan.

The purposes of this Plan are: (i) to provide long-term incentives and rewards to those key employees (the “Employee Participants”) of Panacos Pharmaceuticals, Inc. (the “Corporation”) and its Affiliates (if any), and any other persons (the “Non-employee Participants”) who are in a position to contribute to the long-term success and growth of the Corporation and its Affiliates; (ii) to assist the Corporation in retaining and attracting executives and key employees with requisite experience and ability; and (iii) to associate more closely the interests of such executives and key employees with those of the Corporation’s stockholders.

Section II. Definitions.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Corporation, direct or indirect.

“Code” is the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” is the $.01 par value common stock of the Corporation.

“Committee” is defined in Section III, paragraph (a).

“Corporation” is defined in Section I.

“Corporation ISOs” are all stock options (including Plan ISOs) which: (i) are Incentive Stock Options; and (ii) are granted under any plans (including this Plan) of the Corporation or an Affiliate.

“Employee Participants” is defined in Section I.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Fair Market Value”

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Committee, in good faith, shall determine.

“Incentive Stock Option” is a stock option which is treated as an incentive stock option under Section 422 of the Code.

“Plan” is defined in Section I.

“Plan ISOs” are Stock Options which are Incentive Stock Options.

“Non-employee Director” has the meaning provided in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

“Non-employee Participants” is defined in Section I.

“Non-qualified Option” is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

“Participants” are all persons who are either Employee Participants or Non-employee Participants.

“Permanent and Total Disability” has the meaning provided in Section 22(e)(3) of the Code.

“Restricted Period” means the period of time during which a Stock Grant may be forfeited to the Corporation pursuant to the terms and conditions of such Stock Grant.

“Section 16” means Section 16 of the Exchange Act, or any similar or successor statute, and any rules, regulations, or policies adopted or applied thereunder.

“Stock Grant” means a grant by the Corporation of shares of Common Stock under the Plan.

“Stock Options” are rights granted pursuant to this Plan to purchase shares of Common Stock at a fixed price.

“Stock Right” means a right to shares of Common Stock of the Corporation granted pursuant to the Plan—an Incentive Stock Option, a Non-Qualified Option or a Stock Grant.

“Ten Percent Stockholder” means, with respect to a Plan ISO, any individual who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate at the time such Plan ISO is granted.

Section III. Administration.

(a) The Committee. This Plan shall be administered by a compensation committee designated by the Board of Directors of the Corporation, which may include any persons (including any or all of the directors) designated by the Board of Directors (the administering body is hereafter referred to as the “Committee”). The Committee shall serve at the pleasure of the Board of Directors, which may from time to time, and in its sole discretion, discharge any member, appoint additional new members in substitution for those previously appointed and/or fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. No person shall be eligible to be a member of the Committee if that person’s membership would prevent the Plan from complying with the exemption from Section 16 set forth in Rule 16b-3 promulgated under the Exchange Act, if applicable to the Corporation. At such time as any class of equity security of the Corporation is registered pursuant to Section 12 of the Exchange Act the Committee shall consist of at least two individuals, each of whom is a Non-employee Director.

(b) Authority and Discretion of the Committee. Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of this Plan, and subject to ratification by the Board of Directors or approval of the stockholders only if, and as required by applicable law, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons who shall constitute key employees eligible to be Employee Participants; (ii) select the Participants to whom Stock Rights shall be granted under this Plan; (iii) determine the number of shares of Common Stock for which a Stock Right shall be granted, provided, however, that in no event shall Stock Rights to purchase more than 10,000,000 shares of Common Stock be granted to any Participant in any fiscal year; (iv) determine the time or times such Stock Rights shall be granted, and the granting of Stock Rights in connection with other compensation or benefits paid, to the Participant; (v) establish the terms and conditions upon which Stock Grants may be issued, Stock Options may be exercised, and upon which the Common Stock may be transferred, if at all, including the exercise of Stock Options in connection with any other award made, or compensation paid, to the Participant; (vi) make or alter any restrictions and conditions upon such Stock Rights, or the Common Stock which relates to the Stock Rights, including, but not limited to, providing for limitations on the Participant’s right to keep any Common Stock received on termination of employment; (vii) determine whether the Participant or the Corporation has achieved any goals or otherwise satisfied any conditions or requirements that may be imposed on or related to a Stock Grant or the exercise of Stock Options; and (viii) adopt such rules and regulations, establish, define and/or interpret these and any other terms and conditions, and make all determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of this Plan, including the actual granting of Stock Rights hereunder. Notwithstanding any provision of this Plan to the contrary, only Employee Participants shall be eligible to receive Plan ISOs. In addition, the Board of Directors may take any action under this Plan that would otherwise be the responsibility of the Committee.

If permissible under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. Any such allocation or delegation may be revoked by the Board of Directors or the Committee at any time.

(c) Applicable Law. This Plan and all Stock Rights shall be governed by the law of the state in which the Corporation is incorporated.

Section IV. Terms of Awards.

(a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant who receives the Stock Option. This agreement shall be in such form, and contain such terms and conditions (not inconsistent with this Plan) as the Committee may determine. If the Stock Option is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, the agreement shall include the following, or a similar, statement: “This stock option is not intended to be an Incentive Stock Option, as that term is described in Section 422 of the Internal Revenue Code of 1986, as amended.”

(b) Term. The term of any Stock Option, and the restrictions related thereto, if any, shall be for such periods as may be determined by the Committee, provided that in the case of Plan ISOs, the term for exercise of any such Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a Plan ISO that in the event of the Permanent and Total Disability or death of the Participant, the Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or death. In no event may a Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

(c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant or other person permitted to exercise the Stock Option in full upon exercise: (i) in cash or by check payable to the order of the Corporation; (ii) by delivery of shares of Common Stock (valued at their Fair Market Value on the date of such exercise), including by way of so-called “cashless exercise” and the netting of the number of shares subject to the Stock Option having an aggregate Fair Market Value equal to the purchase price; (iii) any other property (valued at its Fair Market Value on the date of such exercise); (iv) any combination of cash, stock and other property, with any payment made pursuant to subparagraphs (ii), (iii) or (iv) only as permitted by the Committee, in its sole discretion. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the Plan ISO, provided that in the case of Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Market Value of the Common Stock on the date of issuance of the Plan ISO.

(d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this paragraph) are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, stock options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any stock option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the stock option or at the time of its exercise. For the purpose of this paragraph, Fair Market Value shall be determined as of the time the stock option with respect to such Common Stock is granted.

(e) Restrictions. Any Stock Option, and any Common Stock issued in connection with the exercise of a Stock Option, may be subject to such restrictions on vesting and/or transferability as the Committee considers appropriate in its sole discretion. In addition, Plan ISOs may not be assigned or transferred except by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

(f) Stock Grants. Subject to the provisions of this Plan, the Committee may award Stock Grants and determine the duration of the Restricted Period, if any, during which, and the conditions under which, the shares may be forfeited to the Corporation and the other terms and conditions of such Stock Grant. Stock Grants may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Shares of Common Stock issued pursuant to a Stock Grant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Notwithstanding the foregoing, in the Committee’s discretion, Stock Grants may be made transferable to a limited liability company controlled solely by the Participant. Stock Grants shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of a Stock Grant shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Corporation. At the expiration of the Restricted Period, the Corporation shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s designated beneficiary.

(g) Withholding of Taxes. In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or upon the lapsing of any right of repurchase, the Corporation may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Corporation, or to any Affiliate of the Corporation which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Corporation’s Common Stock or a promissory note, is authorized by the Committee (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section II above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Corporation or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

(h) Securities Law Compliance. Upon the receipt of shares in connection with a Stock Grant or the exercise (or partial exercise) of a Stock Option, the Participant or other holder of the Stock Right shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer shares of Common Stock in compliance with the provisions of applicable federal or state securities laws. The Committee, in its discretion, may postpone the issuance and delivery of shares of Common Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Committee may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued pursuant to the Plan under federal or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in the sole discretion of the Committee, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition or otherwise that the Committee deems necessary or advisable under any applicable federal and state securities laws. Certificates representing shares of Common Stock issued hereunder may bear a legend reflecting such restrictions.

(i) Right to Stock Rights. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this Plan or to be granted any Stock Rights hereunder. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. The holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Stock Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until the date of issue of a stock certificate to such holder for such shares. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor.

(j) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its Affiliates in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

(k) Participation by Foreigners. Without amending this Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify any Stock Rights granted to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

Section V. Amendment and Termination; Adjustments Upon Changes in Stock.

The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this Plan or any portion thereof, provided that no amendment shall be made without approval of the stockholders of the Corporation if such approval is necessary to comply with any applicable requirement of the Code, any applicable rules or regulations of the Securities and Exchange Commission, including any exemption from Section 16 (or any successor rule thereunder), or the rules and regulations of any exchange or stock market on which the Corporation’s securities are listed or quoted. Except as provided herein, no amendment, suspension or termination of this Plan may adversely affect the rights of a Participant to whom a Stock Right has been granted without such Participant’s consent. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any Plan ISO granted to a Participant to a Non-qualified Option at any time prior to the exercise, in full, of such Plan ISO. If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation, appropriate adjustments may be made by the Committee (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation, or its designee) in the aggregate number and kind of shares subject to this Plan set forth below in Section VI, the number of Stock Rights subject to the limitation set forth above in Section III (b), and the number and kind of shares and the price per share subject to outstanding Stock Rights, provided that such adjustment does not affect the qualification of any Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Committee may issue new Stock Rights in exchange for outstanding Stock Rights.

Section VI. Shares of Stock Subject to this Plan.

The number of shares of Common Stock that may be the subject of Stock Rights under this Plan shall not exceed an aggregate of 73,695,948 shares as amended through December 17, 2004. Shares to be delivered under this Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Right hereunder which for any reason terminates, is canceled or otherwise expires unexercised, and any shares reacquired by the Corporation due to restrictions imposed on the shares, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Rights issued hereunder, and such number of shares shall be subject to further Stock Rights under this Plan, provided, first, that the total number of shares then eligible for Stock Rights under this Plan may not exceed the total specified in the first sentence of this Section VI, and second, that the number of shares subject to further Stock Rights shall not be increased in any way that would cause transactions pursuant to this Plan or any Stock Right to not comply with the exemption from Section 16 set forth in Rule 16b-3 under the Exchange Act, if applicable to the Corporation.

Section VII. Effective Date and Term of this Plan.

The effective date of this Plan is January 4, 2000 (the “Effective Date”) and Stock Rights granted under this Plan may be made for a period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised and the restrictions, if any, imposed on the Common Stock that is related to any Stock Right may extend beyond that time as provided herein.

ANNEX H

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate), and must reimburse a successful defendant for expenses, including attorney’s fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

The restated certificate of incorporation (“certificate of incorporation”) of V.I. Technologies, Inc. (“VITEX”) and the Amended and Restated By-laws (“by-laws”) of VITEX provide, among other things, that, to the fullest extent authorized by the Delaware General Corporation Law, VITEX shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, is or was, or has agreed to become, a director or officer of VITEX, or is or was serving, or has agreed to serve, at the request of VITEX, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any such action, suit or proceeding and any appeal therefrom.

Article Tenth of the Certificate of incorporation further provides that indemnification may include payment by VITEX of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification. VITEX shall not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of VITEX.

Section 2 of the by-laws provide that VITEX shall have the power to purchase and maintain insurance to insure the officers and directors of VITEX against any liabilities incurred by them in the discharge of their functions as such officers and directors. VITEX has purchased insurance which purports to insure the officers and directors of VITEX against certain liabilities incurred by them in the discharge of their functions as such officers and directors.

The Delaware General Corporation Law permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of any director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the certificate of incorporation contains provisions limiting the liability of its directors, to the fullest extent currently permitted by the Delaware General Corporation Law for monetary damages for breach of their fiduciary duty as directors.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

VITEX has entered into indemnity agreements (the “Indemnity Agreements”) with certain directors of VITEX. The Indemnity Agreements provide that VITEX will pay any attorneys’ fees and all other costs, expenses and obligations which the indemnitee pays or incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of VITEX. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties of amounts paid in settlement) of such claims, except VITEX is not obligated to make any payment under the Indemnity Agreements which VITEX is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, and (b) the claim is one for which an indemnitee is otherwise indemnified by VITEX. If so requested by the indemnitee, VITEX shall advance all expenses to the indemnitee.

Under Section 5.8 of the Merger Agreement, for one year after the effective time of the merger, VITEX is required to indemnify former directors and officers of Panacos Pharmaceuticals, Inc. (“Panacos”) against costs or expenses (including attorney’s fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of any act or omissions in such capacity as officer or director prior to the closing. Such indemnification shall be to the extent provided under Panacos’ certificate of incorporation and by-laws in effect immediately prior to the effective time of the merger. If a claim for indemnification asserted within the one year period, all rights to indemnification in respect of such claim will continue until the disposition of all such claims.

Item 21. Exhibits and Financial Statement Schedules.

(a) List of Exhibits

Exhibit Number	Description
2	Agreement and Plan of Merger dated as of June 2, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex A to the Joint Proxy Statement - Prospectus contained in this Registration Statement). Note: As permitted by Item 601(b)(2) of Regulation S-K, schedules and exhibits to this agreement have not been filed herewith. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.

2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of November 5, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex B to the Joint Proxy Statement - Prospectus contained in this Registration Statement).

2.2	Amendment No. 2 to Agreement and Plan of Merger dated as of November 28, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex C to the Joint Proxy Statement - Prospectus contained in this Registration Statement).

2.3	Amendment No. 3 to Agreement and Plan of Merger dated as of December 8, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex D to the Joint Proxy Statement - Prospectus contained in this Registration Statement).

3.1	Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

3.2	Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-108733) and incorporated herein by reference.

Exhibit Number	Description
3.3	Amended and Restated By-laws of the Company. Filed as Exhibit 3.10 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.1	Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

4.2	Form of Warrant dated February 11, 2004 issued to investors (exercisable at $1.75 per share). Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-113182) and incorporated herein by reference.

4.3	Form of Warrant dated February 11, 2004 issued to investors (exercisable at $1.32 per share). Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-113182) and incorporated herein by reference.

4.4	Form of Warrant dated December 5, 2003 issued to investors. Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-111186) and incorporated herein by reference.

4.5	Form of Warrant issued to investors in the Securities Purchase Agreement.**

5	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities being registered.**

8.1	Form of opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain federal income tax consequences relating to the merger. Filed herewith.

8.2	Form of opinion of Cooley Godward LLP regarding certain federal income tax consequences relating to the merger. Filed herewith.

10.1*	1998 Equity Incentive Plan. Filed as Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-108733) and incorporated herein by reference.

10.2*	1998 Director Stock Option Plan. Filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-75484) and incorporated herein by reference.

10.3*	1999 Supplemental Equity Compensation Plan. Filed as Annex G to the Joint Proxy Statement - Prospectus contained in the Registration Statement on Form S-4 (No. 333-87443) and incorporated herein by reference.

10.4*	Amended and Restated 1998 Employee Stock Purchase Plan. Filed as Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-108734) and incorporated herein by reference.

10.5	Registration Rights Agreement between the Company and the Investors named therein, dated February 19, 1998. Filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.6+	Stock Purchase Agreement between Pall Corporation and the Company, dated February 19, 1998. Filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.7+	Joint Development, Marketing and Distribution Agreement between the Company and Pall Corporation, dated February 19, 1998. Filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

Exhibit Number	Description
10.8	Amendment No. 1 to the Joint Development, Marketing and Distribution Agreement between Pall Corporation and the Company, dated July 19, 1999. Filed as Exhibit 4.4 to the Registrant’s 1999 Quarterly Report on Form 10-Q filed August 11, 1999 and incorporated herein by reference.

10.9++	Marketing Rights, Development, Royalty, Revolving Credit and Security Agreement between Pall Corporation and V.I. Technologies, Inc. dated August 6, 2002. Filed as Exhibit 10.42 to the Registrant’s 2002 Quarterly Report on Form 10-Q filed August 13, 2002 and incorporated herein by reference.

10.10++	Amendment No. 1 dated August 6, 2002 to Stock Purchase Agreement dated February 19, 1998 by and between V.I. Technologies, Inc. and Pall Corporation. Filed as Exhibit 10.43 to the Registrant’s Quarterly Report on Form 10-Q filed August 13, 2002 and incorporated herein by reference.

10.11	Letter Agreement with Pall Corporation dated December 10, 2002. Filed as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K filed March 26, 2003 and incorporated herein by reference.

10.12	Letter Agreement with Pall Corporation dated January 17, 2003. Filed as Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K filed March 26, 2003 and incorporated herein by reference.

10.13*	Letter Agreement between the Company and John R. Barr, dated November 10, 1997. Filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.14*	Form of Indemnification Agreement. Filed as Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.

10.15	Indenture of lease made and entered into as of August 4, 1999 by and between V.I. Technologies, Inc. (“Tenant”) and Coolidge Partners, LLC (“Landlord”). Filed as Exhibit 10.1 to the Registrant’s 2000 Quarterly Report on Form 10-Q filed May 4, 2000 and incorporated herein by reference.

10.16++	Development and Supply Agreement between V.I. Technologies, Inc. and Haemonetics Corporation dated January 25, 2000. Filed as Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q filed November 13, 2001 and incorporated herein by reference.

10.17++	Asset Purchase Agreement, dated August 13, 2001, by and among V.I. Technologies, Inc. and Precision Pharma Services, Inc. Filed as Exhibit 2.1 to the Registrant’s Form 8-K filed August 28, 2001 and incorporated herein by reference.

10.18++	Agreement with the American National Red Cross dated April 9, 2003. Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 7, 2003 and incorporated herein by reference.

10.19	Agreement and Mutual Release between the Company and Precision Pharma Services, Inc. dated January 12, 2004. Filed as Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K filed March 1, 2004 and incorporated herein by reference.

10.20	Securities Purchase Agreement, dated as of December 9, 2004, by and between the Company and the Purchasers named therein (included as Annex F to the Joint Proxy Statement - Prospectus contained in this Registration Statement).

10.21	Registration Rights Agreement, dated as of December 9, 2004, by and between the Company and the Purchasers named therein.**

23.1	Consent of KPMG LLP. Filed herewith.

Exhibit Number	Description
23.2	Consent of Ernst & Young, LLP. Filed herewith.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).

23.4	Consent of Cooley Godward LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).

24	Power of Attorney (contained in signature page hereto).

99.1	Form of VITEX Proxy Card.**

99.2	Form of Panacos Proxy Card.**

99.3	Consent of Dr. Herbert H. Hooper to be named as a nominee for director of V.I. Technologies, Inc.**

99.4	Consent of Mr. Eric W. Linsley to be named as a nominee for director of V.I. Technologies, Inc.**

99.5	Consent of Houlihan Lokey Howard & Zukin. Filed herewith.

*	Management contracts and compensatory plans or arrangements.
+	Certain confidential material contained in the document has been omitted and filed separately with SEC pursuant to Rule 406 of the Securities Act.
++	Certain confidential material contained in the document has been omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
**	Previously filed.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement - Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) To supply by means of a post-effective amendment all information concerning a transaction, and VITEX being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on January 20, 2005.

V.I. TECHNOLOGIES, INC.
(Registrant)

By:	/s/ JOHN R. BARR
Name:	John R. Barr
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 20, 2005.

Signatures	Title

/s/ JOHN R. BARR John R. Barr	President, Chief Executive Officer and Director (Principal Executive Officer and Acting Principal Financial and Accounting Officer)

* Samuel K. Ackerman, M.D.	Chairman of the Board of Directors

* Richard A. Charpie	Director

* Jeremy Hayward-Surry	Director

* Irwin Lerner	Director

* Joseph M. Limber	Director

* Doros Platika, M.D.	Director

* David Tendler	Director

*	Signed by John R. Barr pursuant to Power of Attorney

/s/ JOHN R. BARR
John R. Barr

EXHIBIT INDEX

Exhibit Number		Description
2		Agreement and Plan of Merger dated as of June 2, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex A to the Joint Proxy Statement - Prospectus contained in this Registration Statement). Note: As permitted by Item 601(b)(2) of Regulation S-K, schedules and exhibits to this agreement have not been filed herewith. The Registrant will furnish supplementally a copy of any omitted schedule to the Commission upon request.
2.1		Amendment No. 1 to Agreement and Plan of Merger dated as of November 5, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex B to the Joint Proxy Statement - Prospectus contained in this Registration Statement).
2.2		Amendment No. 2 to Agreement and Plan of Merger dated as of November 28, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex C to the Joint Proxy Statement - Prospectus contained in this Registration Statement).
2.3		Amendment No. 3 to Agreement and Plan of Merger dated as of December 8, 2004 among the Company, Panacos and certain stockholders of Panacos (included as Annex D to the Joint Proxy Statement - Prospectus contained in this Registration Statement).
3.1		Restated Certificate of Incorporation of the Company. Filed as Exhibit 3.8 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
3.2		Certificate of Amendment of Restated Certificate of Incorporation, dated July 28, 2003. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-108733) and incorporated herein by reference.
3.3		Amended and Restated By-laws of the Company. Filed as Exhibit 3.10 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
4.1		Specimen of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
4.2		Form of Warrant dated February 11, 2004 issued to investors (exercisable at $1.75 per share). Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-113182) and incorporated herein by reference.
4.3		Form of Warrant dated February 11, 2004 issued to investors (exercisable at $1.32 per share). Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-113182) and incorporated herein by reference.
4.4		Form of Warrant dated December 5, 2003 issued to investors. Filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3, as amended (Registration Statement No. 333-111186) and incorporated herein by reference.
4.5		Form of Warrant issued to investors in the Securities Purchase Agreement.**
5		Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the securities being registered.**
8.1		Form of opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain federal income tax consequences relating to the merger. Filed herewith.
8.2		Form of opinion of Cooley Godward LLP regarding certain federal income tax consequences relating to the merger. Filed herewith.
10.1	*	1998 Equity Incentive Plan. Filed as Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-108733) and incorporated herein by reference.
10.2	*	1998 Director Stock Option Plan. Filed as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-75484) and incorporated herein by reference.

Exhibit Number	Description
10.3*	1999 Supplemental Equity Compensation Plan. Filed as Annex G to the Joint Proxy Statement - Prospectus contained in the Registration Statement on Form S-4 (No. 333-87443) and incorporated herein by reference.
10.4*	Amended and Restated 1998 Employee Stock Purchase Plan. Filed as Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (Registration Statement No. 333-108734) and incorporated herein by reference.
10.5	Registration Rights Agreement between the Company and the Investors named therein, dated February 19, 1998. Filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
10.6+	Stock Purchase Agreement between Pall Corporation and the Company, dated February 19, 1998. Filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
10.7+	Joint Development, Marketing and Distribution Agreement between the Company and Pall Corporation, dated February 19, 1998. Filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
10.8	Amendment No. 1 to the Joint Development, Marketing and Distribution Agreement between Pall Corporation and the Company, dated July 19, 1999. Filed as Exhibit 4.4 to the Registrant’s 1999 Quarterly Report on Form 10-Q filed August 11, 1999 and incorporated herein by reference.
10.9++	Marketing Rights, Development, Royalty, Revolving Credit and Security Agreement between Pall Corporation and V.I. Technologies, Inc. dated August 6, 2002. Filed as Exhibit 10.42 to the Registrant’s 2002 Quarterly Report on Form 10-Q filed August 13, 2002 and incorporated herein by reference.
10.10++	Amendment No. 1 dated August 6, 2002 to Stock Purchase Agreement dated February 19, 1998 by and between V.I. Technologies, Inc. and Pall Corporation. Filed as Exhibit 10.43 to the Registrant’s Quarterly Report on Form 10-Q filed August 13, 2002 and incorporated herein by reference.
10.11	Letter Agreement with Pall Corporation dated December 10, 2002. Filed as Exhibit 10.20 to the Registrant’s Annual Report on Form 10-K filed March 26, 2003 and incorporated herein by reference.
10.12	Letter Agreement with Pall Corporation dated January 17, 2003. Filed as Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K filed March 26, 2003 and incorporated herein by reference.
10.13*	Letter Agreement between the Company and John R. Barr, dated November 10, 1997. Filed as Exhibit 10.27 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
10.14*	Form of Indemnification Agreement. Filed as Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1, as amended (Registration Statement No. 333-46933) and incorporated herein by reference.
10.15	Indenture of lease made and entered into as of August 4, 1999 by and between V.I. Technologies, Inc. (“Tenant”) and Coolidge Partners, LLC (“Landlord”). Filed as Exhibit 10.1 to the Registrant’s 2000 Quarterly Report on Form 10-Q filed May 4, 2000 and incorporated herein by reference.
10.16++	Development and Supply Agreement between V.I. Technologies, Inc. and Haemonetics Corporation dated January 25, 2000. Filed as Exhibit 10.41 to the Registrant’s Quarterly Report on Form 10-Q filed November 13, 2001 and incorporated herein by reference.
10.17++	Asset Purchase Agreement, dated August 13, 2001, by and among V.I. Technologies, Inc. and Precision Pharma Services, Inc. Filed as Exhibit 2.1 to the Registrant’s Form 8-K filed August 28, 2001 and incorporated herein by reference.

Exhibit Number	Description
10.18++	Agreement with the American National Red Cross dated April 9, 2003. Filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed May 7, 2003 and incorporated herein by reference.
10.19	Agreement and Mutual Release between the Company and Precision Pharma Services, Inc. dated January 12, 2004. Filed as Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K filed March 1, 2004 and incorporated herein by reference.
10.20	Securities Purchase Agreement, dated as of December 9, 2004, by and between the Company and the Purchasers named therein (included as Annex F to the Joint Proxy Statement - Prospectus contained in this Registration Statement).
10.21	Registration Rights Agreement, dated as of December 9, 2004, by and between the Company and the Purchasers named therein.**
23.1	Consent of KPMG LLP. Filed herewith.
23.2	Consent of Ernst & Young, LLP. Filed herewith.
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5 to this Registration Statement).
23.4	Consent of Cooley Godward LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
24	Power of Attorney (contained in signature page hereto).
99.1	Form of VITEX Proxy Card.**
99.2	Form of Panacos Proxy Card.**
99.3	Consent of Dr. Herbert H. Hooper to be named as a nominee for director of V.I. Technologies, Inc.**
99.4	Consent of Mr. Eric W. Linsley to be named as a nominee for director of V.I. Technologies, Inc.**
99.5	Consent of Houlihan Lokey Howard & Zukin. Filed herewith.

*	Management contracts and compensatory plans or arrangements.
+	Certain confidential material contained in the document has been omitted and filed separately with SEC pursuant to Rule 406 of the Securities Act.
++	Certain confidential material contained in the document has been omitted and filed separately with the SEC pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
**	Previously filed.